As filed with the Securities and Exchange Commission on March 27, 2026

No. 333-294511

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IonQ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7374	85-2992192
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4505 Campus Drive, College Park, MD 20740

(301) 298-7997

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul T. Dacier

Chief Legal Officer and Corporate Secretary

IonQ, Inc.

4505 Campus Drive, College Park,

MD 20740

(301) 298-7997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert Kindler Chelsea Darnell Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000	Thomas Sonderman Chief Executive Officer SkyWater Technology, Inc. 2401 East 86th Street, Bloomington, MN 55425 (952) 851-5200	John K. Wilson Mark T. Plichta Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, WI 53202 (414) 271-2400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed Mergers described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer, solicitation or sale is not permitted.

PRELIMINARY, SUBJECT TO COMPLETION, DATED MARCH 27, 2026

TRANSACTION PROPOSED-YOUR VOTE IS VERY IMPORTANT

Dear Stockholders of SkyWater Technology, Inc.:

On January 25, 2026, SkyWater Technology, Inc. (“SkyWater”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IonQ, Inc. (“IonQ”), Iris Merger Subsidiary 1 Inc., a wholly owned subsidiary of IonQ (“Merger Subsidiary 1”), and Iris Merger Subsidiary 2 LLC, a wholly owned subsidiary of IonQ (“Merger Subsidiary 2”). Pursuant to the Merger Agreement, (i) Merger Subsidiary 1 will merge with and into SkyWater, with SkyWater surviving as a wholly owned subsidiary of IonQ (the “First Merger”) and (ii) immediately following the effective time of the First Merger (the “Effective Time”), SkyWater, as the surviving entity of the First Merger, will merge with and into Merger Subsidiary 2, with Merger Subsidiary 2 surviving the merger as a wholly owned subsidiary of IonQ (the “Second Merger,” and together with the First Merger, the “Mergers”). The SkyWater board of directors (the “SkyWater Board”) has unanimously approved the Merger Agreement and recommends that SkyWater stockholders vote in favor of adopting the Merger Agreement.

If the Mergers are completed, SkyWater stockholders will receive, in exchange for each share of SkyWater common stock held immediately prior to the Effective Time, $15.00 in cash plus a number of shares of common stock, par value $0.0001 per share, of IonQ (“IonQ common stock”) equal to the exchange ratio set forth in the Merger Agreement (the “merger consideration”). The exchange ratio is the quotient obtained by dividing (i) $20.00 by (ii) the IonQ Trading Price; provided, however, that (i) if the IonQ Trading Price is greater than or equal to $60.13, then the Exchange Ratio will be 0.3326 shares of IonQ common stock and (ii) if the IonQ Trading Price is less than or equal to $37.99, then the Exchange Ratio will be 0.5265 shares of IonQ common stock. The “IonQ Trading Price” is the volume-weighted average price (“VWAP”), rounded to four decimal places, of IonQ common stock on all exchanges as reported by Bloomberg L.P. on the VWAP function for the ticker “IonQ, Inc. US Equity” for the 20 full consecutive trading days prior to, but not including, the third business day prior to the Closing Date, calculated from market open (9:30 AM ET) on the first day of the measurement period to market close on the last day of the measurement period (4:00 PM ET).

The value of the merger consideration will fluctuate with the market value of IonQ common stock until the transaction is complete. The common stock of SkyWater is listed on the Nasdaq Capital Market under the symbol “SKYT” and the common stock of IonQ is listed on the New York Stock Exchange under the symbol “IONQ”.

The Mergers cannot be completed without approval of the proposal to adopt the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of SkyWater common stock entitled to vote thereon. Because of this, SkyWater is holding a special meeting of its stockholders on May 8, 2026, to vote on the proposal necessary to complete the Mergers. Information about the meeting, the Mergers, the Merger Agreement and the other business to be considered by stockholders at the special meeting is contained in this proxy statement/prospectus. The SkyWater Board has fixed the close of business on March 26, 2026, as the record date for the determination of SkyWater stockholders entitled to notice of, and to vote at, the special meeting. Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of SkyWater common stock. We urge you to read this proxy statement/prospectus and the annexes and documents incorporated by reference carefully. You should also carefully consider the risks that are described in the “Risk Factors” section beginning on page 26.

The SkyWater Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are fair to and in the best interests of the SkyWater stockholders, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, and directed that the Merger Agreement be submitted to the SkyWater stockholders for adoption at a meeting of such stockholders, and unanimously recommends that SkyWater stockholders vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Mergers.

Your vote is very important regardless of the number of shares of SkyWater common stock that you own.

Whether or not you plan to attend the special meeting, please submit your proxy as soon as possible by following the instructions on the accompanying proxy card to make sure that your shares are represented at the meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished by the broker, bank or other nominee. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted.

The special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically in person.

Thank you for your continued support, interest and investment in SkyWater.

Very truly yours,

Timothy E. Baxter

Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Mergers or the other transactions described in this proxy statement/prospectus or the securities to be issued in connection with the Mergers or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [ ], 2026, and is first being mailed to stockholders of SkyWater on or about [ ], 2026.

2401 East 86th Street

Bloomington, Minnesota 55425

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on May 8, 2026

To the Stockholders of SkyWater Technology, Inc.:

We are pleased to invite you to attend the special meeting of stockholders of SkyWater Technology, Inc., a Delaware corporation (“SkyWater”), which will be held at 9:00 a.m., Central Time, on May 8, 2026, virtually at www.virtualshareholdermeeting.com/SKYT2026SM, for the following purposes:

•

to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 25, 2026, among IonQ, Inc. (“IonQ”), Iris Merger Subsidiary 1 Inc., Iris Merger Subsidiary 2 LLC and SkyWater (as it may be amended from time to time, the “Merger Agreement”), which is further described in the sections titled “The Mergers” and “The Merger Agreement” beginning on pages 34 and 73, respectively, and a copy of which is attached as Annex A to the proxy statement/prospectus of which this notice is a part (the “Merger Agreement proposal”); and

•

to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement (the “adjournment proposal”).

SkyWater will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof by or at the direction of the SkyWater board of directors (the “SkyWater Board”). Please refer to the proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the special meeting.

The special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically in person.

SkyWater fixed the close of business on March 26, 2026, as the record date for the special meeting. Only SkyWater stockholders of record at the record date are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the special meeting will be available for inspection for a period of 10 days ending the day prior to the special meeting and during the special meeting at www.virtualshareholdermeeting.com/SKYT2026SM by entering the control number provided on your proxy card, voting instruction form or notice.

Completion of the Mergers is conditioned on adoption of the Merger Agreement by the SkyWater stockholders, which requires the affirmative vote of holders of a majority of the outstanding shares of SkyWater common stock entitled to vote thereon.

The SkyWater Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the mergers described therein (the “Mergers”), are fair to and in the best interests of the SkyWater stockholders, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, and directed that the Merger Agreement be submitted to the SkyWater stockholders for adoption at a meeting of such stockholders and unanimously recommends that SkyWater stockholders vote “FOR” the Merger Agreement proposal and “FOR” the adjournment proposal.

Your vote is very important regardless of the number of shares of SkyWater common stock that you own. If you plan to attend the special meeting virtually, please follow the instructions as outlined in this proxy statement/prospectus. Whether or not you expect to attend the special meeting virtually, we urge you to submit your vote in advance of the meeting. If your shares are held in the name of a broker, bank or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the internet site listed on the accompanying proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of SkyWater common stock may vote virtually at the special meeting, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the special meeting in the manner described in the proxy statement/prospectus of which this notice is a part.

The proxy statement/prospectus of which this notice is a part provides a detailed description of the Mergers and the Merger Agreement and the other matters to be considered at the special meeting. We urge you to carefully read this proxy statement/prospectus, including any documents incorporated by reference herein, and the annexes in their entirety. In particular, we urge you to carefully read the section titled “Risk Factors” beginning on page 26.

If you have any questions concerning the Mergers or this proxy statement/prospectus, would like additional copies or need help voting your shares of SkyWater common stock, please contact SkyWater’s proxy solicitor:

Innisfree M&A Incorporated

Shareholders, please call toll-free: +1 (888) 750-5835 (U.S. and Canada)

                +1 (412) 232-3651 (all other countries)

Banks and brokerage firms may call: +1 (212) 750-5833 (collect)

By Order of the SkyWater Board of Directors,

Christopher Hilberg

Secretary

[ ], 2026

Bloomington, Minnesota

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about IonQ, Inc. (“IonQ”) and SkyWater Technology, Inc. (“SkyWater”) from other documents that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 126.

You can obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge by requesting them in writing or by telephone as follows:

For information related to SkyWater:

SkyWater Technology, Inc.

Attention: Secretary

2401 East 86th Street

Bloomington, MN 55425

Telephone: (952) 851-5200

For information related to IonQ:

IonQ, Inc.

Attention: Investor Relations

4505 Campus Drive

College Park, MD 20740

Telephone: (301) 298-7997

To receive timely delivery of the documents in advance of the special meeting of SkyWater stockholders, you should make your request no later than May 1, 2026, which is five business days before the meeting.

You may also obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. In addition, you may obtain copies of documents filed by IonQ with the SEC by accessing investors.IonQ.com under the tab “Financials” and then under the heading “SEC Filings.” You may also obtain copies of documents filed by SkyWater with the SEC by accessing ir.skywatertechnology.com under the tab “Financials” and then under the heading “SEC Filings.”

We are not incorporating the contents of the websites of the SEC, IonQ, SkyWater or any other entity into this proxy statement/prospectus. We are providing information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites only for your convenience.

v

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by IonQ (File No. 333-294511), constitutes a prospectus of IonQ under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the IonQ common stock to be issued to SkyWater stockholders pursuant to the Merger Agreement. This document also constitutes a proxy statement of SkyWater under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting, at which SkyWater stockholders will be asked to consider and vote on the adoption of the Merger Agreement and any other related proposals.

IonQ has supplied all information contained in, and incorporated by reference into, this proxy statement/prospectus relating to IonQ, Merger Subsidiary 1 and Merger Subsidiary 2, and SkyWater has supplied all such information relating to SkyWater.

You should rely only on the information contained in, and incorporated by reference into, this proxy statement/prospectus. IonQ and SkyWater have not authorized anyone to provide you with information other than the information that is contained in, or incorporated by reference into, this proxy statement/prospectus. IonQ and SkyWater take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This proxy statement/prospectus is dated [ ], 2026, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to SkyWater stockholders nor the issuance by IonQ of shares of IonQ common stock pursuant to the Merger Agreement will create any implication to the contrary.

ANNEXES

Annex A	Merger Agreement
Annex B	Voting Agreement
Annex C	Opinion of Goldman Sachs & Co. LLC
Annex D	Section 262 of the General Corporation Law of the State of Delaware

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the Mergers and the special meeting of SkyWater stockholders (the “special meeting”). They may not include all of the information that is important to stockholders of SkyWater. SkyWater stockholders should carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to or incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 126 of this proxy statement/prospectus.

Q: What is the Merger Agreement and what are the Mergers?

IonQ, Inc. (“IonQ”), Iris Merger Subsidiary 1 Inc. (“Merger Subsidiary 1”), Iris Merger Subsidiary 2 LLC (“Merger Subsidiary 2,” and collectively with Merger Subsidiary 1, the “Merger Subsidiaries”), and SkyWater Technology, Inc. (“SkyWater”) have entered into an Agreement and Plan of Merger, dated as of January 25, 2026 (as it may be amended from time to time, the “Merger Agreement”). Merger Subsidiary 1 and Merger Subsidiary 2 are both direct, wholly-owned subsidiaries of IonQ. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus. The Merger Agreement contains the terms and conditions of the proposed acquisition of SkyWater by IonQ. Under the Merger Agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the Merger Agreement, waiver) of the conditions to the Mergers set forth in the Merger Agreement and described in this proxy statement/prospectus, (i) Merger Subsidiary 1 will merge with and into SkyWater in accordance with the General Corporation Law of the State of Delaware (“DGCL”) (the “First Merger”), with SkyWater continuing as the surviving corporation in the First Merger (the “First Surviving Corporation”), and (ii) immediately following the effective time of the First Merger (which is the “Effective Time”), and as part of the same plan, the First Surviving Corporation will merge with and into Merger Subsidiary 2 in accordance with the Delaware General Corporation Law and the Delaware Limited Liability Company Act (the “Second Merger”), with Merger Subsidiary 2 surviving as the surviving company (the “Surviving Company”). Following the Second Merger, the Surviving Company will be a wholly-owned direct subsidiary of IonQ (the Second Merger together with the First Merger, the “Mergers” or the “Transactions”).

As a result of the Mergers, SkyWater will become a direct, wholly-owned subsidiary of IonQ and will no longer be a publicly held company. Following the Mergers, SkyWater common stock will be delisted from the Nasdaq Capital Market (“Nasdaq”) and will be deregistered under the Exchange Act, after which SkyWater will no longer be required under SEC rules and regulations to file periodic reports with the SEC in respect of SkyWater common stock.

Q: Why am I receiving this proxy statement/prospectus?

IonQ and SkyWater are sending these materials to SkyWater stockholders to help them decide how to vote their shares of SkyWater common stock with respect to the Mergers and other matters to be considered at the special meeting.

The Mergers cannot be completed unless SkyWater stockholders adopt the Merger Agreement with the affirmative vote of the holders of a majority of the outstanding shares of SkyWater common stock entitled to vote thereon. SkyWater is holding a special meeting of its stockholders to vote on the proposal to adopt the Merger Agreement and other related proposals. Information about this special meeting, the Mergers and the other business to be considered by stockholders at the special meeting is contained in this proxy statement/prospectus.

This proxy statement/prospectus constitutes both a proxy statement of SkyWater and a prospectus of IonQ. It is a proxy statement because the board of directors of SkyWater (the “SkyWater Board”) is soliciting proxies from its stockholders. It is a prospectus because IonQ will issue shares of its common stock in exchange for outstanding shares of SkyWater common stock in the Mergers.

Q: What will SkyWater stockholders receive in the Mergers?

In the Mergers, SkyWater stockholders will receive (i) an amount of cash equal to $15.00, without interest (the “Per Share Cash Consideration”), and (ii) such number of validly issued, fully paid and non-assessable shares of the common stock of IonQ, par value $0.0001 per share, equal to the Exchange Ratio (the “Per Share Stock Consideration” and together with the Per Share Cash Consideration, the “Merger Consideration”), plus cash in lieu of any fractional shares to which such share of SkyWater common stock would otherwise be entitled. The “Exchange Ratio” means the following (in each case rounded to four decimals): (A) if the IonQ Trading Price is an amount equal to or less than $37.99, then the Exchange Ratio shall be 0.5265; (B) if the IonQ Trading Price is an amount greater than $37.99 but less than $60.13, then the Exchange Ratio shall be equal to the quotient obtained by dividing $20 by the IonQ Trading Price; and (C) if the IonQ Trading Price is an amount greater than or equal to $60.13, then the Exchange Ratio shall be 0.3326. The “IonQ Trading Price” is the volume-weighted average price (VWAP), rounded to four decimal places, of IonQ common stock on all exchanges as reported by Bloomberg L.P. on the VWAP function for the ticker “IonQ, Inc. US Equity” for the 20 full consecutive trading days prior to, but not including, the third business day prior to the Closing Date, calculated from market open (9:30 AM ET) on the first day of the measurement period to market close on the last day of the measurement period (4:00 PM ET).

No fractional shares of IonQ common stock will be issued in connection with the Mergers. Each holder of SkyWater common stock that otherwise would have been entitled to receive a fractional share of IonQ common stock will instead have the right to receive an amount in cash, without interest, rounded to the nearest cent, in lieu of such fractional share. The value of such cash payment will be calculated by the exchange agent and will represent the holder’s proportionate interest in a trust of proceeds established from the open-market sale of that number of shares of IonQ common stock equal to the excess of (x) the aggregate number of shares of IonQ common stock to be delivered to the exchange agent by IonQ pursuant to the terms of the Merger Agreement over (y) the aggregate number of whole shares of IonQ common stock to be distributed to the holders of certificates or book-entry shares previously representing any such shares of SkyWater common stock pursuant to the Merger Agreement. Because the Per Share Stock Consideration will be a fixed amount to the extent the IonQ Trading Price is an amount equal to or less than $37.99 or greater than or equal to $60.13, the implied value of the Merger Consideration will fluctuate with the market price of IonQ common stock until the Transactions are complete and the market price of the shares of IonQ common stock that SkyWater stockholders will receive upon completion of the Mergers could be greater than, less than or the same as the market price of IonQ common stock on the date of this proxy statement/prospectus or on the date of the SkyWater special meeting.

For more details on the Merger Consideration, see “The Merger Agreement—Merger Consideration” beginning on page 74.

Q: What equity stake will SkyWater stockholders hold in IonQ immediately following the Mergers?

If the IonQ Trading Price were equal to the closing price of IonQ common stock on the New York Stock Exchange (the “NYSE”) on [ ], 2026, the last trading day before the date of this proxy statement/prospectus, the Exchange Ratio would be [ ]. At this Exchange Ratio, it is estimated that, immediately after completion of the Mergers, IonQ stockholders as of immediately prior to the Mergers would hold approximately [ ]% and SkyWater stockholders as of immediately prior to the Mergers (disregarding any shares of IonQ common stock held by SkyWater stockholders immediately prior to the Mergers) would hold approximately [ ]% of the outstanding shares of IonQ common stock, each on a fully diluted basis. The exact equity stake of former SkyWater stockholders in IonQ immediately following the completion of the Mergers will depend on (i) the number of outstanding shares of common stock and outstanding stock-based awards of IonQ and SkyWater immediately prior to the Effective Time and (ii) the final Exchange Ratio.

For more details on the Merger Consideration and the treatment of SkyWater stock-based awards, see “The Merger Agreement—Merger Consideration” beginning on page 74 and “The Merger Agreement—Merger Consideration—Treatment of SkyWater Equity Awards” beginning on page 77, respectively.

Q: Are the Mergers subject to conditions?

The respective obligations of IonQ and SkyWater to complete the Mergers are subject to the satisfaction or waiver of a number of conditions, including (i) the Merger Agreement having been adopted by SkyWater stockholders, (ii) any waiting period applicable to the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), having expired or having been terminated, (iii) the absence of any applicable law or regulation enacted or deemed applicable to the Mergers by a governmental authority that makes consummation of the Mergers illegal and any judgment, injunction, order or decree prohibiting or enjoining the consummation of the Mergers, (iv) the approval for listing on the NYSE of the IonQ common stock to be issued in connection with the Mergers and (v) the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, becoming eﬀective under the Securities Act and not being the subject of any stop order or any proceedings by the SEC seeking a stop order. The completion of the Mergers is not subject to the approval of IonQ stockholders or the receipt of financing by IonQ.

See “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 97.

Q: When do SkyWater and IonQ expect to complete the Mergers?

IonQ and SkyWater currently expect the Mergers to be completed in the second or third quarter of 2026, subject to the expiration or termination of the waiting period (and any extensions thereof) applicable to the Mergers under the HSR Act and the satisfaction or waiver of the other closing conditions contained in the Merger Agreement. However, neither IonQ nor SkyWater can predict the actual date on which the Mergers will be completed because it is subject to conditions beyond each company’s control, and it is possible that such conditions could result in the Mergers being completed earlier or later than expected or not being completed at all. The Merger Agreement may be terminated by either party if the Mergers have not been completed by January 25, 2027 (the “End Date”), subject to two automatic 90-day extensions if the sole unsatisfied closing conditions at such time relate to regulatory approvals. For additional details regarding when the Mergers are expected to be completed, see “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 97 and “The Merger Agreement—Termination Fees” beginning on page 99.

Q: What happens if the Mergers are not completed?

If the Merger Agreement is not adopted by SkyWater stockholders or if the Mergers are not completed for any other reason, SkyWater stockholders will not receive any consideration for their shares of SkyWater common stock. Instead, SkyWater will remain an independent public company, SkyWater common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and SkyWater will continue to file periodic reports with the SEC. Under specific circumstances, SkyWater may be required to pay IonQ a termination fee of $51,573,958.07 (the “Termination Fee”). Under specific circumstances, SkyWater may be required to issue to IonQ and IonQ will purchase from SkyWater, an aggregate of 2,857,143 shares of newly issued SkyWater common stock for $100,000,000. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 98.

Q: Will the IonQ common stock I acquire in the Mergers receive a dividend?

After the closing of the Mergers, as a holder of IonQ common stock, you will receive the same dividends on shares of IonQ common stock that all other holders of shares of IonQ common stock will receive with any dividend record date that occurs after the closing of the Mergers.

Q: What are SkyWater stockholders being asked to vote on, and why is this approval necessary?

SkyWater stockholders are being asked to vote on the following proposals:

1.

a proposal to adopt the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, which is further described in the sections titled “The Mergers” and “The Merger Agreement,” beginning on pages 34 and 73, respectively (the “Merger Agreement proposal”); and

2.

a proposal to approve the adjournment of the SkyWater special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement (the “adjournment proposal”).

Approval of the Merger Agreement proposal by the affirmative vote of holders of a majority of the outstanding shares of SkyWater common stock entitled to vote thereon is required for completion of the Mergers. The completion of the Mergers is not conditioned on the adjournment proposal.

Q: What vote is required to approve each proposal at the special meeting?

The Merger Agreement proposal: The affirmative vote of holders of a majority of the outstanding shares of SkyWater common stock entitled to vote thereon is required to approve the Merger Agreement proposal (the “SkyWater Stockholder Approval”). Certain stockholders of SkyWater, who collectively held approximately 19.87% of the outstanding shares of SkyWater common stock as of January 25, 2026, have entered into voting agreements pursuant to which they have agreed to vote their shares in favor of the Merger Agreement proposal. See “The Voting Agreement” beginning on page 103.

The adjournment proposal: The affirmative vote of the holders of a majority of the outstanding shares of SkyWater common stock, present in person or represented by proxy at the special meeting and entitled to vote thereon, is required to approve the adjournment proposal. If SkyWater stockholders approve the adjournment proposal, subject to the terms of the Merger Agreement, SkyWater could adjourn the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from SkyWater stockholders who have previously voted. SkyWater does not intend to call a vote on the adjournment proposal if the Merger Agreement proposal is approved at the special meeting.

Q: What constitutes a quorum?

The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of SkyWater common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Brokers, banks or other nominees that hold shares for beneficial owners do not have discretionary authority to vote the shares as to any matter at the meeting without receiving voting instructions from the beneficial owners. Such shares will be considered to be broker non-votes and will not be counted as present for quorum purposes.

A quorum is necessary to transact business at the special meeting. The bylaws of SkyWater (“SkyWater’s Bylaws”) provide that if a quorum fails to attend any meeting, the chair of the meeting or a majority of the stockholders who are present in person or by proxy and entitled to vote at the special meeting may adjourn the meeting from time to time, without notice other than by announcement at the meeting, to another date, place, if any, and time until a quorum is present. If the adjournment is for more than 30 days or if after the adjournment, a new record date is fixed for the adjourned meeting, SkyWater will provide a notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q: How does the SkyWater Board recommend that I vote?

The SkyWater Board unanimously recommends that SkyWater stockholders vote “FOR” the Merger Agreement proposal and “FOR” the adjournment proposal.

Q: What do I need to do now?

After carefully reading and considering the information contained in, and incorporated by reference into, this proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at the special meeting. Please follow the instructions set forth on the accompanying proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

Please do not submit your SkyWater stock certificates at this time. If the Mergers are completed, you will receive instructions for surrendering your SkyWater stock certificates in exchange for shares of IonQ common stock from the exchange agent.

Please carefully consider the information contained in, and incorporated by reference into, this proxy statement/prospectus. Whether or not you plan to attend the special meeting, SkyWater encourages you to submit your proxy to vote via the internet, by telephone or by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the special meeting.

Q: How can I attend the special meeting?

Stockholders as of the close of business on March 26, 2026 (the “record date”), may attend, vote and submit questions virtually at the special meeting by logging in at www.virtualshareholdermeeting.com/SKYT2026SM. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form.

Q: How do I vote?

If you are a stockholder of record of SkyWater as of the close of business on the record date, you may submit your proxy before the special meeting in one of the following ways:

•	Telephone-use the toll-free number shown on your proxy card;

•	Internet-visit the website shown on your proxy card to vote via the internet; or

•	Mail-complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a stockholder of record, you may also cast your vote virtually at the special meeting by following the instructions at www.virtualshareholdermeeting.com/SKYT2026SM. If you decide to attend the special meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.

If your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. If your shares are held in “street name” and you intend to vote at the special meeting, you may cast your vote virtually at the special meeting by following the instructions at www.virtualshareholdermeeting.com/SKYT2026SM. Your vote at the special meeting will revoke any proxy previously submitted on your behalf by your broker, bank or other nominee.

The meeting will begin promptly at 9:00 a.m., Central Time, on May 8, 2026. SkyWater encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement/prospectus.

Even if you plan to attend the special meeting, SkyWater recommends that you vote your shares in advance as described below so that your vote will be counted even if you later decide not to or become unable to attend the special meeting.

Q: When and where is the special meeting of stockholders? What must I bring to attend the special meeting?

The special meeting of SkyWater stockholders will be held virtually at www.virtualshareholdermeeting.com/SKYT2026SM, at 9:00 a.m., Central Time, on May 8, 2026. Online access will begin at 8:45 a.m., Central Time, and SkyWater encourages its stockholders to access the meeting prior to the start time. Even if you plan to attend the special meeting, SkyWater recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares of SkyWater common stock are registered directly in your name with the transfer agent of SkyWater, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote or to grant a proxy for your vote directly to SkyWater or to a third party to vote at the special meeting.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. Your broker, bank or other nominee will send you, as the beneficial owner, voting instruction forms for you to use in directing the broker, bank or other nominee in how to vote your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting and you may cast your vote virtually at the special meeting by following the instructions at www.virtualshareholdermeeting.com/SKYT2026SM.

Q: If my shares are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction form directly to SkyWater. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use. You may also cast your vote virtually at the special meeting by following the instructions at www.virtualshareholdermeeting.com/SKYT2026SM.

Applicable stock exchange rules permit brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. Those rules do not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes. The Merger Agreement proposal and the adjournment proposal are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

If you are a SkyWater “street name” stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

•	your broker, bank or other nominee may not vote your shares on the Merger Agreement proposal, which broker non-votes will have the same effect as votes cast “AGAINST” this proposal; and

•	your broker, bank or other nominee may not vote your shares on the adjournment proposal, which broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present).

Q: What if I fail to vote or abstain?

For purposes of the special meeting, an abstention occurs when a stockholder attends the special meeting virtually and does not vote or returns a proxy with an “abstain” instruction.

Merger Agreement proposal: An abstention or failure to vote will have the same effect as a vote cast “AGAINST” the Merger Agreement proposal.

Adjournment proposal: An abstention will have the same effect as a vote cast “AGAINST” the adjournment proposal. If a SkyWater stockholder is not present virtually at the special meeting and does not respond by proxy, it will have no effect on the vote for the adjournment proposal (assuming a quorum is present).

Q: What will happen if I return my proxy card or voting instruction form without indicating how to vote?

If you sign and return your proxy card or voting instruction form without indicating how to vote on any particular proposal, the SkyWater common stock represented by your proxy will be voted as recommended by the SkyWater Board with respect to that proposal.

Q: May I change or revoke my vote after I have delivered my proxy card or voting instruction form?

Yes. If you are a record holder, you may change or revoke your vote before your proxy is voted at the special meeting as described herein. You may do this in one of four ways:

1.	submitting a proxy at a later time by internet or telephone until 11:59 PM Eastern Time on May 7, 2026;

2.	signing and returning a new proxy card with a later date;

3.	voting virtually at the special meeting; or

4.

delivering, before 6:00 PM Eastern Time on May 7, 2026, to SkyWater’s Secretary at SkyWater’s executive offices at 2401 East 86th Street, Bloomington, Minnesota 55425, written revocation of your most recent proxy.

If you are a street name stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

Q: What are the material U.S. federal income tax consequences of the Mergers?

The U.S. federal income tax consequences of the Mergers will depend primarily upon whether the Mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming the Mergers so qualify, a U.S. Holder (as defined in “The Mergers—Material U.S. Federal Income Tax Consequences”) will generally recognize a capital gain (but not loss) upon the exchange of SkyWater common stock for IonQ common stock up to the amount of cash consideration received pursuant to the Mergers (excluding any cash received in lieu of a fractional share of IonQ common stock, which shall be treated as discussed below under the section titled “Material U.S. Federal Income Tax Consequences—Tax Consequences if the Mergers Qualify for the Intended Tax Treatment— Receipt of cash in lieu of fractional shares” beginning on page 71 of this proxy statement/prospectus).

However, SkyWater’s obligation and IonQ’s obligation to complete the Mergers are not conditioned on the Mergers being treated as a “reorganization” within the meaning of Section 368(a) of the Code or upon the receipt by IonQ or SkyWater of an opinion from counsel to that effect. IonQ and SkyWater have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) regarding any matters related to the Transactions, and as a result, there can be no assurance that the IRS would not assert that the Mergers do not qualify as a

“reorganization” within the meaning of Section 368(a) of the Code, or that a court would not sustain such a position. Whether or not the Mergers will qualify as a reorganization may not be known until after the second to last trading day prior to the Closing Date.

If any requirement for qualification as a “reorganization” within the meaning of Section 368(a) of the Code is not met, then a U.S. Holder generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of the IonQ common stock and the amount of cash consideration received in the Mergers, and such U.S. Holder’s aggregate tax basis in the corresponding SkyWater common stock surrendered in the Mergers.

Neither SkyWater nor IonQ or any of their respective advisors or affiliates provides any assurances regarding the tax consequences of the Mergers, including whether the Mergers will qualify as a “reorganization” under Section 368(a) of the Code. All holders of SkyWater common stock should consult with their own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the Mergers to them. See “The Mergers—Material U.S. Federal Income Tax Consequences” beginning on page 68 for additional information.

Q: Am I entitled to exercise appraisal rights in connection with the Mergers instead of receiving the Merger Consideration for my shares of SkyWater common stock?

Yes. SkyWater stockholders are entitled to appraisal rights in connection with the First Merger. To exercise such appraisal right, you must make a proper demand for appraisal of your shares of SkyWater common stock in accordance with Section 262 of the DGCL and otherwise comply with all applicable provisions of Section 262 of the DGCL. If this appraisal right is properly exercised, and assuming you do not fail to perfect, validly withdraw or otherwise lose your appraisal rights under Section 262 of the DGCL with respect to your shares of SkyWater common stock, your shares of SkyWater common stock will not be converted into or represent the right to receive the Merger Consideration, and you shall be entitled only to such rights as are granted by Section 262 of the DGCL to a holder of shares of SkyWater common stock that are outstanding immediately prior to the Effective Time (other than Cancelled Shares) and that are held by any person who is entitled to demand and properly demands appraisal of those shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Appraisal Shares”). If any Appraisal Shares lose their status as such (through failure to perfect or otherwise), then such shares will thereupon be deemed, as of the Effective Time, to have been converted into, and shall represent only, the right to receive the Merger Consideration in accordance with the Merger Agreement, without interest thereon. The term “Cancelled Shares” means shares of SkyWater common stock owned by IonQ, Merger Subsidiary 1, Merger Subsidiary 2, SkyWater or any of their wholly-owned subsidiaries immediately prior to the Effective Time which are canceled at the Effective Time without any consideration being delivered in exchange therefor. For more information, see the section titled “Appraisal Rights “ beginning on page 63 of this proxy statement/prospectus.

Q: What is the source of the cash consideration for the Mergers?

IonQ expects to fund the aggregate Per Share Cash Consideration from cash on hand.

Q: What will happen to SkyWater stock-based awards?

SkyWater Stock Option Awards. At the Effective Time, each outstanding option to purchase shares of SkyWater common stock (each, a “SkyWater Option Award”) that is outstanding, whether vested or unvested, will automatically be converted into an option to purchase a number of shares of IonQ common stock based on the Equity Award Exchange Ratio (as defined below) at an adjusted exercise price (as determined in accordance with the formula in the Merger Agreement), and otherwise will be subject to the same terms and conditions as applied immediately prior to the Effective Time. “Equity Award Exchange Ratio” means the sum of (i) the Exchange Ratio and (ii) the quotient, rounded to four decimal places, obtained by dividing (x) the Per Share Cash Consideration by (y) the IonQ Trading Price.

SkyWater Employee RSU Awards. At the Effective Time, each award of restricted stock units relating to shares of SkyWater common stock held by a service provider other than a non-employee member of the SkyWater Board (each, a “SkyWater Employee RSU Award”) that is outstanding, whether vested or unvested, will automatically be converted into a restricted stock unit award corresponding to a number of shares of IonQ common stock based on the Equity Award Exchange Ratio, and otherwise will be subject to the same terms and conditions (including any existing accelerated vesting provisions) as applied immediately prior to the Effective Time, with any related accrued but unpaid dividend equivalent rights carrying over and remaining payable in accordance with such preexisting terms.

SkyWater Director RSU Awards. Prior to the Effective Time, each award of restricted stock units relating to shares of SkyWater common stock held by a non-employee member of the SkyWater Board (each, a “SkyWater Director RSU Award”) that is outstanding, whether vested or unvested, will automatically become fully vested and will be settled prior to the Effective Time, and any shares of SkyWater common stock issued thereunder will be treated in the same manner as all other shares of SkyWater common stock at the Effective Time.

Q: What will happen to the SkyWater Employee Stock Purchase Plan?

Following the date of the Merger Agreement, participation in SkyWater’s 2021 Employee Stock Purchase Plan (the “ESPP”) has been limited to employees who were participants as of January 25, 2026, and participants may not increase their payroll deduction elections or rate of contributions or make any separate non-payroll contributions. No new offering or purchase period will be commenced after the date of the Merger Agreement. Each participant’s then-outstanding share purchase right under the ESPP will be exercised as of the earlier of the first scheduled purchase date following the date of the Merger Agreement or a date no later than the fifth trading day before the Effective Time. The ESPP will terminate as of the Effective Time. For more information, see “The Merger Agreement—Merger Consideration—Treatment of SkyWater Equity Awards” beginning on page 77.

Q: What happens if I sell my shares of SkyWater common stock after the record date but before the special meeting?

The record date for the special meeting (the close of business on March 26, 2026) is earlier than the date of the special meeting and earlier than the date that the Mergers are expected to be completed. If you sell or otherwise transfer your shares of SkyWater common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive the Merger Consideration to be received by SkyWater stockholders in the Mergers. In order to receive the Merger Consideration, you must hold your shares through completion of the Mergers.

Q: Are there any risks that I should consider in deciding whether to vote in favor of the Mergers proposal?

Yes. You also should read and carefully consider the risk factors of IonQ and SkyWater contained in the documents that are incorporated by reference into this proxy statement/prospectus in the section titled “Risk Factors” beginning on page 26.

Q: What should I do if I receive more than one set of voting materials?

If you hold shares of SkyWater common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of SkyWater common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by telephone or internet as provided on your proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of SkyWater common stock are voted. If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the procedures provided by your broker, bank or other nominee to vote your shares.

Q: Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes cast at the special meeting and act as the Independent Inspector of Election.

Q: Where can I find the voting results of the special meeting?

The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, SkyWater intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q: Whom should I contact if I have any questions about the proxy materials or voting?

If you have any questions about the proxy materials, or if you need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact the proxy solicitation agent for SkyWater, at:

Innisfree M&A Incorporated

Shareholders, please call toll-free: +1 (888) 750-5835 (U.S. and Canada)

               +1 (412) 232-3651 (all other countries)

Banks and brokerage firms may call: +1 (212) 750-5833 (collect)

SUMMARY

This summary highlights selected information contained in this proxy statement/prospectus and does not contain all the information that may be important to you. IonQ and SkyWater urge you to read carefully this proxy statement/prospectus in its entirety, including the annexes. Additional important information, which IonQ and SkyWater also urge you to read, is contained in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 126. Unless stated otherwise, all references in this proxy statement/prospectus to IonQ are to IonQ, Inc., all references to SkyWater are to SkyWater Technology, Inc. and all references to the Merger Agreement are to the Agreement and Plan of Merger, dated as of January 25, 2026, by and among IonQ, Inc., Iris Merger Subsidiary 1 Inc., Iris Merger Subsidiary 2 LLC and SkyWater Technology, Inc., a copy of which is attached as Annex A to this proxy statement/prospectus.

Information about the Parties to the Mergers

IonQ

IonQ, Inc. is the world’s first and only quantum platform company. It operates in every theater: in space, in the air, on land and at sea, where it seeks to deliver the full promise of quantum, across computing, networking, sensing and security. It believes that it has the clearest path to fault-tolerant quantum computing, and a repertoire of networking, sensing and security products that will form the backbone of a global quantum infrastructure. In 2025, it achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance.

Headquartered in College Park, Maryland, IonQ has operations in California, Colorado, Massachusetts, Tennessee, Washington, Italy, South Korea, Sweden, Switzerland, Toronto and the United Kingdom. IonQ’s quantum computing services are available through all major cloud providers, while IonQ also meets the needs of networking and sensing customers across land, sea, air and space.

IonQ is incorporated in Delaware. Its principal executive offices are located at 4505 Campus Drive, College Park, Maryland 20740, and its telephone number is (301) 298-7997. IonQ’s website address is www.ionq.com. Information contained on IonQ’s website does not constitute part of this proxy statement/prospectus. IonQ’s common stock is publicly traded on the NYSE under the ticker symbol “IONQ.”

Additional information about IonQ is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 126.

SkyWater

SkyWater is securing America’s silicon foundation as the largest U.S.-based, pure-play semiconductor foundry. A trusted partner to both commercial customers and federal defense programs, SkyWater’s Technology as a Service model empowers innovators to bring emerging technologies like quantum computing and next-generation systems from concept to reality. With state-of-the-art facilities in Minnesota, Florida and Texas, SkyWater specializes in foundational nodes and advanced packaging to support the nation’s critical infrastructure, strengthen supply chain resilience and ensure long-term U.S. technology leadership. SkyWater is a DMEA-accredited Category 1A Trusted Foundry.

SkyWater is incorporated in Delaware. Its principal executive offices are located at 2401 East 86th Street, Bloomington, Minnesota 55425, and its telephone number is (952) 851-5200. SkyWater’s website address is www.skywatertechnology.com. Information contained on SkyWater’s website does not constitute part of this proxy statement/prospectus. SkyWater’s common stock is publicly traded on Nasdaq under the ticker symbol “SKYT.” Additional information about SkyWater is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 126.

Merger Subsidiary 1

Merger Subsidiary 1, a direct wholly-owned subsidiary of IonQ, is a Delaware corporation incorporated on January 22, 2026, for the purpose of effecting the First Merger. Merger Subsidiary 1 has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the Transactions. The principal executive offices of Merger Subsidiary 1 are located at 4505 Campus Drive, College Park, Maryland 20740.

Merger Subsidiary 2

Merger Subsidiary 2, a direct wholly-owned subsidiary of IonQ, is a Delaware limited liability company organized on January 22, 2026, for the purpose of effecting the Second Merger. Merger Subsidiary 2 has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the Transactions. The principal executive offices of Merger Subsidiary 2 are located at 4505 Campus Drive, College Park, Maryland 20740.

The Mergers

The terms and conditions of the Mergers are contained in the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the legal document that governs the Mergers.

On January 25, 2026, IonQ, SkyWater and Merger Subsidiaries entered into the Merger Agreement, which provides that upon the terms and subject to the conditions set forth therein and in accordance with the DGCL, Merger Subsidiary 1 will merge with and into SkyWater, with SkyWater continuing as the surviving corporation and a direct, wholly-owned subsidiary of IonQ, and immediately thereafter, the surviving corporation of the First Merger will be merged with and into Merger Subsidiary 2, with Merger Subsidiary 2 surviving the Second Merger and continuing as the surviving entity and a direct, wholly-owned subsidiary of IonQ.

Merger Consideration

At the Effective Time, each share of SkyWater common stock that is issued and outstanding immediately prior to the Effective Time of the First Merger (other than any shares of SkyWater common stock(x) owned by IonQ, Merger Subsidiaries, SkyWater or any of their direct or indirect wholly-owned subsidiaries or (y) for which the holder is entitled to demand and properly demands appraisal of such shares of SkyWater common stock pursuant to, and in compliance in all respects with, Section 262 of the DGCL) will be automatically converted into the right to receive (i) the Per Share Cash Consideration (which is an amount of cash equal to $15.00, without interest), and (ii) such number of validly issued, fully paid and nonassessable shares of the common stock of IonQ, par value $0.0001 per share, equal to the Exchange Ratio (the “Per Share Stock Consideration” and, together with the Per Share Cash Consideration, the “Merger Consideration”), plus cash in lieu of any fractional shares to which such share of SkyWater common stock would otherwise be entitled as more fully described in this proxy statement/prospectus and in the Merger Agreement.

IonQ stockholders will continue to own their existing shares of IonQ common stock, the form of which will not be changed by the Transactions.

Restrictions of Sales of IonQ Common Stock Received in the Mergers

All shares of IonQ common stock received by SkyWater stockholders in the Mergers will be freely tradable for purposes of the Securities Act and the Exchange Act except for shares of IonQ common stock received by any SkyWater stockholder who becomes an “affiliate” of IonQ after completion of the Mergers. This proxy statement/prospectus does not cover resales of shares of IonQ common stock received by any person upon completion of the Mergers, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

Treatment of SkyWater Equity Awards

SkyWater Stock Option Awards. At the Effective Time, each outstanding SkyWater Option Award that is outstanding, whether vested or unvested, will automatically be converted into an option to purchase a number of shares of IonQ common stock based on the Equity Award Exchange Ratio at an adjusted exercise price (as determined in accordance with the formula in the Merger Agreement), and otherwise will be subject to the same terms and conditions as applied immediately prior to the Effective Time.

SkyWater Employee RSU Awards. At the Effective Time, each SkyWater Employee RSU Award that is outstanding, whether vested or unvested, will automatically be converted into a restricted stock unit award corresponding to a number of shares of IonQ common stock based on the Equity Award Exchange Ratio, and otherwise will be subject to the same terms and conditions (including any existing accelerated vesting provisions) as applied immediately prior to the Effective Time, with any related accrued but unpaid dividend equivalent rights carrying over and remaining payable in accordance with such preexisting terms.

SkyWater Director RSU Awards. Prior to the Effective Time, each SkyWater Director RSU Award that is outstanding, whether vested or unvested, will automatically become fully vested and will be settled prior to the Effective Time, and any shares of SkyWater common stock issued thereunder will be treated in the same manner as all other shares of SkyWater common stock at the Effective Time.

SkyWater ESPP. As soon as practicable, the SkyWater Board (or, if appropriate, any committee administering the ESPP) will adopt such resolutions and take such other actions as may be required so that:

•	participation in the ESPP will be limited to those employees who are participants on the date of the Merger Agreement;

•

except to the extent necessary to maintain the status of the ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the Treasury Regulations thereunder, participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of the Merger Agreement or make any separate non-payroll contributions to the ESPP on or following the date of the Merger Agreement;

•	no offering or purchase period will be commenced after the date of the Merger Agreement;

•

as of the earlier of the first scheduled purchase date following the date of the Merger Agreement or a date that is no later than the fifth trading day before the Effective Time, each participant’s then-outstanding share purchase right under the ESPP will be exercised; and

•	the ESPP will terminate as of the Effective Time.

SkyWater’s Reasons for the Mergers and Recommendations of the SkyWater Board

The SkyWater Board unanimously recommends that you vote “FOR” the Merger Agreement proposal and “FOR” the adjournment proposal. For the factors considered by the SkyWater Board in reaching this decision and additional information on the recommendation of the SkyWater Board, see the section titled “The Mergers— SkyWater Board’s Recommendations and Its Reasons for the Transactions” beginning on page 43.

IonQ’s Rationale for the Mergers

IonQ believes that its acquisition of SkyWater presents IonQ with compelling strategic and financial benefits, including the acceleration of IonQ’s roadmap toward achieving scalable, real-world quantum advantage.

•

Vertical integration of quantum computing manufacturing capabilities: Following completion of the Transactions, IonQ anticipates that the combined company will have direct access to SkyWater’s state-of-the-art fabrication facilities in Minnesota, Florida and Texas, which specialize in foundational nodes and advanced packaging. IonQ believes that this vertical integration will enable the combined company to accelerate the development and commercialization of IonQ’s quantum computing platforms while reducing reliance on third-party manufacturing partners.

•

Secured U.S. semiconductor supply chain: SkyWater is securing America’s silicon foundation as the largest U.S.-based, pure-play semiconductor foundry. As a DMEA-accredited Category 1A Trusted Foundry, SkyWater provides IonQ with trusted manufacturing capabilities for both commercial customers and federal defense programs, strengthening supply chain resilience and ensuring long-term U.S. technology leadership.

•

Technology as a Service platform: SkyWater’s Technology as a Service model empowers innovators to bring emerging technologies like quantum computing and next-generation systems from concept to reality. IonQ expects that leveraging this platform will significantly accelerate the combined company’s ability to develop, prototype and scale quantum computing hardware and related technologies.

•

Culture commonality around innovation, operational excellence and customer service: IonQ and SkyWater’s shared commitment to these foundational principles is expected to be a driving force toward a successful and seamless integration.

•

Accretive to IonQ’s long-term growth strategy: IonQ expects the Transactions to be significantly accretive to IonQ’s long-term growth objectives and to facilitate IonQ’s ability to further expand its quantum computing business and customer base.

Opinions of SkyWater’s Financial Advisor

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to the SkyWater Board that, as of January 25, 2026, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than IonQ and its affiliates) of the outstanding shares of SkyWater common stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated January 25, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the SkyWater Board in connection with its consideration of the Transactions. Goldman Sachs’ opinion is not a recommendation as to how any holder of SkyWater common stock should vote with respect to the Transactions or any other matter. Pursuant to an engagement letter between SkyWater and Goldman Sachs, SkyWater has agreed to pay Goldman Sachs a transaction fee of approximately $33 million, all of which is contingent upon consummation of the Transactions.

Interests of Directors and Executive Officers of SkyWater in the Mergers

In considering the recommendation of the SkyWater Board that SkyWater stockholders vote in favor of the proposal to adopt the Merger Agreement, SkyWater stockholders should be aware that the executive officers and directors of SkyWater have certain interests in the Mergers that are or may be different from, or in addition to, the interests of SkyWater’s stockholders generally, including the treatment of SkyWater equity awards in the Mergers, and rights to ongoing indemnification and insurance coverage and, in the case of executive officers, executive severance arrangements and eligibility for retention awards. The SkyWater Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and in making its recommendation that SkyWater stockholders adopt the Merger Agreement proposal. For more information, see the section titled “The Mergers—Interests of Directors and Executive Officers of SkyWater in the Mergers” beginning on page 54.

Material U.S. Federal Income Tax Consequences of the Mergers

The U.S. federal income tax consequences of the Mergers will depend primarily upon whether the Mergers, taken together, qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming the Mergers so qualify, a U.S. Holder (as defined in “The Mergers—Material U.S. Federal Income Tax Consequences”) will generally recognize a capital gain (but not loss) upon the exchange of SkyWater common stock for IonQ common stock up to the amount of cash consideration received pursuant to the Mergers (excluding any cash received in lieu of a fractional share of IonQ Common Stock, which shall be treated as discussed below under the section titled “Material U.S. Federal Income Tax Consequences—Tax Consequences if the Mergers Qualify for the Intended Tax Treatment—Receipt of cash in lieu of fractional shares” beginning on page 71 of this proxy statement/prospectus). However, SkyWater’s obligation and IonQ’s obligation to complete the Mergers are not conditioned on the Mergers being treated as a “reorganization” within the meaning of Section 368(a) of the Code or that IonQ or SkyWater receive an opinion from counsel to that effect. IonQ and SkyWater have not sought, and will not seek, any ruling from the IRS regarding any matters related to the Mergers, and as a result, there can be no assurance that the IRS would not assert that the Mergers do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, or that a court would not sustain such a position. Whether or not the Mergers will qualify as a “reorganization” within the meaning of Section 368(a) of the Code may not be known until after the second to last trading day prior to the Closing Date.

If any requirement for qualification as a “reorganization” within the meaning of Section 368(a) of the Code is not met, then a U.S. Holder generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of the IonQ common stock and cash consideration received in the Mergers, and such U.S. Holder’s aggregate tax basis in the corresponding SkyWater common stock surrendered in the Mergers.

All holders of SkyWater common stock should consult their own tax advisors as to the specific tax consequences to them of the Transactions, including the applicability and effect of the alternative minimum tax and any U.S. state, local, non-U.S. and other tax laws. For a more detailed discussion, see “The Mergers—Material U.S. Federal Income Tax Consequences” beginning on page 68.

Anticipated Accounting Treatment of the Mergers

The Mergers will be accounted for as an acquisition of SkyWater by IonQ under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States (“GAAP”). For additional information, see “The Mergers—Anticipated Accounting Treatment of the Mergers” beginning on page 62.

Regulatory Approvals Required for the Mergers

The Mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which provide that certain transactions may not be completed until notification and report forms are furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the U.S. Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On February 20, 2026, IonQ and SkyWater each filed their respective requisite notification and report form under the HSR Act.

Expected Timing of the Mergers

IonQ and SkyWater currently expect the Mergers to be completed in the second or third quarter of 2026, subject to the expiration or termination of the waiting period (and any extensions thereof) applicable to the

Mergers under the HSR Act and the satisfaction or waiver of the other closing conditions contained in the Merger Agreement. However, neither IonQ nor SkyWater can predict the actual date on which the Mergers will be completed because it is subject to conditions beyond each company’s control, and it is possible that such conditions could result in the Mergers being completed earlier or later than expected or not being completed at all. For additional details regarding when the Mergers are expected to be completed, see “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 97.

Listing of IonQ Common Stock, Delisting and Deregistration of SkyWater Common Stock

Prior to the completion of the Mergers, IonQ has agreed to take all necessary action to cause the shares of IonQ common stock to be issued in connection with the Mergers to be approved for listing on the NYSE subject to official notice of issuance. The listing on the NYSE of the shares of IonQ common stock to be issued in connection with the Mergers is also a condition to completion of the Mergers.

Prior to the Effective Time, SkyWater will cooperate with IonQ and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of Nasdaq to cause (a) the delisting of SkyWater common stock from Nasdaq as promptly as practicable after the Effective Time and (b) the deregistration of SkyWater common stock pursuant to the Exchange Act as promptly as practicable after such delisting. If the Mergers are completed, SkyWater common stock will cease to be listed on Nasdaq and SkyWater common stock will be deregistered under the Exchange Act, after which SkyWater will no longer be required under SEC rules and regulations to file periodic reports with the SEC in respect of SkyWater common stock.

Appraisal Rights

Record holders and beneficial owners of SkyWater common stock who comply with the procedures set forth in Section 262 of the DGCL will be entitled to appraisal rights if the First Merger is completed. Under Section 262 of the DGCL, record holders and beneficial owners of shares of SkyWater common stock with respect to which appraisal rights are properly demanded and perfected and not withdrawn or lost are entitled to have such shares of SkyWater common stock appraised by the Delaware Court of Chancery. Shares of SkyWater common stock held by record holders and beneficial owners who properly exercise appraisal rights in accordance with Section 262 of the DGCL will not be converted into the right to receive the Merger Consideration, but instead will be canceled and represent the right to receive, in lieu of the Merger Consideration, a cash payment that is equal to the fair value of their shares of SkyWater common stock at the Effective Time (exclusive of any element of value arising from the accomplishment or expectation of the First Merger), as determined by the Delaware Court of Chancery, together with interest, if any as determined in accordance with Section 262 of the DGCL. The fair value of such shares of SkyWater common stock could be more than, less than or equal to the Merger Consideration. SkyWater is required to send a notice to that effect to each record holder, as of the record date, of SkyWater common stock not less than 20 days prior to the special meeting and include in the notice a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This proxy statement/prospectus constitutes SkyWater’s notice to the record holders of SkyWater common stock that appraisal rights are available in connection with the First Merger, and the full text of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. YOU ARE STRONGLY ENCOURAGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS. For more information regarding SkyWater stockholders’ appraisal rights, see the section titled “The Mergers—Appraisal Rights” beginning on page 63.

Conditions to Completion of the Mergers

The parties expect to complete the Mergers after all of the conditions to the Mergers in the Merger Agreement are satisfied or waived, including after the Merger Agreement has been adopted by the stockholders of SkyWater. The parties currently expect the Transactions to be completed in the second or third quarter of 2026. However, it is possible that factors outside of each party’s control could require them to complete the Transactions at a later time or not to complete them at all.

In addition to the approval of the Mergers proposal by SkyWater stockholders and the expiration or termination of any applicable waiting period under the HSR Act related to the Mergers, each party’s obligation to complete the Mergers is also subject to the satisfaction (or, to the extent permitted by law and in accordance with the Merger Agreement, waiver) of other conditions, including: the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part (and the absence of any stop order by the SEC), approval for the listing on the NYSE of IonQ common stock to be issued in the Mergers (subject to official notice of issuance), the absence of any provision of any applicable law or regulation, and of any judgment, injunction, order or decree, that prohibits or enjoins the completion of the Mergers, the accuracy of the representations and warranties of the other party under the Merger Agreement (subject to the materiality standards set forth in the Merger Agreement), the performance by the other party of its respective obligations under the Merger Agreement in all material respects and delivery of an officer’s certificate by the other party certifying satisfaction of the two preceding conditions, and the absence, since the date of the Merger Agreement, of a material adverse effect with respect to IonQ (in the case of SkyWater) or SkyWater (in the case of IonQ, Merger Subsidiary 1 and Merger Subsidiary 2).

Neither IonQ nor SkyWater can be certain when, or if, the conditions to the Mergers will be satisfied or waived, or that the Mergers will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Mergers, see “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 97.

Treatment of Existing Debt

In connection with the Transactions, SkyWater expects to fully repay and terminate its existing revolving credit facility with Siena Lending Group LLC and the other lenders party thereto, under which $195.5 million was outstanding as of December 28, 2025. Following the Transactions, IonQ expects to retain (i) SkyWater’s lease agreement for the SkyWater Minnesota facility with Oxbow Realty Partners, LLC (“Oxbow Realty”), a consolidated variable interest entity of SkyWater, and the related $39 million loan agreement of Oxbow Realty used to finance the acquisition of the building and land of the SkyWater Minnesota facility and (ii) SkyWater’s various financing arrangements for the purchase of manufacturing tools and other equipment.

Non-Solicitation

In the Merger Agreement, from and after the date of the Merger Agreement until the Effective Time (or, if earlier, the valid termination of the Merger Agreement), SkyWater has agreed, subject to exceptions contained therein, that it and its subsidiaries will not, and that it will cause its and its subsidiaries’ respective officers and directors not to, and will use its reasonable best efforts to cause its and its subsidiaries’ other representatives not to, directly or indirectly:

•	solicit, initiate or knowingly encourage or knowingly facilitate the making of any acquisition proposal or any inquiry with respect thereto;

•

engage in discussions or negotiations with any person with respect to any acquisition proposal (except to notify such person of the existence of the non-solicitation provisions of the Merger Agreement);

•

disclose any non-public information or afford access to properties, books or records of SkyWater or any of its subsidiaries to any person relating to an acquisition proposal or to any person that has made, or to SkyWater’s knowledge is considering making, any acquisition proposal;

•

approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an acquisition proposal; or

•	propose publicly or agree to do any of the foregoing relating to an acquisition proposal.

The Merger Agreement includes customary exceptions such that, prior to obtaining the SkyWater Stockholder Approval, if SkyWater receives a bona fide, written acquisition proposal after the date of the Merger Agreement that was not obtained in breach of the non-solicitation provisions of the Merger Agreement, and the SkyWater Board concludes in good faith (after receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel) that such acquisition proposal constitutes or would reasonably be expected to result in a superior proposal, and, taking into account any revisions to the terms of the Mergers or the Merger Agreement proposed by IonQ, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to SkyWater’s stockholders under applicable law, SkyWater may furnish information and access, and participate in discussions and negotiations with such person regarding such acquisition proposal, subject to compliance with procedures specified in the Merger Agreement.

For a discussion of what constitutes an acquisition proposal or a superior proposal and the limitations on solicitation of acquisition proposals, see “The Merger Agreement—Covenants and Agreements—No Solicitation” beginning on page 79.

Termination of the Merger Agreement; Termination Fees

Termination

The Merger Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time (notwithstanding the obtaining of SkyWater Stockholder Approval):

•	by the mutual written consent of SkyWater and IonQ;

•	by either SkyWater or IonQ:

if the Mergers have not been consummated by the End Date; provided, that (A) if on such date, the conditions to the Closing set forth in Section 8.1(b) (HSR Act waiting period) or Section 8.1(c) (No Legal Restraint Condition, where the failure is a result of any law, regulation, judgment, injunction, order or decree arising under any Antitrust Law) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided, that such conditions are capable of being satisfied at the Closing), then the End Date shall be automatically extended for a period of 90 days and (B) if on such date as extended pursuant to the foregoing clause (A), the same conditions shall not have been satisfied, but all other conditions to the Closing shall have been satisfied or validly waived, then the End Date shall be automatically extended for an additional period of 90 days (the End Date, as it may be so extended, the “Extended End Date”); provided, however, that the right to terminate the Merger Agreement under this provision shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has principally caused or resulted in the failure of the Effective Time to occur on or before the End Date or the Extended End Date, as applicable; or

if the SkyWater Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;

•

by either SkyWater or IonQ, if there shall be any law or regulation that makes consummation of the Mergers illegal or otherwise prohibited which is enacted or enforced by a governmental authority or if any judgment, injunction, order or decree enjoining or otherwise prohibiting IonQ or SkyWater from consummating the Mergers is entered by a governmental authority and such judgment, injunction, order or decree shall become final and non-appealable; provided, that the right to terminate the Merger Agreement under this provision shall not be available to any party whose failure to fulfill any obligation under Section 7.1 of the Merger Agreement has principally caused or resulted in the imposition of such legal restraint or the failure of such legal restraint to be resisted, resolved or lifted;

•	by IonQ:

at any time prior to receipt of the SkyWater Stockholder Approval, if there shall have been a change in the SkyWater recommendation, whether or not permitted by the terms of the Merger Agreement (or the SkyWater Board or any committee thereof shall resolve to effect a change in the SkyWater recommendation); or

if SkyWater has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 8.2(a) of the Merger Agreement (the SkyWater accuracy of representations and warranties condition or the SkyWater Covenant Performance Condition) and (B) is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by SkyWater; and

•	by SkyWater:

if IonQ has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 8.3(a) of the Merger Agreement (IonQ accuracy of representations and warranties condition or IonQ Covenant Performance Condition) and (B) is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by IonQ (Section 9.1(e) of the Merger Agreement); or

at any time prior to receipt of the SkyWater Stockholder Approval in order to enter into a definitive written agreement providing for a Superior Proposal; provided, that (i) SkyWater has received a Superior Proposal after the date of the Merger Agreement that did not result from a breach of Section 5.2 or Section 5.3 of the Merger Agreement, (ii) SkyWater has complied with Section 5.3(b)(i) of the Merger Agreement with respect to such Superior Proposal, (iii) concurrently with, and as a condition to, any such termination SkyWater pays or causes to be paid to IonQ (or its designee) the Termination Fee pursuant to Section 10.5 of the Merger Agreement and (iv) the SkyWater Board has authorized SkyWater to enter into, and SkyWater concurrently enters into, a definitive written agreement providing for such Superior Proposal.

The party desiring to terminate the Merger Agreement (other than by mutual written consent) shall give written notice of such termination to the other party in accordance with Section 10.1 of the Merger Agreement, specifying the provision pursuant to which such termination is affected. If the Merger Agreement is terminated pursuant to Section 9.1 of the Merger Agreement, the Merger Agreement shall become void and of no effect with no liability on the part of any party, except that (a) the agreements contained in Section 9.2, Section 10.4, Section 10.5 and Section 10.6 of the Merger Agreement, and the confidentiality letter agreement dated as of December 21, 2025, between IonQ and SkyWater, as amended, shall survive the termination and (b) no such termination shall relieve any party of any liability or damages resulting from any material and intentional breach by that party of the Merger Agreement.

Termination Fee

The Merger Agreement further provides that SkyWater will pay or cause to be paid to IonQ a fee of $51,573,958.07 in connection with a termination of the Merger Agreement under the following circumstances:

•

if IonQ terminates the Merger Agreement, prior to receipt of the SkyWater Stockholder Approval, due to a change in the SkyWater recommendation, then SkyWater will pay or cause to be paid the Termination Fee to IonQ not later than the date of termination of the Merger Agreement;

•

if (i) the Merger Agreement is terminated by SkyWater or IonQ due to the SkyWater Stockholder Approval not having been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof and (ii) after the date of the Merger Agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the SkyWater stockholder meeting, then SkyWater will pay or cause to be paid to IonQ the Termination Fee not later than the date an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 83) replaced with “50%”) is completed or a definitive agreement is entered into by SkyWater providing for any such acquisition proposal, as long as such acquisition proposal is completed or such definitive agreement is executed within 12 months after the date of termination;

•

if (i) the Merger Agreement is terminated by SkyWater or IonQ due to the failure to complete the Mergers by the End Date and the SkyWater Stockholder Approval has not theretofore been obtained and (ii) after the date of the Merger Agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then SkyWater will pay or cause to be paid to IonQ the Termination Fee not later than the date an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 83) replaced with “50%”) is completed or a definitive agreement is entered into by SkyWater providing for any such acquisition proposal, as long as such acquisition proposal is completed or such definitive agreement is executed within 12 months after the date of termination;

•

if (i) the Merger Agreement is terminated by IonQ due to a breach by SkyWater of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach resulted in the failure to satisfy one or more of certain conditions to the obligations of IonQ and the Merger Subsidiaries to complete the merger, and the SkyWater Stockholder Approval has not theretofore been obtained and (ii) after the date of the Merger Agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then SkyWater will pay or cause to be paid to IonQ the Termination Fee not later than the date an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal being (found on page 83) replaced with “50%”) is completed or a definitive agreement is entered into by SkyWater providing for any acquisition proposal, so long as any such acquisition proposal is completed or such definitive agreement is executed within 12 months after the date of termination; or

•

if the Merger Agreement is terminated by SkyWater due to its entry into a definitive agreement with respect to a superior proposal, then SkyWater will pay or cause to be paid to IonQ the Termination Fee not later than the date of termination of the Merger Agreement.

Additionally, in the event of a termination following failure to obtain the required regulatory approvals for the Mergers and to resolve or eliminate impediments under Antitrust Laws (as defined herein) by the End Date or the Extended End Date (as defined herein), as applicable, SkyWater will be required to issue to IonQ (or a subsidiary), and IonQ (or a subsidiary) will be required to purchase from SkyWater, an aggregate of 2,857,143 newly issued shares of SkyWater common stock for $100,000,000. Following such equity investment, IonQ will be subject to a customary standstill for up to two years (or earlier if IonQ no longer owns such shares of SkyWater common stock), and IonQ may vote the purchased shares of SkyWater common stock in its sole discretion.

For a more detailed discussion of each party’s termination rights and the related Termination Fee obligations, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 98.

Voting Agreement

In connection with the execution of the Merger Agreement, IonQ also entered into a Voting Agreement with SkyWater and certain SkyWater stockholders (the “Voting Agreement Holders”) collectively holding, as of January 25, 2026, approximately 19.87% of the total voting power of the issued and outstanding shares of SkyWater common stock (the “Voting Agreement”). Pursuant to the Voting Agreement, among other things, each Voting Agreement Holder agreed to vote all shares of SkyWater common stock owned of record or beneficially held by such Voting Agreement Holder (i) in favor of the adoption of the Merger Agreement, the Mergers and each of the Transactions contemplated thereby, (ii) in favor of the approval of any proposal to adjourn the SkyWater special meeting to a later date, if there are not sufficient affirmative votes to obtain the SkyWater Stockholder Approval on the date on which the SkyWater special meeting is held, (iii) against any acquisition proposal or approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Mergers and (iv) in favor of any other matter or action necessary for the consummation of the Mergers. The Voting Agreement terminates on the earliest to occur of (a) the Effective Time, (b) the termination of the Voting Agreement by mutual consent of the parties thereto, (c) the termination of the Merger Agreement in accordance with its terms, (d) a change in the SkyWater recommendation and (e) an “Adverse Amendment” which means any amendment, modification or waiver of any provision of the Merger Agreement, without such Voting Agreement Holder’s consent, in a manner that (i) reduces the amount or changes the form of the Merger Consideration payable or (ii) imposes any express material restrictions on or express additional material conditions on the payment of the Merger Consideration.

Special Meeting

Date, Time, Place and Purpose of the SkyWater Special Meeting

The SkyWater special meeting will be held virtually at www.virtualshareholdermeeting.com/SKYT2026SM, on May 8, 2026, at 9:00 a.m., Central Time. The purpose of the SkyWater special meeting is to consider and vote on the SkyWater Merger Agreement proposal and other related proposals. Adoption and approval of the SkyWater Merger Agreement proposal by SkyWater stockholders is a condition to the obligation of SkyWater and IonQ to complete the Mergers.

Record Date and Outstanding Shares of SkyWater Common Stock

Only stockholders of record of issued and outstanding shares of SkyWater common stock as of the close of business on March 26, 2026 (which we refer to as the “record date”), are entitled to notice of, and to vote at, the SkyWater special meeting or any subsequent reconvening of the SkyWater special meeting following any adjournments and postponements of the SkyWater special meeting.

As of the close of business on the record date, there were 49,156,853 shares of SkyWater common stock issued and outstanding and entitled to vote at the SkyWater special meeting. You may cast one vote for each share of SkyWater common stock that you held as of the close of business on the record date.

A complete list of SkyWater stockholders entitled to vote at the SkyWater special meeting will be available for inspection for a period of 10 days ending the day prior to the SkyWater special meeting and during the special meeting at www.virtualshareholdermeeting.com/SKYT2026SM by entering the control number provided on your proxy card, voting instruction form or notice.

Quorum; Abstentions and Broker Non-Votes

A quorum of SkyWater stockholders is necessary for SkyWater to hold a valid meeting. The presence at the SkyWater special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of SkyWater common stock entitled to vote at the SkyWater special meeting constitutes a quorum.

If you submit a properly executed proxy card, even if you do not vote for the proposal or vote to “abstain” in respect of the proposal, your shares of SkyWater common stock will be counted for purposes of determining whether a quorum is present for the transaction of business at the SkyWater special meeting. Broker non-votes will not be considered present and entitled to vote at the SkyWater special meeting for the purpose of determining the presence of a quorum.

Executed but unvoted proxies will be voted in accordance with the recommendation of the SkyWater Board.

Required Vote to Adopt and Approve the SkyWater Merger Agreement Proposal

Adoption and approval of the SkyWater Merger Agreement proposal requires the affirmative vote of holders of a majority of the outstanding shares of SkyWater common stock entitled to vote thereon and approval of the adjournment proposal requires the affirmative vote of holders of a majority of the outstanding shares of SkyWater common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” each proposal. Broker non-votes and failures to vote will have the same effect as votes “AGAINST” the SkyWater Merger Agreement proposal but will not have any effect on the outcome of the vote on the adjournment proposal.

The SkyWater Merger Agreement proposal and the adjournment proposal are described in the section titled “SkyWater Proposals” beginning on page 112.

Voting by SkyWater Directors and Executive Officers

As of the record date, SkyWater directors and executive officers, and their affiliates, as a group, owned and were entitled to vote 10,464,074 shares of SkyWater common stock, or approximately 21.29% of the total outstanding shares of SkyWater common stock as of the SkyWater record date.

SkyWater currently expects that all of its directors and executive officers will vote their shares “FOR” the SkyWater Merger Agreement proposal and adjournment proposal.

Adjournment

If a quorum is not present or if there are not sufficient votes for the approval of the SkyWater Merger Agreement proposal, the SkyWater special meeting may be adjourned by the chair of the SkyWater special meeting to solicit additional proxies. At any subsequent reconvening of the SkyWater special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the SkyWater special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.

Risk Factors

You should consider all the information contained in, and incorporated by reference into, this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 26.

Comparison of Rights of IonQ and SkyWater stockholders

For a detailed discussion of the rights of IonQ and SkyWater stockholders, see “Comparison of Rights of Stockholders of IonQ and SkyWater” beginning on page 118.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this document other than statements of historical fact are forward-looking statements. These forward-looking statements are based on IonQ’s and SkyWater’s current expectations, estimates and projections about the expected date of closing of the Mergers and the potential benefits thereof, their respective businesses and industries, management’s beliefs and certain assumptions made by IonQ and SkyWater, all of which are subject to change. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control and are not guarantees of future results, such as statements about the consummation of the Mergers and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the Mergers or to make or take any filing or other action required to consummate the Mergers in a timely manner or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to:

•

the completion of the Mergers on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies, expansion and growth of SkyWater’s and IonQ’s businesses and other conditions to the completion of the Mergers;

•	failure to realize the anticipated benefits of the Mergers, including as a result of delay in completing the Transactions or integrating the businesses of IonQ and SkyWater;

•	IonQ’s and SkyWater’s ability to implement their business strategies;

•	potential litigation relating to the Mergers that could be instituted against IonQ, SkyWater or their respective directors;

•	the risk that disruptions from the Mergers will harm IonQ’s or SkyWater’s businesses, including current plans and operations;

•	the ability of IonQ or SkyWater to retain and hire key personnel;

•	potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Mergers;

•	uncertainty as to the long-term value of IonQ common stock;

•	legislative, regulatory and economic developments affecting IonQ’s and SkyWater’s businesses;

•	general economic and market developments and conditions;

•	the evolving legal, regulatory and tax regimes under which IonQ and SkyWater operate;

•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Mergers that could affect IonQ’s or SkyWater’s financial performance;

•	restrictions during the pendency of the Mergers that may impact IonQ’s or SkyWater’s ability to pursue certain business opportunities or strategic transactions;

•

unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as IonQ’s and SkyWater’s response to any of the aforementioned factors;

•	failure to receive the SkyWater Stockholder Approval;

•	IonQ’s and SkyWater’s financial and business performance, including financial projections and business metrics;

•	changes in IonQ’s or SkyWater’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	IonQ’s and SkyWater’s ability to complete and realize the benefits of current and future acquisitions or investments, including the pending acquisition of SkyWater by IonQ;

•	IonQ’s and SkyWater’s ability to effectively integrate operations of entities they have acquired or may acquire and achieve synergies;

•	the implementation, market acceptance and success of IonQ’s and SkyWater’s business models and growth strategies;

•	IonQ’s and SkyWater’s expectations and forecasts with respect to market opportunity and market growth;

•	future trading prices of IonQ common stock and the factors impacting such stock prices;

•	the efficacy of IonQ’s and SkyWater’s internal controls, policies and procedures;

•	IonQ’s product development timeline;

•	IonQ’s ability to sell full quantum technologies to customers, either over the cloud or on premises;

•	the ability of IonQ’s and SkyWater’s products and services to meet customers’ compliance and regulatory needs;

•	IonQ’s and SkyWater’s dependence in certain cases on a limited number of customers and end customers;

•	the performance of, and IonQ’s and SkyWater’s relationships with, their respective third-party suppliers and manufacturers;

•	IonQ’s and SkyWater’s ability to attract and retain qualified employees and management;

•

IonQ’s and SkyWater’s ability to adapt to changes in customer preferences, perception and spending habits and develop and expand their product offerings and gain market acceptance of their products, including in new geographies;

•	IonQ’s and SkyWater’s ability to develop and maintain their brands and reputations;

•	developments and projections relating to IonQ’s and SkyWater’s competitors and industries;

•	IonQ’s and SkyWater’s ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•

the impact of global economic and political developments, including the macroeconomic impacts of fluctuations in inflation and interest rates and ongoing overseas conflicts, on IonQ’s and SkyWater’s businesses, as well as the value of IonQ common stock and IonQ’s ability to access capital markets;

•	the impacts from export control and technology export restrictions;

•	the effects of existing and developing laws, rules, regulations and other legal obligations;

•

the impact of public health crises, or geopolitical tensions, in and around Ukraine, Israel and other areas of the world, on IonQ’s and SkyWater’s businesses and the actions they may take in response thereto;

•	IonQ’s and SkyWater’s future capital requirements and sources and uses of cash;

•	IonQ’s and SkyWater’s ability to obtain funding for their operations and future growth;

•	IonQ’s and SkyWater’s business, expansion plans and opportunities; and

•

other risk factors as detailed from time to time in IonQ’s and SkyWater’s reports filed with the SEC, including IonQ’s and SkyWater’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed with the SEC, including the risks and uncertainties set forth in the section titled “Risk Factors” beginning on page 26 of this proxy statement/prospectus or incorporated by reference herein as set forth in the section titled “Where You Can Find More Information” beginning on page 126 of this proxy statement/prospectus.

While the list of factors included or incorporated by reference herein is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on IonQ’s or SkyWater’s consolidated financial condition, results of operations or liquidity.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this proxy statement/prospectus. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

Neither IonQ nor SkyWater assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. IonQ and SkyWater may not actually achieve the plans, intentions or expectations disclosed in their forward-looking statements, and you should not place undue reliance on forward-looking statements. The forward-looking statements made in this proxy statement/prospectus do not reflect the potential impact of any future acquisitions (other than the Mergers), mergers, dispositions, joint ventures or investments.

RISK FACTORS

In addition to the other information included in and incorporated by reference into this proxy statement/prospectus, including, among others, the matters addressed in “Cautionary Note Regarding Forward-Looking Statements” beginning on page 23, SkyWater stockholders should carefully consider the following risk factors before deciding whether to vote for the proposal to adopt the Merger Agreement. In addition, you should read and consider the risks associated with each of the businesses of SkyWater and IonQ because these risks will relate to IonQ following the completion of the Mergers. Descriptions of some of these risks can be found in the respective Annual Reports of IonQ and SkyWater on Form 10-K for IonQ’s fiscal year ended December 31, 2025 and SkyWater’s fiscal year ended December 28, 2025, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this proxy statement/prospectus. You should also consider the other information in this document and the other documents incorporated by reference into this document. See “Where You Can Find More Information” beginning on page 126.

Risks Related to the Mergers

Because the market price of IonQ common stock fluctuates and the Exchange Ratio may be fixed under certain circumstances, and in such circumstances will not be adjusted for stock price changes, SkyWater stockholders cannot be sure of the value of the consideration they will receive.

At the Effective Time, each share of SkyWater common stock, issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares or Appraisal Shares) will be automatically converted into the right to receive (i) an amount of cash equal to $15.00, without interest, and (ii) such number of shares of IonQ common stock, equal to the Exchange Ratio, plus cash in lieu of any fractional shares to which such share of SkyWater common stock would otherwise be entitled. The “Exchange Ratio” means the following (in each case rounded to four decimals): (A) if the IonQ Trading Price is an amount equal to or less than $37.99, then the Exchange Ratio shall be 0.5265; (B) if the IonQ Trading Price is an amount greater than $37.99 but less than $60.13, then the Exchange Ratio shall be equal to the quotient obtained by dividing $20 by the IonQ Trading Price; and (C) if the IonQ Trading Price is an amount greater than or equal to $60.13, then the Exchange Ratio shall be 0.3326. The “IonQ Trading Price” is the volume-weighted average price (VWAP), rounded to four decimal places, of IonQ common stock on all exchanges as reported by Bloomberg L.P. on the VWAP function for the ticker “IonQ, Inc. US Equity” for the 20 full consecutive trading days prior to, but not including, the third business day prior to the Closing Date, calculated from market open (9:30 AM ET) on the first day of the measurement period to market close on the last day of the measurement period (4:00 PM ET).

The market price of IonQ common stock at the time of completion of the Mergers may vary significantly from the market price of IonQ common stock on the date the Merger Agreement was executed and the date of this proxy statement/prospectus. Because the Per Share Stock Consideration is payable (i) in a fixed number of shares of IonQ common stock if the IonQ Trading Price is less than or equal to $37.99 or greater than or equal to $60.13, and (ii) in a floating number of shares of IonQ common stock valuing the stock consideration at $20.00 per share if the IonQ Trading Price is greater than $37.99 and less than $60.13, SkyWater stockholders will not know the actual Exchange Ratio or be able to calculate the market value of the stock consideration they will receive upon completion of the Mergers when they are asked to approve the proposals at the SkyWater special meeting. SkyWater stockholders may receive Per Share Stock Consideration with a value that, at the time received, is less than or more than $20.00 per share for each share of SkyWater common stock exchanged in the Mergers.

Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in IonQ’s and SkyWater’s respective businesses, operations and prospects, market assessments of the likelihood that the Mergers will be completed, the timing of the Mergers, regulatory considerations and other risk factors set forth or incorporated by reference in this proxy statement/prospectus. Many of these factors are beyond IonQ’s and SkyWater’s control.

Under the terms of the Merger Agreement, if the IonQ Trading Price is equal to or less than $37.99, the Exchange Ratio is fixed at 0.5265 shares of IonQ common stock per share of SkyWater common stock, meaning that SkyWater stockholders bear the full downside risk of any decline in IonQ’s stock price below the collar floor. Conversely, if the IonQ Trading Price is equal to or greater than $60.13, the Exchange Ratio is fixed at 0.3326, meaning that SkyWater stockholders do not participate in any increase in IonQ’s stock price above the collar ceiling. Between those prices, the Exchange Ratio adjusts to deliver $20.00 per share of stock consideration. See “The Merger Agreement—Merger Consideration” beginning on page 74 for a description of how the Exchange Ratio is calculated.

The Transactions are subject to conditions, some or all of which may not be satisfied or completed on a timely basis, or at all. The Merger Agreement may be terminated in accordance with its terms if such conditions are not completed.

The completion of the Transactions is subject to a number of conditions, including, among others, (i) the receipt of the SkyWater Stockholder Approval, (ii) the receipt of any regulatory approvals required to consummate the Mergers, (iii) the absence of any order or law prohibiting consummation of the Transactions, (iv) the absence of any material adverse effect (as defined in the section titled “The Merger Agreement—Representations and Warranties” beginning on page 94) on SkyWater or IonQ since the date of the Merger Agreement, (v) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part and (vi) the authorization for listing on the NYSE of the IonQ common stock to be issued in connection with the Mergers. These conditions make the completion and timing of the Transactions uncertain. For a more detailed discussion regarding conditions to the Transactions, see “The Merger Agreement—Conditions to Completion of the Mergers” beginning on page 97.

Although IonQ and SkyWater have agreed in the Merger Agreement to use their reasonable best eﬀorts to complete the Mergers as promptly as practicable, many of the closing conditions are not within IonQ’s or SkyWater’s control, and neither company can predict when or if these conditions will be satisfied. In addition, if the Transactions are not completed by the End Date (which is January 25, 2027), subject to up to two automatic 90-day extensions if on each applicable End Date both such dates all of the closing conditions, except those related to regulatory approvals and governmental orders, have been satisfied or waived, either IonQ or SkyWater may choose not to proceed with the Mergers by terminating the Merger Agreement, and the parties can mutually decide to terminate the Merger Agreement at any time. The failure to satisfy all of the required closing conditions could delay the completion of the Mergers for a significant period of time or prevent them from occurring. Any delay in completing the Mergers could cause IonQ not to realize some or all of the benefits that it expects to achieve if the Mergers are successfully completed within its expected time frame. There can be no assurance that the closing conditions will be satisfied or waived or that the Mergers will be completed. Further, either IonQ or SkyWater may elect to terminate the Merger Agreement in certain other circumstances, as further described in the section titled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 98.

If the Mergers do not qualify as a “reorganization” under Section 368(a) of the Code, the stockholders of SkyWater may be required to pay substantial U.S. federal income taxes.

The Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Whether or not the Mergers will qualify as a “reorganization” within the meaning of Section 368(a) of the Code depends on facts that may not be known until after the second to last trading day prior to the Closing Date. The receipt by IonQ or SkyWater of an opinion from counsel as to whether the Mergers will be treated as a “reorganization” within the meaning of Section 368(a) of the Code is not a condition to IonQ’s obligation or SkyWater’s obligation to complete the Mergers. IonQ and SkyWater have not sought, and will not seek, any ruling from the IRS regarding any matters relating to the Mergers, and as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the treatment of the Mergers as a “reorganization” within the meaning of Section 368(a) of the Code. If the Mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code or if the IRS or a court determines that the Mergers do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. Holder would generally recognize taxable gain or loss upon the exchange of SkyWater common stock for IonQ common stock and cash consideration pursuant to the Mergers. See “The Mergers—Material U.S. Federal Income Tax Consequences” beginning on page 68.

The Merger Agreement contains provisions that limit SkyWater’s ability to pursue alternatives to the Mergers, could discourage a potential competing acquiror of SkyWater from making a favorable alternative transaction proposal and, in specified circumstances, could require SkyWater to pay a Termination Fee to IonQ.

The Merger Agreement contains certain provisions that restrict SkyWater’s ability to initiate, solicit, knowingly encourage or facilitate or, subject to certain exceptions, engage in discussions or negotiations with respect to, or approve or recommend, any third-party proposal for an alternative transaction. Further, even if the SkyWater Board withdraws or qualifies its recommendation with respect to the adoption of the Merger Agreement, unless the Merger Agreement has been terminated in accordance with its terms, SkyWater will still be required to submit the Merger Agreement to a vote at the special meeting. In addition, IonQ generally has an opportunity to offer to modify the terms of the Transactions contemplated by the Merger Agreement in response to any third-party alternative transaction proposal before the SkyWater Board may withdraw or qualify its recommendation with respect to the Merger Agreement proposal or otherwise terminate the Merger Agreement.

In some circumstances, upon termination of the Merger Agreement, SkyWater will be required to pay a Termination Fee of $51,573,958.07 to IonQ. Additionally, in the event of a termination following failure to obtain the required regulatory approvals for the Mergers and to resolve or eliminate impediments under Antitrust Laws by the End Date or the Extended End Date, as applicable, SkyWater will be required to issue to IonQ (or a subsidiary), and IonQ (or a subsidiary) will be required to purchase from SkyWater, an aggregate of 2,857,143 newly issued shares of SkyWater common stock for $100,000,000. See the sections titled “The Merger Agreement—Covenants and Agreements—No Solicitation” and “The Merger Agreement—Termination of the Merger Agreement” beginning on pages 83 and 98, respectively.

These provisions could discourage a potential third-party acquiror or merger partner that might have an interest in acquiring all or a significant portion of SkyWater or pursuing an alternative transaction from considering or proposing such a transaction, even if it were prepared to pay consideration with a higher per share cash or market value than the per share cash or market value proposed to be received or realized in the Mergers. In particular, the Termination Fee, if applicable, could result in a potential third-party acquiror or merger partner proposing to pay a lower price to the SkyWater stockholders than it might otherwise have proposed to pay absent such a fee.

If the Merger Agreement is terminated and SkyWater determines to seek another business combination, SkyWater may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the Mergers.

The Mergers are subject to the requirements of the HSR Act, and regulatory authorities may impose conditions that could have an adverse effect on SkyWater and/or IonQ following the Mergers or that could delay, prevent or increase the costs associated with completion of the Mergers.

Before the Mergers may be completed, the applicable waiting period (including any extensions thereof) under the HSR Act must have expired or been terminated. In deciding whether to grant the required approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations, the relevant governmental entities may impose requirements, limitations or restrictions on the conduct of the business of IonQ following the Mergers. Under the Merger Agreement, IonQ and SkyWater have agreed to use their respective reasonable best efforts to obtain as promptly as practicable all permits, approvals, clearances, expirations, consents, notices, waivers or terminations of applicable waiting periods, authorizations, qualifications and orders from any governmental authority required to be obtained to consummate the Mergers.

However, notwithstanding the foregoing, neither IonQ nor SkyWater is required to take, commit or agree to any divestiture or behavioral remedy that (A) is not expressly conditioned on the closing, (B) relates to the operations, activities or businesses of IonQ or its subsidiaries prior to the closing or (C) in the case of a divestiture remedy, would reasonably be expected to have a material adverse effect on SkyWater and its subsidiaries, measured as a whole.

Governmental authorities may also impose conditions, terms, obligations or restrictions in connection with their approval of or consent to the Mergers, and such conditions, terms, obligations or restrictions may delay completion of the Mergers or impose additional material costs on or materially limit IonQ’s revenues following the completion of the Mergers. There can be no assurance that governmental authorities will choose not to impose such conditions, terms, obligations or restrictions, and, if imposed, such conditions, terms, obligations or restrictions may delay or lead to the abandonment of the Mergers. At any time before or after consummation of the Mergers, notwithstanding any termination or expiration of the applicable waiting period under the HSR Act, the FTC, the DOJ, or any state attorney general could take such action under U.S. antitrust laws as it deems necessary or desirable in the public interest, including seeking (i) to enjoin the completion of the Mergers, (ii) to require the divestiture of substantial assets of IonQ or SkyWater or their respective subsidiaries, (iii) to require the parties to license rights, to hold separate assets, to terminate existing relationships and contractual rights, or to agree to other restrictions limiting the freedom of action of the parties. Private parties also may bring legal actions under the U.S. antitrust laws under certain circumstances, notwithstanding any termination or expiration of the applicable waiting periods under the HSR Act, seeking similar relief or seeking conditions to the completion of the Mergers. Neither IonQ nor SkyWater can be certain that a challenge to the Mergers on antitrust grounds will not be made, or, if such challenge is made, what the result will be. If any such action is threatened or commenced by the FTC, the DOJ, any state attorney general or any other person, IonQ may not be obligated to consummate the Mergers.

For a more detailed description of the regulatory review process, see the section titled “The Mergers— Regulatory Approvals Required for the Mergers” beginning on page 62.

Failure to complete the Mergers could negatively aﬀect the stock price and the future business and financial results of SkyWater.

If the Mergers are not completed for any reason, the ongoing business of SkyWater may be adversely aﬀected and, without realizing any of the benefits of having completed the Mergers, SkyWater could be subject to a number of negative consequences, including the following:

•	SkyWater may experience negative reactions from the financial markets, including negative impacts on its stock price;

•	SkyWater may experience negative reactions from its customers and suppliers;

•	SkyWater may experience negative reactions from its employees and may not be able to retain key management personnel and other key employees;

•	SkyWater will have incurred, and will continue to incur, significant non-recurring costs in connection with the Mergers that it may be unable to recover;

•

the Merger Agreement places certain restrictions on the conduct of SkyWater’s business prior to completion of the Mergers, the waiver of which is subject to the consent of IonQ (not to be unreasonably withheld, conditioned or delayed), which may prevent SkyWater from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the Mergers that may be beneficial to SkyWater (for additional information regarding the restrictive covenants applicable to SkyWater, please see the sub-section titled “The Merger Agreement—Covenants and Agreements—Conduct of Business”); and

•

matters relating to the Mergers (including integration planning) will require substantial commitments of time and resources by SkyWater management, which could otherwise be devoted to day-to-day operations and other opportunities that may be beneficial to SkyWater as an independent company.

In addition, SkyWater could be subject to litigation related to any failure to complete the Mergers or related to any enforcement proceeding commenced against SkyWater to perform its obligations under the Merger Agreement. If the Mergers are not completed, any of these risks may materialize and may adversely affect SkyWater’s businesses, financial condition, financial results and stock price.

Members of the SkyWater Board and management have interests in the Mergers that are different from, or in addition to, those of other stockholders.

In considering whether to adopt the Merger Agreement and approve the Mergers, SkyWater stockholders should recognize that members of management and the SkyWater Board have interests in the Mergers that differ from, or are in addition to, their interests as stockholders of SkyWater.

The executive officers of SkyWater have arrangements with SkyWater that provide for certain severance payments or benefits, accelerated vesting of certain equity-based awards and other rights and other payments or benefits upon completion of the Mergers and/or if their employment or service is terminated under certain circumstances following the completion of the Mergers. The directors of SkyWater have arrangements with SkyWater that provide for accelerated vesting of certain equity-based awards if their service is terminated under certain circumstances following the completion of the Mergers. In addition, the executive officers and directors of SkyWater also have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the Mergers. The SkyWater Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and making its recommendation that the SkyWater stockholders vote “FOR” the Merger Agreement proposal.

These interests are further described in “The Mergers—Interests of Directors and Executive Officers of SkyWater in the Mergers” beginning on page 54.

The opinion of SkyWater’s financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Mergers.

SkyWater has received an opinion from its financial advisor in connection with the signing of the Merger Agreement, but has not obtained any updated opinion from its financial advisor as of the date of this proxy statement/prospectus. Changes in the operations and prospects of IonQ or SkyWater, general market and economic conditions and other factors that may be beyond the control of IonQ or SkyWater, and on which SkyWater’s financial advisor’s opinion was based, may significantly alter the value of IonQ or SkyWater or the prices of the shares of IonQ common stock or SkyWater common stock by the time the Mergers are completed. The opinion does not speak as of the time the Mergers will be completed or as of any date other than the date of such opinion. Because SkyWater does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the Merger Consideration from a financial point of view at the time the Mergers are completed. The SkyWater Board’s recommendation that SkyWater stockholders vote “FOR” approval of the merger agreement proposal and “FOR” the adjournment proposal, however, is made as of the date of this proxy statement/prospectus.

For a description of the opinion that SkyWater received from its financial advisor, see the section titled “The Mergers—Opinion of SkyWater’s Financial Advisor” beginning on page 46. A copy of the opinion of Goldman Sachs, SkyWater’s financial advisor, is attached as Annex C to this proxy statement/prospectus.

SkyWater may be unable to retain key employees during the pendency of the Mergers.

In connection with the pending Mergers, SkyWater’s current and prospective employees may experience uncertainty about their future roles with IonQ following the Mergers, which may materially adversely affect its ability to attract and retain key personnel during the pendency of the Mergers. Key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with IonQ following the Mergers. Accordingly, no assurance can be given that SkyWater will be able to retain key employees to the same extent that SkyWater has been able to in the past.

Potential litigation against IonQ and SkyWater could result in substantial costs, an injunction preventing the completion of the Mergers and/or a judgment resulting in the payment of damages.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into Merger Agreements. Even if such a lawsuit is unsuccessful, defending against these claims can result in substantial costs. An adverse judgment could result in monetary damages, which could have a negative impact on IonQ’s and SkyWater’s respective liquidity and financial condition.

Stockholders of SkyWater may file lawsuits against IonQ, SkyWater and/or the directors and officers of either company in connection with the Mergers. These lawsuits could prevent or delay the completion of the Mergers and result in significant costs to SkyWater and/or IonQ, including any costs associated with the indemnification of directors and officers. There can be no assurance that any of the defendants will be successful in the outcome of any potential lawsuits.

Completion of the Mergers may trigger change in control or other provisions in certain agreements to which SkyWater is a party, which may have an adverse impact on IonQ’s business and results of operations after the Mergers.

The completion of the Mergers may trigger change in control and other provisions in certain agreements to which SkyWater or its subsidiaries are a party. If IonQ and SkyWater are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if IonQ and SkyWater are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to SkyWater or IonQ following the Mergers.

The shares of IonQ common stock to be received by SkyWater stockholders upon completion of the Mergers will have different rights from shares of SkyWater common stock.

Upon completion of the Mergers, SkyWater stockholders will no longer be stockholders of SkyWater but will instead become stockholders of IonQ, and their rights as IonQ stockholders will be governed by the terms of IonQ’s certificate of incorporation, as amended (“IonQ’s Certificate of Incorporation”), and IonQ’s bylaws, as amended (“IonQ’s Bylaws”). The terms of IonQ’s Certificate of Incorporation and IonQ’s Bylaws are in some respects materially different than the terms of SkyWater’s certificate of incorporation (“SkyWater’s Certificate of Incorporation”), and SkyWater’s Bylaws, which currently govern the rights of SkyWater stockholders. See “Comparison of Rights of Stockholders of IonQ and SkyWater” beginning on page 118 for a discussion of the different rights associated with shares of SkyWater common stock and shares of IonQ common stock.

SkyWater stockholders will have a significantly reduced ownership and voting interest after the Mergers and will exercise less influence over the policies of IonQ following the Mergers than they now have on the policies of SkyWater.

IonQ stockholders currently have the right to vote in the election of the IonQ board of directors (the “IonQ Board”) and on other matters affecting IonQ. SkyWater stockholders currently have the right to vote in the election of the SkyWater Board and on other matters affecting SkyWater. Immediately after the Mergers are completed, it is expected that current IonQ stockholders will own between approximately 93.2% and 95.7% of the shares of outstanding common stock of IonQ following the Mergers, and current SkyWater stockholders will own between approximately 4.3% and 6.8% of the common stock outstanding of IonQ following the Mergers, each on a fully diluted basis.

As a result, current SkyWater stockholders will have significantly less influence on the policies of IonQ than they now have on the policies of SkyWater.

Risks Relating to IonQ After Completion of the Mergers

IonQ may not achieve the intended benefits and the Mergers may disrupt its current plans or operations.

There can be no assurance that IonQ will be able to successfully integrate SkyWater’s assets or otherwise realize the expected benefits of the Mergers. Difficulties in integrating SkyWater into IonQ may result in IonQ performing differently than expected or in operational challenges or in the failure to realize anticipated benefits in the expected time frame or at all. The integration of the two companies may result in material challenges, including the diversion of management’s attention from ongoing business concerns; retaining key management and other employees; retaining or attracting business and operational relationships; the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; consolidating corporate and administrative infrastructures; coordinating geographically separate organizations; unanticipated issues in integrating information technology, communications and other systems; as well as potential unknown liabilities, unforeseen expenses relating to integration or delays associated with the acquisition.

The market price of IonQ’s common stock after the Mergers may be affected by factors different from those affecting the price of IonQ or SkyWater common stock before the Mergers.

Upon completion of the Mergers, holders of IonQ common stock and SkyWater common stock will be holders of IonQ common stock. As the businesses of IonQ and SkyWater are different, the results of operations as well as the price of IonQ’s common stock may in the future be affected by factors different from those factors affecting IonQ and SkyWater as independent standalone companies. IonQ following the Mergers will face additional risks and uncertainties that IonQ or SkyWater may currently not be exposed to as independent companies.

The market price of IonQ’s common stock may decline as a result of the Mergers.

The market price of IonQ common stock may decline as a result of the Mergers if, among other things, it is unable to achieve the expected benefits of the Mergers, if the Mergers are not completed within the anticipated time frame or if the transaction costs related to the Mergers are greater than expected. The market price also may decline if IonQ does not achieve the perceived benefits of the Mergers as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Mergers on IonQ’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.

The completion of the Mergers may result in a loss of customers, distributors, suppliers, vendors, landlords and other business partners and may result in the termination of existing contracts.

Following the Mergers, some of the customers, distributors, suppliers, vendors, landlords and other business partners of SkyWater may terminate or scale back their current or prospective business relationships with IonQ. Some customers may not wish to source a larger percentage of their needs from a single company. In addition, SkyWater has contracts with customers, distributors, suppliers, vendors, landlords and other business partners that may require it to obtain consents from these other parties in connection with the Mergers, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, suppliers, vendors, landlords and other business partners are adversely affected by the Mergers, or if IonQ, following the Mergers, loses the benefits of the contracts of SkyWater, IonQ’s business and financial performance could suffer.

Risks Related to the Voting Agreement

Certain SkyWater stockholders, collectively holding approximately 19.87% of SkyWater’s outstanding voting power as of January 25, 2026, have entered into a Voting Agreement with IonQ pursuant to which they have agreed, among other things, to vote their shares in favor of the adoption of the Merger Agreement. While the Voting Agreement reduces the number of additional votes needed to obtain the SkyWater Stockholder Approval, it does not guarantee that the requisite vote will be obtained. The Voting Agreement terminates automatically upon, among other things, the termination of the Merger Agreement in accordance with its terms, a change in the SkyWater recommendation or an Adverse Amendment.

Other Risk Factors of IonQ and SkyWater

IonQ’s and SkyWater’s businesses are and will be subject to the risks described above. In addition, IonQ and SkyWater are and will continue to be subject to the risks described in IonQ’s and SkyWater’s respective Annual Reports on Form 10-K for the fiscal years ended December 31, 2025, and December 28, 2025, respectively, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. For the location of information incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 126.

THE MERGERS

The following is a discussion of the Mergers and the material terms of the Merger Agreement between IonQ and SkyWater. You are urged to read the Merger Agreement carefully and in its entirety. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the Mergers that is important to you. This section is not intended to provide you with any factual information about IonQ or SkyWater. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings IonQ and SkyWater make with the SEC that are incorporated by reference into this document, as described in “Where You Can Find More Information” beginning on page 126.

Background of the Mergers

The SkyWater Board and management periodically review and assess SkyWater’s results of operations, financial position, share price, business strategy and opportunities and risks, as well as the trends and conditions affecting SkyWater’s industry and business generally. Such assessments include periodic meetings or consultations with third-party advisors, as well as consideration of a wide range of potential strategic and financial alternatives, including acquisitions, financing transactions, investments in SkyWater and business combinations, with a view to maximizing stockholder value.

SkyWater began pursuing IonQ to become a customer of SkyWater in 2024. Following that time, SkyWater executives and IonQ executives met periodically to discuss a potential commercial relationship, independent of the Transactions and the parties held periodic technical and operational meetings at SkyWater facilities between October 2025 and February 2026. These commercial discussions were conducted separately from, and were not conditioned on, the Transactions. As described below, IonQ first raised strategic alternatives in late November 2025, and those discussions proceeded on a separate track.

On November 23, 2025, Niccolo de Masi, IonQ’s Chairman and Chief Executive Officer, and John Sakamoto, SkyWater’s President and Chief Operating Officer, had a telephone call regarding the potential commercial relationship between IonQ and SkyWater, during which they discussed the possibility of a development partnership between the companies for SkyWater to provide Advanced Technology Services (“ATS”) to IonQ and Mr. de Masi raised the potential for IonQ to make an investment in SkyWater. On November 25, 2025, Mr. de Masi and Mr. Sakamoto had a telephone call on the same topics and Mr. de Masi requested a further call with Thomas Sonderman, SkyWater’s Chief Executive Officer.

On November 26, 2025, Mr. de Masi met virtually with Mr. Sonderman, Mr. Sakamoto and Steve Manko, SkyWater’s Chief Financial Officer, and expressed that IonQ had an interest in exploring a broader strategic partnership with SkyWater, including potentially a joint venture with SkyWater, a direct investment in SkyWater, or an acquisition of SkyWater.

On November 26, 2025, Loren Unterseher, a SkyWater director and a significant holder of SkyWater common stock, also had a telephone discussion with Mr. de Masi regarding IonQ’s interest in acquiring SkyWater.

On November 28, 2025, Mr. de Masi and Mr. Sonderman had a telephone call in which Mr. de Masi stated that IonQ intended to provide SkyWater with a proposal to acquire SkyWater, subject to a discussion with the IonQ Board.

On December 3, 2025, Mr. de Masi and Mr. Sonderman had a telephone call in which Mr. de Masi informed Mr. Sonderman that the IonQ Board had approved IonQ making an offer to acquire SkyWater and that Mr. de Masi expected to provide a formal proposal on December 4, 2025.

In the morning on December 4, 2025, Mr. de Masi, on behalf of the IonQ Board, delivered to Timothy Baxter, SkyWater’s independent Chairman of the Board, a non-binding written proposal for IonQ to acquire 100% of the outstanding shares of SkyWater common stock. IonQ proposed that SkyWater stockholders would receive $12.50 per share in cash and $12.50 per share in IonQ common stock, or $25 per share of SkyWater stock in total. The amount of IonQ common stock would be based on the IonQ VWAP prior to signing a definitive agreement and be subject to a symmetrical 10% collar based on the IonQ VWAP for the 10 trading days prior to closing. The proposal was subject to completion of due diligence. The proposal indicated that the cash portion of the purchase price would be funded entirely with cash on IonQ’s balance sheet, and the definitive agreement would not include any financing condition. The proposal also stated that IonQ was only prepared to move forward with a transaction on an exclusive basis.

In the evening on December 4, 2025, the SkyWater Board held a special meeting by video conference, together with SkyWater’s management. Among other things, the SkyWater Board discussed SkyWater’s current strategic plan and recent developments with that plan. The SkyWater Board also reviewed the terms of the IonQ proposal and discussed considerations relating to a potential acquisition of SkyWater by IonQ, including SkyWater’s long-term growth opportunities pursuant to SkyWater’s current strategic plan compared to the IonQ proposal. Messrs. Sonderman, Unterseher and Sakamoto also informed the SkyWater Board of and reviewed with the SkyWater Board the prior discussions each of them had with IonQ representatives. Christopher Hilberg, SkyWater’s Chief Risk and Compliance Officer, General Counsel and Secretary, reviewed with the SkyWater Board its fiduciary duties in connection with a potential sale or merger transaction or other strategic alternatives. The SkyWater Board discussed engaging a financial advisor, including potential options with the requisite industry expertise, to assist it in evaluating the IonQ proposal and potential strategic alternatives. Following that discussion, the SkyWater Board determined to engage Goldman Sachs & Co. LLC (“Goldman Sachs”) as financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions and authorized management to engage Goldman Sachs to act as financial advisor to SkyWater, subject to confirmation that Goldman Sachs did not have disabling conflicts and negotiating with Goldman Sachs an appropriate engagement letter.

On December 7, 2025, Paul Dacier, IonQ’s Chief Legal Officer, Corporate Secretary and Chief Administrative Officer sent Mr. Hilberg a draft mutual confidentiality agreement to facilitate discussions and the disclosure of information between SkyWater and IonQ. IonQ, SkyWater, IonQ’s outside legal counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), and SkyWater’s regular outside legal counsel, Foley & Lardner LLP (“Foley”), negotiated, and the parties executed, a mutual confidentiality agreement on December 21, 2025. This confidentiality agreement has a two-year term expiring on December 21, 2027, subject to earlier termination upon closing of the Transactions. The confidentiality agreement contained, among other things, a one-year mutual “standstill” provision with a customary “fall-away” provision that would render the standstill restrictions inapplicable if SkyWater entered into a definitive agreement involving all or a majority of the voting securities or consolidated assets of SkyWater or a third party commenced a tender or exchange offer for all or a majority of SkyWater’s outstanding voting securities and SkyWater or the SkyWater Board recommended or accepted such offer or failed to recommend that its stockholder reject such offer. The confidentiality agreement did not include a “don’t ask, don’t waive” provision. In addition, notwithstanding the standstill restrictions, the confidentiality agreement permitted IonQ to make confidential offers or proposals to SkyWater, provided that such communications were made in a manner that would not reasonably be expected to require either party to make public disclosure under applicable law or regulation.

In the evening on December 9, 2025, Mr. de Masi met with Mr. Baxter and Mr. Sonderman for a dinner at which there was discussion on the background of IonQ and the quantum industry, potential synergies in connection with an acquisition of SkyWater by IonQ and next steps regarding the process for a potential acquisition of SkyWater by IonQ.

On December 10, 2025, Mr. de Masi met with Mr. Unterseher for a breakfast at which there was discussion on the background of IonQ and SkyWater and the potential strategic fit of SkyWater with IonQ.

On December 11, 2025 the SkyWater Board met in person at a regularly scheduled meeting, with representatives of SkyWater management, Goldman Sachs and Foley present. Foley provided an overview of the SkyWater Board’s fiduciary duties in connection with a potential sale or merger transaction or other strategic alternatives, as well as public disclosure considerations relating to such a transaction. Representatives of Goldman Sachs reviewed with the SkyWater Board IonQ’s proposal and provided an overview of IonQ and its business and financial performance. Representatives of Goldman Sachs also discussed with the SkyWater Board considerations for evaluating value and strategic alternatives, including a potential process to evaluate the IonQ proposal and potential responses to IonQ. Messrs. Baxter, Sonderman and Unterseher also reviewed with the SkyWater Board the discussions each of them had with IonQ representatives. During the meeting, the SkyWater Board also received an update from management on SkyWater’s strategic plan and reviewed SkyWater’s annual operating plan. The SkyWater Board reviewed the current strategic plan and considerations associated with pursuing that plan as a standalone company compared to engaging with IonQ regarding its proposal. The SkyWater Board also discussed IonQ’s relationship with SkyWater as a customer and other potential strategic alternatives. The SkyWater Board directed representatives of Goldman Sachs, after it completed further review of the IonQ proposal, to inform IonQ’s advisors that SkyWater was prepared to continue discussions, but that IonQ would need to provide an improved proposal with respect to both price and consideration mix after conducting due diligence.

At the December 11, 2025 SkyWater Board meeting, Mr. Hilberg also reviewed with the SkyWater Board a proposed engagement letter that management had negotiated with Goldman Sachs and the SkyWater Board was informed that Goldman Sachs had not been engaged by IonQ or its affiliates to provide financial advisory or underwriting services. On December 11, 2025, SkyWater entered into the engagement letter with Goldman Sachs.

On December 11, 2025 Mr. Unterseher had a telephone call with Mr. de Masi, in which Mr. Unterseher informed Mr. de Masi that the SkyWater Board was reviewing IonQ’s proposal and had retained Goldman Sachs as its financial advisor.

On December 12, 2025, Mr. Baxter informed Mr. de Masi in a telephone call that the IonQ proposal had been reviewed with the SkyWater Board, SkyWater had engaged Goldman Sachs as financial advisor and SkyWater and Goldman were continuing to review the IonQ proposal. Mr. Baxter suggested Goldman Sachs connect with IonQ’s financial advisor. Mr. de Masi informed Mr. Baxter that IonQ had engaged Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) as its financial advisor and that Mr. de Masi would introduce Cantor Fitzgerald to Goldman Sachs.

On December 14, 2025, representatives of Goldman Sachs and Cantor Fitzgerald held a telephone call in which representatives of Goldman Sachs noted that Goldman Sachs was continuing to review the IonQ proposal and asked Cantor Fitzgerald for the basis for the cash-stock mix of consideration. Cantor Fitzgerald noted that SkyWater stockholders should find equity consideration consisting of IonQ’s common stock attractive because of the upside growth potential.

On December 16, 2025, Mr. Baxter, Mr. Unterseher, Mr. Manko, Mr. Hilberg and representatives of Goldman Sachs met virtually to discuss Goldman Sachs’ further review of the IonQ proposal and the potential response to IonQ. Mr. Baxter confirmed the instructions the SkyWater Board had provided to Goldman Sachs at its December 11, 2025 meeting, instructing Goldman Sachs to advise IonQ that SkyWater was prepared to continue discussions, but that IonQ would need to provide an improved proposal with respect to both price and consideration mix after conducting due diligence.

On December 17, 2025, representatives of Goldman Sachs informed Cantor Fitzgerald in a telephone call that SkyWater was taking the IonQ proposal seriously and continued to be open to engaging with IonQ but that SkyWater was rejecting the IonQ proposal on its current terms and that the SkyWater Board expected IonQ to submit an improved proposal with respect to both price and consideration mix after conducting due diligence.

Representatives of Goldman Sachs explained that the SkyWater Board preferred cash consideration to stock consideration because of the greater certainty of value from cash. Representatives of Goldman Sachs also informed Cantor Fitzgerald that SkyWater was working on a data room to contain information for due diligence purposes but that IonQ needed to provide its due diligence requests.

On December 18, 2025, Cantor Fitzgerald provided Goldman Sachs with IonQ’s initial due diligence request list and a list of initial key diligence items. On December 21, 2025, Cantor Fitzgerald provided Goldman Sachs with supplemental updates to the initial due diligence request list and list of initial key diligence items, as well as requests for due diligence calls to be held with SkyWater representatives.

On December 22, 2025, Mr. de Masi spoke with Mr. Baxter on a telephone call and asked why SkyWater would not come back with a counterproposal to the IonQ proposal with economic terms on which the parties could agree on a transaction. Mr. Baxter informed Mr. de Masi that SkyWater had provided its position on the IonQ proposal through Goldman Sachs on the December 17, 2025 call with Cantor Fitzgerald. They also discussed SkyWater’s strategic plan and IonQ’s prospective plans for operating SkyWater post-closing of a transaction.

On December 22, 2025, Mr. de Masi spoke with Mr. Sonderman regarding the commercial engagement between SkyWater and IonQ. Mr. de Masi also discussed with Mr. Sonderman IonQ’s prospective plans for operating SkyWater post-closing of a transaction and requested that SkyWater provide further information on the investment required to execute its strategic plan.

On December 22, 2025, representatives of Goldman Sachs held a telephone call with Cantor Fitzgerald and reiterated that SkyWater had rejected the IonQ proposal but that SkyWater was open to engaging with IonQ if IonQ provided SkyWater with an improved proposal with respect to both price and consideration mix after completing due diligence. On the call, Cantor Fitzgerald also requested an update from representatives of Goldman Sachs on when virtual data room access would be provided to IonQ and its advisors.

On December 23, 2025, a virtual data room containing SkyWater information was made available to IonQ and its advisors for due diligence review purposes. Thereafter, IonQ and its representatives conducted due diligence with respect to SkyWater, engaging with SkyWater and its representatives as part of that process.

On January 4, 2026, Mr. de Masi sent a message to Mr. Baxter that, among other things, expressed concern about the speed with which SkyWater was responding to due diligence requests, stated that IonQ would not be prepared to proceed with a transaction unless a definitive agreement was entered into no later than January 30, 2026, noted that the recent increase in SkyWater stock price has no bearing on the price IonQ is prepared to pay in a transaction, and reiterated that IonQ was only prepared to move forward with a transaction with SkyWater on an exclusive basis.

Over the course of January 5, 2026 and January 6, 2026, Mr. Baxter, Dennis Goetz (a SkyWater independent director and chair of the Audit Committee), Mr. Unterseher, Mr. Manko, Mr. Hilberg and representatives of Goldman Sachs and Foley met virtually to discuss a response to Mr. de Masi’s message and due diligence progress and timing of a potential transaction. Mr. Goetz and Mr. Unterseher had previously requested to participate on internal meetings Mr. Baxter had with SkyWater management and representatives of Goldman Sachs and Foley to bring their subject matter experience and support the transaction process, and the SkyWater Board was aware Mr. Goetz and Mr. Unterseher participated in such meetings. The group also discussed other potential purchasers of SkyWater and reviewed options for approaching potential purchasers other than IonQ. Among other things, the group discussed regulatory and national security concerns that would make it difficult for certain potential purchasers to complete a transaction to acquire SkyWater, the low probability of a potential purchaser being able or willing to make an economic proposal on terms superior to IonQ’s proposal, and IonQ’s consistent position that it would only continue discussions with SkyWater on an exclusive basis.

On January 6, 2026, Mr. Baxter and Mr. de Masi spoke on a telephone call. Among other things, they discussed the importance of exclusivity to IonQ, the progress and timing of due diligence with respect to SkyWater and its business and the importance of accelerating that process, SkyWater’s management forecast and related due diligence and recent upward movement in the trading price of SkyWater’s common stock and how that might impact the pricing of the Transactions. Following the call, Mr. de Masi sent a message to Mr. Baxter which provided a timeline for Paul, Weiss to deliver a draft Merger Agreement to SkyWater and its representatives later that week and confirmed that IonQ would provide a revised offer to SkyWater.

On January 8, 2026, Mr. Unterseher and Mr. de Masi spoke on a telephone call. Mr. de Masi confirmed that IonQ would be revising its proposal. In the call, Mr. de Masi inquired about the preferences of the SkyWater Board as to the mix of cash and stock consideration. Mr. Unterseher reiterated the SkyWater Board’s position that it favored increased cash consideration to provide greater certainty of value to SkyWater’s stockholders but did not provide further guidance. Mr. Unterseher suggested IonQ should put forth its best offer and that the SkyWater Board would promptly review the revised proposal.

On January 9, 2026, Mr. de Masi, on behalf of the IonQ Board, delivered to Mr. Baxter a revised written, non-binding proposal to acquire 100% of the outstanding shares of SkyWater common stock. Under the revised proposal, SkyWater stockholders would receive $32.50 per share of SkyWater common stock in total, consisting of $14.00 per share in cash (43% of the total) and $18.50 per share in IonQ common stock (57% of the total). The revised proposal included a wider symmetrical collar of 12% and reiterated IonQ’s position that it was prepared to move forward with a transaction only on an exclusive basis.

On January 10, 2026, Paul, Weiss sent initial drafts of the Merger Agreement and Voting Agreement to Foley. Foley shared the drafts with SkyWater management, members of the SkyWater Board, including Mr. Unterseher, who is a party to the Voting Agreement, Dorsey & Whitney LLP, counsel to Mr. Unterseher and his affiliates that are parties to the Voting Agreement (“Dorsey”), and representatives of Goldman Sachs. Among other terms, the draft Merger Agreement provided for a termination fee of 4.0% of SkyWater’s fully diluted equity value payable by SkyWater if the Merger Agreement was terminated (1) by IonQ following a Change of SkyWater Recommendation, (2) by SkyWater to accept a Superior Proposal, or (3) under certain other circumstances after which SkyWater signs an agreement with respect to, or consummates, an acquisition proposal within 12 months of termination. The draft Merger Agreement also required that each party use its reasonable best efforts to secure regulatory clearances, but disclaimed any IonQ obligation to make any divestitures, licensing arrangements or similar restrictions. Among other terms, the draft Voting Agreement provided that the Voting Agreement would not terminate upon a change in the recommendation of the SkyWater Board to stockholders with respect to the vote to approve the Merger Agreement and Mergers and also included a “clawback” provision under which the stockholder parties to the Voting Agreement would be required to pay to IonQ 90% of any amount in excess of the Merger Consideration paid as to the stockholder parties as a result of any Acquisition Proposal announced or consummated within 12 months of the termination of the Merger Agreement.

On January 10 and 11, 2026, Mr. Baxter, Mr. Unterseher, Mr. Manko, Mr. Hilberg and representatives of Goldman Sachs and Foley met virtually to discuss IonQ’s revised price and collar proposal and issues with the drafts of the Merger Agreement, including with respect to termination fees and required efforts to obtain regulatory approvals, and the Voting Agreement.

On January 12, 2026, the SkyWater Board held a special meeting by video conference, together with SkyWater’s management and representatives of Goldman Sachs and Foley, to review IonQ’s revised proposal and the draft of the Merger Agreement. Representatives of Goldman Sachs reviewed with the SkyWater Board the status of discussions with IonQ and summarized the economic terms of IonQ’s revised proposal, and discussed the implications of the proposed mix of cash and stock consideration, including operation of the collar. Foley also presented a summary of the material terms of the draft Merger Agreement and draft Voting Agreement and recommended changes to the draft Merger Agreement and discussed fiduciary duty considerations. The SkyWater Board and advisors discussed whether to approach other potential purchasers, in addition to IonQ, considering among other things, the regulatory or national security concerns related to certain potential purchasers, including those with non-U.S. ownership, the low probability of a potential purchaser being able or willing to make an economic proposal on terms superior to IonQ’s revised proposal, and IonQ’s stated expectation of exclusivity, including that IonQ would not continue negotiations if SkyWater approached or entertained offers or inquiries from other potential purchasers. The SkyWater Board and management also discussed SkyWater’s long-term strategic plan, risks related to remaining an independent public company and risks of the Mergers, including risks that could arise between signing the Merger Agreement and closing of the Mergers. Among other things, the SkyWater Board discussed its desire to increase the portion of the Merger Consideration that would be payable in cash and to expand the symmetrical collar, to increase the certainty of consideration for the SkyWater stockholders. The SkyWater Board authorized Mr. Baxter to communicate to IonQ a counterproposal with specific terms for price, mix of consideration and collar, as well as authorized Mr. Baxter to engage in further discussions with IonQ regarding the economic and other terms of a Merger Agreement, subject to approval by the SkyWater Board.

Later on January 12, 2026, Mr. Baxter, on behalf of the SkyWater Board, delivered a written counterproposal to Mr. de Masi, as representative of IonQ and the IonQ Board. Under SkyWater’s counterproposal, SkyWater stockholders would receive $34.00 in total per share of SkyWater common stock, consisting of $22.10 per share in cash (65% of the total) and $11.90 per share in IonQ common stock (35% of the total). The counterproposal increased the symmetrical collar from 12% to 25%, with the collar to be based on a 20-day VWAP. Mr. Baxter also stated that SkyWater would require reciprocal due diligence for SkyWater and its advisors to evaluate IonQ’s financial condition, operational capabilities and strategic plans.

On January 13, 2026, Mr. de Masi responded to Mr. Baxter and the SkyWater counterproposal requesting SkyWater provide revised drafts of the Merger Agreement and Voting Agreement. Mr. Baxter responded that SkyWater’s legal team was reviewing the draft agreements and working on revised drafts that would be in a position to send later in the week if the parties were able to reach an agreement on financial terms.

On January 13, 2026, Mr. Baxter, Mr. Unterseher, Mr. Goetz, Mr. Manko, Mr. Hilberg and representatives of Goldman Sachs and Foley met virtually to discuss revisions to the draft Merger Agreement, including with respect to termination fees and required efforts to obtain regulatory approvals.

On January 14, 2026, Foley and Dorsey met virtually to discuss proposed changes to the Voting Agreement and the process for conveying combined comments to Paul, Weiss.

On January 15, 2026, Foley sent Paul, Weiss a revised draft of the Merger Agreement. Among other terms, the draft Merger Agreement reflected the economic terms from SkyWater’s January 12, 2026 proposal. The draft Merger Agreement lowered the termination fee payable by SkyWater from 4.0% to 2.0% of SkyWater’s fully diluted equity value. The draft Merger Agreement also required that each party use its reasonable best efforts to secure regulatory clearance, and required IonQ to make divestitures, licensing arrangements or similar restrictions and litigate if necessary to clear regulatory approvals. The draft Merger Agreement also provided for a reverse termination fee of 7.5% of SkyWater’s fully diluted equity value payable by IonQ if the Merger Agreement were terminated as a result of a failure to obtain regulatory approval. Also on January 15, 2026, Foley sent Paul, Weiss a revised draft Voting Agreement that, among other things, expanded the events triggering termination of the Voting Agreement to include a change in the recommendation of the SkyWater Board to stockholders with respect to the vote to approve the Merger Agreement and Mergers and deleted the “clawback” provision.

On January 15, 2026, Paul, Weiss responded to Foley in a telephone call regarding the revised draft of the Merger Agreement. Paul, Weiss communicated that IonQ would agree to a termination fee payable by SkyWater of 3.0% of SkyWater’s fully diluted equity value, that IonQ would propose a compromise on required efforts to obtain regulatory approvals and that a reverse termination fee payable by IonQ would not be acceptable to IonQ.

Later on January 15, 2026, Mr. de Masi, on behalf of the IonQ Board, sent Mr. Baxter a further revised written proposal with respect to price, consideration mix and collar terms. Under IonQ’s counterproposal, SkyWater stockholders would receive $35.00 in total for each share of SkyWater common stock, consisting of $15.00 per share in cash (approximately 43% of the total) and $20.00 per share in IonQ common stock (approximately 57% of the total). The counterproposal included a 15% symmetrical collar.

On January 16, 2026, Mr. Baxter, Mr. Unterseher, Mr. Goetz, Mr. Manko, Mr. Hilberg and representatives of Goldman Sachs and Foley met virtually to discuss the revised IonQ proposal delivered on January 15, 2026.

Later on January 16, 2026, Cantor Fitzgerald informed SkyWater and representatives of Goldman Sachs that IonQ’s January 15, 2026 proposal reflected IonQ’s “best and final” offer with respect to the offer price and consideration mix.

On January 18, 2026, Paul, Weiss sent revised drafts of the Merger Agreement and Voting Agreement to Foley and Dorsey. Among other terms, the draft Merger Agreement reflected the economic terms from IonQ’s January 15, 2026 proposal. It also provided for a termination fee of 3.0% of SkyWater’s fully diluted equity value payable by SkyWater. The draft Merger Agreement also required that each party use its reasonable best efforts to secure regulatory clearance, including an obligation for IonQ to agree to make divestitures of SkyWater’s operations if such divestitures would not have a material adverse effect on SkyWater, IonQ to agree to behavioral and conduct remedies with respect to SkyWater’s operations, and IonQ and SkyWater to litigate if necessary to clear regulatory approvals. The Merger Agreement draft did not include a reverse termination fee payable by IonQ in connection with a failure to obtain regulatory approval. The draft Voting Agreement did not include a termination event upon a change in the recommendation of the SkyWater Board to stockholders with respect to the vote to approve the Merger Agreement and Mergers.

Later on January 18, 2026, Mr. Baxter, Mr. Unterseher, Mr. Goetz, Mr. Manko, Mr. Hilberg and representatives of Goldman Sachs and Foley met virtually to discuss a response to IonQ’s most recent proposal with respect to price, consideration mix and collar terms and the revised draft of the Merger Agreement.

On January 19, 2026, Mr. Baxter delivered a written counterproposal to Mr. de Masi. SkyWater agreed to IonQ’s “best and final” offer price and consideration mix, contingent on IonQ’s acceptance of a 25% symmetrical collar based on a 20-day VWAP, a reduced termination fee payable by SkyWater of 2.5% of SkyWater’s fully diluted equity value, and a reverse termination fee payable by IonQ of 6.75% of SkyWater’s fully diluted equity value, as well as completion of SkyWater’s reverse due diligence on IonQ’s business.

On January 19, 2026, representatives of Goldman Sachs provided Cantor Fitzgerald with SkyWater’s due diligence request list for reverse due diligence on IonQ, as well as a request for a due diligence call to be held with IonQ representatives. On January 22, 2026, a virtual data room containing IonQ information was made available to SkyWater and its advisors for due diligence review purposes. Thereafter, SkyWater and its representatives conducted due diligence with respect to IonQ, engaging with IonQ and its representatives as part of that process.

On January 20, 2026, Paul, Weiss delivered to Foley in a telephone call the following “package” proposal of IonQ addressing the key open items in the draft Merger Agreement: (1) a collar range of $42.50 to $61.15, or representing an approximately 18% symmetrical collar around a midpoint of IonQ’s 10-day VWAP on January 20, 2026; (2) the termination fee payable by SkyWater of 2.86% of SkyWater’s fully diluted equity value; (3) no reverse termination fee payable by IonQ and (4) in the event of regulatory approval failure, IonQ would purchase $100 million of SkyWater common stock at $35.00 per share.

On January 20, 2026, Mr. Baxter, Mr. Unterseher, Mr. Goetz, Mr. Manko, Mr. Hilberg and representatives of Goldman Sachs and Foley met virtually to discuss a response to IonQ’s “package” proposal.

On January 20, 2026, Foley sent Paul, Weiss a revised draft of the Merger Agreement. Also on January 20, 2026, Foley sent Paul, Weiss a revised draft Voting Agreement that, among other things, provided for the termination events under the Voting Agreement to include a change in the recommendation of the SkyWater Board to stockholders with respect to the vote to approve the Merger Agreement and Mergers.

On January 21, Mr. Baxter had a telephone call with Mr. de Masi in which Mr. Baxter noted that he would discuss with the SkyWater Board accepting the termination fee payable by SkyWater at 2.86% of SkyWater’s fully diluted equity value and no reverse termination fee payable by IonQ, but in the event of regulatory approval failure, IonQ would invest $100 million in SkyWater common stock at $35.00 per share. However, with respect to the collar, Mr. Baxter conveyed that SkyWater continued to need a 25% symmetrical collar based on a 20-day VWAP. Mr. de Masi countered with an 18% symmetrical collar and, after discussion, Mr. Baxter agreed he would discuss with the SkyWater Board a 22% symmetrical collar based on a 20-day VWAP.

On January 21, 2026, the SkyWater Board held a special meeting by video conference, together with SkyWater’s management and representatives of Goldman Sachs and Foley, to review IonQ’s most recent proposal. Representatives of Goldman Sachs reviewed the Merger Consideration and other terms of IonQ’s proposal, which reflected $35.00 in total Merger Consideration for each share of SkyWater common stock, consisting of $15.00 per share in cash (approximately 43% of the total) and $20.00 per share in IonQ common stock (approximately 57% of the total), subject to a 22% symmetrical collar based on 20-day VWAP. Goldman Sachs’s presentation included a history of the changes in the Merger Consideration and other key terms over the course of the negotiations, the changes in the trading prices of IonQ common stock and SkyWater common stock, respectively, during the negotiation period, and the implied premiums and multiples that the Merger Consideration represented. Foley also presented an updated summary of the material terms of the draft Merger Agreement and draft Voting Agreement, which summary was circulated to the SkyWater Board in advance of the meeting. Among other terms, Foley discussed the termination fee payable by SkyWater at 2.86% of SkyWater’s fully diluted equity value and the requirement that IonQ would invest $100 million in SkyWater common stock at $35.00 per share in the event of regulatory approval failure. The SkyWater Board and advisors again discussed whether to approach other potential purchasers, in addition to IonQ, considering among other things, regulatory or national security concerns with other potential purchasers, the low probability of a potential purchaser being able or willing to make a superior economic proposal compared to IonQ’s, the risk IonQ would rescind its proposal if SkyWater approached other potential purchasers, and that, given the significant portion of stock in the mix of Merger Consideration, the SkyWater stockholders would continue to be able to participate in the combined company after closing of the Mergers. The SkyWater Board ultimately determined that it would be in the best interest of SkyWater and its stockholders to not approach other potential purchasers. After discussion, the SkyWater Board expressed support for continuing to pursue the transaction on the terms discussed and directed management and SkyWater’s advisors to continue to finalize definitive agreements.

On January 22, 2026, Paul, Weiss sent Foley a further revised draft of the Merger Agreement, consistent with the above.

Following a discussion between Paul, Weiss and Dorsey to discuss the Voting Agreement, on January 22, 2026, Paul, Weiss sent Foley and Dorsey a further revised draft of the Voting Agreement. The draft Voting Agreement did not include a termination event upon a change in the recommendation of the SkyWater Board to stockholders with respect to the vote to approve the Merger Agreement and Mergers. On January 24, 2026 the parties and counsel continued to discuss and exchange drafts of the Voting Agreement, with IonQ agreeing to include a termination event upon a change in the recommendation of the SkyWater Board to stockholders with respect to the vote to approve the Merger Agreement and Mergers.

On January 22, 2026, Foley sent Paul, Weiss a draft of SkyWater’s disclosure schedules with respect to the Merger Agreement.

On January 23, 24 and 25, 2026, Mr. Baxter, Mr. Unterseher, Mr. Manko, Mr. Hilberg and representatives of Goldman Sachs and Foley met virtually to discuss the collar. The parties and counsel also met virtually and corresponded regarding the collar, before ultimately agreeing to a collar fixed on January 23, 2026 of $37.99 to $60.13.

On January 24 and January 25, 2026, the parties and counsel continued to discuss and exchange drafts of the Merger Agreement.

On January 24, 2026, Paul, Weiss sent Foley comments on Foley’s draft of SkyWater’s disclosure schedules with respect to the Merger Agreement. On January 24, 2026, Paul, Weiss sent Foley a draft of IonQ’s disclosure schedules with respect to the Merger Agreement.

On January 24 and January 25, 2026, the parties and counsel continued to discuss and exchange drafts of the disclosure schedules, including a series of discussions regarding exceptions to covenants restricting SkyWater’s activities between signing the Merger Agreement and closing the Mergers.

On January 25, 2026, Paul, Weiss, Foley and Dorsey exchanged final drafts of the Merger Agreement, Voting Agreement and disclosure schedules.

On January 25, 2026, the SkyWater Board held a special meeting by video conference, together with representatives of Goldman Sachs and Foley, to review IonQ’s final proposal, including the terms of the proposed Merger Agreement. Foley reviewed the SkyWater Board’s fiduciary duties in connection with a potential sale transaction. Foley also reviewed with the SkyWater Board the interests SkyWater executive officers and directors may have in the Mergers that may be different from, or in addition to, those of SkyWater stockholders generally, as described in “—Interests of the Directors and Officers in the Mergers”, a summary of which was provided to the SkyWater Board before the meeting. SkyWater management discussed the results of the reverse due diligence conducted by SkyWater management and advisors on IonQ. Also at this meeting, representatives of Goldman Sachs reviewed with the SkyWater Board certain transaction considerations and its financial analysis of the Merger Consideration and delivered to the SkyWater Board an oral opinion, and subsequently confirmed in a written opinion, dated January 25, 2026, that, as of January 25, 2026, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than IonQ and its affiliates) of the outstanding shares of SkyWater common stock pursuant to the Merger Agreement is fair from a financial point of view to such holders, as discussed more fully in “—Opinion of SkyWater’s Financial Advisor.” Foley also presented an updated summary of the material terms of the Merger Agreement and Voting Agreement, which summary, along with copies of Merger Agreement and Voting Agreement, were circulated to the SkyWater Board in advance of the meeting. Foley also reviewed the resolutions that the SkyWater Board would consider at the meeting.

Having considered the various reasons to approve the Merger Agreement (see “—SkyWater Board’s Recommendations and Its Reasons for the Transaction”), as well as certain countervailing factors noted therein, and taking into account the numerous discussions with SkyWater’s management and financial and legal advisors, the SkyWater Board unanimously (a) declared that the Merger Agreement and the transactions contemplated thereby (including the Mergers), are fair to, and in the best interests of, SkyWater’s stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Mergers), (c) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the SkyWater stockholders and (d) resolved (subject to certain exceptions set forth in the Merger Agreement) to recommend the adoption of the Merger Agreement and the transactions contemplated thereby (including the Mergers) by the SkyWater stockholders.

Later on January 25, 2026, (1) each of IonQ, SkyWater, Merger Subsidiary 1 and Merger Subsidiary 2 executed and delivered the Merger Agreement, and (2) each of IonQ, SkyWater, Merger Subsidiary 1, Merger Subsidiary 2, Mr. Unterseher and certain of Mr. Unterseher’s affiliates executed and delivered the Voting Agreement.

On the morning of January 26, 2026, IonQ and SkyWater issued a press release announcing the execution of the Merger Agreement.

IonQ’s Rationale for the Transactions

IonQ believes that the merger with SkyWater will accelerate the company’s technological roadmap toward scalable, real-world quantum advantage and will present IonQ with the opportunity to:

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secure America’s silicon foundation by acquiring the largest U.S.-based, pure-play semiconductor foundry, gaining access to state-of-the-art fabrication facilities in Minnesota, Florida and Texas that specialize in foundational nodes and advanced packaging.

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establish a trusted manufacturing partner for both commercial customers and federal defense programs by acquiring a DMEA-accredited Category 1A Trusted Foundry, strengthening supply chain resilience and ensuring long-term U.S. technology leadership.

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leverage SkyWater’s Technology as a Service model to accelerate the development and commercialization of emerging technologies, including quantum computing and next-generation systems, from concept to reality; and

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realize operational synergies and efficiencies through the integration of SkyWater into IonQ’s existing operations, supporting the nation’s critical infrastructure and expanding IonQ’s capabilities in the rapidly evolving quantum computing industry.

SkyWater Board’s Recommendations and Its Reasons for the Transaction

By unanimous vote, the SkyWater Board, at a meeting held on January 25, 2026, (a) declared that the Merger Agreement and the transactions contemplated thereby (including the Mergers), are fair to, and in the best interests of, SkyWater’s stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Mergers), (c) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the SkyWater stockholders and (d) resolved (subject to certain exceptions set forth in the Merger Agreement) to recommend the adoption of the Merger Agreement and the transactions contemplated thereby (including the Mergers) by the SkyWater stockholders. The SkyWater Board unanimously recommends that SkyWater stockholders vote “FOR” the merger proposal and “FOR” the adjournment proposal.

In reaching its determinations and recommendations, the SkyWater Board consulted with SkyWater’s management and financial and legal advisors and considered a range of factors and scenarios. Factors that weighed in favor of the Mergers include:

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historical information regarding (i) SkyWater’s business, financial performance and results of operations, (ii) market prices, volatility and trading activity with respect to SkyWater common stock and (iii) market prices with respect to the industry participants and general market indices;

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current information regarding (i) SkyWater’s business, prospects, financial conditions, operations, technology, products and services, management, competitive position and strategic business goals, objectives, (ii) general economic, industry and financial market conditions and (iii) opportunities and competitive factors within SkyWater’s industry;

•

the belief of the SkyWater Board that the value offered to the SkyWater stockholders pursuant to the Mergers is more favorable to the SkyWater stockholders than the potential value from other alternatives reasonably available to SkyWater, including remaining an independent public company and a standalone entity, after reviewing SkyWater’s business, financial condition, results of operations, market trends, competitive landscape and execution risks, and discussions with SkyWater’s management and advisors;

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the fact that the Merger Consideration represents an implied premium of approximately 11.7% over the SkyWater common stock closing price on January 23, 2026, the last trading day before the Merger Agreement was announced, a premium of 26.9% over the one-month volume weighted average on the same date and a premium of 64.4% over the three-month volume weighted average on the same date;

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the belief of the SkyWater Board, based upon arm’s length negotiations resulting in IonQ’s submission of its final offer of $35.00 per share, with $15.00 per share to be paid in cash and $20.00 per share to be paid with IonQ common stock, that the price to be paid by IonQ was the highest price per share that IonQ was willing to pay for SkyWater and that IonQ was not willing to increase the portion of the Merger Consideration to be paid in cash;

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the fact that $15.00 of the Merger Consideration will be paid in cash, and provides certainty, immediate value and liquidity to SkyWater’s stockholders, enabling them to realize value for their interest in SkyWater while eliminating, to a limited degree, business and execution risk inherent in SkyWater’s business, including uncertainties and risks associated with operating as a standalone entity;

•

the fact that approximately 57% of the Merger Consideration is expected to be paid in IonQ common stock (subject to the collar mechanism described herein), which allows SkyWater’s stockholders to participate in future growth of IonQ and, indirectly, SkyWater, including any potential appreciation that may be reflected of the combined company and to maintain liquidity should any SkyWater’s stockholders choose not to retain their shares of IonQ common stock

•

the fact that, subject to certain limitations, the transaction is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and taxation on the portion of the Merger Consideration paid in IonQ common stock may be deferred for U.S. federal income tax purposes;

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the fact that the Merger Agreement was the product of arm’s length negotiations, as well as the SkyWater Board’s belief, based on these negotiations, that these were the most favorable terms to SkyWater and its stockholders in the aggregate on which IonQ was willing to transact;

•	prior acquisitions of IonQ, the business reputation and capabilities of IonQ and its management, and the ability of IonQ to complete the Mergers;

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IonQ’s and SkyWater’s intent for SkyWater to continue serving, after the Mergers, as a pure-play global semiconductor foundry and merchant supplier to its current aerospace and defense and commercial markets;

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the likelihood that the Mergers will be consummated, based upon, among other things, the number of conditions to the Mergers, the absence of a financing condition, the likelihood of obtaining required regulatory approvals and contractual commitments by IonQ to use its reasonable best efforts to obtain such regulatory approvals, IonQ’s reverse termination investment obligation payable upon the failure to receive regulatory approvals and the remedies available under the Merger Agreement to SkyWater in the event of any breaches by IonQ;

•

the oral opinion of Goldman Sachs delivered to the SkyWater Board on January 25, 2026, and subsequently confirmed in a written opinion, dated January 25, 2026, that, as of such date, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than IonQ and its affiliates) of the outstanding shares of SkyWater common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders, as discussed more fully in “—Opinion of SkyWater’s Financial Advisor;” and

•	the terms and conditions of the Merger Agreement and other transaction agreements, including the following related factors:

•	the representations, warranties and covenants of SkyWater in the Merger Agreement;

•

the right, prior to receipt of the required stockholder approval, for the SkyWater Board to engage in negotiations and furnish information with regard to any competing proposal made by a third party that the SkyWater Board determines in good faith, after consultation with SkyWater’s outside legal counsel and financial advisor, constitutes or could reasonably expected to result in a superior proposal and the failure to take any of the foregoing actions would be reasonably likely to be inconsistent with the directors’ fiduciary duties to SkyWater’s stockholders;

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the ability of SkyWater Board, subject to certain limitations, to withdraw or modify its recommendation that stockholders vote in favor of adoption of the Merger Agreement in connection with the receipt of a superior proposal or the occurrence of an intervening event, if the SkyWater Board determines in good faith, after consultation with SkyWater’s outside legal counsel and financial advisor, that such competing proposal constitutes a superior proposal or failure to change its recommendation would be reasonably likely to be inconsistent with the directors’ fiduciary duties to the SkyWater stockholders;

•

the right of SkyWater Board, subject to a five business day period to negotiate with IonQ with regard to any adjustment or amendment to the Merger Agreement, to terminate the Merger Agreement to accept a superior proposal and enter into a definitive agreement with respect to such superior proposal, subject to payment of a termination fee;

•	the absence of a financing condition to IonQ’s obligation to consummate the Mergers;

•	the fact that the adoption of the Merger Agreement is not subject to the approval of IonQ’s stockholders;

•

the fact that the voting agreement terminates upon a termination of the Merger Agreement or upon the public announcement by SkyWater that the SkyWater Board has withdrawn, modified or qualified, in any matter adverse to IonQ, its recommendation of the Merger Agreement and the Mergers;

•

the fact that the Mergers would be subject to the required stockholder approval and that SkyWater’s stockholders would be free to evaluate the Mergers and vote for or against the adoption of the Merger Agreement at the special meeting; and

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the availability of statutory appraisal rights to SkyWater’s stockholders who do not vote in favor of the adoption of the Merger Agreement and otherwise comply with all required procedures applicable to appraisal rights under Section 262 of the DGCL.

The SkyWater Board also considered a number of potentially negative factors in its deliberations concerning the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, including the following (not in any relative order of importance):

•

the risk that the conditions to the consummation of the Mergers may not be satisfied (including the failure to obtain the required antitrust approvals) and, as a result, the possibility that the Mergers may not be completed in a timely manner or at all, even if the Merger Agreement is adopted by SkyWater’s stockholders, and that any such delays could divert SkyWater’s management attention and resources from the operations of SkyWater’s business and increase expenses in attempts to complete the Mergers;

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the potential effect of the uncertainty of the proposed Mergers, regardless of whether the Mergers are completed, on SkyWater’s employees, customers and other parties, including the negative impact on SkyWater’s ability to attract, retain and motivate key employees and changes in SkyWater’s existing business relationships with its customers, suppliers and other parties;

•

the potential difficulties of integrating the businesses of SkyWater and IonQ and the risk that all or some portion of the potential synergies might not be realized or might take longer to realize than expected;

•	IonQ’s limited operating history;

•

the risk that a significant and prolonged decrease in the price of IonQ common stock on the New York Stock Exchange from the date of the Merger Agreement to the effective time could affect both the number of shares and value of IonQ common stock that SkyWater stockholders will receive as part of the Merger Consideration, and the history of significant fluctuations in the price of IonQ common stock on the New York Stock Exchange;

•

the restrictions on the conduct of SkyWater’s business prior to the consummation of the Mergers under the Merger Agreement, including covenants that SkyWater operate in the ordinary course of business and refrain from taking certain actions without IonQ’s consent, which could delay or prevent SkyWater from undertaking business opportunities that may arise while the consummation of the Mergers is pending and otherwise limit SkyWater’s operations prior to the Closing;

•	the restrictions in the Merger Agreement on soliciting competing proposals to acquire SkyWater on or after the date of the Merger Agreement;

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the restrictions in the Merger Agreement on SkyWater’s ability to terminate the Merger Agreement in connection with the receipt of a superior proposal, including the fact that the SkyWater Board must (i) provide five business days’ written notice to IonQ of its intention to make an adverse change to its recommendation with respect to the Mergers in order to provide IonQ with an opportunity to match a superior proposal and (ii) if requested by IonQ, negotiate in good faith with IonQ during such period, and the discouraging effect this may have on potential bidders;

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that SkyWater may be required to pay IonQ a $51,573,958.07 termination fee under certain circumstances after the date of the Merger Agreement, including if SkyWater’s stockholders do not vote to approve the Mergers and SkyWater receives a superior proposal;

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the potential effect of the termination fee to deter other potential bidders from making a competing proposal for SkyWater and the impact of the termination fee on SkyWater’s ability to engage in another transaction for twelve months if the Merger Agreement is terminated in certain circumstances;

•	the tax treatment of any gains arising from the receipt of the Merger Consideration, which would generally be taxable to SkyWater’s stockholders for U.S. federal income tax purposes;

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the fact that if the Mergers are completed, SkyWater will no longer be a standalone public company and SkyWater’s stockholders will not participate in a substantial manner in any potential future earnings or growth of SkyWater and forgo any appreciation in its value as a standalone public company; and

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the fact that the value of IonQ common stock will fluctuate depending on its performance prior to the Closing and that SkyWater is not permitted to terminate the Merger Agreement solely because of the decline in the trading price of IonQ common stock.

The foregoing discussion is not intended to be an exhaustive list of the information and considered by the SkyWater Board in its consideration of the Mergers but includes the material positive factors and material negative factors considered by the SkyWater Board in that regard. In view of the number and variety of factors, the amount of information considered and the complexity of these matters, the SkyWater Board did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered. Individual members of the SkyWater Board may have given different weights to different factors. The SkyWater Board considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its unanimous determination.

In considering the SkyWater Board’s recommendation to adopt the Merger Agreement, SkyWater’s stockholders should be aware that the executive officers and directors of SkyWater have certain interests in the Mergers that may be different from, or in addition to, the interests of SkyWater’s stockholders generally, as more fully described below under the section captioned section titled “—Interests of SkyWater Directors and Executive Officers in the Mergers.” The SkyWater Board was aware of these interests and considered them when adopting the Merger Agreement and recommending that SkyWater stockholders vote to adopt the Merger Agreement.

Opinion of SkyWater’s Financial Advisor

Goldman Sachs rendered its opinion to the SkyWater Board that, as of January 25, 2026, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders

(other than IonQ and its affiliates) of the outstanding shares of SkyWater common stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated January 25, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the SkyWater Board in connection with its consideration of the Transactions. Goldman Sachs’ opinion is not a recommendation as to how any holder of SkyWater common stock should vote with respect to the Transactions or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of SkyWater for the four years ended December 29, 2024, and of IonQ for the five fiscal years ended December 31, 2024;

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the Registration Statement of SkyWater on Form S-1 (File No. 333-254580), including the prospectus contained therein, as amended, declared effective by the Securities and Exchange Commission on April 20, 2021, relating to the initial public offering of SkyWater common stock;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of SkyWater and IonQ;

•	certain other communications from SkyWater and IonQ to their respective stockholders;

•	certain publicly available research analyst reports for SkyWater and IonQ; and

•	certain internal financial analyses and forecasts for SkyWater prepared by its management, as approved for Goldman Sachs’ use by SkyWater, which are referred to as the SkyWater management forecast.

Goldman Sachs also held discussions with members of the senior managements of SkyWater and IonQ regarding their assessment of the strategic rationale for, and the potential benefits of, the Transactions and the past and current business operations, financial condition and future prospects of SkyWater and IonQ; reviewed the reported price and trading activity for SkyWater common stock and IonQ common stock; compared certain financial and stock market information for SkyWater and IonQ with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the technology, media and telecommunications industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering this opinion, Goldman Sachs, with SkyWater’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with SkyWater’s consent that the SkyWater management forecast was reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of SkyWater. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of SkyWater or IonQ or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions will be obtained without any adverse effect on SkyWater or IonQ or on the expected benefits of the Transactions in any way meaningful to its analysis. Goldman Sachs also assumed that the Transactions will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of SkyWater to engage in the Transactions or the relative merits of the Transactions as compared to any strategic alternatives that may be available to SkyWater; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the Merger Consideration to be paid to the holders (other than IonQ and its affiliates) of the outstanding shares of SkyWater common stock. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Transactions, including any allocation of the Merger Consideration, the Equity Investment (as defined in the Merger Agreement), the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of SkyWater; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of SkyWater, or class of such persons in connection with the Transactions, whether relative to the Merger Consideration to be paid to the holders (other than IonQ and its affiliates) of the outstanding shares of common stock of SkyWater in the Transactions or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which shares of IonQ common stock or the shares of SkyWater common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on SkyWater, IonQ or the Transactions, or as to the impact of the Transactions on the solvency or viability of SkyWater or IonQ or the ability of SkyWater or IonQ to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the SkyWater Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 23, 2026, the last trading day before the public announcement of the execution of the Merger Agreement and is not necessarily indicative of current market conditions.

Illustrative Discounted Cash Flow Analysis. Using the SkyWater management forecast, Goldman Sachs performed an illustrative discounted cash flow analysis on SkyWater to derive a range of illustrative present values per share of SkyWater common stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 15.0% to 18.0%, reflecting estimates of SkyWater’s weighted average cost of capital, Goldman Sachs discounted to present value, as of September 30, 2025, (i) estimates of unlevered free cash flow for SkyWater for the fiscal years 2025 through 2030 as reflected in the SkyWater management forecast and (ii) a range of illustrative terminal values for SkyWater, which were calculated by applying perpetuity growth rates ranging from 2.0% to 5.0%. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the SkyWater management forecast and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including SkyWater’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for SkyWater, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for SkyWater by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for SkyWater the amount of SkyWater’s total debt and non-controlling interest and added the amount of SkyWater’s cash and cash equivalents, in each case, as provided by and approved for Goldman Sachs’ use by the management of SkyWater, to derive a range of illustrative equity values for SkyWater. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of SkyWater common stock, as provided by and approved for Goldman Sachs’ use by the management of

SkyWater, using the treasury stock method, to derive a range of illustrative present values per share ranging from $17.85 to $29.93.

Illustrative Present Value of Future Share Price Analysis. Using the SkyWater management forecast, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of SkyWater common stock. For this analysis, Goldman Sachs first calculated the implied enterprise value for SkyWater as of December 31 for each of the fiscal years 2025 through 2028, by applying a range multiples of illustrative enterprise value (“EV”) to next twelve month (“NTM”) Revenue (“EV/NTM Revenue”) of 2.0x to 3.0x to estimates of SkyWater’s NTM Revenue for each of the fiscal years 2025 through 2028. This illustrative range of EV/NTM Revenue multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM Revenue multiples for SkyWater.

Goldman Sachs then subtracted the amount of SkyWater’s total debt, non-controlling interest and added the amount of SkyWater’s cash and cash equivalents for each of the fiscal years 2025 to 2028, each as provided by and approved for Goldman Sachs’ use by the management of SkyWater, from the respective implied enterprise values in order to derive a range of illustrative equity values as of December 31 for SkyWater for each of the fiscal years 2025 to 2028. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of SkyWater common stock for each of the fiscal years 2025 to 2028, calculated using information provided by and approved for Goldman Sachs’ use by the management of SkyWater, to derive a range of implied future values per share of SkyWater common stock (excluding dividends). Goldman Sachs then discounted these implied future equity values per share of SkyWater common stock to September 30, 2025, using an illustrative discount rate of 18.2%, reflecting an estimate of SkyWater’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for SkyWater, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $20.20 to $33.10 per share of SkyWater common stock.

Premia Paid Analysis. As reference, Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for transactions with 50-75% stock consideration announced from January 1, 2014, through January 23, 2026, involving a public company based in the United States as the target where the disclosed enterprise values for the transactions were greater than $1 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the selected transactions relative to the target’s closing share price 52-week high prior to announcement of the transaction. This analysis indicated a median premium of 8% across the period. This analysis also indicated a 25th percentile premium of (6)% and 75th percentile premium of 19% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of (6)% to 19% to the 52-week high per share of SkyWater common stock of $36.27 and calculated a range of implied equity values per share of SkyWater common stock of $34.09 to $43.16.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to SkyWater or IonQ or the contemplated Transactions.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the SkyWater Board as to the fairness from a financial point of view of the Merger Consideration to be paid to the holders (other than IonQ and its affiliates) of the outstanding shares of SkyWater common stock. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of SkyWater, IonQ, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arm’s-length negotiations between SkyWater and IonQ and was approved by the SkyWater Board. Goldman Sachs provided advice to SkyWater during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to SkyWater or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the Transactions.

As described above, Goldman Sachs’ opinion to the SkyWater Board was one of many factors taken into consideration by the SkyWater Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates (collectively, “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of SkyWater, IonQ, any of their respective affiliates and third parties, including affiliates of Mr. Loren A. Unterseher, a significant shareholder of SkyWater (the “Significant Shareholder”), and any of their respective affiliates and, as applicable, portfolio companies (collectively, “Related Entities”) or any currency or commodity that may be involved in the Transactions contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to SkyWater in connection with, and participated in certain of the negotiations leading to, the Transactions. During the two-year period ended January 25, 2026, Goldman Sachs Investment Banking has not been engaged by SkyWater or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended January 25, 2026, Goldman Sachs Investment Banking has not been engaged by IonQ or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of January 25, 2026, Goldman Sachs Investment Banking was not mandated by IonQ and/or its Related Entities (excluding the Significant Shareholder and its other affiliates) to provide to any such person financial advisory and/or underwriting services. As of January 25, 2026, Goldman Sachs Investment Banking was not soliciting IonQ and/or its Related Entities (excluding the Significant Shareholder and its other affiliates) to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated. During the two-year period ended January 25, 2026, Goldman Sachs Investment Banking has not been engaged by the Significant Shareholder or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of January 25, 2026, Goldman Sachs Investment Banking was not mandated by Loren A. Unterseher and/or his Related Entities (excluding SkyWater and its subsidiaries) to provide to any such person financial advisory and/or underwriting services. As of January 25, 2026, Goldman Sachs Investment Banking was not soliciting Loren A. Unterseher and/or his Related Entities (excluding SkyWater and its subsidiaries) to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Relevant Parties and their respective affiliates and/or as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation.

As of January 25, 2026, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in SkyWater and/or its affiliates (excluding the Significant Shareholder and its other affiliates),

(ii) no direct GS Principal Investment in IonQ and/or its affiliates (excluding the Significant Shareholder and its other affiliates) and (iii) no direct GS Principal Investments in the Significant Shareholder (but excluding IonQ, SkyWater or their other respective affiliates). As of January 25, 2026, funds managed by affiliates of Goldman Sachs Investment Banking were not co-invested with affiliates of the Significant Shareholder and were not invested in equity interests of funds managed by affiliates of the Significant Shareholder. Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, affiliates of the Significant Shareholder and/or funds managed thereby in the future.

On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Parties, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.

For purposes of this section of the proxy statement/prospectus, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:

GS Principal Investments (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make Investments in, the Relevant Parties or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.

Related Entities are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.

The SkyWater Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions. Pursuant to a letter agreement dated December 11, 2025, SkyWater engaged Goldman Sachs to act as its financial advisor in connection with the contemplated Transactions. The engagement letter between SkyWater and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $33 million all of which is contingent upon consummation of the Transactions. In addition, SkyWater has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

SkyWater Unaudited Prospective Financial Information

SkyWater does not, as a matter of course, publicly disclose long-term consolidated forecasts as to future performance, earnings or other results because of, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates underlying such forecasts. In connection with the SkyWater Board’s consideration of the Transactions, SkyWater’s management prepared certain unaudited financial projections regarding SkyWater’s future performance for the fourth fiscal quarter of 2025 and the fiscal years 2026 through 2030 on a standalone basis without giving effect to the Mergers (the “SkyWater management forecast”), and provided the SkyWater management forecast to the SkyWater Board and to Goldman Sachs for its use in connection with its financial analyses (see the sections described above in this proxy statement/prospectus titled “The Mergers—Opinion of SkyWater’s Financial Advisor” beginning on page 46 of this proxy statement/prospectus). In addition, a summary of the SkyWater management forecast was made available to IonQ and the Merger Subsidiaries at IonQ’s request in connection with their due diligence review of SkyWater. The SkyWater management forecast is based upon the internal financial model that SkyWater has historically used in connection with strategic planning.

The summaries of these projections are included in this proxy statement/prospectus to give SkyWater’s stockholders access to non-public information that was provided to the SkyWater Board, Goldman Sachs, IonQ and the Merger Subsidiaries in the course of evaluating the proposed Mergers, and are not intended to influence your decision whether to vote in favor of the Merger Agreement proposal or any other proposal at the special meeting. The inclusion of this information should not be regarded as an indication that any of SkyWater or its advisors or other representatives or any other recipient of this information considered, or now considers, this information to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

While presented with numeric specificity, the SkyWater management forecast reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of SkyWater, including, among others, SkyWater’s assumptions about SkyWater’s goals and strategies; SkyWater’s future business development, financial condition and results of operations; SkyWater’s ability to operate its fabrication facilities at full capacity; SkyWater’s ability to appropriately respond to changing technologies on a timely and cost-effective basis; SkyWater’s customer relationships and its ability to retain and expand its customer relationships; the timing and amount of funding SkyWater’s customers are able to secure for their purchase commitments; SkyWater’s ability to accurately predict its future revenues for the purpose of appropriately budgeting and adjusting its expenses; SkyWater’s expectations regarding dependence on its largest customers; SkyWater’s ability to diversify and expand its customer base and develop relationships in new markets, and other matters described in the sections titled “Cautionary Note Regarding Forward-Looking Statements”, “Where You Can Find More Information”, and “Risk Factors”, beginning on pages 23, 126 and 26, respectively. The SkyWater management forecast reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. SkyWater can give no assurance that the SkyWater management forecast and the underlying estimates and assumptions will be realized. In addition, since the SkyWater management forecast covers multiple years, such information by its nature becomes more speculative with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected.

The SkyWater management forecast was not prepared with a view toward compliance with published guidelines of the SEC regarding projections or GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The prospective financial information included in this document has been prepared by, and is the responsibility of, SkyWater’s management. KPMG LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The reports of KPMG incorporated by reference into this proxy statement/prospectus relate to SkyWater’s previously issued financial statements. They do not extend to the prospective financial information and should not be read to do so.

Adjusted EBITDA contained in the SkyWater management forecast and unlevered free cash flow derived therefrom, both as summarized below, are each a “non-GAAP financial measure,” which is a financial performance measure that is not calculated in accordance with GAAP. The non-GAAP financial measures used in the SkyWater management forecast were relied upon by Goldman Sachs for purposes of its opinion and by the SkyWater Board in connection with its evaluation of the Mergers. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Mergers if the disclosure is included in a document such as this proxy statement/prospectus. In addition, reconciliations of non-GAAP financial measures were not relied upon by Goldman Sachs for purposes of its opinion or by the SkyWater Board in connection with its evaluation of the Mergers. Accordingly, SkyWater has not provided a reconciliation of the financial measures included in the SkyWater management forecast to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by SkyWater may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, this non-GAAP financial measure should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

Furthermore, the SkyWater management forecast does not take into account any circumstances or events occurring after the date it was prepared. SkyWater can give no assurance that, had the SkyWater management forecast been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would have been used. Except as required by applicable securities laws, SkyWater does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the SkyWater management forecast to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. The SkyWater management forecast does not take into account all the possible financial and other effects on SkyWater of the Mergers, the effect on SkyWater of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Mergers. Further, the SkyWater management forecast does not take into account the effect on SkyWater of any possible failure of the Mergers to occur. None of SkyWater or its affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any SkyWater stockholder or other person regarding SkyWater’s ultimate performance compared to the information contained in the SkyWater management forecast or to the effect that the forecasted results will be achieved. The inclusion of the SkyWater management forecast herein should not be deemed an admission or representation by SkyWater or its advisors or any other person that it is viewed as material information of SkyWater, particularly in light of the inherent risks and uncertainties associated with such forecasts.

The SkyWater management forecast was prepared solely by SkyWater’s management and reflects SkyWater management’s view of SkyWater’s standalone business and prospects as an independent company, without giving effect to the Mergers. IonQ did not participate in, and had no input into, the preparation of the SkyWater management forecast, and IonQ makes no representation with respect to the SkyWater management forecast or the assumptions on which it is based. The SkyWater management forecast is not reflective of IonQ’s plans, expectations or views with respect to SkyWater’s prospects or the management of its business following the Mergers. None of IonQ or any of its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any SkyWater stockholder or any other person regarding SkyWater’s ultimate performance compared to the information contained in the SkyWater management forecast or that forecasted results will be achieved.

In light of the foregoing, and considering that the special meeting will be held several months after the SkyWater management forecast was prepared, as well as the uncertainties inherent in any forecasted information, SkyWater stockholders are cautioned not to place undue reliance on such information, and SkyWater urges all SkyWater stockholders to review SkyWater’s most recent SEC filings for a description of SkyWater’s reported financial results. See “Where You Can Find More Information” beginning on page 126.

The following table summarizes the SkyWater management forecast as of December 2025 for the fourth fiscal quarter of 2025 and the fiscal years 2026 through 2030 ($ in millions):

	Q4’2025E(3)	FY2026E	FY2027E	FY2028E	FY2029E	FY2030E
Revenue	$139	$622	$707	$845	$972	$1,115
Adjusted EBITDA (1)	$22	$85	$155	$214	$273	$345
Unlevered free cash flow (2)	$(9)	$42	$100	$125	$169	$221

(1)

Adjusted EBITDA is a non-GAAP financial measure, which is defined as operating income before depreciation and amortization, and adjusted to exclude income (loss) from non-controlling interest and stock-based compensation.

(2)

Unlevered free cash flow, as derived from the SkyWater management forecast, means (a) Adjusted EBITDA less stock-based compensation, depreciation and amortization, all tax effected, plus (b) depreciation and amortization, less (c) changes in net working capital, acquisition expenditures and capital expenditures.

(3)	The amounts presented for 2025 reflect the three-month period ending December 28, 2025. All other years presented reflect full twelve-month periods.

Interests of Directors and Executive Officers of SkyWater in the Mergers

In considering the recommendation of the SkyWater Board that SkyWater stockholders approve the Transactions and vote in favor of the Merger Agreement proposal, SkyWater stockholders should be aware that the executive officers and directors of SkyWater have certain interests in the Mergers that are or may be different from, or in addition to, the interests of SkyWater’s stockholders generally. The SkyWater Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement, and in making its recommendation that SkyWater stockholders adopt the Merger Agreement.

These interests are described in more detail below. The Mergers will be a “change in control” or a “change of control” for purposes of the SkyWater executive compensation plans and agreements described below.

For purposes of this disclosure, the executive officers of SkyWater are Thomas Sonderman, Chief Executive Officer; John Sakamoto, President and Chief Operating Officer; Steve Manko, Chief Financial Officer; and Christopher Hilberg, Chief Risk and Compliance Officer, General Counsel and Secretary. Although Mr. Hilberg is an executive officer of SkyWater, he is not a named executive officer and therefore a quantification of his transaction-related compensation is included within the narrative below and is not included in the section below titled “Quantification of Payments and Benefits to SkyWater’s Named Executive Officers.”

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits to Mr. Hilberg and our non-employee directors described in this section, the following assumptions were used:

•

The relevant price per share of SkyWater common stock is $32.83, which is the average closing price per share of SkyWater common stock as reported on Nasdaq over the first five business days following the first public announcement of the Transactions on January 26, 2026.

•	The Effective Time as referenced in this section occurs on July 1, 2026, which is the assumed date of the Effective Time solely for purposes of the disclosure in this section.

•

Mr. Hilberg’s employment was terminated by SkyWater without “cause” or due to Mr. Hilberg’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the Effective Time.

•

Mr. Hilberg has properly executed and not revoked any required release agreement and complied with all requirements (including any applicable restrictive covenants described in the section below titled “Executive Severance Arrangements – Executive Severance and Change of Control Plan”) necessary to receive the payments and benefits described below.

The amounts indicated below are estimates based on multiple assumptions (including the assumptions described above) that may or may not actually occur or be accurate on the relevant date, and do not reflect certain compensation actions that may occur before completion of the Transactions. Accordingly, the actual amounts received may differ from the estimates set forth below.

Treatment of SkyWater Equity Awards

SkyWater Stock Option Awards. At the Effective Time, each outstanding option to purchase shares of SkyWater common stock (each, a “SkyWater Option Award”) that is outstanding, whether vested or unvested, will automatically be converted into an option to purchase a number of shares of IonQ common stock based on the Equity Award Exchange Ratio (as defined below) at an adjusted exercise price (as determined in accordance with the formula in the Merger Agreement), and otherwise will be subject to the same terms and conditions as applied immediately prior to the Effective Time.

SkyWater Employee RSU Awards. At the Effective Time, each award of restricted stock units relating to shares of SkyWater common stock held by a service provider other than a non-employee member of the SkyWater Board (each, a “SkyWater Employee RSU Award”) that is outstanding, whether vested or unvested, will automatically be converted into a restricted stock unit award corresponding to a number of shares of IonQ common stock based on the Equity Award Exchange Ratio, and otherwise will be subject to the same terms and conditions (including any existing accelerated vesting provisions) as applied immediately prior to the Effective Time, with any related accrued but unpaid dividend equivalent rights carrying over and remaining payable in accordance with such preexisting terms.

SkyWater Director RSU Awards. Prior to the Effective Time, each award of restricted stock units relating to shares of SkyWater common stock held by a non-employee member of the SkyWater Board (each, a “SkyWater Director RSU Award”) that is outstanding, whether vested or unvested, will automatically become fully vested and will be settled prior to the Effective Time, and any shares of SkyWater common stock issued thereunder will be treated in the same manner as all other shares of SkyWater common stock at the Effective Time.

Accelerated Vesting of Equity Awards Upon a Qualifying Termination. Each of the converted equity awards described above is required by the SkyWater 2021 Equity Incentive Plan (the “Equity Plan”) to provide that, if the award holder’s employment or service is terminated without “cause” (as defined in the Equity Plan) by IonQ or an affiliate thereof, or by the award holder for “good reason” (as defined in the Equity Plan) (if applicable), in either case, within 24 months (or, if provided in an award holder’s award agreement, 12 months) following the Mergers, then, effective upon the date of such termination: (1) all of the award holder’s outstanding stock options shall become fully vested and exercisable in full for a period of at least 90 days or such longer period provided by such award (but not beyond the award’s expiration date), (2) all time-based vesting requirements of any of the award holder’s outstanding awards will be deemed satisfied in full and (3) all performance-based vesting requirements of any of the award holder’s outstanding awards for which the performance period has not yet ended will be deemed satisfied at the maximum level for such award. However, if the award holder has in effect an employment, retention, change of control, severance or similar agreement with SkyWater or any affiliate that discusses the effect of an award holder’s termination of employment or service following the Mergers on the award holder’s awards, then such agreement will control to the extent it provides better treatment than that described above.

See “—Quantification of Payments and Benefits to SkyWater’s Named Executive Officers” below for an estimate of the value of each SkyWater named executive officer’s unvested SkyWater equity awards. Based on the assumptions described above under “—Certain Assumptions,” the estimated value of unvested equity awards held by Mr. Hilberg (including the payment of accrued but unpaid dividend equivalent rights) is: unvested SkyWater Option Awards —$781,969 and unvested SkyWater Employee RSU Awards—$1,124,460. Based on the assumptions described above under “—Certain Assumptions,” the estimated aggregate value of unvested SkyWater Director RSU Awards held by all eight non-employee directors of SkyWater (including the payment of accrued but unpaid dividend equivalent rights) is $3,001,450.

SkyWater ESPP. As soon as practicable, the SkyWater Board (or, if appropriate, any committee administering the ESPP) will adopt such resolutions and take such other actions as may be required so that:

•	participation in the ESPP will be limited to those employees who are participants on the date of the Merger Agreement;

•

except to the extent necessary to maintain the status of the ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the Treasury Regulations thereunder, participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of the Merger Agreement or make any separate non-payroll contributions to the ESPP on or following the date of the Merger Agreement;

•	no offering or purchase period will be commenced after the date of the Merger Agreement;

•

as of the earlier of the first scheduled purchase date following the date of the Merger Agreement or a date that is no later than the fifth trading day before the Effective Time, each participant’s then-outstanding share purchase right under the ESPP will be exercised; and

•	the ESPP will terminate as of the Effective Time.

Executive Severance Arrangements

Executive Severance and Change of Control Plan

SkyWater maintains the SkyWater Technology, Inc. Executive Severance and Change of Control Plan (the “Severance Plan”), which provides for specified payments and benefits to plan participants upon termination of employment as a result of severance eligible events. The participants in the Severance Plan include SkyWater’s executive officers as well as other key employees of SkyWater. References to SkyWater in the following description of the Severance Plan will include IonQ as successor to SkyWater following the Mergers.

The severance multiple (corresponding to months of value) for plan benefits is 24 for individuals designated as Tier 1 participants and 12 for individuals designated as Tier 2 participants under the Severance Plan. The change of control severance multiple for plan benefits is 24 for individuals designated as Tier 1 participants and 18 for individuals designated as Tier 2 participants under the Severance Plan. Mr. Sonderman is a Tier 1 participant and each of Messrs. Sakamoto, Manko and Hilberg is a Tier 2 participant.

The Severance Plan provides for payments and benefits to participants as follows:

•

Upon a termination by the participant without good reason (as defined in the Severance Plan), termination by SkyWater for cause (as defined in the Severance Plan) or termination for disability (as defined in the Severance Plan) or by reason of death, the participant is entitled to (1) base salary earned through the date of termination, (2) incentive compensation earned but unpaid and (3) accrued but unpaid vacation, sick leave and other paid time off to the extent not theretofore paid (collectively, the “Accrued Obligations”).

•

Upon a termination by SkyWater without cause or termination by the participant with good reason not associated with a change of control (as defined in the Severance Plan), the participant is entitled to

(1) the Accrued Obligations, (2) a lump sum payment in an amount equal to the participant’s base salary for a number of months equal to the applicable severance multiple, plus the amount of cash incentive the participant would receive for performance at “target” for the year in which the termination occurs times the applicable severance multiple divided by 12, and (3) at SkyWater’s option, either a lump sum payment equal to the cost of COBRA continuation under SkyWater’s medical and dental plans or continued participation in our medical and dental plans, in either case, for a number of months equal to the applicable severance multiple.

•

Upon a termination by SkyWater without cause or termination by participant with good reason within the three months preceding a change of control and at the request of a third party involved in the change of control or during the 12-month period following a change of control, the participant is entitled to (1) the Accrued Obligations, (2) a lump sum payment in an amount equal to the participant’s base salary for a number of months equal to the applicable change of control severance multiple, plus the amount of cash incentive the participant would receive for performance at “target” for the year in which the termination occurs times the applicable change of control severance multiple divided by 12, and (3) at SkyWater’s option, either a lump sum payment equal to the cost of COBRA continuation under SkyWater’s medical and dental plans or continued participation in SkyWater’s medical and dental plans, in either case, for a number of months equal to the applicable change of control severance multiple.

A participant is entitled to benefits and payments under the Severance Plan (other than the Accrued Obligations) only upon the participant’s timely execution of a release and the participant’s compliance with the applicable restrictive covenants outlined in the Severance Plan. Payments and benefits under the Severance Plan are generally intended to be exempt from the provisions of Section 409A of the Internal Revenue Code. Any payments or benefits that constitute “nonqualified deferred compensation,” that are provided as a result of a separation from service and that would otherwise be paid or provided during the first six months following the termination date to a participant who is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code shall be accumulated and paid six months following the termination date.

Quantification

See the section titled “—Quantification of Payments and Benefits to SkyWater’s Named Executive Officers” below for the estimated severance amounts for each named executive officer. Based on the assumptions described above under “—Certain Assumptions,” the estimated cash severance that would be payable to Mr. Hilberg is $957,900 and the estimated cost of the COBRA continuation benefit for Mr. Hilberg is $45,676.

Retention Awards

SkyWater has, with the consent of IonQ, established a retention program providing for cash retention awards to certain key employees in an aggregate gross amount of approximately $13 million. The awards range in amount from 50% to 100% of the employee’s base salary, depending on the employee’s level and role. The awards will vest as follows:

•

One-third upon the closing of the Mergers, one-third upon the six-month anniversary of the closing of the Mergers, and one-third upon the 12-month anniversary of the closing of the Mergers, subject to the employee’s continued employment until the relevant vesting date, or

•

Except for executives covered by the Severance Plan, in full upon the employee’s termination without cause on or after the closing of the Mergers and prior to the retention awards becoming fully vested.

See the section titled “—Quantification of Payments and Benefits to SkyWater’s Named Executive Officers” below for the amount of the retention award that each of SkyWater’s named executive officers is eligible to receive. The amount of Mr. Hilberg’s retention award is $329,600.

Indemnification and Insurance

The Merger Agreement provides certain continuation rights with respect to directors’ and officers’ liability insurance for the executive officers and non-employee directors of SkyWater intended to provide for continued coverage for at least six years following the Effective Time.

New Compensation Arrangements with IonQ

Any SkyWater executive officers and directors who become officers, directors or employees of IonQ or who otherwise are retained by IonQ to provide services may enter into new individualized compensation arrangements effective as of the Effective Time and may participate following the Effective Time in cash or equity incentive or other benefit plans maintained by IonQ, any of its affiliates or IonQ. As of the date of this proxy statement/prospectus, no compensation arrangements between such persons and IonQ and/or its affiliates have been established or discussed.

2026 Annual Bonus

Pursuant to the terms of the Merger Agreement, IonQ has agreed to honor the terms of SkyWater’s annual cash bonus program for 2026 as in effect at the closing of the Mergers (the “2026 Bonus Program”) and to determine the amount payable under the 2026 Bonus Program in a manner consistent with SkyWater’s past practices, except that any bonus payable under the 2026 Bonus Program will be prorated for the portion of 2026 that has elapsed prior to the Effective Time.

See the section titled “—Quantification of Payments and Benefits to SkyWater’s Named Executive Officers” below for the estimated amount of the prorated 2026 annual bonus that each of SkyWater’s named executive officers would receive. Based on the assumptions described above under “—Certain Assumptions,” and assuming solely for purposes of this disclosure that the actual level of performance is equal to 100% of the target level, the estimated prorated 2026 annual bonus payment that would be paid to Mr. Hilberg is $112,990.

Quantification of Payments and Benefits to SkyWater’s Named Executive Officers

The information set forth below regarding the compensation of each of SkyWater’s named executive officers that is based on or otherwise relates to the Mergers is provided in accordance with Item 402(t) of Regulation S-K.

Except as otherwise specifically noted, the disclosure below uses the following assumptions:

•

The relevant price per share of SkyWater common stock is $32.83, which is the average closing price per share of SkyWater common stock as reported on Nasdaq over the first five business days following the first public announcement of the Transactions on January 26, 2026.

•	The Effective Time as referenced in this section occurs on July 1, 2026, which is the assumed date of the Effective Time solely for purposes of the disclosure in this section.

•

The employment of each named executive officer of SkyWater was terminated by SkyWater without “cause” or due to the officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the Effective Time.

•

Each named executive officer has properly executed and not revoked any required release agreement and complied with all requirements (including any applicable restrictive covenants described in the section above titled “Executive Severance Arrangements – Executive Severance and Change of Control Plan”) necessary to receive the payments and benefits described below.

The amounts indicated below are estimates based on multiple assumptions (including the assumptions described above) that may or may not actually occur or be accurate on the relevant date, and do not reflect certain compensation actions that may occur before completion of the Transactions. Accordingly, the actual amounts received by our named executive officers may differ from the estimates set forth below.

Named Executive Officer	Cash ($)(1)	Equity Awards ($)(2)	Benefits ($)(3)	Other ($)(4)	Total ($)
Thomas Sonderman	$2,605,361	$6,096,693	$60,902	$579,145	$9,342,101
John Sakamoto	$1,304,460	$7,656,434	$45,676	$347,975	$9,354,545
Steve Manko	$1,266,466	$3,143,907	$45,676	$337,840	$4,793,889

(1)

Amounts shown reflect cash severance payments under the Severance Plan equal to the named executive officer’s base salary for a number of months equal to the applicable change of control severance multiple (24 for Mr. Sonderman and 18 for the other named executive officers), plus the amount of cash incentive the named executive officer would receive for performance at “target” for 2026 times the applicable change of control severance multiple (24 for Mr. Sonderman and 18 for the other named executive officers) divided by 12. Also included is an estimated prorated 2026 annual bonus payment for each named executive officer; such payment will be calculated based on actual performance as described under the section titled “ —2026 Annual Bonus” above, and solely for purposes of this disclosure we have assumed that the actual level of performance is equal to 100% of the target level. Payments under the Severance Plan are considered to be “double trigger” payments, which means that both a change of control, such as the Mergers, and another event (i.e., a qualifying termination) must occur prior to such payments being provided to the named executive officer (see “ —Executive Severance Arrangements” above). The estimated amount of each such payment is set forth in the table below:

Named Executive Officer	Cash Severance (Double Trigger) ($)	Prorated Bonus (Single Trigger) ($)
Thomas Sonderman	$2,316,581	$288,779
John Sakamoto	$1,141,794	$162,666
Steve Manko	$1,108,538	$157,929

(2)

Amounts shown reflect the sum of the potential value that each named executive officer could receive in connection with the accelerated vesting of (i) unvested SkyWater Option Awards, calculated as the excess of $32.83 minus the exercise price per share multiplied by the number of shares subject to the unvested portion of the SkyWater Option Awards, and (ii) unvested SkyWater Employee RSU Awards (including the payment of accrued but unpaid dividend equivalent rights) (as more fully described under the section titled “—Treatment of SkyWater Equity Awards” above). As noted above, such SkyWater equity-based awards will not automatically accelerate upon the closing of the Mergers and are considered to be “double trigger” given that vesting requires the occurrence of another event (i.e., a qualifying termination) other than a change of control prior to such acceleration being provided to the named executive officer. The estimated value of unvested SkyWater equity awards (including the value of accrued but unpaid dividend equivalent rights) is set forth in the table below:

Named Executive Officer	Value of SkyWater Option Awards (Double Trigger) ($)	Value of SkyWater Employee RSU Awards (Double Trigger) ($)	Total ($)
Thomas Sonderman	$2,647,967	$3,448,726	$6,096,693
John Sakamoto	$4,767,525	$2,888,909	$7,656,434
Steve Manko	$1,296,136	$1,847,771	$3,143,907

(3)

The amounts shown reflect the payments or reimbursements to which each named executive officer would be entitled upon a qualifying termination of employment under the Severance Plan equal to the monthly cost of continuation health coverage for the named executive officer and his or her dependents for 24 months for

Mr. Sonderman and 18 months for the other named executive officers. This benefit is considered to be “double trigger,” which means that both a change of control, such as the Mergers, and another event (i.e., a qualifying termination) must occur prior to such benefits being provided to the named executive officer.
(4)

Amounts shown reflect the cash retention awards each named executive officer will be eligible to receive as follows, assuming that such named executive officer’s employment continues through the applicable vesting date: one-third upon the closing of the Mergers, one-third upon the six-month anniversary of the closing of the Mergers, and one-third upon the 12-month anniversary of the closing of the Mergers. This benefit is considered to be “single trigger,” which means that the awards will become payable on or following the occurrence of a change of control, such as the Mergers, without requiring another event (other than continued service through the applicable vesting date for the second and third installments) to occur prior to such awards being paid to the named executive officer.

SkyWater has represented in the Merger Agreement that, except as expressly provided in the Merger Agreement, the Transactions, either alone or in combination with another event, are not expected to result in any payment to any “disqualified individual” (within the meaning of Section 280G of the Code) that would constitute an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code. No named executive officer or non-employee director of SkyWater is entitled to a gross-up payment under Section  4999 of the Code in connection with the Mergers.

Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of SkyWater

SkyWater’s Directors and Executive Officers

The following table sets forth the number of shares and percentage of SkyWater common stock beneficially owned by SkyWater’s named executive officers, each of its directors, and all of its executive officers and directors as a group as of March 5, 2026, the most recent practicable date for which such information was available. Except as otherwise indicated, the address for each of the named security holders is c/o SkyWater Technology, Inc., 2401 East 86th Street, Bloomington, Minnesota 55425. None of the securities beneficially owned as set forth below is pledged as security.

	SkyWater Common Stock Beneficially Owned (1)
Name	Number of Shares	Percent of Class
Thomas Sonderman (2)	963,865	1.95%
Timothy E. Baxter	—	*
Edward M. Daly	23,451	*
Nancy Fares	32,073	*
Dennis J. Goetz	12,285	*
Joseph J. Humke	12,285	*
Andrew D. C. LaFrence	—	*
Tammy J. Miller	—	*
Loren A. Unterseher (3)	9,663,895	19.72%
Steve Manko (4)	283,742	*
John Sakamoto (5)	214,019	*
All directors and executive officers as a group (12 persons) (6)	11,286,267	22.67%

*	Represents less than one percent.
(1)

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by that person, which includes the number of shares as to which that person has the right to acquire voting or investment power as of or within 60 days after that date, by the sum of the number of shares of common stock outstanding as of such date plus the number of shares as to which that person has the right to acquire voting or investment power as of or within 60 days after that date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner.
(2)

Includes (i) options to purchase 502,468 shares of common stock exercisable currently or within 60 days of March 5, 2026, and (ii) 33,314 restricted stock units that have vested or will vest within 60 days of March 5, 2026.

(3)

Mr. Unterseher is President of CMI Oxbow Partners, LLC (“CMI Oxbow”) and Managing Partner of Oxbow Industries, LLC (“Oxbow”), which is the majority member of CMI Oxbow. Oxbow directly holds 3 shares of common stock over which Mr. Unterseher and Oxbow share voting power and investment power. CMI Oxbow directly holds 4,487,394 shares of common stock over which Mr. Unterseher, Oxbow and CMI Oxbow share voting power and investment power. Mr. Unterseher has sole voting and investment power over 5,176,498 shares of common stock and shares voting and investment power over 4,487,397 shares of common stock. The address for each of Mr. Unterseher, Oxbow and CMI Oxbow is Golden Hills Office Center 701 Xenia Avenue South, Suite 650 Golden Valley, MN 55416.

(4)

Includes (i) options to purchase 40,616 shares of common stock exercisable currently or within 60 days of March 5, 2026, and (ii) 7,361 restricted stock units that have vested or will vest within 60 days of March 5, 2026.

(5)	Includes options to purchase 160,620 shares of common stock exercisable as of March 5, 2026.
(6)

Includes (i) options to purchase 703,704 shares of common stock exercisable currently or within 60 days of March 5, 2026, and (ii) 44,978 restricted stock units that have vested or will vest within 60 days of March 5, 2026.

Certain Beneficial Owners of SkyWater common stock

The following table shows certain information regarding the beneficial ownership of SkyWater common stock as of March 5, 2026, the most recent practicable date for which such information was available, by each person who is known by SkyWater to beneficially own more than 5% of the outstanding SkyWater common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class(1)
CMI Oxbow Partners, LLC
Golden Hills Office Center 701 Xenia Avenue South, Suite 650 Golden Valley, MN 55416	4,487,394	(2)	9.16%

(1)	Based on 48,996,125 shares of SkyWater common stock outstanding as of March 5, 2026.
(2)

Mr. Unterseher is President of CMI Oxbow and Managing Partner of Oxbow, which is the majority member of CMI Oxbow. CMI Oxbow directly holds 4,487,394 shares of common stock over which Mr. Unterseher, Oxbow and CMI Oxbow share voting power and investment power. The address for each of Mr. Unterseher, Oxbow and CMI Oxbow is Golden Hills Office Center 701 Xenia Avenue South, Suite 650 Golden Valley, MN 55416. Mr. Unterseher also beneficially owns more than 5% of the outstanding SkyWater common stock, as disclosed in the prior table under “—SkyWater Directors and Executive Officers.”

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires SkyWater’s directors, executive officers and any owner of greater than 10% of SkyWater common stock to file reports with the SEC concerning their ownership of SkyWater common stock. Based solely upon information provided to SkyWater by individual directors, executive officers and owners of greater than 10% of SkyWater common stock, SkyWater believes that, during the fiscal year ended December 28, 2025, all of its directors, executive officers and owners of greater than 10%

of SkyWater common stock timely complied with the Section 16(a) filing requirements, except that Forms 4s were filed late on behalf of Loren Unterseher, CMI Oxbow Partners, LLC and Oxbow Industries, LLC on May 23, 2025, September 23, 2025 and November 17, 2025.

Director and Officer Indemnification

Under the Merger Agreement, certain indemnification and insurance rights exist in favor of SkyWater and its subsidiaries’ current and former directors and officers.

Anticipated Accounting Treatment of the Mergers

IonQ and SkyWater prepare their respective financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The mergers will be accounted for as a business combination, with IonQ as the accounting acquirer and SkyWater as the accounting acquiree, using the acquisition method of accounting in accordance with Accounting Standard Codification 805, Business Combinations, and, accordingly, will generally result in the recognition of SkyWater assets acquired and liabilities assumed at their estimated fair values as of the date of the completion of the mergers. The excess of the consideration transferred over the identifiable net assets acquired will be allocated to goodwill.

Regulatory Approvals Required for the Mergers

IonQ and SkyWater are not currently aware of any material governmental approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations that are required prior to the parties’ completion of the Mergers other than those described below. If additional approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations are required to complete the Mergers, IonQ and SkyWater intend to seek such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations.

Although IonQ and SkyWater believe that they will receive the required approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations to complete the Transactions, neither can give any assurance as to the timing of these approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations as to IonQ’s and SkyWater’s ultimate ability to obtain such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations (or any additional approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations which may otherwise become necessary) or that such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations will be obtained on terms and subject to conditions satisfactory to IonQ and SkyWater. The receipt of the regulatory approvals (as described hereinafter) is a condition to the obligation of each of IonQ and SkyWater to complete the Mergers.

The Mergers are subject to the requirements of the HSR Act and the related rules and regulations, which provide that certain transactions may not be completed until notification and report forms have been furnished to the DOJ and the FTC and until certain waiting periods have been terminated or have expired. The HSR Act requires IonQ and SkyWater to observe a 30-calendar-day waiting period after the submission of their respective HSR notification and report forms before consummating their Mergers. The waiting period may be shortened if the reviewing agency grants “early termination” of the waiting period, or lengthened if the acquiring person (here IonQ) voluntarily withdraws and refiles to allow a second 30-calendar-day waiting period, or if the reviewing agency issues a request for additional information or documentary material (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-calendar-day waiting period, which begins to run only after each of the parties has substantially complied with the Second Request. It is also possible that IonQ and SkyWater could enter into a timing agreement with the FTC or DOJ that could affect the timing of the consummation of the Mergers.

On February 20, 2026, IonQ and SkyWater each filed a notification and report form under the HSR Act with the DOJ and the FTC, which filings started the initial 30-calendar-day waiting period under the HSR Act. IonQ voluntarily withdrew its notification and report form under the HSR Act and refiled it on March 25, 2026, which re-started the 30-calendar-day waiting period under the HSR Act.

Treatment of Existing Debt

In connection with the Transactions, SkyWater expects to fully repay and terminate its existing revolving credit facility with Siena Lending Group LLC and the other lenders party thereto, under which $195.5 million was outstanding as of December 28, 2025. Following the Transactions, IonQ expects to retain (i) SkyWater’s lease agreement for the SkyWater Minnesota facility with Oxbow Realty, a consolidated variable interest entity of SkyWater, and the related $39 million loan agreement of Oxbow Realty used to finance the acquisition of the building and land of the SkyWater Minnesota facility and (ii)  SkyWater’s various financing arrangements for the purchase of manufacturing tools and other equipment.

Appraisal Rights

Record holders and beneficial owners of SkyWater common stock who comply with the procedures summarized below will be entitled to appraisal rights if the First Merger is completed. Under Section 262 of the DGCL, record holders and beneficial owners of shares of SkyWater common stock with respect to which appraisal rights are properly demanded and perfected and not withdrawn or lost are entitled to have such shares of SkyWater common stock appraised by the Delaware Court of Chancery. Shares of SkyWater common stock held by record holders and beneficial owners who properly exercise appraisal rights in accordance with Section 262 of the DGCL will not be converted into the right to receive the Merger Consideration, but instead will be canceled and represent the right to receive, in lieu of the Merger Consideration, a cash payment that is equal to the fair value of their shares of SkyWater common stock at the Effective Time (exclusive of any element of value arising from the accomplishment or expectation of the First Merger), as determined by the Delaware Court of Chancery, together with interest, if any as determined in accordance with Section 262 of the DGCL (the “appraisal payment”). The fair value of such shares of SkyWater common stock could be more than, less than or equal to the Merger Consideration. SkyWater is required to send a notice to that effect to each record holder, as of the record date, of SkyWater common stock not less than 20 days prior to the special meeting and include in the notice a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. This proxy statement/prospectus constitutes SkyWater’s notice to the record holders of SkyWater common stock that appraisal rights are available in connection with the First Merger, and the full text of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

The following is intended as a brief summary of the material provisions of Section 262 of the DGCL, which sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of the applicable requirements, and is qualified in its entirety by reference to Section 262 of the DGCL. All references in Section 262 of the DGCL to “stockholder” and in this summary to a “stockholder” or “holder” are to the record holder of shares of SkyWater common stock as to which appraisal rights are asserted and all such references to a “beneficial owner” are to a person who is the beneficial owner of SkyWater common stock held either in voting trust or by a nominee on behalf of such person. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL. Failure to comply timely and properly with the requirements of Section 262 of the DGCL may result in the loss of your appraisal rights under the DGCL. This notice does not constitute any legal or other advice, nor does it constitute a recommendation that holders or beneficial owners of SkyWater common stock exercise their appraisal rights under Section 262 of the DGCL. YOU ARE STRONGLY ENCOURAGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS.

Record holders and beneficial owners of SkyWater common stock who desire to exercise their appraisal rights must do all of the following: (i) not vote in favor of the adoption of the Merger Agreement, (ii) deliver in the manner set forth below a written demand for appraisal of such holder’s or beneficial owner’s shares of SkyWater common stock to the Secretary of SkyWater before the vote on the Merger Agreement proposal at the special meeting is taken, (iii) continuously hold of record or beneficially own, as applicable, such shares of SkyWater common stock from the date of making the demand through completion of the First Merger and (iv) otherwise comply with the requirements of Section 262 of the DGCL.

A demand for appraisal must be executed by or for the holder of record or beneficial owner, as applicable. The demand should set forth, fully and correctly, the person’s identity. If shares are owned of record or beneficially owned by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all such joint holders of record or beneficial owners. An authorized agent, including an agent of two or more joint holders of record or beneficial owners, may execute the demand for appraisal for a stockholder of record or beneficial owner; however, the agent must identify the record holder or holders or beneficial owner or owners, respectively, and expressly disclose that, in exercising the demand, the agent is acting as agent for the record holder or holders or beneficial owner or owners, as applicable.

As required by Section 262 of the DGCL, a demand for appraisal must be in writing and must reasonably inform SkyWater of the identity of the record holder or beneficial owner and of such holder’s or beneficial owner’s intention to seek appraisal of the holder’s or beneficial owner’s shares.

Record holders and beneficial owners of SkyWater common stock who elect to demand appraisal of their shares must mail or deliver their written demand to:

SkyWater Technology, Inc.

2401 East 86th Street

Bloomington, Minnesota

Attention: Christopher Hilberg

The written demand for appraisal should specify the stockholder’s name and mailing address. In addition, in the case of a demand for appraisal of a beneficial owner, the demand must also (1) reasonably identify the holder of record of the shares for which the demand is made, (2) be accompanied by documentary evidence of the beneficial owner’s ownership of stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be and (3) provide an address at which such beneficial owner consents to receive notices given by the surviving corporation under Section 262 of the DGCL and the verified list required by subsection (f) of Section 262 of the DGCL (discussed further below). Whether made by a holder of record or a beneficial owner, the written demand must reasonably inform SkyWater that the SkyWater holder of record or beneficial owner intends thereby to demand an appraisal of his, her or its shares. The written demand must be received by SkyWater prior to the vote on the Merger Agreement proposal at the special meeting. Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the Merger Agreement proposal will alone suffice to constitute a written demand for appraisal within the meaning of Section 262 of the DGCL. In addition, the holder or beneficial owner must not vote its shares of SkyWater common stock in favor of adoption of the Merger Agreement proposal. An executed proxy by a record holder that does not contain voting instructions will, unless revoked, be voted in favor of adoption of the Merger Agreement proposal and will cause the stockholder’s right of appraisal to be lost. Therefore, a SkyWater stockholder who desires to exercise appraisal rights should either (x) refrain from executing and submitting the enclosed proxy card or (y) vote by proxy against the adoption of the Merger Agreement proposal or affirmatively register an abstention with respect thereto. In the case of a beneficial owner, brokers, banks and other nominees that hold shares of SkyWater common stock in “street name” for their customers do not have discretionary authority to vote on the Merger Agreement proposal without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such shares as instructed if the beneficial owner provides such instructions. If a beneficial owner of shares held in

“street name” instructs such person’s broker, bank or other nominee to vote such person’s shares in favor of the Merger Agreement proposal, and does not revoke such instruction prior to the vote on the Merger Agreement proposal, then such shares will be voted in favor of the Merger Agreement proposal, and it will cause such beneficial owner to lose his, her or its right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a beneficial owner who wishes to exercise appraisal rights must either not provide any instructions to such person’s broker, bank or other nominee how to vote on the Merger Agreement proposal or must instruct such broker, bank or other nominee to vote against the Merger Agreement proposal or abstain from voting on such proposal.

Within 120 days after completion of the First Merger, either Merger Subsidiary 2 (as the surviving entity), or any holder or beneficial owner of shares of SkyWater common stock who has timely and properly demanded appraisal of such person’s shares and who has complied with the requirements of Section 262 of the DGCL and is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on Merger Subsidiary 2 (as the surviving entity) in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the fair value of the shares of all persons who have properly demanded appraisal. There is no present intent on the part of Merger Subsidiary 2 (as the surviving entity) to file an appraisal petition, and stockholders or beneficial owners seeking to exercise appraisal rights should not assume that Merger Subsidiary 2 (as the surviving entity) will file such a petition or that Merger Subsidiary 2 (as the surviving entity) will initiate any negotiations with respect to the fair value of such shares. Accordingly, record holders and beneficial owners of SkyWater common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL. If no such petition is filed within that 120-day period, appraisal rights will be lost for such person.

Within 120 days after completion of the First Merger, any holder or beneficial owner of shares of SkyWater common stock who has complied with the applicable provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from Merger Subsidiary 2 (as the surviving entity) a statement setting forth the aggregate number of shares of SkyWater common stock not voting in favor of the First Merger and with respect to which demands for appraisal were received by Merger Subsidiary 2 (as the surviving entity) and the number of holders or beneficial owners holding or owning such shares (provided that, in the case of a demand made by a beneficial owner in such person’s name, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement must be mailed within 10 days after the written request therefor has been received by Merger Subsidiary 2 (as the surviving entity) or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for appraisal is duly filed by a holder or beneficial owner of SkyWater common stock and a copy of the petition is served upon Merger Subsidiary 2 (as the surviving entity), then Merger Subsidiary 2 (as the surviving entity) will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded an appraisal of their shares of SkyWater common stock and with whom agreements as to the value of their shares of SkyWater common stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order the Delaware Register in Chancery to provide notice of the time and place fixed for the hearing on the petition be mailed to Merger Subsidiary 2 (as the surviving entity) and all of the persons shown on the verified list. The costs of these notices are borne by Merger Subsidiary 2 (as the surviving entity).

After notice to persons who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those persons who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the

Delaware Court of Chancery may dismiss the proceedings as to such person. Assuming shares of SkyWater common stock remain listed on a national securities exchange immediately before the First Merger (which we expect to be the case), the Delaware Court of Chancery must dismiss an appraisal proceeding as to all holders or beneficial owners of SkyWater common stock who assert appraisal rights unless (i) the total number of shares entitled to appraisal rights which have been pursued and perfected exceeds 1% of the outstanding shares of the class or series eligible for appraisal as measured in accordance with subsection (g) of Section 262 of the DGCL, or (ii) the value of the consideration provided in the First Merger (i.e., the Merger Consideration) for such total number of shares seeking appraisal exceeds $1.0 million, or (iii) the First Merger was approved pursuant to Section 253 or Section 267 of the DGCL (which, with respect to this clause (iii), we do not expect to be the case). Where proceedings are not dismissed, and after determining the persons entitled to an appraisal, the appraisal proceeding will be conducted, as to the shares of SkyWater common stock owned by such holders or beneficial owners of SkyWater common stock, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.

In determining fair value and the amount of the appraisal payment, if any, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the First Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 of the DGCL provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided in subsection (h) of Section 262 of the DGCL, interest from the effective date through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharges) as established from time to time during the period between the effective date and the date of payment of the judgment.

At any time before the entry of judgment in the proceedings, Merger Subsidiary 2 (as the surviving entity) may pay to each person entitled to appraisal an amount in cash, in which case, interest will accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. When the appraisal payment is determined, the Delaware Court of Chancery will direct the payment of such value to the persons entitled thereto upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

Record holders and beneficial owners of SkyWater common stock considering seeking appraisal should be aware that the fair value of their shares of SkyWater common stock could be more than, less than or equal to the Merger Consideration, and that opinions of investment banking firms as to the fairness from a financial point of view of the consideration payable in a transaction are not opinions as to fair value under Section 262 of the

DGCL. Each of IonQ, Merger Subsidiary 2 (as the surviving entity) and SkyWater reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of SkyWater common stock is less than the Merger Consideration.

Upon application by Merger Subsidiary 2 (as the surviving entity) or by any holder or beneficial owner of shares of SkyWater common stock entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list filed by Merger Subsidiary 2 (as the surviving entity) pursuant to subsection (f) of Section 262 of the DGCL may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262 of the DGCL. The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by Merger Subsidiary 2, as the surviving entity, to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Court may be enforced.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. The Delaware Court of Chancery may order that all or a portion of the expenses incurred by such holder or beneficial owner of SkyWater common stock in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses.

From and after the date of completion of the First Merger, any holder or beneficial owner of SkyWater common stock who has duly demanded appraisal in compliance with Section 262 of the DGCL will not, after completion of the First Merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a time prior to completion of the First Merger.

Within 10 days after the Effective Time, Merger Subsidiary 2 (as the surviving entity) must give notice of the date that the First Merger became effective to each holder of SkyWater common stock who has properly filed a written demand for appraisal, who did not vote in favor of the proposal to adopt the Merger Agreement and who has otherwise complied with Section 262 of the DGCL and any beneficial owner who has demanded appraisal in such person’s name pursuant to Section 262 of the DGCL. At any time within 60 days after the Effective Time, any holder or beneficial owner of SkyWater common stock who has demanded appraisal and who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such person’s demand for appraisal and to accept the Merger Consideration to which the person is entitled pursuant to the First Merger. After this period, a holder or beneficial owner of SkyWater common stock may withdraw such person’s demand for appraisal only with the written approval of Merger Subsidiary 2 (as the surviving entity). Notwithstanding the foregoing, no petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any person without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. However, the preceding sentence will not affect the right of any record holder or beneficial owner of SkyWater common stock who has not commenced an appraisal proceeding or joined the proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within 60 days after completion of the First Merger as summarized in the second sentence of this paragraph.

If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after completion of the First Merger, appraisal will cease and all record holders and beneficial owners of SkyWater common stock will be entitled only to receive the Merger Consideration as provided for in the Merger Agreement.

The foregoing is only a brief summary of Section 262 of the DGCL that sets forth the procedures for demanding statutory appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Failure to comply with all the procedures set forth in Section 262 of the DGCL may result in the loss of a holder’s or beneficial owner’s statutory appraisal rights. Consequently, if you wish to exercise your appraisal rights, you are strongly urged to consult a legal advisor before attempting to exercise your appraisal rights.

NYSE Listing of IonQ Common Stock, Delisting and Deregistration of SkyWater Common Stock

Prior to the completion of the Mergers, IonQ has agreed to take all necessary action to cause the shares of IonQ common stock to be issued in connection with the Mergers to be approved for listing on the NYSE subject to official notice of issuance. The listing on the NYSE of the shares of IonQ common stock to be issued in connection with the Mergers is also a condition to completion of the Mergers.

Prior to the Effective Time, SkyWater will cooperate with IonQ and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of the Nasdaq to cause (a) the delisting of SkyWater common stock from Nasdaq as promptly as practicable after the Effective Time and (b) the deregistration of SkyWater common stock pursuant to the Exchange Act as promptly as practicable after such delisting. If the Mergers are completed, SkyWater common stock will cease to be listed on Nasdaq and SkyWater common stock will be deregistered under the Exchange Act, after which SkyWater will no longer be required under SEC rules and regulations to file periodic reports with the SEC in respect of SkyWater common stock.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the Mergers to U.S. Holders (as defined below) of SkyWater common stock that exchange their SkyWater common stock for IonQ common stock in the Mergers.

This discussion is based upon the Code, its legislative history, U.S. Treasury regulations promulgated under the Code and judicial and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly retroactively, or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those U.S. Holders (as defined below) of SkyWater common stock that hold their SkyWater common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the U.S. federal income tax consequences of the Mergers and, in particular, does not address any tax consequences arising under the Medicare contribution tax on net investment income or the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, any U.S. federal estate, gift, generation skipping or alternative minimum tax considerations, or under any U.S. federal laws other than those pertaining to the income tax (including in connection with the ownership and disposition of any IonQ common stock received by a U.S. Holder in the Mergers). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a bank, thrift, mutual fund, underwriter or other financial institution;

•	a tax-exempt organization or government organization;

•	a real estate investment trust or real estate mortgage investment conduit;

•	a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

•	a grantor trust;

•	an insurance company;

•	a regulated investment company;

•	a dealer or broker in stocks and securities, commodities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares of SkyWater common stock subject to the alternative minimum tax provisions of the Code;

•	individual retirement or other tax-deferred accounts;

•

a holder of shares of SkyWater common stock that received SkyWater common stock through the exercise of an employee stock option, as a restricted stock award, through a tax-qualified retirement plan or otherwise as compensation;

•	a holder of shares of SkyWater common stock that has a functional currency other than the U.S. dollar;

•

a holder of shares of SkyWater common stock that is required to accelerate the recognition of any item of gross income with respect to SkyWater common stock as a result of such income being recognized on an applicable financial statement;

•	a holder of shares of SkyWater common stock that holds SkyWater common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	a holder of shares of SkyWater common stock who exercises appraisal rights;

•	a holder of shares of SkyWater common stock who holds such common stock as “qualified small business stock” for purposes of Section 1045 or Section 1202 of the Code;

•	certain former citizens or long-term residents of the United States; or

•

a holder who directly, indirectly or constructively owns (or at any time during the five-year period ending on the date of the Mergers owned) 5% or more of the outstanding SkyWater common stock (by vote or value).

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of SkyWater common stock that is, for U.S. federal income tax purposes either:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any state thereof, or the District of Columbia;

•

a trust if (a) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source.

Beneficial owners of SkyWater common stock that are not U.S. Holders should consult their own tax advisors as to the U.S. federal income tax consequences of the Mergers.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds shares of SkyWater common stock, the U.S. federal income tax consequences to a partner in such partnership generally will depend on the status of the partner and the activities of the partner and partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds shares of SkyWater common stock, and any persons that, for U.S. federal income tax purposes, are treated as partners in such partnership, should consult their own tax advisors with respect to the tax consequences of the Mergers in their specific circumstances.

This discussion is not tax advice and does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the Mergers. The tax consequences of the Mergers may be complex and will depend on your specific situation and factors not within IonQ’s or SkyWater’s control.

All holders of SkyWater common stock should consult their own tax advisors as to the specific tax consequences to them of the Transactions, including the applicability and effect of the alternative minimum tax and any U.S. state, local, non-U.S. and other tax laws.

In General

The U.S. federal income tax consequences of the Mergers will depend primarily upon whether the Mergers, taken together, qualify as a “reorganization” under Section 368(a) of the Code. IonQ and SkyWater intend that, for U.S. federal income tax purposes, the First Merger, taken together with the Second Merger, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). However, whether or not the Mergers will qualify for the Intended Tax Treatment depends on facts that may not be known until after the second to last trading day prior to the Closing Date.

The Intended Tax Treatment requires, among other requirements, that the value of the shares of IonQ common stock issued to holders of SkyWater common stock in the Mergers represents at least a certain minimum percentage of the total consideration paid to holders of SkyWater common stock in the Mergers. While there is no specific guidance as to precisely what minimum percentage is necessary to satisfy this requirement, it would be satisfied if the value of IonQ common stock received in the Mergers (measured by taking the Average of the Daily Volume Weighted Average Prices (as defined in the Merger Agreement) of IonQ common stock on the ten consecutive trading days ending on and including the second to last trading day prior to the Closing Date) represents at least 40% of the total value of the merger consideration. Because this test is based on the value of IonQ common stock as of an average value of the shares on the days preceding the completion of the Mergers, a substantial decline in the value of the IonQ common stock from its value as of the execution of the Merger Agreement on January 25, 2026 could cause this requirement to not be met if the value of all IonQ common stock received by holders of SkyWater common stock in the Mergers represents less than 40% of the total value of the merger consideration received by holders of SkyWater common stock in the Mergers, i.e., as a result of a decline in the value of SkyWater common stock (for a description of how the Exchange Ratio operates across various IonQ Trading Prices, including the collar floor of $37.99 and ceiling of $60.13, see “The Merger Agreement—Merger Consideration” beginning on page 74). Accordingly, no assurance can be given that the Mergers will qualify for the Intended Tax Treatment.

IonQ and SkyWater have covenanted in the Merger Agreement to not take any action that would prevent or impede, or could reasonably be expected to prevent or impede, the Mergers from qualifying for the Intended Tax Treatment. Any opinion delivered in connection with this summary of the Material U.S. Federal Income Tax Consequences is effective as of the date of this registration statement, and there can be no assurance that it will continue to remain valid at closing. The closing of the Mergers is not conditioned on the continuing validity of any opinion delivered in connection with this registration statement, nor on the receipt of any other opinion of counsel as to the qualification of the Mergers for the Intended Tax Treatment.

Neither IonQ nor SkyWater intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Mergers. Accordingly, even if an opinion of counsel concludes that the Mergers qualify for the Intended Tax Treatment, no assurance can be given that the IRS will not challenge that conclusion or that a court would not sustain such a challenge. If the IRS successfully challenges the Intended Tax Treatment, U.S. Holders will be treated as if they sold their SkyWater common stock in a fully taxable transaction (as described below under “—Tax Consequences if the Mergers Fail to Qualify for the Intended Tax Treatment”).

Tax Consequences if the Mergers Qualify for the Intended Tax Treatment

Assuming that the Mergers qualify for the Intended Tax Treatment, the U.S. federal income tax consequences of the Mergers to U.S. Holders of SkyWater common stock are as follows:

•

a U.S. Holder will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount by which the sum of the fair market value of the IonQ common stock and cash received by such U.S. Holder exceeds such U.S. Holder’s tax basis in its SkyWater common stock, and (ii) the amount of cash received by such U.S. Holder (excluding for this purpose any cash received in lieu of fractional share interests in IonQ common stock, which shall be treated as discussed below under “—Receipt of cash in lieu of fractional shares”);

•

the aggregate tax basis of the IonQ common stock received in the Mergers (including any fractional share interests in IonQ common stock deemed received and exchanged for cash, as discussed below under “—Receipt of cash in lieu of fractional shares”) will be the same as the aggregate tax basis of the SkyWater common stock exchanged for the IonQ common stock, decreased by the amount of cash received in the Mergers (excluding for this purpose any cash received in lieu of fractional share interests in IonQ common stock), and increased by the amount of any gain recognized in the exchange (regardless of whether such gain is classified as capital gain or dividend income, as discussed below), excluding any gain recognized with respect to fractional share interests in IonQ common stock for which cash is received, which shall be treated as discussed below under “—Receipt of cash in lieu of fractional shares”; and

•

the holding period of IonQ common stock received in exchange for shares of SkyWater common stock (including any fractional share interests in IonQ common stock deemed received and exchanged for cash, as discussed below) will include the holding period of the SkyWater common stock exchanged for the IonQ common stock.

If a U.S. Holder acquired different blocks of SkyWater common stock at different times or at different prices, such U.S. Holder’s basis and holding period in its shares of SkyWater common stock may be determined separately with reference to each block of SkyWater common stock. Any such U.S. Holder should consult its tax advisor regarding the determination of the tax basis and/or holding periods of the particular shares of IonQ common stock received in the Mergers.

Subject to the discussion below under “—Possible dividend treatment,” any gain or loss recognized by a U.S. Holder would generally be long-term capital gain or loss if the U.S. Holder’s holding period in a particular block of SkyWater common stock exceeds one year as of the effective date of the Mergers. Long-term capital gain of certain non-corporate U.S. Holders (including individuals) is currently eligible for preferential U.S. federal income tax rates.

Possible dividend treatment. In some cases, the recognized gain discussed above could be treated as a dividend for U.S. federal income tax purposes. Because the possibility of dividend treatment can depend upon various factors, including the particular circumstances of a U.S. Holder and the application of certain constructive ownership rules, U.S. Holders should consult their tax advisors regarding the potential tax consequences of the Mergers and the receipt of the merger consideration to them.

Receipt of cash in lieu of fractional shares. A U.S. Holder who receives cash instead of a fractional share of IonQ common stock generally will be treated as having received the fractional share pursuant to the Mergers and then as having sold to IonQ that fractional share of IonQ common stock for cash. As a result, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount of cash received and the tax basis allocated to such fractional share of IonQ common stock. Gain or loss recognized with respect to cash received in lieu of a fractional share of IonQ common stock will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the Effective Time, the holding period for such shares is greater than one year. The deductibility of such capital losses is subject to limitations.

Whether the requirements for the Mergers to qualify for the Intended Tax Treatment are met may not be known at the time of the Special Meeting. However, SkyWater will not resolicit stockholder votes in the event that the Mergers fail to qualify for the Intended Tax Treatment.

Tax Consequences if the Mergers Fail to Qualify for the Intended Tax Treatment

If any requirement for the Mergers to qualify for the Intended Tax Treatment is not satisfied, a U.S. Holder whose shares of SkyWater common stock are converted into the right to receive the Merger Consideration generally will recognize capital gain or loss in an amount equal to the difference between (i) the fair market value of the shares of IonQ common stock and the amount of cash consideration received in the Mergers (including cash received in lieu of fractional shares of IonQ common stock) and (ii) the U.S. Holder’s tax basis in the SkyWater common stock surrendered. Additionally, a U.S. Holder’s holding period in shares of IonQ common stock received in the First Merger would begin on the day following the Mergers.

If a U.S. Holder acquired different blocks of SkyWater common stock at different times or different prices, any gain or loss will generally be determined separately with respect to each block of SkyWater common stock, and such U.S. Holder’s tax basis and holding period in its shares of IonQ common stock may be determined with reference to each block of SkyWater common stock. Any such U.S. Holders should consult their own tax advisors regarding the manner in which cash and IonQ common stock received in the exchange should be allocated among different blocks of SkyWater common stock and with respect to identifying the tax bases or holding periods of the particular shares of IonQ common stock received in the Mergers.

Any gain or loss recognized by a U.S. Holder would generally be long-term capital gain or loss if the U.S. Holder’s holding period in a particular block of SkyWater common stock exceeds one year as of the effective date of the Mergers. Long-term capital gain of certain non-corporate U.S. Holders (including individuals) is currently eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

The receipt of the merger consideration in exchange for SkyWater common stock pursuant to the Mergers may be subject, under certain circumstances, to information reporting and backup withholding at a rate of 24%. To prevent backup withholding, U.S. Holders should timely furnish a properly completed IRS Form W-9 or successor form (or appropriate substitute) included in the letter of transmittal such U.S. Holder will receive certifying such U.S. Holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. Holder is not subject to backup withholding and otherwise complying with all the applicable requirements of the backup withholding rules.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided that such U.S. Holder timely furnishes the required information to the IRS. The IRS may impose a penalty upon a U.S. Holder that fails to provide the correct taxpayer identification number.

The preceding discussion is intended only as a general discussion of material U.S. federal income tax consequences of the Mergers. The preceding discussion is not a complete analysis or discussion of all potential tax effects that may be important to you. You are strongly encouraged to consult your own tax advisors as to the specific tax consequences of the Mergers including tax return reporting requirements, the applicability and effect of federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

This section of this proxy statement/prospectus describes the material provisions of the Merger Agreement, but does not describe all of the terms of the Merger Agreement and may not contain all of the information about the Merger Agreement that is important to you. The following summary is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus. The rights and obligations of IonQ, Merger Subsidiary 1, Merger Subsidiary 2 and SkyWater are governed by the express terms and conditions of the Merger Agreement and not by this summary or any of the other information contained in this proxy statement/prospectus. You are urged to read the full text of the Merger Agreement because it is the legal document that governs the Mergers.

The Merger Agreement contains representations, warranties and covenants by each of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement, as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of IonQ, Merger Subsidiary 1, Merger Subsidiary 2 and SkyWater or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants contained in the Merger Agreement or any other agreement between the parties to the applicable agreement may change after the date of each such agreement, which subsequent information may or may not be fully reflected in IonQ’s or SkyWater’s public disclosures or the public disclosures of any of their respective subsidiaries or affiliates. Each such agreement should not be read alone, but should instead be read in conjunction with the other information regarding the respective agreement, the Transactions, IonQ, SkyWater and their respective affiliates and businesses, which is contained in, or incorporated by reference to, this proxy statement/prospectus, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that each of IonQ and SkyWater has made or will make with the SEC. See the section titled, “Where You Can Find More Information” beginning on page 126.

Structure of the Mergers

The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, the parties will complete two mergers. In the First Merger, Merger Subsidiary 1 will merge with and into SkyWater, with SkyWater continuing as the surviving corporation in the First Merger. Immediately following the Effective Time, and as part of the same plan, the surviving corporation of the First Merger will merge with and into Merger Subsidiary 2, with Merger Subsidiary 2 surviving as the Surviving Company of the Second Merger. Following the Second Merger, the Surviving Company will be a wholly-owned direct subsidiary of IonQ. The two-step structure is intended, among other things, to facilitate the qualification of the Mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code.

At the effective time of the Second Merger, the governing documents of SkyWater will be amended and restated in its entirety as set forth in the limited liability agreement of Merger Subsidiary 2, as in effect immediately prior to the Effective Time, except that all references therein to Merger Subsidiary 2 will be automatically amended and will become references to SkyWater. The directors of Merger Subsidiary 2 immediately prior to the Effective Time will be the initial directors of the Surviving Company, each to hold office in accordance with the governing documents of the Surviving Company, and the officers of Merger Subsidiary 2 immediately prior to the Effective Time will be the initial officers of the Surviving Company, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Timing of Closing

The closing of the Mergers (the “Closing”) will take place on the third business day following the day of fulfillment or waiver in accordance with the Merger Agreement by the parties to the Merger Agreement having the benefit of the applicable condition (to the extent permitted by applicable law) of the conditions described under the heading “—Conditions to Completion of the Mergers” beginning on page 97 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions), or at such other place, date and time as IonQ and SkyWater may agree in writing. The date on which the Closing actually occurs is referred to in this proxy statement/prospectus as the “Closing Date.”

Merger Consideration

Effects of the Mergers

At the Effective Time, by virtue of the First Merger and without any action on the part of IonQ, Merger Subsidiary 1, SkyWater or the holders of any of the following securities:

•

Each share of SkyWater common stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares, SkyWater Option Awards, SkyWater Employee RSU Awards, SkyWater Director RSU Awards and Appraisal Shares) will be automatically converted into the right to receive the Merger Consideration consisting of: (i) $15.00 in cash, without interest, and (ii) a number of validly issued, fully paid and nonassessable shares of IonQ common stock equal to the Exchange Ratio, plus any cash in lieu of fractional shares of IonQ common stock as provided under the Merger Agreement.

•

Upon such conversion, all shares of SkyWater common stock so converted will cease to be outstanding, will be canceled and retired, and will represent only the right to receive the applicable Merger Consideration and any cash to be paid in lieu of fractional shares of IonQ common stock.

•

Each share of SkyWater common stock owned by IonQ, Merger Subsidiary 1, Merger Subsidiary 2, SkyWater, or any of their wholly-owned subsidiaries immediately prior to the Effective Time (which is the “Cancelled Shares”) will be canceled without any consideration being delivered in exchange therefor.

•

Each share of common stock of Merger Subsidiary 1 issued and outstanding immediately prior to the Effective Time will remain outstanding as one fully paid and nonassessable share of common stock of SkyWater as the First Surviving Corporation following the First Merger.

The First Merger shall become effective at such time as the certificate of merger with respect to the First Merger with the Secretary of State of the State of Delaware (the “First Certificate of Merger”) is duly filed with the Secretary of State of the State of Delaware or at such later time as IonQ and the SkyWater may agree and is specified in the First Certificate of Merger (which is the “Effective Time”). The Second Merger shall become effective upon the filing of the certificate of merger with respect to the Second Merger with the Secretary of State of the State of Delaware ( the “Second Certificate of Merger”) with the Secretary of State of the State of Delaware, or at such later time as IonQ and the SkyWater may agree and is specified in the Second Certificate of Merger (such date and time being hereinafter referred to as the “Second Effective Time”). The Effective Time shall, in all events, precede the Second Effective Time.

The “Exchange Ratio” is the following (in each case, rounded to four decimals): (A) if the IonQ Trading Price is an amount equal to or less than $37.99, then the Exchange Ratio shall be 0.5265; (B) if the IonQ Trading Price is an amount greater than $37.99 but less than $60.13, then the Exchange Ratio shall be equal to the quotient obtained by dividing $20 by the IonQ Trading Price; and (C) if the IonQ Trading Price is an amount greater than or equal to $60.13, then the Exchange Ratio shall be 0.3326.

Illustrative IonQ Trading Price	Exchange Ratio	Implied Per Share Stock Consideration	Per Share Cash Consideration	Implied Total Merger Consideration
$25.00	0.5265	$13.16	$15.00	$28.16
$30.00	0.5265	$15.80	$15.00	$30.80
$37.99 (collar floor)	0.5265	$20.00	$15.00	$35.00
$45.00	0.4444	$20.00	$15.00	$35.00
$50.00	0.4000	$20.00	$15.00	$35.00
$55.00	0.3636	$20.00	$15.00	$35.00
$60.13 (collar ceiling)	0.3326	$20.00	$15.00	$35.00
$70.00	0.3326	$23.28	$15.00	$38.28

The table above is for illustrative purposes only and does not represent the actual IonQ Trading Price or Exchange Ratio at the time of the Mergers.

The “IonQ Trading Price” is the volume-weighted average price (VWAP), rounded to four decimal places, of IonQ common stock on all exchanges as reported by Bloomberg L.P. on the VWAP function for the ticker “IonQ, Inc. US Equity” for the 20 full consecutive trading days prior to, but not including, the third business day prior to the Closing Date, calculated from market open (9:30 a.m. Eastern Time) on the first day of the measurement period to market close on the last day of the measurement period (4:00 p.m. Eastern Time).

No election will be made available to any holder of SkyWater common stock with respect to the form of consideration to be received by such holder in the First Merger. As a result, each holder of SkyWater common stock will receive both the Per Share Cash Consideration and the Per Share Stock Consideration for each share of SkyWater common stock held by such holder (other than Cancelled Shares and Appraisal Shares).

From and after the Effective Time, the First Surviving Corporation will possess all rights, privileges, powers and franchises of each of SkyWater and Merger Subsidiary 1 and will be subject to all of their restrictions, disabilities and duties, as provided by the DGCL.

At the Second Effective Time, immediately following the Effective Time and as part of the same plan, each issued and outstanding share of common stock of the First Surviving Corporation immediately prior to the Second Effective Time will be canceled and retired without any consideration being delivered in exchange, and each limited liability company interest of Merger Subsidiary 2 immediately prior to the Second Effective Time will remain outstanding as a limited liability company interest of the Surviving Company.

Appraisal Rights

Notwithstanding anything in the Merger Agreement to the contrary, Appraisal Shares will not be converted into, or represent the right to receive, the Merger Consideration under the heading “—Merger Consideration— Effects of the Mergers,” but instead will be canceled and will represent only the right to receive such amounts as may be determined to be due with respect to those shares in accordance with Section 262 of the DGCL. If any such person fails to perfect or otherwise waives, withdraws or loses the right to appraisal under Section 262 of the DGCL, or if a court of competent jurisdiction determines that such person is not entitled to the relief provided by Section 262 of the DGCL, then that person’s Appraisal Shares will thereupon be deemed, as of the Effective Time, to have been converted into, and to represent only the right to receive, the Merger Consideration, without interest thereon.

SkyWater will give prompt notice to IonQ of any demands received by SkyWater for appraisal of any shares of SkyWater common stock, any written withdrawal or purported withdrawal of any such demand, and any other demand, notice or instrument delivered to SkyWater prior to the Effective Time pursuant to the DGCL relating to such appraisal demands. IonQ will have the right to participate in and direct all negotiations and any litigation, suit, action or other proceeding to the extent related to those appraisal demands, and SkyWater will consider in good faith any comments or suggestions proposed by IonQ with respect thereto. Prior to the Effective Time, SkyWater will not, without the prior written consent of IonQ, make any payment with respect to, offer to settle or settle, or approve the withdrawal of, any appraisal demands, or agree to do any of the foregoing,

Deposit of Merger Consideration

The SkyWater book-entry shares will be exchanged in accordance with the procedures described below.

Prior to the Effective Time, IonQ will appoint a bank, trust company, nationally recognized stockholder services provider, or other person reasonably acceptable to SkyWater to act as exchange agent (the “Exchange Agent”) for the purpose of exchanging certificates and book-entry shares and paying the aggregate Merger Consideration under the agreement. IonQ will make available to the Exchange Agent, as needed, evidence of book-entry shares representing IonQ common stock issuable in respect of SkyWater common stock, together with the cash necessary to make the payments described under the heading “—Merger Consideration—Effects of the Mergers.” The IonQ common stock and cash so deposited are referred to as the “Exchange Fund.”

Exchange Procedures

Promptly after the Effective Time, IonQ will send, or cause the Exchange Agent to send, to each holder of record, as of the Effective Time, of SkyWater common stock: (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of certificates for payment of the Merger Consideration therefor, in such form as IonQ and SkyWater may reasonably agree; exchanges of book-entry shares will be effected in accordance with IonQ’s customary book-entry procedures.

Each former SkyWater holder who surrenders to the Exchange Agent certificate(s) or book-entry shares, together with a duly completed letter of transmittal and such other documents as may be required by the instructions thereto, will be entitled to receive in exchange therefor: (A) one or more shares of IonQ common stock (in uncertificated book-entry form) representing, in the aggregate, the whole number of shares of IonQ common stock, if any, into which such holder’s SkyWater shares were converted in accordance with the Merger Agreement, and such certificates so surrendered will be forthwith canceled, and (B) a check in an amount of U.S. dollars equal to (1) the cash portion of the Merger Consideration as described under the heading “—Merger Consideration—Effects of the Mergers,” (2) any cash in lieu of fractional shares as described under the heading “—No Fractional Shares,” if any, plus (3) any cash dividends or other distributions that such holder has the right to receive as described under the heading “—Distributions With Respect to Unexchanged Shares.”

Distributions With Respect to Unexchanged Shares

No dividends or other distributions with respect to IonQ common stock issued in the Mergers will be paid to the holder of any unsurrendered certificates or book-entry shares until such certificates or book-entry shares are surrendered as described under the heading “—Exchange Procedures.” Following surrender, there will be paid, without interest, to the record holder (i) any dividends or distributions with a record date after the Effective Time and a payment date on or before the date of surrender and not previously paid, and (ii) at the appropriate payment date, any dividends or distributions with a record date after the Effective Time but a payment date subsequent to such surrender, with all shares of IonQ common stock issued in the Mergers deemed outstanding as of the Effective Time for purposes of such dividends and distributions.

No Fractional Shares

No fractional shares of IonQ common stock will be issued upon surrender of certificates or book-entry shares evidencing SkyWater common stock, and, in lieu thereof, each holder otherwise entitled to a fractional

IonQ share will receive a cash payment, without interest and rounded to the nearest cent, equal to such holder’s proportionate interest in the net proceeds from the Exchange Agent’s sale of the “Excess Shares” as described below. As soon as practicable after the Effective Time, the Exchange Agent, as agent for former SkyWater stockholders, will sell on the NYSE, at then-prevailing prices, the number of shares of IonQ common stock equal to the excess of (x) the aggregate number of shares of IonQ common stock delivered by IonQ to the Exchange Agent over (y) the aggregate number of whole shares of IonQ common stock distributable to former SkyWater stockholders (the “Excess Shares”).

The Exchange Agent will hold the proceeds of such sale(s) in trust (the “Common Shares Trust”) and will distribute to each former SkyWater stockholder, without interest, a cash amount equal to the product of (i) the aggregate proceeds in the Common Shares Trust multiplied by (ii) a fraction, the numerator of which is the fractional share interest to which such holder would otherwise be entitled and the denominator of which is the aggregate fractional share interests to which all holders would otherwise be entitled.

Lost, Stolen or Destroyed Certificates

In the case of any certificate that has been lost, stolen or destroyed, upon the holder’s affidavit of that fact and, if required by IonQ, the First Surviving Corporation or the Surviving Company, the posting of a bond in such reasonable amount as IonQ, the First Surviving Corporation or the Surviving Company may direct as indemnity against any claim with respect to such certificate, the Exchange Agent will, if such holder has otherwise delivered a properly completed and duly executed letter of transmittal, issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration to be paid in respect of the shares of SkyWater common stock represented by such certificate.

Potential Adjustments to the Merger Consideration to Prevent Dilution

If at any time during the period between the date of the Merger Agreement and the Effective Time, any change in the outstanding shares of capital stock of IonQ or SkyWater occurs by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration, the Per Share Cash Consideration, the Per Share Stock Consideration, the Exchange Ratio and any other similarly dependent items will be appropriately adjusted to provide holders of SkyWater common stock the same economic effect as contemplated by the Merger Agreement prior to such event. Cash dividends and grants of equity compensation not prohibited by the terms of the Merger Agreement will not result in any adjustment to the Merger Consideration, the Per Share Cash Consideration, the Per Share Stock Consideration, the Exchange Ratio or other dependent item.

Withholding

Each of the First Surviving Corporation, the Surviving Company, IonQ, SkyWater, Merger Subsidiary 1, Merger Subsidiary 2, the Exchange Agent, and any other applicable withholding agent is entitled to deduct and withhold from any payment otherwise payable to any person pursuant to the Merger Agreement such amounts as are required to be deducted or withheld under any provision of federal, state, local, or foreign tax law. To the extent that amounts are so deducted or withheld and paid over to the applicable governmental body, agency, authority or entity, such deducted or withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.

Treatment of SkyWater Equity Awards

SkyWater Stock Option Awards. At the Effective Time, each SkyWater Option Award that is outstanding, whether vested or unvested, will automatically be converted into an option to purchase a number of shares of IonQ common stock based on the Equity Award Exchange Ratio at an adjusted exercise price (as determined in accordance with the formula in the Merger Agreement), and otherwise will be subject to the same terms and conditions as applied immediately prior to the Effective Time.

Notwithstanding the foregoing, the exercise price and the number of shares of IonQ common stock purchasable pursuant to such adjusted options shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of any SkyWater Option Award to which Section 422 of the Code applies, the exercise price and the number of shares of IonQ common stock purchasable pursuant to such option shall be determined subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

SkyWater Employee RSU Awards. At the Effective Time, each SkyWater Employee RSU Award that is outstanding, whether vested or unvested, will automatically be converted into a restricted stock unit award corresponding to a number of shares of IonQ common stock based on the Equity Award Exchange Ratio, and otherwise will be subject to the same terms and conditions (including any existing accelerated vesting provisions) as applied immediately prior to the Effective Time, with any related accrued but unpaid dividend equivalent rights carrying over and remaining payable in accordance with such preexisting terms.

SkyWater Director RSU Awards. Prior to the Effective Time, each SkyWater Director RSU Award that is outstanding, whether vested or unvested, will automatically become fully vested and will be settled prior to the Effective Time, and any shares of SkyWater common stock issued thereunder will be treated in the same manner as all other shares of SkyWater common stock at the Effective Time.

Accelerated Vesting of Equity Awards Upon a Qualifying Termination. Each of the converted equity awards described above is required by the Equity Plan to provide that, if the award holder’s employment or service is terminated without “cause” (as defined in the Equity Plan) by IonQ or an affiliate thereof, or by the award holder for “good reason” (as defined in the Equity Plan) (if applicable), in either case within 24 months (or, if provided in an award holder’s award agreement, 12 months) following the Mergers, then effective upon the date of such termination: (1) all of the award holder’s outstanding stock options shall become fully vested and exercisable in full for a period of at least 90 days or such longer period provided by such award (but not beyond the award’s expiration date), (2) all time-based vesting requirements of any of the award holder’s outstanding awards will be deemed satisfied in full, and (3) all performance-based vesting requirements of any of the award holder’s outstanding awards for which the performance period has not yet ended will be deemed satisfied at the maximum level for such award. However, if the award holder has in effect an employment, retention, change of control, severance or similar agreement with SkyWater or any affiliate that discusses the effect of an award holder’s termination of employment or service following the Mergers on the award holder’s awards, then such agreement will control to the extent it provides better treatment than that described above.

SkyWater ESPP. As soon as practicable, the SkyWater Board (or, if appropriate, any committee administering the ESPP) will adopt such resolutions and take such other actions as may be required so that:

•	participation in the ESPP will be limited to those employees who are participants on the date of the Merger Agreement;

•

except to the extent necessary to maintain the status of the ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the Treasury Regulations thereunder, participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of the Merger Agreement or make any separate non-payroll contributions to the ESPP on or following the date of the Merger Agreement;

•	no offering or purchase period will be commenced after the date of the Merger Agreement;

•

as of the earlier of the first scheduled purchase date following the date of the Merger Agreement or a date that is no later than the fifth trading day before the Effective Time, each participant’s then-outstanding share purchase right under the ESPP shall be exercised; and

•	the ESPP shall terminate as of the Effective Time.

From and after the date of the Merger Agreement, SkyWater and its subsidiaries shall reasonably cooperate with IonQ in preparing such registration statements or post-effective amendments.

Treatment of SkyWater Indebtedness

SkyWater shall deliver or cause to be delivered to IonQ at least three business days prior to the Closing Date a payoff letter (subject to the delivery of funds as arranged by IonQ) with respect to the Amended and Restated Loan and Security Agreement, dated June 30, 2025, by and between SkyWater, Siena Lending Group LLC and certain other parties (the “Subject Indebtedness”), in customary form which payoff letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the Subject Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”), (ii) state that upon receipt of the Payoff Amount under such payoff letter, the Subject Indebtedness and all related loan documents shall be terminated and (iii) provide that all liens and guarantees in connection with the Subject Indebtedness relating to the assets and properties of SkyWater or any of its subsidiaries securing the obligations under the Subject Indebtedness shall be released and terminated upon payment of the Payoff Amount on the Closing Date.

Covenants and Agreements

Conduct of Business

Each of IonQ and SkyWater agreed to covenants restricting, subject to specified exceptions, the conduct of its business between signing and the Effective Time (or earlier termination).

Interim Operations of SkyWater

From the date of the Merger Agreement until the Effective Time except with the prior written consent of IonQ (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by the Merger Agreement, as may be required by applicable law or as set forth in confidential disclosures exchanged between such parties, SkyWater shall and shall cause its subsidiaries to conduct their respective businesses (x) in the ordinary course consistent with past practice and (y) in a manner not involving the entry by SkyWater or its subsidiaries into businesses that are materially different from the businesses of SkyWater and its subsidiaries on the date of the Merger Agreement, and SkyWater shall use its and shall cause its subsidiaries to use their respective reasonable best efforts to keep available the services of their respective present officers and other employees, to substantially preserve their assets and technology, their relationships with customers, suppliers, licensors, licensees, distributors and other third parties having material business dealings with them and to maintain their material franchises, rights and permits.

Without limiting the foregoing, SkyWater and its subsidiaries shall, in all material respects, (A) maintain and enforce policies, procedures and internal controls reasonably designed to ensure compliance with applicable anti-corruption laws and economic sanctions/trade laws and (B) not initiate or expand any dealings involving any sanctions target or any country or territory subject to country-wide or territory-wide economic sanctions/trade laws, except as permitted by applicable law. Without limiting the generality of the foregoing, except with the prior written consent of IonQ (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by the Merger Agreement, as may be required by applicable law or as set forth in confidential disclosures exchanged between such parties, from the date of the Merger Agreement until the Effective Time, SkyWater shall not, and shall cause its subsidiaries not to:

•	adopt or propose any change in SkyWater’s Certificate of Incorporation, SkyWater’s Bylaws or any other organizational document;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•

issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of SkyWater or its subsidiaries other than issuances of SkyWater common stock pursuant to the exercise or settlement (as applicable) of SkyWater Option Awards, SkyWater RSU Awards or SkyWater Director RSU Awards that are outstanding on the date of the Merger Agreement as reflected under the heading “—Treatment of SkyWater Equity Awards”;

•

(i) split, combine, subdivide or reclassify its outstanding shares of capital stock or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends or distributions paid by any subsidiary of SkyWater to SkyWater or any wholly-owned subsidiary of SkyWater;

•

redeem, purchase or otherwise acquire directly or indirectly any of SkyWater’s or any subsidiary’s capital stock, except for repurchases, redemptions or acquisitions (i) required by the terms of its capital stock or any securities outstanding on the date of the Merger Agreement, (ii) required by or in connection with the respective terms, as of the date of the Merger Agreement, of any SkyWater Benefit Plan (as defined in the section titled “Employee Benefits”) as in effect on the date of the Merger Agreement in the ordinary course of the operations of such plan consistent with past practice and only to the extent consistent with the Merger Agreement, (iii) with respect to the exercise, vesting or settlement of SkyWater Option Awards, SkyWater RSU Awards or SkyWater Director RSU Awards outstanding as of the date of the Merger Agreement and reflected under the heading “—Treatment of SkyWater Equity Awards” or (iv) involving only the acquisition by SkyWater or one or more of its wholly-owned subsidiaries of capital stock of one or more wholly-owned subsidiaries of SkyWater;

•

amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any outstanding SkyWater Option Award, SkyWater RSU Award or SkyWater Director RSU Award;

•

incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, except in amounts that are not in excess of the individual line items of the aggregate budgeted amount indicated in confidential disclosures exchanged between such parties;

•

(i) except as required by law or the terms of an applicable SkyWater Benefit Plan existing on the date of the Merger Agreement, increase the compensation or benefits of, including by providing any bonus, any director, consultant, officer or employee of SkyWater or any of its subsidiaries, (ii) except as required by law or the terms of an applicable SkyWater Benefit Plan existing on the date of the Merger Agreement, (A) enter into, (B) adopt or (C) extend or renew (or waive or amend any performance or vesting criterion or accelerate funding under) any employment, retention, transition, change in control, severance, bonus, profit sharing, retirement, restricted stock, stock option, deferred compensation or other director, consultant, executive or employee benefit plan, policy, agreement or arrangement except as required by applicable law or the terms of an agreement or arrangement existing on the date of the Merger Agreement, (iii) enter into any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative, (iv) except as required by law or the terms of applicable SkyWater Benefit Plan existing on the date of the Merger Agreement, take any action to accelerate the vesting, payment or funding of any compensation or benefits to any current or former employee or any directors, consultants or officers, (v) implement any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the Worker Adjustment and Retraining Notification Act and any similar state or local law (the “WARN Act”) or (vi) terminate the employment of any employee, other than a termination of employment for “cause,” or hire any employee, except for employees with a title at the level of vice president or below;

•

acquire (for cash or other assets) or agree to acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or person or division thereof or (ii) any other assets, except in the case of this clause (ii), for assets acquired in the ordinary course of business consistent with past practice;

•

except as expressly permitted by Section 7.1 of the Merger Agreement, sell, lease, license, transfer, divest, sell and leaseback, encumber (including by the grant of any option thereon), abandon, permit to lapse or otherwise dispose of any material assets or property (which shall include any sale of any capital stock of any subsidiary of SkyWater), except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course of business consistent with past practice or (iii) any such disposals of immaterial equipment and property no longer used in the operation of the business for fair market value in an amount not exceeding $1,000,000 in the aggregate;

•

incur any indebtedness for borrowed money, guarantee or assume any such indebtedness of another person, issue or sell warrants or other rights to acquire any debt securities of SkyWater or any of its subsidiaries, enter into any “keep well” or other agreement to maintain any financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing (other than any such indebtedness among SkyWater and its wholly-owned subsidiaries, among SkyWater’s wholly-owned subsidiaries and guarantees thereof);

•

(i) modify, amend, terminate or waive any material rights under any contract described in Section 3.20(a)(i) through Section(a)(xiv) of the Merger Agreement (a “Material Contract”) or (ii) enter into any agreement that would constitute a Material Contract if entered into as of the date of the Merger Agreement, other than (x) as otherwise expressly contemplated by the Merger Agreement, (y) for the purposes of clause (i), routine modifications or amendments in the ordinary course of business consistent with past practice and in a manner that is not adverse in any material respect to SkyWater or any of its subsidiaries and that would not bind or purport to bind IonQ or its subsidiaries (other than SkyWater and its subsidiaries) after the closing or (z) for the purposes of clause (ii), in the ordinary course of business consistent with past practice (in each case of clauses (y) and (z), except with respect to any contract of the type set forth in Section 3.20(a)(iii) or Section 3.20(a)(v) of the Merger Agreement);

•

settle or compromise any claim, demand, lawsuit or regulatory proceeding (excluding any tax proceeding further explained directly below), whether now pending or hereafter made or brought, or waive, release or assign any rights or claims, in any such case (i) in an amount in excess of $1,000,000, individually or in the aggregate or (ii) that imposes (x) any material obligation to be performed by, (y) material restriction imposed against, SkyWater or any of its subsidiaries, or, following the Closing Date, IonQ; provided, however, that, notwithstanding the foregoing, SkyWater may not settle or propose to settle or compromise any transactions litigation except as expressly permitted by Section 7.9 of the Merger Agreement;

•

(i) make, revoke or amend any material election relating to taxes or change any of its tax accounting periods, methods of tax accounting or tax procedures currently in effect; (ii) settle, affirmatively abandon, concede or compromise any tax proceeding in respect of a material amount of taxes; (iii) file any amended tax return that is reasonably likely to result in an increase to a tax liability, which increase is material to SkyWater and its subsidiaries, taken as a whole; (iv) agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes (other than pursuant to extensions of time to file tax returns obtained in the ordinary course of business); (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) with respect to a material amount of taxes or request any tax ruling with respect to a material amount of taxes or a material tax issue; or (vi) affirmatively surrender any right to claim a material tax refund;

•	except for any such change which is required by reason of a concurrent change in GAAP or applicable law, change any method of financial accounting or financial accounting practice used by it;

•

(i) enter into or expand any joint venture, partnership, participation or other similar arrangement or (ii) make any loan, capital contribution or advance to or investment in any other person (other than SkyWater or any wholly-owned subsidiary of SkyWater in the ordinary course of business consistent with past practice) except for advances for reimbursable employee expenses in the ordinary course of business consistent with past practice;

•

(A) sell, divest, license, grant or assign to any person or otherwise dispose of, or enter into any contract to sell, divest, license, grant or assign to any person or otherwise dispose of, any rights to any Company IP (other than non-exclusive licenses entered into in the ordinary course of business consistent with past practice); (B) buy or license any technology or intellectual property right of any third party for a cost in excess of $1,000,000; (C) disclose any proprietary Source Code of SkyWater or its subsidiaries, or deposit in escrow any such Source Code with, any third party other than its employees who are bound by written confidentiality obligations to SkyWater with respect thereto; or (D) disclose any trade secret of SkyWater or its subsidiaries to, or deposit in escrow any such trade secret with, any third party other than in the ordinary course of business to persons who are bound by written confidentiality obligations to SkyWater with respect thereto (it being understood that nothing in this clause shall restrict the sale of SkyWater products in the ordinary course of business);

•

allow any material registered Company IP to lapse or expire, or fail to renew or make any filing or payment or otherwise take any action necessary in connection with the prosecution or maintenance of any registered Company IP;

•	enter into any new line of business;

•	take any action that would reasonably be expected to prevent, materially impede, interfere with or delay the consummation of the Mergers and the Transactions;

•

(i) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) other than in the ordinary course of business, (ii) modify or amend in any material respect, or exercise any right to renew, any lease agreement real property other than in the ordinary course of business or (iii) acquire any material interest in real property;

•

(i) enter into, renew or expand any business with any sanctions target or (ii) export, re-export, transfer or release (including deemed exports) any SkyWater products, software or technology to any destination, end-user or end-use requiring a license under applicable economic sanctions/trade laws, in each case, except in compliance with applicable economic sanctions/trade laws and, to the extent material, after consultation with IonQ; and

•	agree or commit to do any of the foregoing.

“Company IP” means (1) any and all intellectual property rights that are owned by or purported to be owned by SkyWater or any of its subsidiaries or exclusively licensed or purported to be exclusively licensed to SkyWater or any of its subsidiaries and (2) any technology authored, invented, created, conceived or otherwise developed by or for SkyWater or its subsidiaries, and any technology that embodies SkyWater intellectual property rights.

“Source Code” means computer programming code in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

Interim Operations of IonQ

From the date of the Merger Agreement until the Effective Time, except with the prior written consent of SkyWater (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by the Merger Agreement, as may be required by applicable law or as set forth in confidential disclosures exchanged between such parties, IonQ shall not, nor shall IonQ permit any of its subsidiaries to:

•

cause or permit any modifications, amendments or changes to the organizational documents of IonQ in a manner that would reasonably be expected to (i) adversely affect recipients of Merger Consideration relative to any other stockholders of IonQ or (ii) prevent, materially impede or delay IonQ from consummating the Transactions in accordance with the terms hereof;

•	authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation, dissolution, restructuring or other reorganization of IonQ;

•

reclassify, combine, adjust, split or subdivide any capital stock of IonQ, other than where equitable adjustments are made to the number of shares of IonQ common stock constituting the Merger Consideration pursuant to Section 1.4(c) of the Merger Agreement;

•

directly or indirectly, enter into any acquisition of, or agreement in principle to acquire (by merging or consolidating with, by purchasing all or a substantial portion of the assets of or equity in or by any other manner) any person or portion, assets, interests, equity, properties or businesses thereof if such acquisition would reasonably be expected to (i) prevent, materially impede, materially interfere with or materially delay the consummation of the Mergers and the Transactions or (ii) materially increase the risk of any governmental authority seeking or entering a judgment, injunction, order or decree prohibiting, restraining or delaying the consummation of the Mergers and the Transactions; or

•	agree or commit to do any of the foregoing.

No Solicitation

Since the execution and delivery of the Merger Agreement, SkyWater has, and shall continue to cause its subsidiaries to (x) immediately cease and cause to be terminated and shall cause its and their officers and directors to, and shall use reasonable best efforts to cause its and their employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, any and all solicitation, encouragement, discussions or negotiations with any persons (or provision of information to any persons) with respect to any Acquisition Proposal or the possibility thereof, (y) promptly (and in any event within 24 hours) request each person and each of such person’s representatives that has previously executed a confidentiality agreement with SkyWater in connection with its consideration of any Acquisition Proposal to promptly return to SkyWater or destroy all non-public information heretofore furnished or made available to such person by or on behalf of it or any of its subsidiaries and (z) immediately terminate all physical and electronic data room access for such person and its representatives to diligence or other information regarding SkyWater or any of its subsidiaries. SkyWater shall continue to enforce, and not waive, terminate or modify without IonQ’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement.

“Acquisition Proposal” means any bona fide written offer or proposal for, or any bona fide written indication of interest in, any (i) direct or indirect acquisition or purchase of any business or assets of SkyWater or any of its subsidiaries that, individually or in the aggregate, constitutes 20% or more of the assets, net revenues, net income or EBITDA of SkyWater and its subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of SkyWater or any of its subsidiaries whose business constitutes 20% or more of the assets, net revenues, net income or EBITDA of SkyWater and its subsidiaries, taken as a whole, (iii) tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of SkyWater or any of its subsidiaries whose business constitutes 20% or more of the assets, net revenues, net income or EBITDA of SkyWater and its subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transactions involving SkyWater or any of its subsidiaries whose business constitutes 20% or more of the assets, net revenues, net income or EBITDA of SkyWater and its subsidiaries, taken as a whole, other than the Transactions contemplated by the Merger Agreement.

During the period between the date hereof and the Effective Time or the date, if any, on which the Merger Agreement is validly terminated pursuant to Section 9.1 of the Merger Agreement, SkyWater shall continue to not, and shall continue to cause its and its subsidiaries’ officers and directors not to, and shall continue to use its reasonable best efforts to cause its and its subsidiaries’ employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly,

(i)

take any action to solicit, initiate or knowingly encourage or facilitate the making of any Acquisition Proposal (including by amending SkyWater’s Certificate of Incorporation or granting any waiver under Section 203 of the DGCL) or any inquiry with respect thereto or engage in discussions or negotiations with any person with respect thereto (except to notify such person of the existence of the provisions described in this section titled, “—No Solicitation”);

(ii)

disclose or otherwise provide access to any nonpublic information or afford access to properties, books or records of SkyWater or any of its subsidiaries to any person relating to an Acquisition Proposal or to any person that has made, or to SkyWater’s knowledge is considering making, any Acquisition Proposal;

(iii)

approve or recommend, propose to approve or recommend or execute or enter into any letter of intent, agreement in principle, Merger Agreement, option agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal; or

(iv)	propose publicly or agree to do any of the foregoing relating to an Acquisition Proposal.

Nothing contained in the Merger Agreement shall prevent the SkyWater Board from

(A)	complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal or

(B)

making any disclosure if, in the good faith judgment of SkyWater’s Board, after consultation with outside counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to SkyWater’s stockholders under applicable law; provided, however, that any such disclosure that relates to an Acquisition Proposal shall be deemed to be a change in the SkyWater recommendation unless SkyWater’s Board reaffirms the SkyWater recommendation in such disclosure.

Notwithstanding anything to the contrary in the Merger Agreement but subject to the provisions described in this section titled “—No Solicitation,” prior to (but not after) the receipt of SkyWater Stockholder Approval, SkyWater may, directly or indirectly through its advisors, agents or other intermediaries, (I) furnish information and access, but only in response to a request for information or access, to any person making a bona fide, written Acquisition Proposal to the SkyWater Board after the date of the Merger Agreement which was not obtained in breach of the provisions described under the section titled “—SkyWater Stockholder Meeting” or this section titled “—No Solicitation,” and (II) participate in discussions and negotiate with such person or its representatives concerning any such unsolicited Acquisition Proposal, if and only if, in any such case set forth in clause (I) or (II) of this sentence, (1) the SkyWater Board concludes in good faith, after (x) receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal and (y) taking into account any revisions to the terms of the Mergers or the Merger Agreement proposed by IonQ after being notified pursuant to the Merger Agreement, that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to SkyWater’s stockholders under applicable law and (2) (x) SkyWater receives from the person making such an Acquisition Proposal, prior to engaging in any of the activities described in clause (I) or clause (II) of this sentence, an executed confidentiality agreement the material terms of which, as they relate to confidentiality, non-use and other terms are (without regard to the terms of such Acquisition Proposal) in all material respects (i) no less favorable to SkyWater and (ii) no less restrictive to the person making such Acquisition Proposal than those contained in the Confidentiality Agreement (provided, that any such confidentiality agreement need not contain a standstill) and (y) any information provided to such person has previously been provided to IonQ or is provided to IonQ prior to or substantially concurrently with the time it is provided to such person. The SkyWater Board shall not take any of the actions referred to in the foregoing clause (I) and clause (II) unless SkyWater shall have first delivered to IonQ written notice advising IonQ that SkyWater intends to take such action.

“Superior Proposal” means any bona fide written Acquisition Proposal for or in respect of at least 80% of the outstanding shares of SkyWater common stock or SkyWater’s and its subsidiaries’ consolidated assets on terms that the SkyWater Board determines in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, taking into account all the terms and conditions of such Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any revisions to the terms of the Mergers or the Merger Agreement proposed by IonQ after being notified pursuant to the provisions described in the section titled “—SkyWater Stockholder Meeting” is more favorable to SkyWater’s stockholders from a financial point of view than the Mergers and the Transactions and (ii) constitutes a transaction that is likely to be consummated on the terms so proposed on a timely basis, taking into account, in the case of each of clauses (i) and (ii), all legal, financial, regulatory, financing conditionality and other aspects of such proposal.

If, on or after the date of the Merger Agreement, SkyWater receives an Acquisition Proposal, any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for nonpublic information relating to SkyWater or any subsidiary of SkyWater or for access to the properties, books or records of SkyWater or any subsidiary of SkyWater by any person that has made, or has informed SkyWater it is considering making, an Acquisition Proposal or otherwise relating to an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal (in each case whether in writing or orally), SkyWater shall (i) promptly (and in no event later than 24 hours after receipt thereof) notify (which notice shall be provided orally and in writing and shall identify the person making such Acquisition Proposal, proposal, offer, inquiry or request and set forth the terms and conditions thereof) IonQ thereof, (ii) keep IonQ promptly informed of the status and terms of (including with respect to changes to the status or terms of) any such Acquisition Proposal, proposal, offer, inquiry or request, (iii) on a reasonably current basis, advise and confer with IonQ (or its outside counsel) regarding the process of negotiations concerning any Acquisition Proposal or request, and the details (including terms thereof) of any such Acquisition Proposal, proposal, offer, inquiry or request (including any changes, amendments or modifications to the terms and conditions thereof) and (iv) as promptly as practicable (but in no event later than 24 hours after receipt) provide to IonQ complete unredacted copies of all written correspondence or communications (whether or not electronic) sent or provided to SkyWater or any of its subsidiaries or its or their representatives that describes or relates to any terms or conditions thereof, including any proposed transaction agreements (along with all schedules and exhibits thereto) and written summaries of any material oral communications relating to the terms and conditions thereof.

SkyWater shall take the necessary steps promptly to inform its subsidiaries and its and their respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives of the obligations undertaken in provisions described in this section titled “—No Solicitation”.

SkyWater Stockholder Meeting

Except as permitted by the provisions described in this section titled “—SkyWater Stockholder Meeting,” the SkyWater Board shall recommend adoption of the Merger Agreement by the SkyWater’s stockholders, and unless permitted by the provisions described in this section titled “—SkyWater Stockholder Meeting,” neither the SkyWater Board nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to IonQ, the approval of the Merger Agreement, the Mergers or the SkyWater recommendation (any of the foregoing, a “change in the SkyWater recommendation”) or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal. For purposes of the Merger Agreement, a change in the SkyWater recommendation shall include (x) any approval or recommendation (or public proposal to approve or recommend) of an Acquisition Proposal by the SkyWater Board or any committee thereof or (y) any failure by SkyWater to include the SkyWater recommendation in the SkyWater proxy statement.

The SkyWater Board shall be permitted at any time prior to the SkyWater Stockholder Approval being obtained, to:

•

make a change in the SkyWater recommendation in response to an Intervening Event if the SkyWater Board determines in good faith (after consultation with and taking into account the advice of its outside legal counsel and a financial advisor of nationally recognized reputation) that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties to SkyWater’s stockholders under applicable Delaware law; and

•

make a change in the SkyWater recommendation if SkyWater has received an Acquisition Proposal (that did not arise in connection with or result from any breach of the provisions described in the section titled “—No Solicitation” or this section titled “—SkyWater Stockholder Meeting”) which the SkyWater Board has determined in good faith (after consultation with and taking into account the advice of its outside legal counsel and a financial advisor of nationally recognized reputation) constitutes a Superior Proposal and that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties to SkyWater’s stockholders under applicable Delaware law.

“Intervening Event” means any event, development or change in circumstances that was not known by or reasonably foreseeable to the SkyWater Board as of the date of the Merger Agreement, which event, change or development becomes known to the SkyWater Board prior to obtaining the Company Stockholder Approval; provided, that in no event shall the following events, changes or developments constitute an Intervening Event: (a) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof or (b) any change in the price or trading volume of the SkyWater common stock, the IonQ common stock or any other securities of SkyWater, IonQ or any of their respective subsidiaries (provided, further, that the underlying causes of such changes may constitute, or be taken into account in determining whether there has been, an Intervening Event).

Notwithstanding the foregoing, the SkyWater Board shall not, and shall cause SkyWater not to, take any action set forth in the foregoing bullets unless, prior to taking such action,

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SkyWater has provided written notice (which notice shall not constitute a change in the SkyWater recommendation) to IonQ advising IonQ that the SkyWater Board intends to make a change in the SkyWater recommendation or terminate the Merger Agreement pursuant to the provisions described in the section titled “—Termination of the Merger Agreement” and specifying the reasons therefor, including (x) if the basis of the proposed action by the SkyWater Board is due to a Superior Proposal (such notice, a “Superior Proposal Notice”), the terms and conditions of any such Superior Proposal and the identity of the person or group making such Superior Proposal together with summaries of all oral communications, copies of any written offer or correspondence and draft term sheets or agreements received (and SkyWater will also promptly give IonQ such a notice with respect to any subsequent change in such proposal), or (y) if the basis of the proposed action by the SkyWater Board is an Intervening Event (such notice, an “Intervening Event Notice”), a detailed description of such Intervening Event,

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a period of five business days has elapsed (the “Match Period”) following IonQ’s receipt of the Intervening Event Notice or Superior Proposal Notice, as applicable (it being understood and agreed that the event of (x) any amendment, revision or modification to the financial or other material terms of such Superior Proposal shall require a new Superior Proposal Notice and (y) any change in fact or material development with respect to such Intervening Event (other than in respect of any revisions or proposals made by IonQ) shall require a new Intervening Event Notice, and, in each case, and SkyWater shall be required to comply again with the requirements of the provisions described in this section titled, “—SkyWater Stockholder Meeting” with a Match Period of three business days (for the avoidance of doubt, if a new Superior Proposal Notice or Intervening Event Notice with respect to any such amendment or modification, change or development (as applicable) is delivered during the initial five-business-day Match Period, the Match Period shall end on the later of (a) the expiration of the initial five-business-day Match Period and (b) the expiration of the new three-business-day Match Period after delivery of such new Superior Proposal Notice) (for the avoidance of doubt, if a new Superior Proposal Notice is delivered during the initial five-business-day Match Period, the Match

Period shall end on the later of (a) the expiration of the initial five-business-day Match Period and (b) the expiration of the new three-business-day Match Period after delivery of such new Superior Proposal Notice),

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during such Match Period, if requested by IonQ, SkyWater has negotiated, and has caused its representatives to negotiate, in good faith with IonQ and its representatives regarding any changes to the terms and conditions of the Merger Agreement and any other proposals by IonQ so that either the failure to make a change in the SkyWater recommendation in response to such Intervening Event would no longer be inconsistent with the directors’ fiduciary duties to SkyWater’s stockholders under applicable Delaware law or such Acquisition Proposal would no longer constitute a Superior Proposal, as applicable, and

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following such Match Period, and after considering in good faith any changes or proposals made by IonQ, the SkyWater Board shall have determined in good faith (after consultation with and taking into account the advice of its outside legal counsel and, in the case of clause (y), a financial advisor of nationally recognized reputation) that (x) the failure to make a change in the SkyWater recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with the directors’ fiduciary duties to SkyWater’s stockholders under applicable Delaware law or (y) such Acquisition Proposal continues to constitute a Superior Proposal (after taking into account any revisions to the terms of the Mergers or the Merger Agreement proposed by IonQ after being notified pursuant to the provisions described in this section titled “—SkyWater Stockholder Meeting” and the failure to make a change in the SkyWater recommendation or terminate the Merger Agreement pursuant to Section 9.1(f) of the Merger Agreement would be reasonably likely to be inconsistent with the directors’ fiduciary duties to SkyWater’s stockholders under applicable Delaware law, as applicable.

Except as permitted under the section titled “—No Solicitation,” notwithstanding (x) any change in the SkyWater recommendation or (y) the making of any Acquisition Proposal, until the termination of the Merger Agreement (A) in no event shall SkyWater or any of its subsidiaries (1) enter into, approve or recommend or, except as set forth in the section titled “—SkyWater Stockholder Meeting,” propose to approve or recommend, any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other agreement constituting or relating to an Acquisition Proposal, (2) except as required by applicable law or Section 7.5 of the Merger Agreement, make, facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any Acquisition Proposal or (3) seek any third-party consents in connection with any transactions contemplated by any Acquisition Proposal and (B) SkyWater shall otherwise remain subject to the terms of the Merger Agreement; provided, however, for the avoidance of doubt, that without limiting SkyWater’s right to terminate the Merger Agreement in the circumstances set forth in the section titled “—Termination of the Merger Agreement,” a change in the SkyWater recommendation shall not limit SkyWater’s obligation to submit the Merger Agreement to the stockholders of SkyWater for the purpose of obtaining the SkyWater Stockholder Approval at the SkyWater Stockholder Meeting.

The Merger Agreement provides that the Form S-4 shall be filed with the SEC (x) no earlier than the filing with the SEC of IonQ’s Annual Report on Form 10-K for fiscal year ended December 31, 2025 (which filing shall occur no later than March 2, 2026) and (y) no later than 15 days after the filing with the SEC of SkyWater’s Annual Report on Form 10-K for fiscal year ended December 28, 2025. Within three business days after this Form S-4 is declared effective, SkyWater will duly call and give notice of the SkyWater Stockholder Meeting to obtain the SkyWater Stockholder Approval, with the SkyWater Board including the SkyWater recommendation in the proxy statement filed with the SEC in connection with the Mergers (the “SkyWater Proxy Statement”) unless a change in the SkyWater recommendation is permitted under, and made in accordance with, the Merger Agreement’s fiduciary-out provisions. SkyWater will use its reasonable best efforts to hold the SkyWater Stockholder Meeting as soon as practicable, and in any event within 40 days after the Form S-4 clearance date, and to obtain the SkyWater Stockholder Approval. SkyWater’s obligation to call, notice, convene and hold the

SkyWater Stockholder Meeting for the purpose of obtaining the SkyWater Stockholder Approval is not excused by the public proposal or communication of any Acquisition Proposal, and—absent a termination right validly exercised—SkyWater must continue to submit the Merger Agreement to stockholders even after any change in the SkyWater recommendation.

SkyWater will not, without IonQ’s prior written consent, adjourn, postpone or otherwise delay the SkyWater Stockholder Meeting; provided that, after consultation with IonQ, SkyWater may adjourn or postpone (i) to solicit additional proxies to obtain the SkyWater Stockholder Approval, (ii) to distribute any supplement or amendment to the SkyWater Proxy Statement determined in good faith (with counsel) to be legally required, or (iii) for lack of a quorum, and SkyWater will use reasonable best efforts to obtain a quorum as promptly as practicable. Notwithstanding the foregoing, without IonQ’s prior written consent SkyWater may not adjourn or postpone the SkyWater Stockholder Meeting more than a total of three times under the foregoing clauses or for any individual adjournment/postponement exceeding 10 business days, and may not postpone in a manner that would require setting a new record date. If adjourned or postponed, SkyWater will reconvene the meeting at the earliest practicable date on which the SkyWater Board reasonably expects to have sufficient votes to obtain the SkyWater Stockholder Approval; the only matters to be voted on will be those required for the SkyWater Stockholder Approval (and procedural/legal matters), and SkyWater will otherwise coordinate and cooperate with IonQ on meeting timing.

SkyWater will provide IonQ with updates regarding the proxy solicitation for the SkyWater Stockholder Meeting, including interim results, as reasonably requested by IonQ.

Reasonable Best Efforts

Subject to the section titled “—No Solicitation” and this section titled “—Reasonable Best Efforts,” SkyWater and IonQ shall each cooperate with the other and use (and shall cause their respective subsidiaries and affiliates to use) their respective reasonable best efforts to promptly:

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take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective the Mergers and the other Transactions as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including, for the avoidance of doubt, any filings, notifications, submissions or authorizations relating to export control and economic sanctions matters and any post-Closing notification to the U.S. Department of State under the U.S. International Traffic in Arms Regulations (“ITAR”) in respect of changes to SkyWater’s ITAR registration); and

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obtain as soon as practicable all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party or governmental authority which are necessary, proper or advisable to consummate the Mergers and the other Transactions.

SkyWater and IonQ shall submit, or cause to be submitted, the notifications required under the HSR Act relating to the Mergers within 20 business days of the date of the Merger Agreement. Prior to Closing, and subject to applicable laws relating to the exchange of information, SkyWater and IonQ shall each keep the other reasonably apprised of the status of matters relating to the completion of the Mergers and work cooperatively in connection with obtaining all required approvals or consents of any governmental authority in connection with the Mergers. SkyWater and IonQ shall have the right to review in advance, and each shall consult the other to provide any necessary information with respect to all filings made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Mergers and the other Transactions (other than the notifications required under the HSR Act), and each shall consider in good faith all reasonable comments suggested by the other party or its counsel in connection therewith. SkyWater and IonQ shall each promptly inform the other party, and if in writing, furnish the other party with copies (or, in the case of oral communications, advise the other party), of any material substantive communication received from any governmental authority regarding the Mergers and, subject to applicable laws, provide the other party and its counsel with the opportunity to participate in any meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the Transactions contemplated hereby; provided, that notwithstanding anything to the contrary in this section titled “—Reasonable Best Efforts,” and subject to IonQ’s obligations to consult with SkyWater, work collaboratively with SkyWater and consider SkyWater’s comments in good faith, IonQ shall control the strategy for obtaining any necessary clearance, consents, approvals or waiting period expirations or terminations pursuant to any antitrust, competition or trade regulation law that may be asserted by any governmental authority with respect to the Mergers (collectively, “Antitrust Laws”) and shall lead and direct all submissions to and meetings, negotiations and communications with any governmental authority or other party in connection with matters with respect to any Antitrust Law, and shall do so in a manner reasonably designed to obtain any such clearance, consents, approvals or waiting period expirations or terminations as promptly as reasonably practicable and, in any event, prior to January 25, 2027 (which is the “End Date”) or the Extended End Date (as defined herein), as applicable.

No party shall agree to “pull-and-refile” any filing made under the HSR Act or otherwise consent or agree to any timing agreement, extension or tolling of any waiting period or any other voluntary delay of the Mergers or Transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld. If either IonQ or SkyWater, or any of their respective affiliates, receives a request for additional information or documentary material from any governmental authority with respect to the Mergers, then such party shall use its reasonable best efforts to make, or cause to be made, promptly and after consultation with the other party, an appropriate response in substantial compliance with such request. Subject to applicable laws or any request made by any applicable governmental authority (including the staff thereof), SkyWater and IonQ shall each furnish to each other copies of all material substantive correspondence, filings (other than the notifications required under the HSR Act) and written communications between it and any such governmental authority with respect to the Merger Agreement and the Mergers, and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings or submissions of information to any such governmental authority; provided, that materials provided pursuant to the provisions described in this section titled “—Reasonable Best Efforts” may be redacted (x) to remove references concerning the valuation of SkyWater, (y) as necessary to comply with applicable law or contractual obligations and (z) as necessary to address reasonable privilege or confidentiality concerns.

Without limiting the provisions described in this section titled “—Reasonable Best Efforts,” IonQ and SkyWater shall, as applicable:

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each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any judgment, injunction, order or decree that would prohibit, enjoin, restrain, prevent or delay the Closing, on or before the End Date or the Extended End Date, as applicable, including without limitation defending through litigation on the merits (including appeal) any claim asserted in any court by any person; and

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each use its reasonable best efforts to avoid or eliminate each and every impediment that may arise or be asserted under any Antitrust Laws or any other applicable law so as to enable the Closing to occur on or before the End Date or the Extended End Date, as applicable, including by

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proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of SkyWater and its subsidiaries (collectively, “Divestiture Remedies”) and

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proposing, negotiating, committing to and effecting conduct or behavioral commitments or otherwise taking or committing to take actions that after the Closing Date would limit IonQ or its subsidiaries’ freedom of action or inaction with respect to product lines or assets of SkyWater and its subsidiaries (“Behavioral Remedies”), in either case, as may be required in order to avoid the entry of, or to effect the dissolution or termination of, any injunction, temporary restraining order, or other judgment, order or decree that would otherwise have the effect of preventing or materially delaying the Closing.

IonQ and, if requested by IonQ, SkyWater shall agree to any such Divestiture Remedies or Behavioral Remedies; provided, however, that notwithstanding anything to the contrary in the Merger Agreement, neither IonQ nor SkyWater shall be required to (and SkyWater and SkyWater’s subsidiaries shall not, without the prior written consent of IonQ) take, commit or agree to (A) any Behavioral Remedy or Divestiture Remedy that is not expressly conditioned on the Closing, (B) any Behavioral Remedy or Divestiture Remedy that relates to the operations, activities or businesses of IonQ or its subsidiaries prior to the Closing or (C) any Divestiture Remedy that would reasonably be expected to have a material adverse effect on SkyWater and its subsidiaries (measured as a whole). SkyWater shall not negotiate, commit to or effectuate any Divestiture Remedy, any Behavioral Remedy or any other sale, divestiture or disposal of businesses, product lines or assets of SkyWater or SkyWater’s subsidiaries or any exclusive license of material Company IP, without IonQ’s prior written consent; provided, that the foregoing shall not relieve any party of its obligations under the Merger Agreement. For avoidance of doubt, no undertakings or actions pursuant to the provisions described in this section titled “—Reasonable Best Efforts” shall constitute a SkyWater material adverse effect or IonQ material adverse effect or entitle IonQ to any reduction or offset to the Merger Consideration.

SkyWater and IonQ shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the Transactions and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the SkyWater Proxy Statement or the Form S-4 and seeking timely to obtain any such actions, consents, approvals or waivers. Subject to the provisions described in this section titled “—Reasonable Best Efforts,” in no event shall IonQ, the Merger Subsidiaries, SkyWater or any subsidiary of SkyWater or IonQ be required to pay, make or commit to pay or make (and without the prior written consent of IonQ, none of SkyWater or any subsidiary of SkyWater shall pay, make or commit to pay or make), any fee (other than required filing fees), penalty or other consideration or any other accommodation to any third party to obtain any consent, approval or waiver in connection with the Transactions under any contract with such third party.

Employee Benefits

From and after the Effective Time, IonQ shall cause the Surviving Company to honor in accordance with their terms all benefits and obligations under the SkyWater Benefit Plans, each as in effect on the date of the Merger Agreement, to the extent that entitlements or rights, actual or contingent (whether such entitlements or rights are vested as of the Effective Time or become vested or payable only upon the occurrence of a further event) exist in respect thereof as of the Effective Time. The consummation of the Mergers shall constitute a “Change in Control” for purpose of any employee arrangement and all other SkyWater Benefit Plans, pursuant to the terms of such plans in effect on the date of the Merger Agreement. None of the foregoing shall be construed as a limitation on the right of IonQ to amend or terminate any SkyWater Benefit Plans which SkyWater would otherwise have under the terms of such SkyWater Benefit Plan, and none of the foregoing shall be construed to create a right in any employee or beneficiary of such employee under a SkyWater Benefit Plan that such employee or beneficiary would not otherwise have under the terms of such plan.

For a period of one year following the Effective Time, IonQ shall continue to provide to each individual who is employed by the Surviving Company or its subsidiaries as of the Closing Date and who remains employed with IonQ or any subsidiary of IonQ (“Affected Employees”), for so long as such Affected Employee remains employed by IonQ or any subsidiary of IonQ, (i) an annual base salary or base wage rate that is no less than the annual base salary or base wage rate provided to the Affected Employee immediately prior to the Closing Date, (ii) cash incentive opportunities that are substantially comparable in the aggregate to those provided to such Affected Employee immediately prior to the Closing Date, and (iii) employee benefits that are substantially comparable in the aggregate to those provided to such Affected Employee immediately prior to the Closing Date. Notwithstanding the terms discussed in the immediately prior paragraph, IonQ shall, or shall cause the Surviving Company or another its subsidiaries to, (i) honor the terms of the annual cash bonus program for

2026 as in effect at the Closing Date (which is the 2026 Bonus Program) and (ii) determine the amount payable under the 2026 Bonus Program in a manner consistent with SkyWater’s past practices, except that, in each case, any bonus payable under the 2026 Bonus Program shall be prorated based on a fraction, the numerator of which is the number of days between January 1, 2026 and the Closing Date (including the Closing Date) and the denominator of which is 365.

IonQ shall, or shall cause the Surviving Company or another of its subsidiaries to, give each Affected Employee full credit for purposes of eligibility, vesting and benefit accrual (other than benefit accruals under any defined benefit pension or post-employment or retiree health or welfare plan that, in each case, is not a SkyWater Benefit Plan) under any employee benefit plans or arrangements maintained by IonQ or any subsidiary of IonQ for such Affected Employees’ service with SkyWater or any subsidiary to the same extent recognized by SkyWater or its applicable subsidiary immediately prior to the Effective Time, except to the extent that such credit would result in a duplication of benefits or compensation for the same period of service.

“SkyWater Benefit Plans” mean (i) each material “employee benefit plan,” as defined in Section 3(3) of ERISA, each (ii) material employment, consulting, severance, change in control or similar contract, plan, funding vehicle or arrangement or policy applicable to any director, former director, employee or former employee of SkyWater or any of its subsidiaries, and (iii) each other material plan or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, death benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, change in control benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), in each case which is maintained, administered or contributed to by SkyWater or its subsidiaries and covers any employee or director or former employee or director of SkyWater or any of its subsidiaries, other than any such arrangements which are required by law (such as Social Security contributions), excluding any such plan that is a “multiemployer plan,” as defined in Section 3(37) of ERISA).

IonQ shall, or shall cause the Surviving Company to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans in which such employees may be eligible to participate after the Effective Time (the “Successor Welfare Plans”), other than limitations or waiting periods that are already in effect with respect to such employees and that have not, as of the date the Affected Employees become eligible for the Successor Welfare Plans, been satisfied under any welfare plan maintained for the Affected Employees immediately prior to the date of such eligibility, and (ii) for the year in which a Successor Welfare Plan that is a group health plan replaces any SkyWater Benefit Plan that is a group health plan, provide each Affected Employee with credit under such Successor Welfare Plan for any co-payments and deductibles paid by the Affected Employee under the similar SkyWater Benefit Plan prior to the date the Affected Employee becomes covered by such Successor Welfare Plan in satisfying any applicable deductible or out-of-pocket requirements under the Successor Welfare Plan.

If requested by IonQ in writing delivered to SkyWater not less than 10 business days prior to the Closing Date, SkyWater and each of its subsidiaries shall adopt resolutions and take all such corporate action as is necessary to terminate each benefit plan intended to qualify pursuant to Section 401(k) of the Code that is maintained, sponsored or contributed to by SkyWater or any of its subsidiaries (collectively, the “SkyWater 401(k) Plans”), in each case, effective as of the day immediately prior to the Closing Date, and SkyWater shall provide IonQ with evidence that such SkyWater 401(k) Plans have been properly terminated, with the form of such termination documents subject to the reasonable approval of IonQ. If any SkyWater 401(k) Plan is terminated pursuant to IonQ’s request, the applicable Affected Employees shall be eligible to participate in a benefit plan intended to qualify pursuant to Section 401(k) of the Code that is maintained by IonQ or one of its subsidiaries as soon as reasonably practicable following the Closing Date, and such Affected Employees shall be entitled to effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code), including any outstanding loans, to such plan maintained by IonQ or its subsidiaries.

Nothing in the provisions described in this section titled “—Employee Benefits” express or implied, shall (i) be construed to establish, amend or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement, (ii) limit the ability of IonQ, SkyWater or any of their respective subsidiaries or affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, except as permitted by the terms of such plan, program, agreement, contract, policy or arrangement, (iii) create any third-party beneficiary rights or obligations in any person (including any employee) or any right to employment or service or continued employment or service or to a particular term or condition of employment or service with IonQ or SkyWater or any of their respective subsidiaries or affiliates or (iv) limit the right of IonQ or SkyWater (or any of their respective subsidiaries or affiliates) to terminate the employment or service of any employee or other service provider following the Closing at any time and for any or no reason.

Upon IonQ’s reasonable request from time to time, SkyWater shall, within a reasonable period of time following receipt of such request (but in no event more than five business days following receipt of such request), provide IonQ with the then-most recent calculations and reasonable backup information relating to Section 280G and Section 4999 of the Code relating to the Transactions, including any non-compete valuations.

Following the date of the Merger Agreement, to the extent applicable, SkyWater shall provide IonQ with a list of employees who would be affected by any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the WARN Act and that would occur between the date of the Merger Agreement and the Closing Date.

Director and Officer Liability

Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement, from the Effective Time and until the six-year anniversary of the Effective Time, IonQ shall cause the Surviving Company and each of its subsidiaries to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, a director, officer or employee of SkyWater or of such subsidiary, as applicable, or who acts as a fiduciary under any SkyWater Benefit Plan or is or was serving at the request of SkyWater or of such subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of or incurred in connection with any threatened or actual claim (including a claim of a violation of applicable law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action (“Proceeding”) to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such person is or was a director, officer or employee of SkyWater or of such subsidiary, a fiduciary under any SkyWater Benefit Plan or is or was serving at the request of SkyWater or of such subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of or pertaining to the Merger Agreement or the Transactions, in each case to the fullest extent permitted under applicable law (and IonQ shall cause the Surviving Company or such subsidiary to pay expenses incurred in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable law).

Any Indemnified Person wishing to claim indemnification or advancement of expenses under the provisions described in this section titled “—Director and Officer Liability,” upon learning of any such Proceeding, shall notify the Surviving Company (but the failure so to notify shall not relieve a party from any obligations that it may have under the provisions described in this section titled “—Director and Officer Liability” except to the extent such failure materially prejudices such party’s position with respect to such claims). IonQ shall have the right, upon written notice to any applicable Indemnified Person, to assume the defense of any Proceeding in respect of which indemnification is or would be sought hereunder employing counsel reasonably satisfactory to such Indemnified Person. Notwithstanding anything to the contrary in the provisions described in this section titled “—Director and Officer Liability,” an Indemnified Person shall only be entitled to the rights provided in the provisions described in this section titled “—Director and Officer Liability” after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined under applicable law that such Indemnified Person is not entitled to be indemnified.

IonQ and the Surviving Company shall not amend, repeal or otherwise modify any provision in the organizational documents of the Surviving Company or its subsidiaries in any manner that would adversely affect the rights thereunder of any Indemnified Person to indemnification, exculpation or expense advancement, except to the extent required by applicable law. IonQ shall cause the Surviving Company and its subsidiaries to fulfill and honor any indemnification, expense advancement or exculpation agreements between SkyWater or any of such subsidiaries and any of its or their directors, officers or employees existing immediately prior to the Effective Time.

To the fullest extent permitted under applicable law, IonQ shall cause the Surviving Company and each of its subsidiaries to indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in the provisions described in this section titled “—Director and Officer Liability,” relating to the enforcement of such Indemnified Person’s rights under the provisions described in this section titled “—Director and Officer Liability”; provided, that, any such Indemnified Person shall only be entitled to the rights of advancement provided in this section titled “—Director and Officer Liability” after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined under applicable law that such Indemnified Person is not entitled to be indemnified.

IonQ shall cause the Surviving Company to put in place, and IonQ shall fully prepay no later than immediately prior to the Closing, “tail” insurance policies with a claims reporting or discovery period of at least six years from the Effective Time placed with insurance companies having the same or better AM Best Financial rating as SkyWater’s current directors’ and officers’ liability insurance companies with terms and conditions providing retentions, limits and other material terms no less favorable than the current directors’ and officers’ liability insurance policies maintained by SkyWater with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time; provided, however, that IonQ may elect, in its sole discretion, but shall not be required, to spend more than the amount set forth on confidential disclosures exchanged between such parties (the “Cap Amount”) for the six years of coverage under such “tail” policy; provided, further, that, if the cost of such insurance exceeds the Cap Amount and IonQ elects not to spend more than the Cap Amount for such purpose, then IonQ shall purchase as much coverage as is reasonably available for the Cap Amount.

If IonQ or the Surviving Company (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or Mergers or (ii) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Company, as the case may be, shall assume the obligations set forth in the provisions described in this section titled “—Director and Officer Liability”. IonQ and the Surviving Company shall not sell, transfer, distribute or otherwise dispose of any of their assets or the assets of any subsidiary in a manner that would reasonably be expected to render IonQ or Surviving Company unable to satisfy their obligations under the provisions described in this section titled “—Director and Officer Liability”. The provisions described in this section titled, “—Director and Officer Liability” are intended to be for the benefit of, and shall be enforceable by, the parties and any Indemnified Persons and their heirs and representatives.

Other Covenants

The Merger Agreement contains certain other covenants and agreements, including covenants and agreements relating to, among other matters:

•	director resignations of SkyWater and the appointment of successor directors;

•	cooperation to lift injunctions or remove impediments to the Transactions;

•	actions to eliminate the effects of any anti-takeover statutes on the Transactions;

•	delisting of SkyWater common stock from Nasdaq and deregistration under the Exchange Act;

•	listing of the IonQ common stock to be issued in the Mergers on the NYSE;

•	confidentiality and access to information;

•	cooperation regarding public announcements;

•	cooperation in the defense or settlement of stockholder litigation;

•	notification of certain matters to the other parties;

•	Rule 16b-3 exemptions for certain transactions by directors and officers; and

•	additional agreements to carry out the purposes of the Merger Agreement.

Representations and Warranties

SkyWater makes various representations and warranties with respect to itself and its subsidiaries to IonQ and the Merger Subsidiaries in the Merger Agreement that are subject in some cases to exceptions and qualifications. These representations and warranties relate to, among other things:

•	due organization, valid existence and good standing of SkyWater and its subsidiaries and corporate power, license and qualification to carry on their respective businesses;

•	corporate authorization to enter into the Merger Agreement and complete the Transactions, and required vote of the SkyWater stockholders to obtain the SkyWater Stockholder Approval;

•	governmental authorization;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated Transactions;

•	capitalization of SkyWater;

•	ownership and organization of subsidiaries;

•	filings with the SEC;

•	financial statements;

•	disclosure documents;

•	internal controls and procedures;

•	absence of certain changes since September 28, 2025;

•	absence of undisclosed material liabilities;

•	investigations and litigation;

•	tax matters;

•	employee benefit plans and employment matters;

•	compliance with applicable laws;

•	regulatory matters, including anti-corruption laws, economic sanctions/trade laws and money laundering laws;

•	environmental matters;

•	title to properties;

•	material contracts;

•	intellectual property and data privacy;

•	government contracts;

•	customers and suppliers;

•	real property (owned and leased);

•	confidentiality and other agreements;

•	finders’ or brokers’ fees;

•	opinion of SkyWater’s financial advisor;

•	inapplicability of any takeover statute;

•	matters relating to the Intended Tax Treatment of the Mergers; and

•	acknowledgement as to the absence of any other representations and warranties.

In addition, IonQ and the Merger Subsidiaries make representations and warranties to SkyWater. These representations and warranties relate to, among other things:

•	due organization, valid existence and good standing of IonQ and the Merger Subsidiaries and power, license and qualification to carry on their respective businesses;

•	corporate authorization to enter into the Merger Agreement and complete the Transactions;

•	governmental authorization;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated Transactions;

•	capitalization of IonQ;

•	filings with the SEC;

•	financial statements;

•	disclosure documents;

•	controls and procedures;

•	absence of certain changes since September 30, 2025;

•	no undisclosed material liabilities;

•	litigation;

•	compliance with applicable laws;

•	capitalization of the Merger Subsidiaries;

•	matters relating to the Intended Tax Treatment of the Mergers; and

•	acknowledgement as to the absence of any other representations and warranties.

The representations and warranties in the Merger Agreement do not survive the consummation of the Mergers or termination of the Merger Agreement. Many of the representations and warranties in the Merger Agreement are qualified by a “knowledge,” “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect). For purposes of the Merger Agreement, a “Company Material Adverse Effect” or “Parent Material Adverse Effect,” as applicable, means any state of facts, change, development, event, effect, condition or occurrence that, individually or in the aggregate, (x) has resulted or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, assets or continuing results of operations of SkyWater and its subsidiaries or IonQ and its subsidiaries, as applicable, taken as a whole, or (y) has prevented, materially impeded or materially delayed or would reasonably be expected to prevent, materially impede or materially delay the consummation by SkyWater, IonQ or the Merger Subsidiaries of the Mergers. None of the following, among other things, alone or in combination, will be deemed to constitute, or be taken into account in determining whether there has been, a material adverse effect for the purposes of clause (x) above:

(1)	any changes in general U.S. or global economic conditions or securities, credit, financial or other capital markets conditions;

(2)	any changes or conditions affecting the industry in which SkyWater or IonQ, as applicable, or their respective subsidiaries operate;

(3)	any weather-related or other force majeure event (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters);

(4)

pandemics, epidemics, acts of war (whether or not declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism and any escalation or general worsening of any of the foregoing;

(5)

effects resulting from the identity of the other party to the Merger Agreement or the negotiation, execution, announcement, pendency, compliance with or performance of the Merger Agreement, the Transactions or the terms thereof or the consummation of the Transactions;

(6)

changes in applicable law, regulation or government policy or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions;

(7)	any decline in the market price, or change in the trading volume, of SkyWater’s or IonQ’s capital stock;

(8)

any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position; or

(9)	or any downgrade in SkyWater’s or IonQ’s credit rating.

However, the exceptions in the three immediately preceding bullets will not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the other exceptions) is a material adverse effect. In addition, in the case of the first four bullets above, to the extent the impact on SkyWater or IonQ, as applicable, and their respective subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on similarly situated entities in the industry in which SkyWater or IonQ and their respective subsidiaries operate, the incrementally disproportionate impact or impacts will be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect.

Conditions to Completion of the Mergers

The respective obligations of each party to the Merger Agreement to effect the Mergers at the Closing as contemplated by the Merger Agreement will be subject to the fulfillment (or, to the extent permitted by law, waiver) at or prior to the Effective Time of the following conditions:

•	adoption of the Merger Agreement by the stockholders of SkyWater in accordance with the Delaware General Corporation Law;

•

expiration or termination of any applicable waiting period (and any extensions thereof, including any agreements or commitments with any governmental authority regarding the timing of consummating the Mergers) under the HSR Act;

•

absence of any provision of any applicable law or regulation enacted or deemed applicable to the Mergers by a governmental authority that makes consummation of the Mergers illegal and no judgment, injunction, order or decree prohibiting or enjoining the consummation of the Mergers (the “No Legal Restraint Condition”);

•

declaration by the SEC under the Securities Act of the effectiveness of the Form S-4 registration statement and no stop order suspending the effectiveness of the Form S-4 being in effect and no proceedings for such purpose pending before or threatened by the SEC; and

•	approval for the listing on the NYSE of the shares of IonQ common stock to be issued in the Mergers, subject to official notice of issuance.

The obligations of IonQ and the Merger Subsidiaries to effect the Mergers at the Closing as contemplated by the Merger Agreement are further subject to the fulfillment (or, to the extent permitted by law, waiver) of the following conditions:

•

the representations and warranties of SkyWater relating to the absence of any SkyWater material adverse effect since September 28, 2025 shall be true and correct in all respects at and as of the date of the Merger Agreement and at and as of the Closing Date;

•

the representations and warranties of SkyWater relating to due organization, corporate power and authority, capitalization and finders or brokers shall be true and correct at and as of the Closing Date except for de minimis inaccuracies;

•

all other representations and warranties of SkyWater set forth in the Merger Agreement shall be true and correct at and as of the date of the Merger Agreement and at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not, individually or in the aggregate, reasonably be expected to have a SkyWater material adverse effect (disregarding all qualifications or limitations as to “material,” “materiality” or “SkyWater material adverse effect”) (such conditions set forth in this bullet and the above two bullets, collectively, the “SkyWater accuracy of representations and warranties condition”);

•

performance and compliance in all material respects by SkyWater of all obligations and with all covenants required to be performed or complied with by it as of or prior to the Closing Date (the “SkyWater Covenant Performance Condition”);

•	from the date of the Merger Agreement, absence of any SkyWater material adverse effect having occurred and continuing; and

•

receipt of a certificate, dated as of the Closing Date and signed by an authorized officer of SkyWater, certifying that the SkyWater accuracy of representations and warranties condition and the SkyWater Covenant Performance Condition have been satisfied.

The obligation of SkyWater to effect the Mergers at the Closing as contemplated by the Merger Agreement is further subject to the fulfillment (or, to the extent permitted by law, waiver) of the following conditions:

•

the representations and warranties of IonQ and the Merger Subsidiaries relating to the absence of any IonQ material adverse effect since September 30, 2025 shall be true and correct in all material respects at and as of the date of the Merger Agreement and at and as of the Closing Date;

•

all other representations and warranties of IonQ and the Merger Subsidiaries set forth in the Merger Agreement shall be true and correct at and as of the date of the Merger Agreement and at and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which would not, individually or in the aggregate, reasonably be expected to have an IonQ material adverse effect (disregarding all qualifications or limitations as to “material,” “materiality” or “IonQ material adverse effect”) (such conditions set forth in this bullet and the above bullet, collectively, the “IonQ accuracy of representations and warranties condition”);

•

performance and compliance in all material respects by IonQ of all obligations and with all covenants required to be performed or complied with by it as of or prior to the Closing Date (the “IonQ Covenant Performance Condition”);

•	from the date of the Merger Agreement, absence of any IonQ material adverse effect having occurred and continuing; and

•

receipt of a certificate, dated as of the Closing Date and signed by an authorized officer of IonQ, certifying that IonQ accuracy of representations and warranties condition and IonQ Covenant Performance Condition have been satisfied.

Termination of the Merger Agreement

Termination Rights of SkyWater and IonQ

The Merger Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time (notwithstanding the obtaining of SkyWater Stockholder Approval):

•	by the mutual written consent of SkyWater and IonQ;

•	by either SkyWater or IonQ:

if the Mergers have not been consummated by the End Date; provided, that (A) if on such date, the conditions to the Closing set forth in Section 8.1(b) (HSR Act waiting period) or Section 8.1(c) (No Legal Restraint Condition, where the failure is a result of any law, regulation, judgment, injunction, order or decree arising under any Antitrust Law) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided, that such conditions are capable of being satisfied at the Closing), then the End Date shall be automatically extended for a period of 90 days and (B) if on such date as extended pursuant to the foregoing clause (A), the same conditions shall not have been satisfied, but all other conditions to the Closing shall have been satisfied or validly waived, then the End Date shall be automatically extended for an additional period of 90 days (the End Date, as it may be so extended, the “Extended End Date”); provided, however, that the right to terminate the Merger Agreement under this provision shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has principally caused or resulted in the failure of the Effective Time to occur on or before the End Date or the Extended End Date, as applicable; or

if the SkyWater Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;

•

by either SkyWater or IonQ, if there shall be any law or regulation that makes consummation of the Mergers illegal or otherwise prohibited which is enacted or enforced by a governmental authority or if any judgment, injunction, order or decree enjoining or otherwise prohibiting IonQ or SkyWater from consummating the Mergers is entered by a governmental authority and such judgment, injunction, order or decree shall become final and non-appealable; provided, that the right to terminate the Merger Agreement under this provision shall not be available to any party whose failure to fulfill any obligation under Section 7.1 of the Merger Agreement has principally caused or resulted in the imposition of such legal restraint or the failure of such legal restraint to be resisted, resolved or lifted;

•	by IonQ:

at any time prior to receipt of the SkyWater Stockholder Approval, if there shall have been a change in the SkyWater recommendation, whether or not permitted by the terms of the Merger Agreement (or the SkyWater Board or any committee thereof shall resolve to effect a change in the SkyWater recommendation); or

if SkyWater has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 8.2(a) of the Merger Agreement (the SkyWater accuracy of representations and warranties condition or the SkyWater Covenant Performance Condition) and (B) is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by SkyWater; and

•	by SkyWater:

if IonQ has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (A) would result in a failure of a condition set forth in Section 8.3(a) of the Merger Agreement (IonQ accuracy of representations and warranties condition or IonQ Covenant Performance Condition) and (B) is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by IonQ (Section 9.1(e) of the Merger Agreement); or

at any time prior to receipt of the SkyWater Stockholder Approval in order to enter into a definitive written agreement providing for a Superior Proposal; provided, that (i) SkyWater has received a Superior Proposal after the date of the Merger Agreement that did not result from a breach of Section 5.2 or Section 5.3 of the Merger Agreement, (ii) SkyWater has complied with Section 5.3(b)(i) of the Merger Agreement with respect to such Superior Proposal, (iii) concurrently with, and as a condition to, any such termination SkyWater pays or causes to be paid to IonQ (or its designee) the Termination Fee pursuant to Section 10.5 of the Merger Agreement and (iv) the SkyWater Board has authorized SkyWater to enter into, and SkyWater concurrently enters into, a definitive written agreement providing for such Superior Proposal.

The party desiring to terminate the Merger Agreement (other than by mutual written consent) shall give written notice of such termination to the other party in accordance with Section 10.1 of the Merger Agreement, specifying the provision pursuant to which such termination is affected. If the Merger Agreement is terminated pursuant to Section 9.1 of the Merger Agreement, the Merger Agreement shall become void and of no effect with no liability on the part of any party, except that (a) the agreements contained in Section 9.2, Section 10.4, Section 10.5 and Section 10.6 of the Merger Agreement, and the confidentiality letter agreement dated as of December 21, 2025, between IonQ and SkyWater, as amended, shall survive the termination and (b) no such termination shall relieve any party of any liability or damages resulting from any material and intentional breach by that party of the Merger Agreement.

Termination Fees

If:

•	IonQ terminates the Merger Agreement pursuant to Section 9.1(d) of the Merger Agreement;

•

(i) the Merger Agreement is terminated by SkyWater or IonQ pursuant to Section 9.1(b)(ii), the failure to obtain the SkyWater Stockholder Approval termination trigger, (ii) the Merger Agreement is terminated by SkyWater or IonQ pursuant to Section 9.1(b)(i) of the Merger Agreement, the End Date termination trigger, and the SkyWater Stockholder Approval shall not theretofore have been obtained or (iii) the Merger Agreement is terminated by IonQ pursuant to Section 9.1(e) of the Merger Agreement, the SkyWater breach of representations and warranties or covenants trigger, and the SkyWater Stockholder Approval shall not theretofore have been obtained, and in each case of clauses (i), (ii) and (iii), after the date of the Merger Agreement but on or before the date of any such termination an Acquisition Proposal shall have been made and become publicly known, whether or not publicly withdrawn, (x) prior to the SkyWater Stockholder Meeting (in the case of a termination contemplated by clause (i)) or (y) prior to the date of such termination (in the case of a termination contemplated by clause (ii) or (iii)); or

•	SkyWater shall terminate the Merger Agreement pursuant to Section 9.1(f) of the Merger Agreement, the superior proposal termination trigger;

then SkyWater shall pay (or cause to be paid) to IonQ (by wire transfer of immediately available funds), (x) in the cases described in the first and third bullets above, $51,573,958.07 (which is the “Termination Fee”) not later than the date of termination of the Merger Agreement and (y) in the case described in the second bullet above, SkyWater shall pay (or cause to be paid) an amount equal to the Termination Fee not later than the earlier of the date an Acquisition Proposal is consummated or a definitive agreement is entered into by SkyWater providing for any Acquisition Proposal, as long as, in either case, such Acquisition Proposal is consummated or such definitive agreement is executed within 12 months after the date of termination of the Merger Agreement; provided, however, that for the purpose of this clause (y), all references in the definition of Acquisition Proposal to 20% shall instead refer to 50%. The Termination Fee represents approximately [ ]% of SkyWater’s equity value (calculated as $[ ] per share of SkyWater common stock, based on the closing price on [     ], 2026 multiplied by 49,156,853 shares of SkyWater common stock outstanding as of March 26, 2026).

If SkyWater fails to pay timely any amount due pursuant to the provisions of the Merger Agreement described in this section titled “—Termination Fees” and, in order to obtain such payment, IonQ commences a suit which results in a judgment against SkyWater for the amount payable to IonQ pursuant to this section, SkyWater shall pay to IonQ its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount so payable at the rate on six-month United States Treasury obligations (as of the date such payment was required to be made pursuant to the Merger Agreement) plus three percent.

The Merger Agreement does not provide for a reverse termination fee payable by IonQ to SkyWater under any circumstances. In the event of an Antitrust Termination, SkyWater’s sole and exclusive remedy against IonQ is the right to cause IonQ to consummate the equity investment described under “—Equity Investment Following Antitrust Termination” below.

Equity Investment Following Antitrust Termination

Additionally, in the event of a termination following failure to obtain the required regulatory approvals for the Mergers and to resolve or eliminate impediments under Antitrust Laws by the End Date or the Extended End Date, as applicable (“Antitrust Termination”), SkyWater will be required to issue to IonQ (or a subsidiary), and IonQ (or a subsidiary) will be required to purchase from SkyWater, an aggregate of 2,857,143 newly issued shares of SkyWater common stock (the “Investment Shares”) for $100,000,000. SkyWater will use reasonable best efforts to cause the Investment Shares to be approved for listing on the Nasdaq Stock Exchange and to facilitate Rule 144 resales and the removal of restrictive legends, subject to customary conditions and allocations of costs. For up to two years following such equity investment (or earlier if IonQ no longer owns the Investment Shares), IonQ will be subject to a customary standstill, on the terms provided in the Merger Agreement, and may vote the Investment Shares in its sole discretion. SkyWater’s right to cause IonQ or any of its affiliates to consummate the purchase of the Investment Shares shall be the sole and exclusive remedy of SkyWater against IonQ, the Merger Subsidiaries, their respective subsidiaries, and their respective directors, officers, employees and affiliates for any losses or damages suffered as a result of the failure of the Closing to occur due to the failure of the conditions to obtain the required regulatory approvals for the Mergers and to resolve or eliminate impediments under Antitrust Laws.

Expenses

Except as described under the heading “Termination Fees” or as otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party to the Merger Agreement incurring such cost or expense, except that (x) expenses incurred in connection with printing, mailing and filing the Form S-4, (y) all filing fees paid in respect of filings under the HSR Act or other Antitrust Laws in connection with the Transactions and (z) all reasonable and documented fees, costs and expenses incurred in connection with any cooperation provided or action taken pursuant to Section 5.8 of the Merger Agreement (Treatment of SkyWater Indebtedness) or in connection with any financing to be obtained by IonQ relating to the repayment or refinancing of any outstanding indebtedness of SkyWater shall, in each case, be borne by IonQ.

Amendments, Waivers

At any time prior to the Effective Time, any provision of the Merger Agreement (including its Exhibits and Schedules) may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by SkyWater, IonQ and the Merger Subsidiaries, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that after the adoption of the Merger Agreement by the stockholders of SkyWater, there shall be no amendment or waiver of the Merger Agreement which would by law require further approval by the stockholders of SkyWater without such approval of such stockholders. No failure or delay by any party in exercising any right, power or privilege under the Merger Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Merger Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

Governing Law; Jurisdiction; Waiver of Jury Trial

The Merger Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to the Merger Agreement or the negotiation, execution or performance of the Merger Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with the Merger Agreement) will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

In addition, each of the parties to the Merger Agreement has agreed that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the Transactions may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (the “Delaware Court”). Each of the parties to the Merger Agreement has consented to the exclusive jurisdiction of the applicable Delaware Court in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of the applicable Delaware Court. Each party has agreed that service of process upon such party in any such action or proceeding will be effective if such process is given as a notice in accordance with the notice provisions set forth in the Merger Agreement or in any other manner permitted by applicable law.

Each party to the Merger Agreement has irrevocably waived any and all right to a trial by jury in any legal proceeding arising out of or relating to the Merger Agreement or the Transactions.

Specific Performance

The parties to the Merger Agreement have agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties to the Merger Agreement will be entitled to specific performance of the terms of the Merger Agreement, in addition to any other remedy at law or equity.

Third-Party Beneficiaries

The Merger Agreement does not confer any rights or remedies upon any person other than the parties thereto and their permitted assigns, except for (i) the right of former holders of SkyWater common stock to receive the Merger Consideration and (ii) the right of SkyWater’s current and former directors and officers to indemnification and exculpation from liability as described under “—Other Covenants.”

THE VOTING AGREEMENT

Pursuant to the Voting Agreement, among other things, each Voting Agreement Holder has agreed, from the date of the Voting Agreement until the Voting Agreement Termination Date (as defined below), to vote (or cause to be voted) all shares of SkyWater common stock owned of record or beneficially by such Voting Agreement Holder (the “Covered Shares”):

•	in favor of adoption of the Merger Agreement, the Mergers and each of the Transactions contemplated by the Merger Agreement;

•

in favor of approval of any proposal to adjourn the SkyWater special meeting to a later date if there are not sufficient affirmative votes to obtain the SkyWater Stockholder Approval on the date on which the SkyWater special meeting is held;

•

against any Acquisition Proposal or approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Mergers; and

•	in favor of any other matter or action necessary for the consummation of the Mergers.

In addition, each Voting Agreement Holder has agreed, from the date of the Voting Agreement until the Voting Agreement Termination Date, to appear, in person or by proxy, at each meeting of the stockholders of SkyWater or adjournment or postponement thereof (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of calculating a quorum.

Notwithstanding the foregoing, each Voting Agreement Holder remains free to vote (or execute proxies with respect to) the Covered Shares with respect to any matter not covered by Section 3 of the Voting Agreement in any manner that such Voting Agreement Holder deems appropriate. The voting obligations of the Voting Agreement Holders do not require any Voting Agreement Holder to vote any of its Covered Shares to amend, modify or waive any provision of the Merger Agreement, without such Voting Agreement Holder’s consent, in a manner that (i) reduces the amount or changes the form of the Merger Consideration payable or (ii) imposes any express material restrictions on or express additional material conditions on the payment of the Merger Consideration (each, an “Adverse Amendment”).

Transfer Restrictions

From the date of the Voting Agreement until the Voting Agreement Termination Date, each Voting Agreement Holder has agreed not to transfer (or cause or knowingly permit the transfer of) any of the Covered Shares; provided, that any Voting Agreement Holder may transfer any Covered Shares:

•	to any other Voting Agreement Holder;

•	to any affiliate of such Voting Agreement Holder;

•	to any charitable foundation or organization, including donor advised funds;

•

if such Voting Agreement Holder is an individual, to any member of such Voting Agreement Holder’s immediate family, or to a trust for the benefit of such Voting Agreement Holder or any member of such Voting Agreement Holder’s immediate family;

•	if such Voting Agreement Holder is not an individual, to one or more persons who is an equityholder, trustee, beneficiary, partner, or member of such Voting Agreement Holder;

•

in connection with the settlement, exercise, termination or vesting of SkyWater Option Awards or SkyWater restricted stock units held by a Voting Agreement Holder in order to pay, as applicable, the exercise price of such Company Options (including on a “net settlement” basis) or to satisfy taxes or tax withholding obligations applicable thereto;

•	pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act in effect as of the date of the Voting Agreement; or

•	to the extent required by any non-consensual judgment, by divorce decree or by will, intestacy or other similar applicable law;

provided, that, in each case, of the first five bullets above, the transferee of such Covered Shares evidences in writing reasonably satisfactory to IonQ such transferee’s agreement to be bound by and be subject to the terms and provisions of the Voting Agreement to the same effect as the transferring Voting Agreement Holder.

Each Voting Agreement Holder has authorized SkyWater or its counsel to impose stop transfer orders on the Covered Shares to prevent any transfer in violation of the Voting Agreement.

Waiver of Appraisal Rights

Each Voting Agreement Holder has waived any rights of appraisal or rights to dissent from the Mergers that such Voting Agreement Holder may have under applicable law.

Termination

The Voting Agreement will terminate upon the “Voting Agreement Termination Date,” which is the earliest to occur of:

•	the Effective Time;

•	the termination of the Voting Agreement by mutual written consent of IonQ and the Voting Agreement Holders;

•	the public announcement by SkyWater that the SkyWater Board has withdrawn, modified or qualified, in any manner adverse to IonQ, the SkyWater recommendation;

•	the termination of the Merger Agreement in accordance with its terms; or

•	an Adverse Amendment.

INFORMATION ABOUT THE COMPANIES

IonQ

IonQ, Inc. is the world’s first and only quantum platform company. It operates in every theater: in space, in the air, on land and at sea, where it seeks to deliver the full promise of quantum, across computing, networking, sensing and security. It believes that it has the clearest path to fault-tolerant quantum computing, and a repertoire of networking, sensing and security products that will form the backbone of a global quantum infrastructure. In 2025, it achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance.

Headquartered in College Park, Maryland, IonQ has operations in California, Colorado, Massachusetts, Tennessee, Washington, Italy, South Korea, Sweden, Switzerland, Toronto and the United Kingdom. IonQ’s quantum computing services are available through all major cloud providers, while IonQ also meets the needs of networking and sensing customers across land, sea, air and space.

IonQ is incorporated in Delaware. Its principal executive offices are located at 4505 Campus Drive, College Park, Maryland 20740, and its telephone number is (301) 298-7997. IonQ’s website address is www.ionq.com. Information contained on IonQ’s website does not constitute part of this proxy statement/prospectus. IonQ’s common stock is publicly traded on the NYSE under the ticker symbol “IONQ.”

Additional information about IonQ is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 126.

SkyWater

SkyWater is securing America’s silicon foundation as the largest U.S.-based, pure-play semiconductor foundry. A trusted partner to both commercial customers and federal defense programs, SkyWater’s Technology as a Service model empowers innovators to bring emerging technologies like quantum computing and next-generation systems from concept to reality. With state-of-the-art facilities in Minnesota, Florida and Texas, SkyWater specializes in foundational nodes and advanced packaging to support the nation’s critical infrastructure, strengthen supply chain resilience, and ensure long-term U.S. technology leadership. SkyWater is a DMEA-accredited Category 1A Trusted Foundry.

SkyWater is incorporated in Delaware. Its principal executive offices are located at 2401 East 86th Street, Bloomington, Minnesota 55425, and its telephone number is (952) 851-5200. SkyWater’s website address is www.skywatertechnology.com. Information contained on SkyWater’s website does not constitute part of this proxy statement/prospectus. SkyWater’s common stock is publicly traded on Nasdaq under the ticker symbol “SKYT.” Additional information about SkyWater is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 126.

Merger Subsidiary 1

Merger Subsidiary 1, a direct wholly-owned subsidiary of IonQ, is a Delaware corporation incorporated on January 22, 2026 for the purpose of effecting the First Merger. Merger Subsidiary 1 has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the Transactions. The principal executive offices of Merger Subsidiary 1 are located at 4505 Campus Drive, College Park, Maryland 20740.

Additional information about Merger Subsidiary 1 is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 126.

Merger Subsidiary 2

Merger Subsidiary 2, a direct wholly-owned subsidiary of IonQ, is a Delaware limited liability company organized on January 22, 2026 for the purpose of effecting the Second Merger. Merger Subsidiary 2 has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, including the preparation of applicable regulatory filings in connection with the Transactions. The principal executive offices of Merger Subsidiary 2 are located at 4505 Campus Drive, College Park, Maryland 20740.

Additional information about Merger Subsidiary 2 is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 126.

SKYWATER SPECIAL MEETING

This proxy statement/prospectus is being provided to the SkyWater stockholders as part of a solicitation of proxies by the SkyWater Board for use at the special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement/prospectus provides SkyWater stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of SkyWater stockholders will be held virtually at www.virtualshareholdermeeting.com/SKYT2026SM, on May 8, 2026, at 9:00 a.m., Central Time. On or about [   ], 2026, SkyWater commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the special meeting.

The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/SKYT2026SM, where SkyWater stockholders will be able to participate and vote online. SkyWater encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement/prospectus. This proxy statement/prospectus is first being furnished to SkyWater’s stockholders on or about [   ], 2026.

SkyWater has chosen to hold the special meeting solely via live webcast and not in a physical location.

Purpose of the Special Meeting

At the special meeting, SkyWater stockholders will be asked to consider and vote on the following:

•

the Merger Agreement proposal—a proposal to adopt the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, which is further described in the sections titled “The Mergers” and “The Merger Agreement,” beginning on pages 34 and 73, respectively; and

•

the adjournment proposal—a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement.

•	Completion of the Mergers is conditioned on the approval of the Merger Agreement proposal.

Recommendation of the SkyWater Board

At a special meeting held on January 25, 2026, the SkyWater Board unanimously determined that the Merger Agreement and the Transactions contemplated thereby, including the Mergers, are fair to and in the best interests of the SkyWater stockholders, approved and declared advisable the Merger Agreement and the Transactions contemplated thereby, including the Mergers, and directed that the Merger Agreement be submitted to the SkyWater stockholders for adoption at a meeting of such stockholders. The SkyWater Board unanimously recommends that SkyWater stockholders vote “FOR” the Merger Agreement proposal and “FOR” the adjournment proposal.

SkyWater stockholders should carefully read this proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the Mergers and the Transactions contemplated by the Merger Agreement.

Record Date; Stockholders Entitled to Vote

Only holders of record of SkyWater common stock at the close of business on March 26, 2026, the record date, will be entitled to notice of, and be able to vote at, the special meeting or any adjournment or postponement thereof.

On the record date, there were 49,156,853 shares of SkyWater common stock outstanding and entitled to vote at the special meeting. Each share of SkyWater common stock outstanding on the record date entitles the holder thereof to one vote on each proposal to be considered at the special meeting. SkyWater stockholders may vote virtually at the meeting or by proxy through the internet or by telephone or by a properly executed and delivered proxy card with respect to the special meeting.

A complete list of SkyWater stockholders of record who are entitled to vote at the special meeting will be available for inspection for a period of 10 days ending the day prior to the special meeting and during the special meeting at www.virtualshareholdermeeting.com/SKYT2026SM by entering the control number provided on your proxy card, voting instruction form or notice.

Voting by SkyWater’s Directors and Executive Officers

At the close of business on March 5, 2026, the most recent practicable date for which such information was available, directors and executive officers of SkyWater and their respective affiliates owned and were entitled to vote 10,486,298 shares of SkyWater common stock, representing approximately 21.4% of the shares of SkyWater common stock outstanding on that date. The number and percentage of shares of SkyWater common stock owned by directors and executive officers of SkyWater and their respective affiliates as of the record date are not expected to be meaningfully different from the number and percentage as of March 5, 2026. SkyWater currently expects all of its directors and executive officers to vote their shares of SkyWater common stock in favor of each of the proposals to be voted on at the special meeting but only Loren Unterseher, a member of the SkyWater Board, has entered into an agreement obligating him or her to do so. Pursuant to the Voting Agreement, Mr. Unterseher and his affiliates have agreed to vote in favor of adoption of the Merger Agreement and approval of the Mergers and the other Transactions contemplated by the Merger Agreement, subject to the terms and conditions of the voting agreement, as described under “The Voting Agreement” beginning on page 103. Mr. Unterseher and his affiliates owned and were entitled to vote 9,663,895 shares of SkyWater common stock, representing approximately 19.72% of the shares of SkyWater common stock outstanding on March 5, 2026.

Quorum; Adjournment

The special meeting may be adjourned or postponed, in the absence of a quorum, by the chair of the meeting or the affirmative vote of holders of a majority of the shares of SkyWater common stock present in person or represented by proxy and entitled to vote at the special meeting. Even if a quorum is present, the special meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of adoption of the Merger Agreement by the chair of the meeting or if sufficient votes are cast in favor of the adjournment proposal. If a sufficient number of shares of SkyWater common stock is present in person or represented by proxy and votes in favor of the Merger Agreement proposal at the special meeting such that the Merger Agreement proposal is approved, SkyWater does not anticipate that it will adjourn or postpone the special meeting.

Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless:

•	the adjournment is for more than 30 days, in which case, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; or

•

a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting. Any adjournment or postponement of the special meeting will allow SkyWater stockholders who have already submitted their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.

Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Broker non-votes will not be counted as present for the purpose of determining the presence of a quorum.

Required Vote; Broker Non-Votes and Abstentions

Each share of SkyWater common stock outstanding on the record date is entitled to one vote on each of the Merger Agreement proposal and the adjournment proposal. The required votes to approve the proposals at the special meeting are as follows:

•

The Merger Agreement proposal requires the affirmative vote of holders of a majority of the outstanding shares of SkyWater common stock entitled to vote thereon. Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.

•

The adjournment proposal requires the affirmative vote of holders of a majority of the outstanding shares of SkyWater common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present virtually or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal. The approval of the adjournment proposal is not a condition precedent to the approval of the Merger Agreement proposal or the closing of the Mergers.

Voting of Proxies by Holders of Record

How to Vote by Proxy if You are the Record Holder of Your Shares

If you were the record holder of your shares as of the record date, you may submit your proxy to vote by mail, by telephone or via the internet.

Voting via the Internet or by Telephone

•

Internet—To submit your proxy via the internet, go to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. If you vote via the internet, you must do so no later than 11:59 p.m. Eastern Time on May 7, 2026.

•

Telephone—To submit your proxy by telephone, call 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions to vote your shares. If you vote by telephone, you must do so no later than 11:59 p.m. Eastern Time on May 7, 2026.

Voting by Mail

As an alternative to submitting your proxy via the internet or by telephone, you may submit your proxy by mail.

•

Mail—To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received no later than 6:00 p.m. Eastern Time on May 7, 2026.

How to Vote Your Shares if You are a “Street Name” Holder

If you hold your shares through a broker, bank or other nominee, also referred to as a “street name” holder, check the instructions provided by that entity to determine which options are available to you with respect to voting your shares.

General

Please be aware that any costs related to voting via the internet, such as internet access charges, will be your responsibility.

All properly signed proxies that are timely received and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted as recommended by the SkyWater Board. The proxy holders may use their discretion to vote on other matters that properly come before the special meeting.

Attendance at the Special Meeting and Voting Virtually

The special meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual special meeting will be held on May 8, 2026 at 9:00 a.m., Central Time. To participate in the special meeting and submit questions during the special meeting, visit www.virtualshareholdermeeting.com/SKYT2026SM and enter the 16-digit control number on the proxy card or voting instruction form you received. Online check-in will begin at 8:45 a.m., Central Time. Please allow time for online check-in procedures.

The virtual stockholder meeting format uses technology designed to increase stockholder access, save SkyWater and SkyWater stockholders time and money, and provide SkyWater stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, we will provide stockholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy in any of the following ways:

•	submitting a proxy at a later time by internet or telephone until 11:59 p.m. Eastern Time on May 7, 2026;

•	signing and returning a new proxy card with a later date;

•	voting virtually at the special meeting; or

•

delivering, before 6:00 p.m. Eastern Time on May 7, 2026, to SkyWater’s Secretary at SkyWater’s executive offices at 2401 East 86th Street, Bloomington, Minnesota 55425, a written revocation of your most recent proxy.

If you are a street name stockholder (for example, if your shares are held in the name of a bank, broker or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures. You may also revoke your proxy by voting virtually at the special meeting.

Solicitation

The SkyWater Board is soliciting proxies for the special meeting from its stockholders. SkyWater will pay all costs it incurs in the solicitation of proxies, except that IonQ has agreed to pay the costs and expenses of printing, mailing and filing this proxy statement/prospectus. Proxies may be solicited by directors, officers and a small number of SkyWater’s regular employees personally or by mail, telephone or facsimile, but such persons will not be specially compensated for such service. SkyWater has retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist in the solicitation of proxies for an estimated fee of approximately $30,000 plus a 50% success fee conditioned on success with the SkyWater Stockholder Approval as well as reasonable out-of-pocket costs and expenses for the services of the firm. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of SkyWater common stock of record for beneficial owners for forwarding to such beneficial owners. SkyWater may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Assistance

If you need assistance with voting via the internet, voting by telephone or completing your proxy card, or have questions regarding the special meeting, please contact SkyWater’s proxy solicitor at the following telephone number:

Innisfree M&A Incorporated

Shareholders, please call toll-free: +1 (888) 750-5835 (U.S. and Canada)

               +1 (412) 232-3651 (all other countries)

Banks and brokerage firms may call: +1 (212) 750-5833 (collect)

Your vote is very important regardless of the number of shares of SkyWater common stock that you own. Please submit a proxy to vote your shares via the internet, vote by telephone or sign, date and return a proxy card promptly so your shares can be represented, even if you plan to attend the special meeting.

Tabulation of Votes

Representatives of Broadridge will tabulate the votes cast at the special meeting and act as the Independent Inspector of Election.

SKYWATER PROPOSALS

Item 1. The Merger Agreement Proposal

(Item 1 on SkyWater Proxy Card)

In the Merger Agreement proposal, SkyWater is asking its stockholders to adopt the Merger Agreement. Approval of the Merger Agreement proposal by SkyWater stockholders is required for completion of the Mergers. The Merger Agreement proposal requires the affirmative vote of holders of a majority of the outstanding shares of SkyWater common stock entitled to vote thereon. Each share of SkyWater common stock outstanding on the record date of the special meeting is entitled to one vote on this proposal. Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.

The SkyWater Board unanimously recommends a vote “FOR” the Merger Agreement proposal (Item 1).

Item 2. The Adjournment Proposal

(Item 2 on SkyWater Proxy Card)

In the adjournment proposal, SkyWater is asking its stockholders to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement. If SkyWater stockholders approve the adjournment proposal, subject to the terms of the Merger Agreement, SkyWater could adjourn the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from SkyWater stockholders who have previously voted. SkyWater does not intend to call a vote on the adjournment proposal if the Merger Agreement proposal is approved at the special meeting.

The adjournment proposal requires the affirmative vote of holders of a majority of the outstanding shares of SkyWater common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present virtually or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal.

The SkyWater Board unanimously recommends a vote “FOR” the adjournment proposal (Item 2).

COMPARATIVE PER SHARE MARKET PRICE DATA AND DIVIDENDS

IonQ common stock is listed on the New York Stock Exchange under the symbol “IONQ,” and SkyWater common stock is listed on the Nasdaq Capital Market under the symbol “SKYT.” The following table sets forth the closing sale prices per share of IonQ common stock and SkyWater common stock on (i) January 23, 2026, the last full trading day prior to the public announcement of the execution of the Merger Agreement, and (ii) [ ], 2026, the last practicable trading day before the date of this proxy statement/prospectus. The table also shows, for each date, the assumed Exchange Ratio and the implied value of the Per Share Stock Consideration and of the total Merger Consideration per share of SkyWater common stock, in each case calculated for illustrative purposes only. The assumed Exchange Ratio for each date below reflects the quotient of $20.00 divided by the closing price of IonQ common stock on such date, subject to the collar described under “The Merger Agreement—Merger Consideration” and does not reflect the 20-trading-day volume-weighted average price methodology actually used to determine the Exchange Ratio.

Date	IonQ Common Stock Closing Price		SkyWater Common Stock Closing Price		Assumed Exchange Ratio	Implied Value of Per Share Stock Consideration (1)		Total Implied Merger Consideration Per Share (2)
Jan. 23, 2026		$47.25		$31.32	0.4233		$20.00		$35.00

[ ], 2026 (last practicable trading day before this proxy statement/prospectus)	$	[ ]	$	[ ]	[ ]	$	[ ]	$	[ ]

(1)

Calculated by multiplying the assumed Exchange Ratio by the IonQ common stock closing price on the indicated date. The actual Exchange Ratio will be based on the IonQ Trading Price for the 20 full consecutive trading days prior to, but not including, the third business day before the Closing and is subject to the collar described under “The Merger Agreement—Merger Consideration.” Within the collar range (IonQ Trading Price greater than $37.99 and less than $60.13), the Exchange Ratio floats such that the Per Share Stock Consideration has an implied value of $20.00 per share; if the IonQ Trading Price is less than or equal to $37.99, the Exchange Ratio will be fixed at 0.5265; and if the IonQ Trading Price is greater than or equal to $60.13, the Exchange Ratio will be fixed at 0.3326.

(2)	Represents the sum of the Per Share Cash Consideration of $15.00, without interest, plus the “Implied Value of Per Share Stock Consideration” shown in the immediately preceding column.

The market prices (and 20-Day VWAPs) of IonQ common stock and SkyWater common stock have fluctuated since the announcement of execution of the Merger Agreements and may continue to fluctuate before the completion of the Mergers and, with respect to IonQ common stock, thereafter. Accordingly, these comparisons may not provide meaningful information to stockholders in determining how to vote on the proposals described in this proxy statement/prospectus. You are urged to obtain current market quotations for IonQ common stock and SkyWater common stock.

Dividends

Neither IonQ nor SkyWater has ever paid a cash dividend on its common stock. The Merger Agreement limits the ability of SkyWater to declare or pay dividends prior to completion of the Mergers, without the consent of the other party. Any determination to pay dividends after completion of the Mergers will be made by IonQ’s board of directors, in its discretion, and will depend upon IonQ’s results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors that the IonQ board of directors deems relevant. Stockholders have no contractual right to dividends that have not been declared.

DESCRIPTION OF IONQ CAPITAL STOCK

The following describes the material terms of the capital stock of IonQ. This description is qualified in its entirety by reference to IonQ’s Certificate of Incorporation and IonQ’s Bylaws which are incorporated by reference into this proxy statement/prospectus. For more information about the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” on page 126.

The authorized capital stock of IonQ currently consists of one billion shares of common stock, par value $0.0001 per share, and 20 million shares of preferred stock, par value $0.0001 per share.

IonQ Common Stock

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, holders of IonQ common stock possess all voting power for the election of IonQ’s directors and all other matters requiring stockholder action. Holders of IonQ common stock are entitled to one vote per share on matters to be voted on by stockholders.

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of common stock may be entitled to receive dividends out of legally available funds if the IonQ Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the IonQ Board may determine. IonQ does not anticipate paying any cash dividends in the foreseeable future.

In the event of IonQ’s voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of common stock will be entitled to receive an equal amount per share of all of IonQ’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock, if any, have been satisfied.

IonQ’s stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to IonQ common stock.

IonQ Preferred Stock

Under IonQ’s Certificate of Incorporation, the IonQ Board may, without further action by IonQ’s stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Any issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action. IonQ has no present plans to issue any shares of preferred stock.

Transfers

IonQ shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of IonQ to restrict the transfer of shares of stock of IonQ of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

Anti-Takeover Provisions

Section 203 of the DGCL

IonQ is subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. IonQ has not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of IonQ may be discouraged or prevented.

Certificate of Incorporation and Bylaws

Among other things, IonQ’s Certificate of Incorporation and IonQ’s Bylaws:

•

permit the IonQ Board to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, which may include the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of the IonQ Board;

provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed with cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2/3% of the voting power of all of IonQ’s then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

require that any action to be taken by IonQ’s stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

provide that special meetings of IonQ’s stockholders may be called by the chairperson of the IonQ Board, IonQ’s Chief Executive Officer, or by the IonQ Board pursuant to a resolution adopted by the majority of the IonQ Board; and

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of IonQ’s then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for IonQ’s existing stockholders to replace the IonQ Board as well as for another party to obtain control of IonQ by replacing the IonQ Board. Since the IonQ Board has the power to retain and discharge IonQ’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the IonQ Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change IonQ’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the IonQ Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce IonQ’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for IonQ’s shares and may have the effect of delaying changes in IonQ’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of IonQ’s stock.

IonQ’s Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on IonQ’s behalf; (2) any action asserting a breach of fiduciary duty owed by any of IonQ’s current or former directors, officers or stockholders, to IonQ or IonQ’s stockholders; (3) any action asserting a claim against IonQ arising under the DGCL; (4) any action regarding IonQ’s Certificate of Incorporation or IonQ’s Bylaws (as either may be amended from time to time); (5) any action as to which the Delaware General Corporate Law confers jurisdiction to the Court of Chancery of the State of Delaware; (6) any action asserting a claim against IonQ that is governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. IonQ’s Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of IonQ’s Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although IonQ believes this provision benefits IonQ by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against IonQ’s directors and officers, although IonQ’s stockholders will not be deemed to have waived IonQ’s compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, IonQ cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in IonQ’s Certificate of Incorporation to be inapplicable or unenforceable in an action, IonQ may incur additional costs associated with resolving such action in other jurisdictions, which could harm IonQ’s business, operating results and financial condition.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF IONQ AND SKYWATER

Both IonQ and SkyWater are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are governed by the DGCL. IonQ will continue to be a Delaware corporation following completion of the Mergers and will be governed by the DGCL.

Upon completion of the Mergers, the SkyWater stockholders immediately prior to the Effective Time will become IonQ common stockholders. The rights of the former SkyWater stockholders and IonQ stockholders will thereafter be governed by the DGCL and by IonQ’s Certificate of Incorporation and IonQ’s Bylaws.

The following description summarizes certain of the material terms and differences between the rights of the stockholders of IonQ and SkyWater, but is not a complete statement of all such terms or differences, or a complete description of the specific provisions referred to in this summary. Stockholders should read carefully the relevant provisions of the DGCL and the respective certificates of incorporation and bylaws of IonQ and SkyWater. For more information on how to obtain the documents that are not attached to this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 126.

	Rights of IonQ Stockholders	Rights of SkyWater Stockholders
Authorized Capital Stock	The authorized capital stock of IonQ consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.	The authorized capital stock of SkyWater consists of 200,000,000 shares of common stock, par value $0.01 per share, and 80,000,000 shares of preferred stock, par value $0.01 per share.
Special Meetings of Stockholders; Action by Written Consent	IonQ’s Bylaws provide that special meetings of IonQ stockholders may be called only by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Stockholders do not have the right to call a special meeting. Stockholders are not permitted to take action without a meeting by written consent.	SkyWater’s Bylaws provide that special meetings of SkyWater stockholders may be called only by (i) the Chair of the SkyWater Board, (ii) SkyWater’s Chief Executive Officer or (iii) the SkyWater Board or the Secretary of SkyWater pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office. Stockholders do not have the right to call a special meeting. Stockholders are not permitted to take action by written consent without a meeting.
Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors	IonQ’s Bylaws generally allow stockholders who are record holders at the time the notice is given and are entitled to vote at an annual meeting to nominate candidates for election to the IonQ Board and propose other business to be brought before such annual meeting. Such proposals and nominations may only be brought by a stockholder who has given timely notice in proper written form to IonQ’s Secretary prior to the meeting. To be timely, notice must be received no earlier than 120 days and no later than	SkyWater’s Bylaws generally allow stockholders who are record holders at the time the notice is given and are entitled to vote at an annual meeting to nominate candidates for election to the SkyWater Board and propose other business to be brought before such annual meeting. Such proposals and nominations may only be brought by a stockholder who has given timely notice in proper written form to SkyWater’s Secretary prior to the meeting. To be timely, notice must be received no earlier than 120 days and

	Rights of IonQ Stockholders	Rights of SkyWater Stockholders
	90 days prior to the first anniversary of the preceding year’s annual meeting. IonQ’s Bylaws do not include proxy access provisions permitting stockholders to include director nominees in IonQ’s proxy materials.	no later than 90 days prior to the first anniversary of the preceding year’s annual meeting. SkyWater’s Bylaws do not include proxy access provisions permitting stockholders to include director nominees in SkyWater’s proxy materials.

Number of Directors	IonQ’s Certificate of Incorporation provides that the number of directors will be fixed from time to time pursuant to a resolution adopted by at least a majority of the authorized number of directors constituting the IonQ Board. There are currently nine directors serving on the IonQ Board.	SkyWater’s Certificate of Incorporation provides that the number of directors on the SkyWater Board shall not be fewer than three nor more than eleven directors, with the then-authorized number of directors being fixed from time to time exclusively by a resolution adopted by the affirmative vote of a majority of the authorized number of directors. There are currently nine directors serving on the SkyWater Board.

Election of Directors	IonQ’s Bylaws provide that directors shall be elected by a plurality of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Holders of IonQ common stock do not have cumulative voting rights in the election of directors. IonQ has a classified board. IonQ’s Certificate of Incorporation provides that directors shall be divided into three classes designated as Class I, Class II and Class III. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.	SkyWater’s Bylaws provide that directors shall be elected by a plurality of votes of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Holders of SkyWater common stock do not have cumulative voting rights in the election of directors. SkyWater does not have a classified board. SkyWater’s Certificate of Incorporation provides that elections of directors shall be held annually at the annual meeting of stockholders. Each director shall be elected for a term commencing on the date of such director’s election and ending on the earlier of (1) the date such director’s successor is elected and qualified and (2) the date of such director’s death, resignation, retirement, disqualification or removal.

Removal of Directors; Vacancies	IonQ stockholders may only remove directors with cause by the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote on the election of such directors. Directors may not be removed without cause.	SkyWater stockholders may remove directors from the SkyWater Board (other than directors elected by holders of any series of preferred stock) with or without cause by the affirmative vote of the holders of shares of capital stock of SkyWater representing at least 75% of the voting power of the outstanding

	Rights of IonQ Stockholders	Rights of SkyWater Stockholders
	Vacancies on the IonQ Board resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by the sole remaining director, and not by the stockholders (unless the IonQ Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders).	capital stock entitled to vote generally in the election of directors, voting together as a single class. Vacancies on the SkyWater Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the SkyWater Board, or by the sole remaining director. Stockholders do not have the right to fill vacancies on the SkyWater Board.
Limitation on Liability of Directors	IonQ’s Certificate of Incorporation provides that the liability of IonQ’s directors for monetary damages shall be eliminated to the fullest extent permitted under applicable law.	SkyWater’s Certificate of Incorporation provides that no director shall be personally liable to SkyWater or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.
Indemnification of Directors and Officers; Expenses	IonQ’s Bylaws provide that IonQ will indemnify its directors and executive officers to the fullest extent permitted under the DGCL or any other applicable law against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding. IonQ shall advance expenses (including attorneys’ fees) incurred by a director or executive officer in connection with any such proceeding prior to its final disposition, provided that such person provides an undertaking to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified. IonQ may also purchase and maintain directors’ and officers’ liability insurance.	SkyWater’s Bylaws provide that SkyWater will indemnify its directors and officers to the fullest extent permitted by law as it presently exists or may hereafter be amended. SkyWater shall pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided that such person provides an undertaking to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified. SkyWater may also purchase and maintain directors’ and officers’ liability insurance.
Amendments to Certificate of Incorporation	As provided under the DGCL, IonQ reserves the right to amend, alter, change or repeal any provision contained in IonQ’s Certificate of	SkyWater’s Certificate of Incorporation provides that SkyWater reserves the right at any time, and from time to time, to amend, alter, change or repeal any

	Rights of IonQ Stockholders	Rights of SkyWater Stockholders
	Incorporation, in the manner prescribed by the DGCL, and all rights conferred upon stockholders, directors or any other persons by and pursuant to IonQ’s Certificate of Incorporation are granted subject to this reservation. However, the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all of the then outstanding shares of capital stock of IonQ entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V (relating to directors), VI (relating to limitation of liability and indemnification), VII (relating to forum selection) and VIII (relating to amendments).	provision contained in SkyWater’s Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed in SkyWater’s Certificate of Incorporation or the DGCL. All rights conferred upon SkyWater stockholders, directors or other persons by and pursuant to SkyWater’s Certificate of Incorporation are granted subject to this reservation.
Amendments to Bylaws	IonQ’s Bylaws may be amended or repealed by the IonQ Board by the approval of a majority of the authorized number of directors. The stockholders also have power to adopt, amend or repeal IonQ’s Bylaws; provided, however, that such action by stockholders shall require the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all of the then-outstanding shares of the capital stock of IonQ entitled to vote generally in the election of directors, voting together as a single class.	SkyWater’s Bylaws may be altered, amended or repealed, and new bylaws may be made, by the SkyWater Board. SkyWater’s Bylaws may also be altered, amended or repealed, and new bylaws may be made, by the stockholders of SkyWater by the affirmative vote of the holders of at least two-thirds (2⁄3) of the voting power of the outstanding capital stock entitled to vote thereon, voting together as a single class.
Certain Business Combinations	Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” (generally defined by the DGCL as a person who owns 15% or more of the corporation’s outstanding voting stock, together with such person’s affiliates and associates) for three years following the time that person became an interested stockholder, unless (1) prior to the time the person became an interested stockholder the board of directors approved either the business combination or the transactions that resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transactions that	SkyWater’s Certificate of Incorporation does not contain a provision electing not to be governed by Section 203 of the DGCL, and so SkyWater is subject to such provision.

	Rights of IonQ Stockholders	Rights of SkyWater Stockholders
resulted in the person becoming an interested stockholder, the person owned at least 85% of the corporation’s outstanding voting stock or (3) the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder or (4) certain other exceptions specified in Section 203(b) of the DGCL are met. IonQ’s Certificate of Incorporation does not contain a provision electing not to be governed by Section 203 of the DGCL, and so IonQ is subject to such provision.
Stockholder Rights Plan	IonQ currently does not have a stockholder rights plan.	SkyWater currently does not have a stockholder rights plan.
Forum Selection	IonQ’s Certificate of Incorporation provides that, unless IonQ consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of IonQ, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of IonQ to IonQ or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, IonQ’s Certificate of Incorporation or IonQ’s Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. IonQ’s Certificate of Incorporation also provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, unless IonQ consents in writing to the selection of	SkyWater’s Certificate of Incorporation provides that, unless SkyWater consents in writing to the selection of an alternative forum, the Delaware Court of Chancery (or, if and only if the Delaware Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of SkyWater, (2) any action asserting a claim of breach of a fiduciary duty owed by any present or former director, officer, agent, employee or stockholder of SkyWater to SkyWater or SkyWater’s stockholders, creditors or other constituents, (3) any action asserting a claim arising pursuant to any provision of the DGCL, SkyWater’s Certificate of Incorporation or SkyWater’s Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of SkyWater’s Certificate of Incorporation or SkyWater’s Bylaws or (5) any action asserting a claim governed by the

Rights of IonQ Stockholders	Rights of SkyWater Stockholders
an alternative forum. This exclusive forum provision does not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended.	internal affairs doctrine. SkyWater’s Certificate of Incorporation also provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, unless SkyWater consents in writing to the selection of an alternative forum. This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

VALIDITY OF COMMON STOCK

The validity of IonQ common stock to be issued in the Mergers will be passed upon for IonQ by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR SKYWATER’S 2027 ANNUAL MEETING OF STOCKHOLDERS

If the Mergers are completed in 2026, SkyWater will become a direct, wholly-owned subsidiary of IonQ and, consequently, will not hold an annual meeting of its stockholders in 2027. If the Merger Agreement is not adopted by the requisite vote of the SkyWater stockholders or if the Mergers are not completed for any other reason, SkyWater intends to hold an annual meeting of its stockholders in 2027 (the “SkyWater 2027 Annual Meeting”).

A stockholder who intends to present a proposal for action at the SkyWater 2027 Annual Meeting and who desires that such proposal be included in SkyWater’s proxy materials pursuant to SEC Rule 14a-8 must submit the proposal to SkyWater at its principal executive offices at 2401 East 86th Street Bloomington, Minnesota 55425, directed to the attention of its Secretary, no later than December 29, 2026.

A stockholder who otherwise intends to present business, other than a stockholder proposal pursuant to Rule 14a-8, or to nominate a director at the SkyWater 2027 Annual Meeting must comply with the requirements set forth in SkyWater’s Bylaws. Among other matters, a stockholder must give written notice containing the information specified in SkyWater’s Bylaws to its Secretary at SkyWater’s principal executive offices not later than 5:00 PM Eastern Time on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. Under SkyWater’s Bylaws, SkyWater must receive notice of a stockholder’s intent to present business, other than pursuant to Rule 14a-8, or to nominate a director at the SkyWater 2027 Annual Meeting no later than 5:00 PM Eastern Time on March 12, 2027 and no earlier than February 10, 2027. If the notice is received outside of that time frame, then SkyWater is not required to permit the business or the nomination to be presented at the SkyWater 2027 Annual Meeting. Nevertheless, if the SkyWater Board chooses to present such proposal at the SkyWater 2027 Annual Meeting, then the persons named in proxies solicited by the SkyWater Board for the SkyWater 2027 Annual Meeting may exercise discretionary voting power with respect to such proposal. In addition to satisfying the foregoing requirements under SkyWater’s Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the SkyWater’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act of 1934.

EXPERTS

The consolidated financial statements of IonQ, Inc. appearing in IonQ, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of IonQ, Inc.’s internal control over financial reporting as of December 31, 2025 (excluding the internal control over financial reporting of id Quantique SA, Capella Space Corp., Oxford Ionics Limited, and Vector Atomic Inc.), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of IonQ, Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of id Quantique SA, Capella Space Corp., Oxford Ionics Limited, and Vector Atomic Inc. from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of SkyWater Technology, Inc. and subsidiaries as of December 28, 2025, and December 29, 2024, and for each of the years in the two-year period ended December 28, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to stockholders residing at the same address, unless stockholders have notified SkyWater of their desire to receive multiple copies of this proxy statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this proxy statement/prospectus and wish to receive only one, please contact SkyWater at its address identified below. SkyWater will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any stockholder residing at an address to which only one copy was mailed. Oral or written requests for additional copies should be directed to SkyWater at its phone number or address appearing on the cover of this proxy statement/prospectus, to the attention of the Secretary of SkyWater.

WHERE YOU CAN FIND MORE INFORMATION

IonQ and SkyWater file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information at the SEC’s internet website that contains reports, proxy statements and other information regarding issuers, including IonQ and SkyWater, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/prospectus.

IonQ has filed with the SEC a registration statement on Form S-4 of which this proxy statement/prospectus forms a part. The registration statement registers the shares of IonQ common stock to be issued to SkyWater stockholders in connection with the Mergers. The registration statement, including the attached exhibits and annexes, contains additional relevant information about IonQ and SkyWater, respectively. The rules and regulations of the SEC allow IonQ and SkyWater to omit certain information included in the registration statement from this proxy statement/prospectus.

In addition, the SEC allows IonQ and SkyWater to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below.

This proxy statement/prospectus incorporates by reference the documents listed below that IonQ and SkyWater have previously filed with the SEC. They contain important information about the companies and their financial condition.

IonQ SEC Filings

•	Annual report on Form 10-K for the year ended December 31, 2025;

•	Definitive proxy statement on Schedule 14A for the 2025 annual meeting of stockholders;

•

Current reports on Form 8-K filed on January 30, 2026 and January 26, 2026 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•

The description of securities registered under Section  12 of the Exchange Act, which is contained in Exhibit  4.3 to IonQ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 28, 2022, and as amended by any amendment or report filed for purposes of updating that description.

SkyWater SEC Filings

•	Annual report on Form 10-K for the fiscal year ended December 28, 2025;

•	Definitive proxy statement on Schedule 14A for the 2025 annual meeting of stockholders;

•

Current reports on Form 8-K filed on January 26, 2026 and January 26, 2026 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•	The description of SkyWater common stock, filed as Exhibit 4.2 of SkyWater’s annual report on Form 10-K filed with the SEC on March 10, 2022.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

In addition, IonQ and SkyWater incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting (excluding any current reports on Form 8-K, or portions of current reports on Form 8-K, to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from IonQ or SkyWater, as applicable, by requesting them in writing or by telephone as follows:

IonQ, Inc. 4505 Campus Drive College Park, Maryland Attention: Corporate Secretary Telephone: (301) 298-7997	SkyWater Technology, Inc. 2401 East 86th Street Bloomington, Minnesota Attention: Secretary Telephone: (952) 851-5200

These documents are available from IonQ or SkyWater, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You can also find information about IonQ and SkyWater at their internet websites at www. IonQ.com and www.skywatertechnology.com, respectively. Information contained on these websites does not constitute part of this proxy statement/prospectus.

You may also obtain documents incorporated by reference into this document by requesting them by telephone from Innisfree M&A Incorporated, SkyWater’s proxy solicitor, at the following telephone number:

Innisfree M&A Incorporated

Shareholders, please call toll-free: +1 (888) 750-5835 (U.S. and Canada)

                +1 (412) 232-3651 (all other countries)

Banks and brokerage firms may call: +1 (212) 750-5833 (collect)

If you are a stockholder of SkyWater and would like to request documents, please do so by May 1, 2026, which is five business days before the special meeting, to receive them before the meeting. If you request any documents from IonQ or SkyWater, IonQ or SkyWater, as applicable, will mail them to you by first class mail, or another equally prompt means, within one business day after IonQ or SkyWater, as the case may be, receives your request.

This proxy statement/prospectus is a prospectus of IonQ and a proxy statement of SkyWater for the special meeting. Neither IonQ nor SkyWater has authorized anyone to give any information or make any representation about the Mergers or IonQ or SkyWater that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that IonQ or SkyWater has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement/prospectus is dated [   ], 2026. You should not assume that the information is accurate as of any date other than that date, and neither its mailing to SkyWater stockholders nor the issuance of shares of IonQ common stock in the Mergers will create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

dated as of

January 25, 2026

among

IONQ, INC.,

IRIS MERGER SUBSIDIARY 1 INC.,

IRIS MERGER SUBSIDIARY 2 LLC

and

SKYWATER TECHNOLOGY, INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 25, 2026, is by and among IonQ, Inc., a Delaware corporation (“Parent”), Iris Merger Subsidiary 1 Inc., a newly formed Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Subsidiary 1”), Iris Merger Subsidiary 2 LLC, a newly formed Delaware limited liability company and a wholly-owned Subsidiary of Parent (“Merger Subsidiary 2” and together with Merger Subsidiary 1, the “Merger Subsidiaries”), and SkyWater Technology, Inc., a Delaware corporation (the “Company”). All capitalized terms that are used but not defined in the body of this Agreement shall have the meanings ascribed thereto in Annex A.

W I T N E S S E T H:

WHEREAS, each of the Boards of Directors of Parent, the Company, Merger Subsidiary 1 and Merger Subsidiary 2 has approved, and has deemed it advisable and in the best interests of such company and its stockholders, to consummate the business combination transaction provided for herein, pursuant to which Merger Subsidiary 1 will merge with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), with the Company surviving as a wholly owned direct Subsidiary of Parent (the “First Merger”) and immediately thereafter, the subsequent merger of the Company, as the surviving entity in the First Merger, with and into Merger Subsidiary 2 in accordance with the DGCL and the Delaware Limited Liability Company Act (“DLLCA”), with Merger Subsidiary 2 surviving as a wholly-owned direct Subsidiary of Parent (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, the Board of Directors of Parent has unanimously (a) determined that this Agreement and the issuance of the shares of Parent Common Stock, pursuant to this Agreement (the “Parent Common Stock Issuance”) and the other transactions contemplated hereby, including the Mergers (collectively, the “Transactions”), are fair to, and in the best interests of, Parent and Parent’s stockholders and (b) approved and declared advisable this Agreement and the Transactions;

WHEREAS, the Board of Directors of the Company, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (a) determined that this Agreement, the Mergers and the other Transactions contemplated hereby are fair to and in the best interests of the Company’s stockholders, (b) approved and declared advisable this Agreement, the Mergers and the other Transactions, (c) directed that the adoption of this Agreement be submitted to a vote at a meeting of the holders of shares of Company Common Stock and (d) resolved (subject to Section 5.2 and Section 5.3) to recommend the adoption of this Agreement by the holders of Company Common Stock;

WHEREAS, the sole director of Merger Subsidiary 1 has (a) determined that this Agreement and the Transactions contemplated hereby are fair to, and in the best interests of, Merger Subsidiary 1’s sole stockholder, (b) approved and declared advisable this Agreement and the Transactions and (c) submitted this Agreement to the sole stockholder of Merger Subsidiary 1, for adoption thereby and recommended that the sole stockholder approve and adopt this Agreement and the Transactions;

WHEREAS, IonQ, Inc., as the sole member of Merger Subsidiary 2 has (a) determined that this Agreement and the Transactions contemplated hereby are fair to, and in the best interests of, Merger Subsidiary 2 and its sole member, (b) approved and declared advisable this Agreement and the Transactions contemplated hereby and (c) adopted this Agreement;

WHEREAS, for U.S. federal income tax purposes, it is intended that the Mergers, taken together, (A) will constitute an integrated plan described in Rev. Rul. 2001-46. 2001-2 C.B. 321 and (B) will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the regulations promulgated thereunder (clauses (A) and (B), together, the “Intended Tax Treatment”), and this Agreement is intended to be adopted as a “plan of reorganization” within the meaning of Treasury Regulations sections 1.368-(2)(g) and 1.368-3(a);

WHEREAS, Parent, the Merger Subsidiaries and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition of the willingness of Parent to enter into this Agreement, certain stockholders of the Company (each, a “Specified Stockholder”) and Parent have entered into a voting agreement (the “Voting Agreement”), which provides, among other things, that each Specified Stockholder will vote all shares of Company Common Stock of which such Specified Stockholder is the sole or shared record and/or beneficial owner in favor of the Transactions contemplated by this Agreement, on the terms and subject to the conditions set forth therein.

NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE MERGERS

Section 1.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, (i) at the Effective Time, Merger Subsidiary 1 shall be merged with and into the Company in accordance with the requirements of the DGCL, whereupon the separate existence of Merger Subsidiary 1 shall cease, and the Company shall be the surviving corporation in the First Merger (the “First Surviving Corporation”) and (ii) immediately following the Effective Time, and as part of the same plan, at the Second Effective Time, the First Surviving Corporation shall be merged with and into Merger Subsidiary 2 in accordance with the applicable provisions of the DGCL and the DLLCA, whereupon the separate existence of the First Surviving Corporation shall cease, with Merger Subsidiary 2 surviving the Second Merger (Merger Subsidiary 2, as the surviving company of the Second Merger, sometimes being referred to herein as the “Surviving Company”), such that following the Second Merger, the Surviving Company will be a wholly-owned direct Subsidiary of Parent.

(b) On the Closing Date, (i) immediately after the Closing, the Company shall cause to be filed a certificate of merger with respect to the First Merger with the Secretary of State of the State of Delaware (the “First Certificate of Merger”) and (ii) immediately following the filing of the First Certificate of Merger, Parent shall cause to be filed a certificate of merger with respect to the Second Merger with the Secretary of State of the State of Delaware (the “Second Certificate of Merger” and, together with the First Certificate of Merger, the “Certificates of Merger”) and the parties shall make all other filings or recordings required by the DGCL and the DLLCA in connection with the Mergers. The First Merger shall become effective at such time as the First Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Parent and the Company may agree and is specified in the First Certificate of Merger (the “Effective Time”). The Second Merger shall become effective upon the filing of the Second Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company may agree and is specified in the Second Certificate of Merger (such date and time being hereinafter referred to as the “Second Effective Time”). The Effective Time shall, in all events, precede the Second Effective Time.

(c) (i) From and after the Effective Time, the First Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary 1, all as provided under the DGCL, and (ii) from and after the Second Effective Time, the Surviving Company shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Merger Subsidiary 2 and the First Surviving Corporation, all as provided under the DGCL and the DLLCA.

(d) The closing of the Mergers (the “Closing”) shall take place (i) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 or remotely by exchange of documents and signatures (or their electronic counterparts) as soon as practicable on the third Business Day following the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time as the Company and Parent may agree in writing.

Section 1.2 Certificate of Incorporation and By-Laws of the First Surviving Corporation and the Surviving Company.

Subject to Section 6.3:

(a) At the Effective Time, by virtue of the First Merger, the certificate of incorporation and the by-laws of the Company then in effect shall each be amended and restated in their entirety to be, respectively, the certificate of incorporation and the by-laws of Merger Subsidiary 1, as in effect immediately prior to the Effective Time (with all references to Merger Subsidiary 1 therein automatically deemed to refer to the First Surviving Corporation), and, as so amended and restated, shall constitute the certificate of incorporation and the by-laws of the First Surviving Corporation from and after the Effective Time until amended in accordance with their respective terms and the DGCL.

(b) At the Second Effective Time, the certificate of formation and the limited liability company agreement of Merger Subsidiary 2, each as in effect immediately prior to the Second Effective Time, shall be the certificate of formation and the limited liability company agreement of the Surviving Company, until thereafter amended in accordance with applicable law.

Section 1.3 Directors and Officers of the Surviving Company.

(a) The directors of Merger Subsidiary 1 immediately prior to the Effective Time shall be the initial directors of the First Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the First Surviving Corporation, and the officers of Merger Subsidiary 1 immediately prior to the Effective Time shall be the initial officers of the First Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

(b) The officers of Merger Subsidiary 2 serving in such positions immediately prior to the Second Effective Time shall become, as of the Second Effective Time, the officers of the Surviving Company after the consummation of the Second Merger, to hold office until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.4 Effect on Capital Stock

(a) At the Effective Time, subject to the other provisions of Articles I and II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock (i) to be cancelled pursuant to Section 1.4(d), (ii) covered under Section 1.5(a) or Section 1.5(b) or (iii) subject to the provisions of Section 1.6) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and shall thereafter represent the right to receive (1) an amount in cash, without interest, equal to $15.00 (the “Per Share Cash Consideration”) and (2) such number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the “Per Share Stock Consideration” and, together with the Per Share Cash Consideration, “Merger Consideration”). No election shall be made available to any holder of Company Common Stock with respect to the form of consideration, and no proration shall apply.

(b) From and after the Effective Time, all of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of (x) a certificate (each a “Certificate”) or (y) non-certificated shares represented by book-entry (“Book-Entry Shares”), in each case previously representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive the Merger Consideration and any cash to be paid in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2.

(c) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration, the Per Share Cash Consideration, the Per Share Stock Consideration, the Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event (and, for the avoidance of doubt, any such adjustment shall be made in a manner consistent with the methodology used to determine the Parent Trading Price and Exchange Ratio); provided, that (i) nothing in this Section 1.4 shall be construed to permit the Company or Parent to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement and (ii) cash dividends and grants of equity compensation not prohibited by the terms hereof shall not result in any adjustment to the Merger Consideration, the Per Share Cash Consideration, the Per Share Stock Consideration, the Exchange Ratio or other dependent item.

(d) At the Effective Time, all shares of Company Common Stock that are owned by Parent, Merger Subsidiary 1, Merger Subsidiary 2 or the Company or any of their respective direct or indirect wholly-owned Subsidiaries (the “Cancelled Shares”) shall be cancelled and retired and shall cease to exist and no stock of Parent, cash or other consideration shall be delivered in exchange therefor. For the avoidance of doubt, this Section 1.4(d) shall not apply to shares of Company Common Stock held in trust or otherwise set aside from shares held in the Company’s treasury pursuant to a Company Benefit Plan (as such term is defined in Section 3.15).

(e) (i) At the Effective Time, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Subsidiary 1 issued and outstanding immediately prior to the Effective Time shall remain outstanding as one fully paid and nonassessable share of common stock, par value $0.01 per share, of the First Surviving Corporation and (ii) at the Second Effective Time, (A) each issued and outstanding share of common stock, par value $0.01 per share, of the First Surviving Corporation shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor and (B) each limited liability company interest of Merger Subsidiary 2 issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as a limited liability company interest of the Surviving Company.

Section 1.5 Equity Awards.

(a) At the Effective Time, by virtue of the Mergers and without any action on the part of the holder thereof, each outstanding award of stock options with respect to shares of Company Common Stock (each, a “Company Option”), whether or not vested, shall cease to represent a Company Option, and shall thereafter constitute a stock option, on the same terms and conditions as were applicable under such Company Option immediately prior to the Effective Time, including any provisions providing for accelerated vesting upon a qualifying termination of employment as in effect on the date hereof, with respect to the number (rounded down to the nearest whole number) of shares of Parent Common Stock determined by multiplying (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (y) the Equity Award Exchange Ratio. The exercise price per share of Parent Common Stock subject to any such Company Option at and after the Effective Time shall be an amount (rounded up to the nearest whole cent) equal to (A) the exercise price per share of Company Common Stock subject to such Company Option immediately prior to the Effective Time divided by (B) the Equity Award Exchange Ratio. Notwithstanding the foregoing, the exercise price and the number of shares of Parent Common Stock purchasable pursuant to such adjusted options shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of any Company Option to which Section 422 of the Code applies, the exercise price and the number of shares of Parent Common Stock purchasable pursuant to such option shall be determined subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

(b) At the Effective Time, by virtue of the Mergers and without any action on the part of the holder thereof, each award of restricted stock units other than a Company Director RSU Award (each, a “Company RSU Award”) that corresponds to shares of Company Common Stock that is outstanding as of the Effective Time, whether or not vested, shall cease to represent a Company RSU Award with respect to Company Common Stock and shall thereafter constitute a restricted stock unit award, on the same terms and conditions as were applicable under such Company RSU Award immediately prior to the Effective Time, including any provisions providing for accelerated vesting upon a qualifying termination of employment as in effect on the date hereof, with respect to the number (rounded to the nearest whole number) of shares of Parent Common Stock determined by multiplying (x) the number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time by (y) the Equity Award Exchange Ratio. For the avoidance of doubt, any amounts relating to dividend equivalent rights, if any, granted with respect to such Company RSU Award that are accrued but unpaid as of the Effective Time shall carry over and be paid if required by and in accordance with the terms and conditions as were applicable to such Company RSU Award immediately prior to the Effective Time.

(c) Prior to the Effective Time and without any action on the part of the holder thereof, each award of restricted stock units held by a non-employee member of the Company’s Board of Directors (each, a “Company Director RSU Award”) that corresponds to shares of Company Common Stock and that is outstanding immediately prior to the Effective Time, whether or not vested, shall become fully vested (to the extent unvested) and shall be settled prior to the Effective Time and the Company Common Stock issued thereunder shall be treated in accordance with Section 1.4(a). Notwithstanding the foregoing, with respect to any Company Director RSU Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid as described in the immediately preceding sentence without triggering a Tax under Section 409A of the Code, such payment shall be made at the earliest time permitted under this Agreement and the terms of the corresponding award that will not trigger a Tax under Section 409A of the Code.

(d) Prior to the Effective Time, the Board of Directors of the Company and/or the Compensation Committee of the Board of Directors of the Company shall adopt resolutions approving the treatment of the Company equity awards pursuant to the terms of this Section 1.5.

(e) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”)) shall adopt such resolutions and take such other actions as may be required so that (i) participation in the ESPP shall be limited to those employees who are participants on the date of this Agreement, (ii) except to the extent necessary to maintain the status of the ESPP as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the Treasury Regulations thereunder, participants may not increase their payroll deduction elections or rate of contributions from those in effect on the date of this Agreement or make any separate non-payroll contributions to the ESPP on or following the date of this Agreement, (iii) no offering or purchase period shall be commenced after the date of this Agreement, (iv) as of the earlier of the first scheduled purchase date following the date of this Agreement or a date that is no later than the fifth trading day before the Effective Time, each participant’s then-outstanding share purchase right under the ESPP shall be exercised and (v) the ESPP shall terminate as of the Effective Time.

(f)

(i) Parent shall take all corporate action necessary to assume as of the Effective Time the Company’s obligations under the Company Options and Company RSU Awards and reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 1.5.

(ii) As soon as reasonably practicable after the Effective Time, Parent shall file with the SEC a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act with respect to the Parent Common Stock subject to equity-based awards described in this Section 1.5 and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or “blue sky” laws, for so long as such equity-based awards remain outstanding. From and after the date of this Agreement, the Company and its Subsidiaries shall reasonably cooperate with Parent in preparing such registration statements or post-effective amendments.

Section 1.6 Appraisal Rights.

(a) Notwithstanding anything to the contrary in this Agreement, shares of Company Common Stock (other than Cancelled Shares) that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (“Appraisal Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration as provided in Section 1.4, but instead shall represent only the right to receive such amounts as may be determined to be due with respect to such Appraisal Shares in accordance with Section 262 of the DGCL; provided, however, that if any such Person shall fail to perfect, withdraw or otherwise lose the right to appraisal under Section 262 of the DGCL, or if a court of competent jurisdiction shall determine that such Person is not entitled to the relief provided by Section 262 of the DGCL, then such Appraisal Shares shall thereupon be deemed, as of the Effective Time, to have been converted into, and to represent only the right to receive, the Merger Consideration as provided in Section 1.4, without interest thereon and in accordance with the terms of Article II.

(b) The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock (or written threats thereof), any written withdrawal or purported withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand. Parent shall have the right to participate in and direct all negotiations and any litigation, suit, action or other proceeding to the extent related to such demands for appraisal, and the Company shall consider in good faith any comments or suggestions proposed by Parent with respect thereto. Except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not make any payment with respect to, or offer to settle or settle, or approve the withdrawal of, any such demands, or agree to do any of the foregoing.

ARTICLE II

EXCHANGE OF CERTIFICATES

Section 2.1 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint a bank, trust company or nationally recognized stockholder services provider or such other Person reasonably acceptable to the Company as the exchange agent (the “Exchange Agent”) for the purpose of exchanging Certificates and Book-Entry Shares and the payment of the aggregate Merger Consideration in accordance with the terms of this Article II. Parent shall make available to the Exchange Agent, as needed, evidence of Book-Entry Shares, representing shares of Parent Common Stock to be delivered in respect of the shares of Company Common Stock and the cash to make the payments contemplated by Section 1.4. Such shares of Parent Common Stock and such cash so deposited are hereinafter referred to as the “Exchange Fund.” Promptly after the Effective Time, Parent shall send, or cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock as of the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as the Company and Parent may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Exchange Agent. Exchange of any Book-Entry Shares shall be effected in accordance with Parent’s customary procedures with respect to securities represented by book entry.

(b) Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate or Book-Entry Share, together with a properly completed letter of transmittal, shall be entitled to receive (i) one or more shares of Parent Common Stock (which shall be in non-certificated book-entry form) representing, in the aggregate, the whole number of shares of Parent Common Stock, if any, that such holder has the right to receive pursuant to Section 1.4 and (ii) a check in an amount equal to (A) the cash portion of the Merger Consideration that such holder has the right to receive pursuant to Section 1.4 and this Article II, plus (B) any cash payable in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.2 and in respect of any dividends and other distributions which such holder has the right to receive pursuant to Section 2.1(f). No interest shall be paid or accrued on any Merger Consideration, cash payable in lieu of fractional shares or unpaid dividends and distributions payable to holders of Certificates or Book-Entry Shares. Until so surrendered, each such Certificate or Book-Entry Share shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

(c) If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration thereof that such surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. Delivery of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

(d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Exchange Agent, Parent, the First Surviving Corporation or the Surviving Company, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to Section 2.1(a) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to Parent, or transferred as otherwise directed by Parent, upon demand, and any such holder who has not exchanged his shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.1 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration (and any cash payable in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.2 and any dividends and distributions which such holder has the right to receive pursuant to Section 2.1(f)) in respect of such holder’s shares. Notwithstanding the foregoing, none of Parent, the Merger Subsidiaries or the Company shall be liable to any holder of shares for any Merger Consideration (and any cash payable in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.2 and any dividends and distributions which such holder has the right to receive pursuant to Section 2.1(f)) delivered to a public official pursuant to applicable abandoned property laws. Any Merger Consideration (and any cash payable in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.2 and any dividends and distributions which such holder has the right to receive pursuant to Section 2.1(f)) remaining unclaimed by former holders of shares of Company Common Stock three years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental body, agency, authority or entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f) No dividends or other distributions with respect to shares of Parent Common Stock issued in the Mergers shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until such Certificates or Book-Entry Shares are surrendered as provided in this Section 2.1. Following such surrender, there shall be paid, without interest, to the record holder of the shares of Parent Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such shares of Parent Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Mergers shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

(g) The Exchange Agent shall invest any cash delivered by Parent pursuant to Section 2.1(a) as directed by Parent; provided, that no losses on such investments shall affect the cash payable to former holders of shares of Company Common Stock pursuant to this Article II. Any interest and other income resulting from such investments shall be paid promptly to Parent. Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to Section 2.1 to pay for shares for which appraisal rights shall have been perfected shall be returned to Parent, upon demand.

(h) The payment of any transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees incurred by a holder of Company Common Stock in connection with the Mergers, and the filing of any related Tax Returns and other documentation with respect to such Taxes and fees, shall be the responsibility solely of such holder.

Section 2.2 Fractional Shares.

(a) No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to a fractional share of Parent Common Stock shall be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.2 and subject to the provisions of Section 2.1, a cash payment (without interest and rounded to the nearest cent) in lieu of such fractional shares of Parent Common Stock representing such holder’s proportionate interest, if any, in the proceeds from the sale by the Exchange Agent in one or more transactions of shares of Parent Common Stock equal to the excess of (x) the aggregate number of shares of Parent Common Stock to be delivered to the Exchange Agent by Parent pursuant to Section 2.1(a) over (y) the aggregate number of whole shares of Parent Common Stock to be distributed to the holders of Certificates or Book-Entry Shares pursuant to Section 2.1(b) (such excess being herein called the “Excess Shares”). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance, and to holders of shares of Company Common Stock that would otherwise be caused by the receipt, of fractional shares. As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the Certificates and Book-Entry Shares representing shares of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the NYSE in the manner provided in the following paragraph.

(b) Until the proceeds of such sale or sales have been distributed to the holders of shares of Company Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of shares of Company Common Stock (the “Common Shares Trust”). The Exchange Agent shall determine the portion of the Common

Shares Trust to which each holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of shares of Company Common Stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of shares of Company Common Stock would otherwise be entitled.

(c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of shares of Company Common Stock without interest, subject to and in accordance with Section 2.1.

Section 2.3 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the First Surviving Corporation or the Surviving Company, the posting by such Person of a bond, in such reasonable amount as the First Surviving Corporation or the Surviving Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall, if such holder has otherwise delivered a properly completed and duly executed letter of transmittal, issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article II.

Section 2.4 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of the First Surviving Corporation, the Surviving Company, Parent, the Company, Merger Subsidiary 1, Merger Subsidiary 2, the Exchange Agent and any other applicable withholding agent shall be entitled to deduct and withhold from any payment otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct or withhold (or cause to be deducted and withheld) with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. To the extent that amounts are so deducted or withheld by the First Surviving Corporation, the Surviving Company, Parent, the Company, Merger Subsidiary 1, Merger Subsidiary 2, the Exchange Agent or any other applicable withholding agent, as the case may be, and paid over to the applicable governmental body, agency, authority or entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction or withholding was made by the First Surviving Corporation, the Surviving Company, Parent, the Company, Merger Subsidiary 1, Merger Subsidiary 2, the Exchange Agent or any other applicable withholding agent, as the case may be.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that, except as disclosed (i) in the Company SEC Documents filed or furnished prior to the date of this Agreement (excluding any disclosures in such Parent SEC Documents in any risk factors section, in any section related to forward looking statements and other disclosures that are predictive or forward-looking in nature, in each case other than any description of historic facts or events included therein) or (ii) in the correspondingly numbered section of the Company Disclosure Schedules (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedules shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent, notwithstanding the omission of a cross-reference to such other section or subsection):

Section 3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental franchises, licenses, permits, authorizations, consents and approvals required to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities or the ownership or leasing of its properties make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company has heretofore made available to Parent true, correct and complete copies of the Certificate of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the By-Laws of the Company, as amended to the date of this Agreement (as so amended, the “Company By-Laws”).

Section 3.2 Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for any required approval by the Company’s stockholders (the “Company Stockholder Approval”) in connection with the consummation of the Mergers, have been duly authorized by all necessary corporate action. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement is the only vote of the holders of any of the Company’s capital stock or the capital stock of any of its Subsidiaries necessary in connection with consummation of the Mergers. Assuming due authorization, execution and delivery of this Agreement by Parent, Merger Subsidiary 1 and Merger Subsidiary 2, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to Creditors’ Rights.

(b) The Board of Directors of the Company, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Mergers) are fair to and in the best interests of the Company’s stockholders, (ii) approved this Agreement and the transactions contemplated hereby (including the Mergers), (iii) directed that the adoption of this Agreement be submitted to a vote of the holders of Company Common Stock and (iv) resolved (subject to Section 5.3) to recommend the adoption of this Agreement by the holders of Company Common Stock.

Section 3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, a Governmental Authority other than (a) the filing of the Certificates of Merger in accordance with the DGCL and the DLLCA, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with any applicable requirements of the Securities Act, (e) the appropriate filings and approvals under the rules of the NYSE or Nasdaq, (f) other actions or filings the absence or omission of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect and (g) filings required after the Closing with the U.S. Department of State in order to notify it of a material change to the Company’s registration under ITAR as a result of the Transactions.

Section 3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not, assuming compliance with the matters referred to in Sections 3.2 and 3.3, (a) contravene or conflict with the Company Charter or the Company By-Laws or the organizational documents of any Subsidiaries of the Company, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (c) constitute a default (or an event which with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of, any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or clause (d) that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. To the Company’s knowledge as of the date of this Agreement, there is no Effect that would reasonably be expected to prevent, materially impede or materially interfere with the consummation by the Company of the Mergers and the other Transactions.

Section 3.5 Capitalization.

(a) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 80,000,000 shares of Company Preferred Stock. As of the close of business on January 22, 2026 (the “Measurement Date”), there were outstanding (i) 48,625,689 shares of Company Common Stock, (ii) no shares of Company Preferred Stock and (iii) no other shares of capital stock or other voting securities of the Company. All outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights. As of the Measurement Date, (A) there were outstanding Company Options with respect to 2,136,305 shares of Company Common Stock, (B) there were outstanding Company RSU Awards with respect to 1,315,420 shares of Company Common Stock, (C) there were outstanding Company Director RSU Awards with respect to 91,424 shares of Company Common Stock, (D) 246,643 shares of Company Common Stock were reserved and available for purchase under the ESPP and (E) 3,907,772 additional shares of Company Common Stock were reserved for issuance pursuant to the Equity Incentive Plan. From the Measurement Date to the date of this Agreement, no shares of capital stock or other voting securities of the Company have been issued. Except as set forth in this Section 3.5(a) and except for changes since the close of business on the Measurement Date resulting from the exercise or settlement of Company Options (which includes, for clarity, Company Options issued under the ESPP), Company RSU Awards and Company Director RSU Awards outstanding on such date (and, for the avoidance of doubt, reflected on Section 3.5(b) of the Company Disclosure Schedules) or other securities issued as permitted by Section 5.1, there are outstanding (x) no shares of capital stock or other voting securities of the Company and (y) (1) no options, warrants or other rights to acquire from the Company any capital stock or voting securities of the Company or securities convertible into or exchangeable for capital stock or voting securities of the Company, (2) no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries, in each case, that are linked to, or the value of which is in any way based upon or derived from, the value of the Company, any of its Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote and (3) no preemptive or similar rights, subscription or other rights, convertible securities or other agreements, arrangements or commitments of any character relating to the capital stock of the Company, obligating the Company to issue, transfer or sell any capital stock or voting securities of the Company or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (x) and (y) being referred to collectively as “Company Securities”). Except as permitted by Section 5.1(e) with respect to any Company Options, Company RSU Awards and Company Director RSU Awards, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, reserve for issuance or otherwise acquire any Company Securities.

(b) Section 3.5(b) of the Company Disclosure Schedules accurately sets forth the following information with respect to each Company Option, Company RSU Award and Company Director RSU Award outstanding as of the Measurement Date: (i) the equity plan maintained by the Company pursuant to which such award was granted; (ii) the name of the holder of such award (including an indication of whether such holder is a current service provider or former service provider); (iii) the number of shares of Company Common Stock subject to such award; (iv) the exercise price (if any) of such award; (v) the grant date of such award; (vi) the applicable vesting schedule (including any applicable acceleration provisions) and the extent to which the award is vested and/or exercisable; (vii) the expiration date (if any) of such award; (viii) whether such award is subject to Section 409A or Section 422 of the Code and the regulations and guidance thereunder; and (ix) if such award is subject to Section 409A or Section 422 of the Code and the regulations and guidance thereunder, the dates on which shares of Company Common Stock are scheduled to be delivered, if different from the applicable vesting schedule. Each right to purchase shares of Company Common Stock under the ESPP was made in accordance with the ESPP, all applicable laws and all applicable listing and governance rules and regulations of Nasdaq. The Company has the requisite power and authority, in accordance with the ESPP and the Equity Incentive Plan, the applicable award agreements and any other applicable Contracts, to take the actions contemplated by Section 1.5, and the treatment of Company Options, Company RSU Awards and Company Director RSU Awards and rights to purchase shares of Company Common Stock under the ESPP as described in Section 1.5 as of the Closing Date will be binding on the holders of Company Options, Company RSU Awards and Company Director RSU Awards and rights to purchase shares of Company Common Stock under the ESPP, as applicable.

(c) Except for the Voting Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, or grants any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to, any shares of capital stock of the Company or any of its Subsidiaries or any Company Securities. The Company has no rights plan, “poison pill” or other similar agreement or arrangement.

Section 3.6 Subsidiaries.

(a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. All “significant subsidiaries” (as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act) of the Company and all entities listed on Exhibit 21 to the Company 10-K (collectively, “Significant Subsidiaries”) and their respective jurisdictions of organization are identified in Section 3.6(a) of the Company Disclosure Schedules.

(b) All of the outstanding capital stock of, or other ownership interests in, each Significant Subsidiary of the Company is wholly-owned by the Company, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Significant Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary of the Company or (ii) (A) options, warrants or other rights to acquire from the Company or any of its Significant Subsidiaries any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company, (B) bonds, debentures, notes or other indebtedness of any Significant Subsidiary of the Company that are linked to, or the value of which is in any way based upon or derived from, the value of the Company, any of its Subsidiaries or any part thereof, or any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote or (C) preemptive or similar rights, subscription or other rights, convertible securities, or other agreements, arrangements or commitments of any character relating to the capital stock of any

Significant Subsidiary of the Company, obligating the Company or any of its Significant Subsidiaries to issue, transfer or sell any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company or obligating the Company or any Significant Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (i) and (ii) being referred to collectively as “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities. No Subsidiary of the Company is, or since January 1, 2023, has been, subject to any requirement to file periodic reports under the Exchange Act. No Subsidiary of the Company owns any shares of Company Common Stock.

Section 3.7 SEC Filings.

(a) The Company has made available to Parent (i) its annual reports on Form 10-K for its fiscal years ended December 31, 2023 and December 29, 2024, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 2023 and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2023 (the documents referred to in this Section 3.7(a) being referred to collectively as the “Company SEC Documents”). The Company’s Annual Report on Form 10-K for its fiscal year ended December 29, 2024, is referred to herein as the “Company 10-K.” The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 28, 2025, is referred to herein as the “Company 10-Q.”

(b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act and the rules and regulations thereunder.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each registration statement, as amended or supplemented, if applicable, filed by the Company since January 1, 2023, pursuant to the Securities Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Company has timely filed with or furnished to the SEC all forms, reports, schedules, registration statements, proxy statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2023.

Section 3.8 Financial Statements. The audited consolidated financial statements of the Company (including any related notes and schedules) included in its Annual Reports on Form 10-K referred to in Section 3.7(a)(i) present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries, as of the dates thereof and the consolidated results of its operations and its cash flows for the periods then ended, in each case, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto).

Section 3.9 Disclosure Documents.

(a) Neither the proxy statement of the Company (the “Company Proxy Statement”) to be filed with the SEC in connection with the Mergers, nor any amendment or supplement thereto, will, at the date the Company

Proxy Statement or any such amendment or supplement thereto is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement, including all amendments or supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company in this Section 3.9 with respect to statements made or incorporated by reference therein to the extent based on information supplied by Parent, Merger Subsidiary 1 or Merger Subsidiary 2 for inclusion or incorporation by reference in the Company Proxy Statement.

(b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 or any amendment or supplement thereto will, at the time the Form S-4 or any such amendment or supplement becomes effective under the Securities Act or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.10 Controls and Procedures.

(a) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to Company SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b) The Company has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information required to be disclosed by the Company in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the Audit Committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting and (iii) identified for the Company’s auditors any material weaknesses in internal controls. The Company has provided to Parent true, correct and complete copies of any of the foregoing disclosures to the auditors or Audit Committee of the Board of Directors of the Company that have been made in writing from January 1, 2023 through the date of this Agreement, and will promptly provide to Parent true, correct and complete copies of any such disclosure that is made after the date of this Agreement.

(c) The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on the Company’s financial statements. The Company’s management, with the participation of the Company’s principal executive and financial officers, has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 29, 2024, and such assessment concluded that such internal controls were effective using the framework specified in the Company 10-K, except as disclosed on Section 3.10(c) of the Company

Disclosure Schedules. Except as disclosed on Section 3.10(c) of the Company Disclosure Schedules, the Company has completed remedial procedures in all material respects with respect to the material weakness disclosed in the Company 10-K.

(d) No personal loan or other extension of credit by the Company or any Subsidiary to any of its or their executive officers or directors has been made or modified in violation of Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act since January 1, 2023.

(e) Since January 1, 2023, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.

Section 3.11 Absence of Certain Changes.

(a) From the Company Balance Sheet Date to the date of this Agreement, the Company and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice in all material respects.

(b) From the Company Balance Sheet Date, there has not been any event, occurrence, change or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Company Material Adverse Effect.

Section 3.12 No Undisclosed Material Liabilities. As of the date of this Agreement, there are no liabilities of the Company or any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that are material to the Company and its Subsidiaries, taken as a whole, other than:

(a) liabilities disclosed or provided for in the Company Balance Sheet or the notes thereto;

(b) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice and which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect;

(c) liabilities disclosed in the Company SEC Documents filed prior to the date of this Agreement;

(d) liabilities or obligations that have been discharged or paid in full in the ordinary course of business consistent with past practice; and

(e) liabilities under this Agreement.

Section 3.13 Litigation. There is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any of their respective properties or any of their respective officers or directors before any court, arbitrator or any Governmental Authority except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

Section 3.14 Taxes. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect:

(a) (i) all Tax Returns required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws and (ii) the Company and its Subsidiaries have timely paid all Taxes whether or not shown as due and payable on the Tax Returns that have been so filed, and, as of the time of filing, such Tax Returns were true, correct and complete in all respects;

(b) (i) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Company Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof and (ii) since the Company Balance Sheet Date, none of the Company or any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past practice;

(c) there is no action, suit, proceeding, audit, investigation, examination, deficiency or claim (each, a “Tax Proceeding”) now proposed in writing or pending or assessed against or with respect to the Company or any of its Subsidiaries in respect of any Tax or Tax Return;

(d) neither the Company nor any of its Subsidiaries is liable for any Tax imposed on any other Person, except as the result of the application of Treasury Regulations section 1.1502-6 (and any comparable provision of the Tax laws of any state, local or foreign jurisdiction) to the affiliated group of which the Company or any of its Subsidiaries is or was the common parent;

(e) neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 or Section 361(a) of the Code in the two years prior to the date of this Agreement;

(f) neither the Company nor any of its Subsidiaries has granted any currently effective requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes with respect to any Tax Returns of the Company or any of its Subsidiaries, other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business;

(g) neither the Company nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under the Tax laws of any state, local or foreign jurisdiction;

(h) neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement, except for any such agreement or arrangement solely between or among any of the Company and its Subsidiaries, or pursuant to any contract entered into in the ordinary course of business, the primary purpose of which is not related to Taxes;

(i) neither the Company nor any of its Subsidiaries has participated in any “listed transaction,” within the meaning of Treas. Reg. section 1.6011-4(b)(2);

(j) there are no Liens for Taxes other than Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Company Balance Sheet) upon any of the assets of the Company or any of its Subsidiaries;

(k) no written claim has been made in the last three years by an authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction that has not been resolved;

(l) all Taxes that the Company or any of its Subsidiaries are or were required by law to withhold or collect have been duly and timely withheld or collected from payments made to their respective employees, independent contractors, creditors, shareholders or other third parties, and have been timely paid to the proper taxing authority or other Person or properly set aside in accounts for this purpose;

(m) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in, or use of improper, accounting method prior to the Closing Date or for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of applicable law regarding Taxes) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount or advance payments received or deferred revenue received or accrued on or prior to the Closing Date, (v) intercompany transaction or excess loss account, in each case, described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of applicable law regarding Taxes) or (vi) election pursuant to Section 965(h) of the Code;

(n) Section 3.14(n) of the Company Disclosure Schedules sets forth the U.S. entity tax classification for each Subsidiary of the Company; and

(o) neither the Company nor any of its Subsidiaries has any outstanding escheat or unclaimed property liabilities that are due and payable.

Notwithstanding anything to the contrary in this Agreement, no representation or warranty is made in this Agreement with respect to the existence, amount, sufficiency or usability of any net operating loss, capital loss, Tax basis or other Tax attribute (including method of accounting) or with respect to any Tax period or portion thereof beginning after the Closing Date.

Section 3.15 Employee Benefit Plans; Employment.

(a) The Company has provided Parent with a list (set forth in Section 3.15(a) of the Company Disclosure Schedules) identifying (i) each material “employee benefit plan,” as defined in section 3(3) of ERISA, each (ii) material employment, consulting, severance, change in control or similar contract, plan, funding vehicle or arrangement or policy applicable to any director, former director, employee or former employee of the Company or any of its Subsidiaries, and (iii) each other material plan or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, death benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, change in control benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), in each case which is maintained, administered or contributed to by the Company or its Subsidiaries and covers any employee or director or former employee or director of the Company or any of its Subsidiaries, other than any such arrangements which are required by law (such as Social Security contributions). The material plans, agreements or arrangements of the Company and its Subsidiaries referred to in the first sentence of this Section 3.15(a) (excluding any such plan that is a “multiemployer plan,” as defined in section 3(37) of ERISA) are referred to collectively herein as the “Company Benefit Plans.”

(b) The Company has made available to Parent true, correct and complete copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof) and any amendments thereto, (ii) the most recent annual report on Form 5500 and Schedule B thereto (including any related actuarial valuation report) filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required) and (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required.

(c) Each Company Benefit Plan has been established and maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including, to the extent applicable, ERISA and the Code) which are applicable to such plan, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

(d) (i) Neither the Company nor any other entity which is a member of a controlled group of entities (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which the Company is a member (each, an

“ERISA Affiliate”) has incurred a material liability under Title IV of ERISA or Section 412 of the Code that has not been satisfied in full, and no reasonably foreseeable condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability; (ii) to the knowledge of the Company, no Company Benefit Plan, or any trustee, administrator or other “fiduciary” (within the meaning of ERISA Section 3(21)) thereof, has engaged, as applicable, in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which could subject any Company Benefit Plan or the Company or any Subsidiary thereof to any material liability with respect thereto, including a material Tax or penalty on prohibited transactions imposed by Section 4975 of the Code; and (iii) all material insurance premiums with respect to Company Benefit Plans, including premiums to the Pension Benefit Guaranty Corporation, have been paid when due.

(e) All “employee pension benefit plans” (as defined in Section 3(2) of ERISA) that are Company Benefit Plans (each, a “Company Pension Plan”) intended to be qualified under Section 401(a) of the Code have received a favorable determination letter or opinion letter, if applicable, from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. No Company Benefit Plan is subject to the minimum funding requirements of Section 412 of the Code or Title IV of ERISA and no Company Benefit Plan is, and neither the Company nor any of its Subsidiaries maintains, contributes to or is required to contribute to (or within the past six years maintained, contributed to or was required to contribute to), or has any liability with respect to (including on account of being treated as a single employer with another entity within the meaning of Section 414(b), (c), (m) or (o) of the Code), any (i) “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code including any “multiemployer plan,” as defined in Section 3(37) of ERISA, (ii) any “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA, or (iii) any “multiple employer plan,” as defined in Section 413(c) of the Code.

(f) No Company Benefit Plan provides for retiree health benefits or retiree life benefits (other than such benefits required by Section 4980B of the Code or Section 601 of ERISA or similar state law).

(g) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, with respect to each Company Benefit Plan, (i) all reports, returns, notices and other documentation that are required to have been filed with or furnished to the IRS, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Authority, as applicable, or to the participants or beneficiaries of such Company Benefit Plan, have been filed or furnished on a timely basis and (ii) since January 1, 2023, no individual who has performed services for the Company or any of its Subsidiaries has been improperly excluded from participation in any Company Benefit Plan.

(h) With respect to each Company Benefit Plan, no action or other claim, litigation or dispute (other than routine individual claims for benefits in the ordinary course of operation of the Company Benefit Plans) is pending or, to the knowledge of the Company, threatened that reasonably would be expected to result in a Company Material Adverse Effect. To the knowledge of the Company, there are no pending audits or investigations by any Governmental Authority involving any Company Benefit Plan.

(i) Each Company Benefit Plan that provides for deferred compensation is either exempt from or in documentary and operational compliance with Section 409A of the Code (or any state law equivalent) and the regulations and guidance thereunder (“Section 409A”), except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. There is no contract, agreement, plan or arrangement to which the Company is a party, which, individually or collectively, would reasonably be expected to give rise to any Parent or Company Tax or any employee Tax or Company reporting obligations under Section 409A, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

(j) No option or other stock right of the Company (as defined in Treasury Regulation section 1.409A-1(l)) granted to a U.S. Person (i) has an exercise price that was less than the fair market value of the underlying equity as of the date such option or stock right was granted, as determined in accordance with the terms of any applicable granting instrument, the Company’s equity plan and, to the extent applicable Sections 409A and 422 of the Code, (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or stock rights or (iii) has been granted with respect to any class of stock of the Company that is not “service recipient stock” within the meaning of Section 409A.

(k) The consummation of the Transactions will not, either alone or in combination with another event, except as expressly provided in this Agreement, (i) entitle any current or former employee, consultant or officer of the Company or any its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, increase the amount of compensation (including severance or termination pay) due any such employee, consultant or officer or trigger any other material obligation pursuant to any Company Benefit Plan, (iii) require any funding (through a grantor trust or otherwise) of any compensation or benefit or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that could, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code).

(l) There has been no (i) amendment to, written interpretation of, or announcement by the Company or its Subsidiaries relating to, (ii) change in employee participation or coverage under or (iii) adoption of any Company Benefit Plan, in each case which would reasonably be expected to increase materially the expense of maintaining such Company Benefit Plan above the level of expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.

(m) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all Anti-Discrimination Laws. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, (i) no work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is pending or, to the Company’s knowledge, threatened, nor is the Company or any of its Subsidiaries involved in or, to the Company’s knowledge, threatened with material labor disputes, grievances or litigation relating to labor matters, including with respect to Anti-Discrimination Laws and (ii) neither the Company nor any of its Subsidiaries has any direct or indirect liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

(n) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative and no such agreement is being negotiated by the Company or any of its Subsidiaries.

(o) Since January 1, 2023, to the knowledge of the Company, (i) no material written allegations of sexual harassment or other sexual misconduct have been made against any employee of the Company or its Subsidiaries with the title of director, vice president or above through the Company’s anonymous employee hotline or any formal human resources communication channels at the Company, (ii) there are no actions, suits, investigations or proceedings pending or, to the Company’s knowledge, threatened related to any allegations of sexual harassment or other sexual misconduct by any employee of the Company or its Subsidiaries with the title of director, vice president or above and (iii) neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or other sexual misconduct by any employee of the Company with the title of director, vice president or above.

(p) No Company Benefit Plan provides a gross-up for any Taxes which may be imposed (i) for failure to comply with the requirements of Section 409A of the Code or (ii) under Section 4999 of the Code.

Section 3.16 Compliance with Laws. To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in violation of, or has since January 1, 2023 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

Section 3.17 Regulatory Matters.

(a) During the past five years, (i) none of the Company, any of its Subsidiaries nor any Company or Subsidiary director, officer, employee, nor, to the knowledge of the Company, any representative, agent or any other person acting on behalf of the Company or any of its Subsidiaries, has violated any Anti-Corruption Law and (ii) none of the Company, any of its Subsidiaries nor any Company or Subsidiary director, officer, employee, nor, to the knowledge of the Company, any representative, agent or any other person acting on behalf of the Company or any of its Subsidiaries, has offered, paid, given, promised or authorized the payment of, anything of value (including money, checks, wire transfers, tangible and intangible gifts, favors, services, employment and entertainment and travel) directly or indirectly to any Government Official (A) for the purpose of (1) influencing any act or decision of a Government Official or any other person in his or her official capacity, (2) inducing a Government Official or any other person to do or omit to do any act in violation of his or her lawful duties, (3) securing any improper advantage, (4) inducing a Government Official or any other person to influence or affect any act or decision of any Governmental Authority or (5) assisting the Company, any Subsidiary of the Company or any Company or Subsidiary director, officer, employee, agent, representative or any other person acting on behalf of the Company or any of its Subsidiaries in obtaining or retaining business or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining or retaining business or any improper advantage, in each case, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

(b) The Company, each of its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Company, agents, representatives and other persons acting for or on behalf of any of the foregoing persons, are, and at all times since April 24, 2019 (and, with respect to Money Laundering Laws, during the past five years), have not been a Sanctions Target and otherwise have been in compliance with all applicable Economic Sanctions/Trade Laws and all applicable Money Laundering Laws and neither the Company nor any of its Subsidiaries carries on, or has carried on since April 24, 2019 (and, solely with respect to Syria, for the period ending July 1, 2025), any business, directly or knowingly indirectly, involving Cuba, Iran, Syria, North Korea, the Crimea region or the so-called Donetsk or Luhansk People’s Republics or any Sanctions Target, except, in each case, for noncompliance as would not, individually or in the aggregate, be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole.

(c) Since April 24, 2019, (i) neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation, review or audit, or made a voluntary, directed or involuntary disclosure to any Governmental Authority or third party with respect to any alleged or suspected act or omission arising under or relating to any potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law, (ii) neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees, nor, to the knowledge of the Company, any agents, representatives or any other person acting on behalf of the Company or any of its Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law, (iii) the Company and its Subsidiaries have implemented and have at all times maintained internal controls, policies and procedures designed to detect, prevent and deter violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money Laundering Laws and (iv) the Company and each of its Subsidiaries have at all times made and maintained accurate books and records in material compliance with all applicable Anti-Corruption Laws, Economic Sanctions/Trade Laws or Money Laundering Laws, except, in each case, as would not, individually or in the aggregate, be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole.

Section 3.18 Environmental Matters.

(a) Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and since January 1, 2023, have been, in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all applicable Environmental Permits; (ii) all such Environmental Permits are in full force and effect, and neither the Company nor any of its Subsidiaries has received any notice, report, demand or other information that such Environmental Permits will not be renewed in the ordinary course; and (iii) no Person has initiated or, to the knowledge of the Company, threatened to initiate any action, suit, investigation or other proceeding to terminate, cancel, revoke or materially modify any Environmental Permit.

(b) Neither the Company nor any of its Subsidiaries has received since January 1, 2023 (or earlier if unresolved), any notice, report, demand or other information from any Person regarding, and there are no pending or, to the knowledge of the Company, threatened, actions, citations, claims, complaints, decrees, injunctions, investigations, judgments, litigations, orders, suits or other proceedings, in each case alleging that the Company or any of its Subsidiaries has been or is in violation of, or has any liability under, any Environmental Laws to an extent that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Neither the Company nor any of its Subsidiaries is currently operating or required to be operating under any compliance or consent order, decree or other agreement that imposes any liabilities, obligations, responsibilities or requirements under Environmental Laws to an extent that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted disposal of, transported, handled, released, manufactured, sold, distributed, marketed, or exposed any Person to Hazardous Substances or owned or operated any real property contaminated by any Hazardous Substances, in each case in a manner that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect under Environmental Laws.

(e) Neither the Company nor any of its Subsidiaries has assumed, undertaken or provided an indemnity with respect to or otherwise become subject to any liability of any Person arising under any Environmental Law to an extent that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The Company and each of its Subsidiaries have made available to Parent all material environmental or health and safety (with respect to exposure to Hazardous Substances) reports, investigations, studies, audits, tests, records, data, reviews, analyses, Environmental Permits and other similar documents in relation to any current or prior businesses, operations or assets of the Company, its Subsidiaries and their affiliates or predecessors that are within the Company’s or its Subsidiaries’ possession or under their reasonable control.

Section 3.19 Title to Properties. Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold or other ownership interests or rights in, all its material properties and assets, including the Owned Real Property and Leased Real Property, except: (i) for such interest or rights as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business consistent with past practice and (ii) for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not interfere with its ability to conduct its business as currently conducted. As of the date of this Agreement, none of the properties and assets of the Company or any of its Subsidiaries, including the Owned Real Property and Leased Real Property, are subject to any Liens that, individually or in the aggregate, interfere with the ability of the Company and the Company’s Subsidiaries to conduct business as currently conducted to an extent that have had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.20 Material Contracts.

(a) Except for this Agreement, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that:

(i) would be required to be filed by the Company as a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

(ii) includes any contingent payment obligations or similar payment obligations (including any “earn-out” obligations) that would require payments to any Person (other than the Company, a wholly-owned Subsidiary of the Company, Parent or any Subsidiary of Parent) arising in connection with the acquisition or disposition by the Company or any of its Subsidiaries of any business which payment obligations would reasonably be expected to result in future payments by the Company or its Subsidiaries that exceed, individually or in the aggregate, $1,000,000;

(iii) (A) limits in any material respect either the type of business in which the Company or its affiliates (or in which Parent or any of its Subsidiaries after the Closing) may engage or the manner or locations in which any of them may so engage in any business (including through “non-competition” or “exclusivity” provisions), (B) would require the disposition of any material assets or line of business of the Company or its affiliates or, after the Closing, Parent or any of its Subsidiaries or (C) grants “most favored nation” status with respect to any material obligations that, after the Closing, would apply to Parent or any of its Subsidiaries, including the Company and its affiliates, and would run in the favor of any Person (other than the Company, a wholly-owned Subsidiary of the Company, Parent or any Subsidiary of Parent);

(iv) (A) is an indenture, loan or credit Contract, loan note, mortgage Contract, repurchase agreement or other Contract representing, or any guarantee of, indebtedness for borrowed money of the Company or any Subsidiary of the Company in excess of, individually or in the aggregate, $1,000,000 or (B) is a guarantee by the Company or any of its Subsidiaries of such indebtedness of any person other than the Company or a wholly-owned Subsidiary of the Company in excess of, individually or in the aggregate, $1,000,000;

(v) grants (A) rights of first refusal, rights of first negotiation or similar rights, or (B) puts, calls or similar rights, to any person (other than the Company, a wholly-owned Subsidiary of the Company) with respect to any asset that is material to the Company;

(vi) provides for, relates to or constitutes the settlement or other resolution of any action, demand letter, suit, claim, cause of action, charge, complaint, litigation, investigation, audit, review, proceeding, arbitration, mediation or other similar dispute that (A) materially restricts or imposes any material obligation on the Company or any of its Subsidiaries or materially disrupts the business of the Company or any of its Subsidiaries or (B) requires the Company or any of its Subsidiaries to pay consideration valued at more than $250,000 in the aggregate after the date of this Agreement;

(vii) limits or restricts the ability of the Company or any of its Subsidiaries (or, after the Closing, Parent or any of its Subsidiaries) to declare or pay dividends or make distributions in respect of their capital stock, partner interests, membership interests or other equity interests;

(viii) is a partnership, limited liability company, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture (other than any such agreement solely between or among the Company and any wholly-owned Subsidiary of the Company);

(ix) relates to the acquisition or disposition of any (A) interest in any Person or other business enterprise or (B) assets pursuant to which the Company or any of its Subsidiaries has any liability in excess of $5,000,000 in any transaction or series of related transactions;

(x) is set forth or required to be set forth in Section 3.21(a)(ii) and Section 3.21(a)(iii) of the Company Disclosure Schedules;

(xi) is with any Top Customer (excluding ordinary course purchase orders that do not contain or modify in an adverse manner any material term or condition that is not contemplated by or contained in a Contract set forth on Section 3.20(a)(xi) of the Company Disclosure Schedules);

(xii) is with any Top Supplier;

(xiii) provides for or constitutes capital expenditures and requires future payments to or from the Company of any of its Subsidiaries in excess of $250,000 individually or $1,000,000 in the aggregate;

(xiv) contemplates or provides for, relates to or constitutes: the payment or delivery of cash or other consideration by the Company or any of its Subsidiaries to the counterparty in an amount or having a value in excess of $10,000,000 in the aggregate in any one calendar year; or

(xv) is a Lease Agreement.

(b) Each such Contract described in clauses (a)(i) through (a)(xiv) above is referred to herein as a “Material Contract.” Each Material Contract is a valid and legally binding obligation of the Company and its Subsidiaries as applicable and, to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable by the Company or the applicable Subsidiary, in each case, subject to Creditors’ Rights, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to a Material Contract is in breach or violation of any provision of, or in default under, any Material Contract, and no event has occurred that, with or without notice, lapse of time or both, would constitute such a breach, violation or default, except for breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. A copy of each Material Contract has previously been made available to Parent.

Section 3.21 Intellectual Property and Data Privacy.

(a) Disclosures.

(i) Section 3.21(a)(i) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true, correct and complete list of: (A) each item of Registered IP owned or purported to be owned by the Company or any of its Subsidiaries (“Registered Company IP”); (B) the record owner and, if different, the legal owner and beneficial owner, of such item of Registered Company IP; (C) the jurisdiction in which such item of Registered Company IP has been registered or filed; (D) the applicable application, registration or serial number; (E) the applicable application or filing dates and issuance or registration dates; (F) the status of such item of Registered Company IP; and (G) for each domain name registration, the applicable domain name registrar, the expiration date for the registration and name of the registrant.

(ii) Section 3.21(a)(ii) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true, correct and complete list of each Inbound License, other than: (A) Contracts entered into on Standard Form IP Contracts without material modification; (B) non-exclusive licenses to generally commercially available software in unmodified, executable code form (including licenses to such software so made available on a SaaS basis) available on standard, commercially reasonable terms; (C) licenses to Open Source Software; and (D) Contracts in which the grants in, to or under Intellectual Property Rights are non-exclusive and incidental to performance under the Contract (including Contracts by which customers solely grant non-exclusive, incidental licenses to Intellectual Property Rights used by the Company or its Subsidiaries for purposes of manufacturing for or providing services to such customers).

(iii) Section 3.21(a)(iii) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true, correct and complete list of each Outbound License, other than: (A) Contracts entered into on Standard Form IP Contracts without material modification; (B) Contracts where the only rights with respect to Intellectual Property Rights granted are non-exclusive licenses to customers of the Company or any of its Subsidiaries to use Company Products purchased from the Company or any of its Subsidiaries on substantially similar terms to the applicable Standard Form IP Contracts; and (C) Contracts where the only rights granted are non-exclusive licenses to suppliers of the Company or any of its Subsidiaries that are incidental to the transaction contemplated in such Contract solely to enable the applicable supplier to perform its obligations under such Contract for the benefit of the Company or any of its Subsidiaries.

(b) Standard Form IP Contracts. The Company has made available a true, correct and complete copy of each Standard Form IP Contract.

(c) Ownership Free and Clear. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries (x) solely and exclusively own all right, title and interest to and in all Company IP owned or purported to be owned by the Company or its Subsidiaries free and clear of all Liens and (y) possess a valid and enforceable written license to use all other Technology and Intellectual Property Rights used by the business of the Company and its Subsidiaries. Without limiting the generality of the foregoing:

(i) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, (A) each current or former employee of the Company or any of its Subsidiaries that has been involved in the authorship, invention, creation, conception or other development of any material Company Product or material Intellectual Property Rights or material Technology for or on behalf of the Company or any of its Subsidiaries has entered into an enforceable written non-disclosure and invention assignment Contract with the Company that effectively and validly assigns to the Company, to the fullest extent permitted by applicable law, all Intellectual Property Rights and Technology authored, invented, created, conceived or otherwise developed (“Developed”) by such employee in the scope of his, her or its employment or engagement with or otherwise for or on behalf of the Company (an “Employee Invention Assignment Agreement”) to the extent not automatically owned by the Company or any of its Subsidiaries by operation of law and (B) each consultant and independent contractor of the Company or any of its Subsidiaries that has been involved in the Development of any material Company Product or material Intellectual Property Rights or material Technology for or on behalf of the Company or any of its Subsidiaries has entered into a valid and enforceable written non-disclosure and invention assignment Contract with the Company that effectively and validly assigns to the Company, to the fullest extent permitted by applicable law, all Intellectual Property Rights and Technology Developed by such consultant or independent contractor in the scope of his, her or its engagement with or otherwise for or on behalf of the Company (“Consultant Invention Assignment Agreement” and, together with the Employee Invention Assignment Agreement, “Invention Assignment Agreements”). The Company and its Subsidiaries have fulfilled all of their known remuneration obligations concerning employee, consultant or independent contractor inventions and designs with respect to such Intellectual Property Rights and Technology.

(ii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no funding, facilities, personnel or resources of any Governmental Authority, university, college or other educational institution or research organization was used in the creation, conception, development, reduction to practice, marketing, distribution, sale, or commercialization of any material Company IP. The Company and its Subsidiaries have complied with any and all election of title, invention notification and domestic manufacturing and any other obligations under the laws of any jurisdiction, including with respect to any patents that are part of the Company IP except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no current or former employee, consultant or independent contractor of the Company or its Subsidiaries who was involved in, or who contributed to, the creation or development of any material element of any Company IP or Company Product has performed services for any third party, including any Governmental Authority, university, college or other educational institution or research organization, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or its Subsidiaries. No third party, including any Governmental Authority, university, college or other educational institution or research institution, has any rights to any material Company IP, or owns or has any claim to any ownership interest or other right, title or interest in or to any material Company IP and there is no prohibition or restriction by any Governmental Authority, university, college or other educational institution or research institution on the use or exploitation of any material Company IP. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no Company IP was either conceived or first reduced to practice in performance of any Contract funded by a Governmental Authority and no Company IP is a subject invention (as defined in the Bayh-Dole Act or other applicable law). Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, within the last six years, the Company has complied with any applicable obligations to timely disclose to the applicable Governmental Authority, timely file applications and timely elect to retain title to all subject inventions (as defined in FAR 52.227-11), and the Company has complied with any applicable obligations in any Government Contract or any applicable law to file reports for such subject inventions.

(iii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, throughout the past six years, the Company and its Subsidiaries have marked all Government Bid documents and all documents containing or reflecting Company IP submitted to a Governmental Authority with notices and proprietary markings, prior to or at the time of, submission.

(iv) In the last six years, all Intellectual Property Rights in Company IP delivered by the Company or its Subsidiaries in performance of any Government Contract (other than third-party computer software) has included the proper restrictive legends as defined in and authorized by the applicable contract clause(s) in such Government Contract. The Company and its Subsidiaries are not using any Intellectual Property Rights in the performance of any Current Government Contract without having obtained the necessary licenses or permissions from the owner of such Intellectual Property Rights, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

(v) Throughout the past six years, the Company and its Subsidiaries have maintained business systems capable of tracking and segregating the development efforts and associated costs of (A) development of Intellectual Property Rights with funding received directly or indirectly from any Governmental Authority under a Government Contract, (B) development of Intellectual Property Rights exclusively at private expense and (C) development of Intellectual Property Rights with mixed funding.

(vi) During the past six years, the Company and its Subsidiaries have not received from a Governmental Authority any written requests for information regarding, challenges to or claims pertaining to the Company’s or its Subsidiaries’ asserted restrictions on the use or disclosure of any Company IP, except for challenges and claims that would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company and its Subsidiaries maintain records sufficient to justify the validity of any restrictions that the Company and its Subsidiaries have asserted in connection with any Government Contract or Government Bid on the rights of any Governmental Authority to use, modify, duplicate, reproduce, release, or disclose Software or technical data, as defined in DFARS 252.227-7013, delivered, required to be delivered, or otherwise provided to a Governmental Authority under a Government Contract except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

(vii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable steps designed to maintain the confidentiality of all proprietary information held, or purported to be held, as a trade secret by the Company or its Subsidiaries, including any proprietary Source Code of the Company or its Subsidiaries that is held as confidential information or trade secrets provided to the Company or its Subsidiaries by any Person under an obligation of confidentiality, and no such proprietary information has been authorized to be disclosed or has actually been disclosed to any Person other than pursuant to a written confidentiality Contract restricting the disclosure and use of such proprietary information. The Company and its Subsidiaries have and enforce a policy requiring each employee, consultant and independent contractor that has access to any confidential information of the Company or its Subsidiaries to execute, as applicable, the Company’s confidentiality or nondisclosure agreement (copies of which have been made available to Parent), and, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all such employees, consultants and independent contractors have executed such or substantially similar agreements.

(viii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has made any written or oral commitments, promise, submission, suggestions, statements or declarations, including any membership commitments, to any standards-setting bodies, industry groups or other similar organizations (“Standards Organizations”) that require or obligate the Company or any of its Subsidiaries to grant or offer to any other Person any license or right to any Company IP or otherwise impair or limit the Company’s control of any Company IP, and no patent or patent application included in the Company IP has been identified by the Company or, to the knowledge of the Company, any other Person as essential to any Standards Organization or any standard promulgated by any Standards Organization.

(ix) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all Company IP will be fully transferable and alienable by the Company or any of its Subsidiaries at the Closing without consent of, or any payment of any kind to, any Person.

(d) Valid and Enforceable. There is no pending and, in the six years prior to the date of this Agreement, there has not been, any action, suit, investigation or proceeding as to which the Company or any of its Subsidiaries received notice, challenging the use, ownership, validity, enforceability or registrability of any Company IP, excluding office actions received in the ordinary course of prosecution. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all of the Registered Company IP is subsisting (other than pending applications thereof), and there are no facts, circumstances or information that would, or would reasonably be expected to, render any of the Registered Company IP invalid or unenforceable, other than as a consequence of the expiration of the statutory protection period.

(e) Effects of the Transactions; Sufficiency. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all Intellectual Property Rights used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, and as currently contemplated to be conducted, are either included in the Company Intellectual Property Rights or are used or held for use by the Company and its Subsidiaries pursuant to a valid license Contract or other valid and enforceable right. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, neither the execution, delivery or performance of this Agreement nor the consummation of the Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare, under any Contract by which the Company or any of its Subsidiaries is bound: (i) a loss of, or Lien on, any Company IP; (ii) the release, disclosure or delivery of any Source Code that is Company IP by or to any escrow agent or other Person; (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP or any Intellectual Property Rights owned by, or licensed to, Parent or any of Parent’s Subsidiaries; (iv) payment of any royalties or other license fees with respect to Intellectual Property Rights of any other Person in excess of those payable by the Company or any of its Subsidiaries in the absence of this Agreement or the Transactions; or (v) any non-compete or other material restriction or limitation on the operation of the business of the Company, any of its Subsidiaries, Parent or any of its Subsidiaries.

(f) No Third Party Infringement of Company IP. To the knowledge of the Company, no Person has in the six years prior to the date of this Agreement infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company IP. In the six years prior to the date of this Agreement, neither the Company, nor any of its Subsidiaries nor any of their representatives has sent or received any notices or other communications relating to any actual, alleged or suspected infringement, misappropriation or violation of any Company IP. In the six years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has brought any action, suit, investigation or proceeding against any Person with respect to any Company IP.

(g) No Infringement of Third Party IP Rights.

(i) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the operation of the business of the Company and its Subsidiaries (including the design, development, use, import, branding, advertising, promotion, marketing, manufacture, distribution, hosting, provision, delivery, sale and licensing of any Company Product or Company IP), as previously conducted and currently conducted has not in the six years prior to the date of this Agreement infringed, misappropriated or otherwise violated, and does not infringe, misappropriate or otherwise violate any Intellectual Property Right of any other Person; provided, that the Company makes no representation or warranty with respect to infringement of Intellectual Property Rights caused by compliance by the Company or its Subsidiaries with specifications or designs furnished by a customer for the supply of products or services to such customer where the customer indemnifies the Company for such claims relating to such compliance.

(ii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries have in the six years prior to the date of this Agreement received any notice from any Person (A) alleging any infringement, misappropriation, misuse, dilution, violation or unauthorized use or disclosure of any Intellectual Property Rights or Technology or unfair competition or (B) inviting the Company or any of its Subsidiaries to take a license under any Intellectual Property Rights or consider the applicability of any Intellectual Property Rights to any Company IP, Company Products or the conduct of the business of the Company and its Subsidiaries.

(h) Unauthorized Access of IT Systems. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries have not, since January 1, 2023, experienced any unauthorized or unlawful access, acquisition, use, loss, destruction, modification or other breach of security with respect to any IT Systems.

(i) Compliance with Privacy Requirements. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries, and to the knowledge of the Company, all third parties Processing Personal Data on behalf of the Company and its Subsidiaries, comply and have complied with applicable Privacy and Data Processing Requirements.

(j) Cybersecurity. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries have not, since January 1, 2023, had any (i) unauthorized or unlawful access, acquisition, use, loss, destruction, modification, processing or disclosure of Personal Data in the possession, custody, or control of the Company or any of its Subsidiaries or by third parties having authorized access to such information; (ii) successful cyber, phishing or social engineering attack resulting in wire fraud, distributed denial-of-service or ransomware; or (iii) any other event that compromises the security of Personal Data, including any such event that required the Company or any of its Subsidiaries to notify any Governmental Authority or any other Person. The Company and its Subsidiaries have implemented and maintain commercially reasonable administrative, technical and organizational measures consistent with industry-standard practices to protect the availability, integrity and confidentiality of any Personal Data stored in or processed by their respective IT Systems from unlawful use or access by any third party or any other access or use that would violate applicable Privacy and Data Processing Requirements.

(k) Rights to Use Personal Data. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and each of its Subsidiaries have sufficient rights to use the Personal Data held by or on behalf of them for the purposes such information is currently used, all of which rights will survive unchanged upon the Mergers, and the Mergers as contemplated under this Agreement will not (i) require any notice to, or consent from, any Person relating to Personal Data or (ii) violate any Privacy and Data Processing Requirements.

(l) Contaminants; Vulnerabilities; Spyware or Malware. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, none of the Company Products or IT Systems contains any Contaminants that would reasonably be expected to adversely affect their availability, performance, security or integrity. The Company and its Subsidiaries use industry-standard measures designed to prevent the introduction of Contaminants into the Company Products or IT Systems in the Company’s or its Subsidiaries’ possession, use or control.

(m) Use of Open Source Software. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no Open Source Software is or has been embedded in, linked to or combined with any Company Product or any proprietary Software of the Company, in each case, in a manner that (i) requires any Company IP to be licensed under a Copyleft License, (ii) requires the license or other provision of any Company IP on a royalty-free basis, (iii) requires the grant of any patent license, non-assertion covenant, or other rights under any material Company IP or rights to modify, make derivative works based on, decompile, disassemble, or reverse engineer any Company IP or (iv) requires the disclosure of the Source Code for any Company IP. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries have complied with all of the terms and conditions of each applicable license for Open Source Software, including all requirements pertaining to attribution and copyright notices.

(n) Source Code. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, (i) no Source Code for any Company Product has been delivered, licensed or made available, including under any license for Open Source Software, (ii) neither the Company nor any of its Subsidiaries has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the Source Code for any Company IP and (iii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license or disclosure of any material Source Code for any Company Product, in each case (i) through (iii) to any escrow agent or other Person (other than to any employee of the Company or any of its Subsidiaries bound by written confidentiality obligations to the Company or an applicable Subsidiary to use for the sole benefit of the Company and its Subsidiaries).

(o) Sufficiency of IT Systems. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the IT Systems operate and perform as is necessary for the operation of the business of the Company and its Subsidiaries as currently conducted and as currently contemplated to be conducted. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, since January 1, 2023, there has been no failure of IT Systems which has not been fully resolved. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the IT Systems will be owned, licensed to or available for use by the Surviving Company and its Subsidiaries as of immediately following the Closing on terms and conditions identical in all material respects to those under which the Company and its Subsidiaries owned, licensed or used the IT Systems immediately prior to the Closing and as of the date hereof without the payment of any additional amounts or consideration.

(p) Artificial Intelligence. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries: (i) have obtained all licenses, consents and permissions, provided all notices and disclosures and otherwise have all rights, in each case as required under applicable law, to collect and use all AI Inputs used in the conduct of their business as currently conducted and as proposed to be conducted; (ii) have complied with all use restrictions and other requirements of any license, consent, permission or other Contract and any website terms of use, terms of service or other terms governing the Company’s and its Subsidiaries’ collection and use of AI Inputs, including the extraction of AI Inputs using web scraping, web harvesting or similar Software; (iii) have not included any trade secrets (including source code) or other confidential or proprietary information in any prompts or inputs into any AI Technology owned or controlled by any other Person, except when AI Inputs are protected by Contract with such Person; and (iv) have not used any AI Technology in a manner that does not comply with the applicable license or other Contract terms. The Company and its Subsidiaries have established, maintain and enforce reasonable policies and procedures for the use of AI Technology by the Company’s and its Subsidiaries’ employees, consultants and independent contractors, including policies and procedures designed to ensure the ongoing ethical, transparent and responsible design, development and deployment of AI Technology as required under applicable law. The Company and its Subsidiaries have not used, nor are they currently using, AI Technology (x) for significant or consequential decisions concerning a Person or profiling of a Person or (y) to develop any Company Products or Intellectual Property Rights in a manner that would materially affect the Company’s and its Subsidiaries’ ownership or rights therein. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all AI Technology used by the Company and its Subsidiaries operates as intended, in compliance with all applicable laws.

(q) Policies. All Privacy and Data Processing Policies currently in effect have been made available to Parent. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no Privacy and Data Processing Policy is in violation of any Privacy Laws.

(r) No Unsatisfied Requests. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, as of the date of this Agreement, there are no requests to the Company or any of its Subsidiaries seeking to exercise any right under any Privacy and Data Processing Requirement that the Company or any of its Subsidiaries has failed to respond to or otherwise comply within the time period required by such Privacy and Data Processing Requirement.

(s) No Action. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, as of the date of this Agreement there is no, and since January 1, 2023, there has been no action, notice, claim, suit, investigation or proceeding from any Governmental Authority or any Person against or to the Company or any of its Subsidiaries relating to (i) the Processing of Personal Data, privacy, data protection or security, (ii) the confidentiality, availability or integrity of IT Systems or Company Data or (iii) any alleged violation of any Privacy and Data Processing Requirement. To the knowledge of the Company, there are no facts or circumstances that could reasonably form the basis of any of the same. Neither the Company nor any of its Subsidiaries has entered into or is subject to any judgment, injunction, order or decree relating to the Processing of Personal Data, or compliance with any Privacy and Data Processing Requirement.

Section 3.22 Government Contracts.

(a) Lists of Government Contracts. Section 3.22(a)(i) of the Company Disclosure Schedules lists each Current Government Contract (excluding ordinary course purchase orders) with a total value over $1,000,000 and (x) an active period of performance or (y) for which final payment has not yet been received, including for each the contract number, the award/effective date, and all parties to the contract. Section 3.22(a)(ii) of the Company Disclosure Schedules lists each Current Government Bid, including the solicitation number, customer name and program name, if applicable. Section 3.22(a)(iii) of the Company Disclosure Schedules lists each outstanding Teaming Agreement relating to a Top Customer. The Company has made available to Parent true, correct and complete copies of all Current Government Contracts, Current Government Bids and outstanding Teaming Agreements identified in Section 3.22(a)(i) of the Company Disclosure Schedules. All Current Government Contracts and outstanding Teaming Agreements were entered into, and all such Current Government Bids were submitted, in the Company’s ordinary course of business.

(b) Effectiveness of Government Contracts. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all Current Government Contracts were legally awarded, are valid and binding on the parties thereto, are in full force and effect and are enforceable in accordance with their terms. No Current Government Contract (or, if applicable, prime contract under which a Current Government Contract was awarded) or Current Government Bid is currently the subject of a bid protest proceeding (or subject to a corrective action where the underlying bid protest proceeding has been dismissed in consideration of the corrective action). Each Current Government Contract was entered into without the commission of any act alone or, to the Company’s knowledge, in concert with any other Person, and without any consideration having been paid or promised, that is in violation of any applicable law. To the Company’s knowledge, the Company has not been provided written notice that any Current Government Contract will not remain in effect after the Closing in accordance with its terms. No Governmental Authority, prime contractor or higher-tier contractor has notified the Company in writing or, to the Company’s knowledge, orally of the intention to cancel or materially reduce the value of any Current Government Contract, to seek the Company’s agreement to materially lower rates under any Current Government Contract or Current Government Bid, or to refrain from exercising any options under any Current Government Contract, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

(c) Non-Contravention of Government Contracts. Assuming each of Parent and the Merger Subsidiaries are not under Foreign Ownership, Control, or Influence, as defined in 32 C.F.R. § 117.11(a)(1) and the factors set out in 32 C.F.R. § 117.11(b), the execution, delivery or performance of this Agreement and the consummation of the Transactions will not require a termination of any Current Government Contract, render unacceptable any Current Government Bid due to loss of or change to size status or other preferential status or result in a material violation, breach or default of any term or provision of any Current Government Contract or Current Government Bid.

(d) Compliance with Terms of Government Contracts. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, throughout the past six years, the Company and each of its Subsidiaries has complied with (i) all terms and conditions of each Government Contract and each Government Bid, including clauses, provisions and requirements incorporated expressly by reference or by operation of any applicable laws or regulations, (ii) each obligation required to be performed under each Government Contract and (iii) the requirements of all applicable laws pertaining to each Government Contract and each Government Bid, including the FAR.

(e) Representations in Government Contracts. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, during the past six years, all representations and certifications executed, acknowledged or submitted by or on behalf of the Company or any of its Subsidiaries with respect to any Government Contract or Government Bid were current, accurate and complete as of their effective date (the dates on which they were made or deemed made), and the Company and any applicable Subsidiary has complied in all material respects with all such representations and certifications.

(f) Violations of Government Contracts. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, during the past six years, (i) no Governmental Authority, prime contractor or higher-tier contractor under any Government Contract, nor any other Person, has notified the Company or any of its Subsidiaries in writing or, to the Company’s knowledge, orally of any actual or alleged violation or breach of any applicable law, representation, certification, contract term, requirement or specification or administrative order pertaining to any Government Contract or Government Bid; (ii) neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral notice of termination for default or cause, notice of termination for convenience (in whole or in part), cure notice or show cause notice, default or deficiency notice, or letter of concern (collectively, “Notice or Order”) relating to any Government Contract; (iii) no Notice or Order has been threatened in writing or, to the Company’s knowledge, orally with respect to any Current Government Contract; (iv) no event, condition or omission has occurred or exists that would constitute grounds for the termination for default or cause of a Current Government Contract; and (v) no Government Contract has been terminated for default or cause.

(g) Small Business etc. Contracts. There is no Current Government Contract for which the Company or any applicable Subsidiary represented itself at the time of submission of its Government Bid or at the time of award as a small business concern as defined in FAR 2.101 or other applicable law or that was awarded to the Company or one of its Subsidiaries pursuant to a procurement that was restricted to offerors qualified as a small business concern, veteran-owned small business concern, service-disabled veteran-owned small business concern, HUBZone small business concern, small disadvantaged business concern or women-owned small business concern as defined in FAR 2.101 or other applicable law. The Company and its Subsidiaries have during the past six years complied, and are in compliance, with all applicable laws that require the Company or any Subsidiary to provide notice or acknowledgement of any change in size status or preferential status, and all applicable laws concerning the establishment and performance of small business mentor-protégé agreements and joint ventures and requirements for performance of Government Contracts awarded to any such joint venture entity. In the past six years, the Company and its Subsidiaries have not been the subject of an SBA certificate of competency, size determination, size protest, size appeal or a review of eligibility of any status under the administration of the SBA.

(h) Disputes in Relation to Government Contracts. During the last six years, (i) there has been no written request for equitable adjustment, claim or dispute related to any Government Contract that has been asserted or threatened by the Company or any of its Subsidiaries, any Governmental Authority or any counterparty to a Government Contract that would be reasonably likely to have a Company Material Adverse Effect; (ii) there have been no disputes between the Company or any of its Subsidiaries and a Governmental Authority or any counterparty to a Government Contract under or relating to any Government Contract or Government Bid that would be reasonably likely to have a Company Material Adverse Effect; (iii) the Company and its Subsidiaries have not received written notice of facts or allegations that exist and that would reasonably be expected to result in a request for equitable adjustment, claim or dispute in connection with a Government Contract or Government Bid that would be reasonably likely to have a Company Material Adverse Effect; and (iv) the Company and its Subsidiaries have not had any material interest in any pending or potential claims against a Governmental Authority or third party arising under any Government Contract or Government Bid that would be reasonably likely to have a Company Material Adverse Effect.

(i) Fraud Claims Under Government Contracts. None of the Company nor any of its Subsidiaries, nor any of their Principals, have credible evidence of the Company’s or any of its Subsidiaries’ violation of federal criminal law involving fraud, conflict of interest, bribery, or gratuity provisions found in Title 18 of the U.S. Code, a violation of the civil False Claims Act (31 U.S.C. §§ 3729-3733) or receipt of a significant overpayment (other than overpayments resulting from contract financing payments as defined in FAR 32.001) in connection with the award, performance, or closeout of any Government Contract performed within the last six years or Government Bid submitted within the last three years. The Company and its Subsidiaries are not currently a party to any litigation that would reasonably be expected to give rise to: (i) liability under the federal False Claims Act, (ii) a claim for price adjustment under the Truthful Cost or Pricing Data Act or FAR Part 31 cost principles or (iii) any other request for a reduction or cost adjustment in the price or estimated cost of any Government Contract.

(j) Facility Security Clearances. Section 3.22(j) of the Company Disclosure Schedules lists (i) all facility security clearances (“FCLs”) held by the Company or any of its Subsidiaries; and (ii) the number of all personnel security clearances held by the Company’s and its Subsidiaries’ employees to the extent such clearances are required in connection with any Current Government Contract. The Company or an applicable Subsidiary holds the FCLs necessary to conduct the business of the Company and its Subsidiaries as currently conducted and the FCLs are the only facility security clearances required to perform all Current Government Contracts and the reasonably anticipated terms of any Government Contracts that would result from any Current Government Bids. No Governmental Authority has provided the Company or any of its Subsidiaries with written or, to the Company’s knowledge, oral notice of its intent to revoke or suspend any FCL held by the Company or any of its Subsidiaries.

(k) Compliance with National Security Requirements. The Company and its Subsidiaries are in compliance in all material respects with applicable industrial security requirements relating to its FCL, including those specified in the NISPOM, and all applicable requirements under each Current Government Contract relating to the safeguarding of and access to classified information and controlled unclassified information, as defined in DFARS clause 252.204-7012 (“CUI”). In the past six years, the Company and its Subsidiaries have not been notified in writing or, to the Company’s knowledge, orally by the DCSA or any other cognizant security agency (“CSA”) of any investigations, inquiries or reviews relating to the FCLs granted by any Governmental Authority to the Company or any of its Subsidiaries and neither DCSA nor any other CSA has issued to the Company or any of its Subsidiaries any written adverse findings or determinations relating to the Company’s handling of classified information or CUI. To the Company’s knowledge, there has been no unauthorized disclosure of classified information or cyber incidents (as defined in DFARS clause 252.204-7012) involving CUI by the Company or any of its Subsidiaries.

(l) Non-Transfer of Government Contracts. The Company and its Subsidiaries have not assigned or otherwise conveyed or transferred, or agreed to assign or otherwise convey or transfer, any Current Government Contract or Current Government Bid, or any account receivable or revenue relating thereto to any Person, whether as a security interest or otherwise.

(m) Performance Evaluations Under Government Contracts. All written past performance evaluations issued by a Governmental Authority in the Contractor Performance Assessment Reporting System provided or made available to the Company or any of its Subsidiaries during the past three years have been made available to Parent. In the past four years, neither the Company nor any of its Subsidiaries has received any adverse or negative past performance evaluations, reports or ratings (including weaknesses or deficiencies noted in any Contractor Performance Assessment Reports, ratings of less than “satisfactory” and findings of default or other failure to perform) in connection with any Government Contract. No facts or circumstances exist that could reasonably be expected to result in any adverse or negative past performance evaluation, report or rating by any Governmental Authority in connection with any Current Government Contract that would be reasonably likely to have a Company Material Adverse Effect.

(n) Accuracy of Information Submitted. In the past six years, all Cost or Pricing Data (as defined in FAR 2.101) submitted by the Company or any of its Subsidiaries in support of the negotiation of any Government Contract or Government Bid, or modifications thereto, or in support of requests for equitable adjustment thereunder, were, as of the date of price agreement, current, accurate and complete in all material respects. In the past six years, the Company and its Subsidiaries have not received notice in writing or, to the Company’s knowledge, orally of any alleged overcharging, mischarging or other defective pricing in violation of the United States Truthful Cost or Pricing Data Act, the FAR cost principles or other applicable laws that would be reasonably likely to have a Company Material Adverse Effect; and all invoices and claims for payment (including requests for progress payments and provisional costs payments) submitted by the Company or any of its Subsidiaries under any Government Contract were current, accurate and complete in all material respects when submitted, except as otherwise later modified in writing.

(o) Non-Disbarment. During the past four years, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective Principals, is or has been (i) debarred, suspended, proposed for suspension or debarment, listed as an excluded party on the System for Award Management (“SAM”) or otherwise excluded from participation in the award or performance of any Government Contract for or with any Governmental Authority, or is or was the subject of a finding of non-responsibility or ineligibility for Government Contracts (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements); (ii) subject to any tax delinquencies, felony convictions, civil judgments or criminal charges requiring disclosure under any applicable law or Government Contract; or (iii) under any administrative, civil or criminal investigation or review, or the subject of any information or criminal indictment, lawsuit, subpoena, civil investigative demand, discovery request or administrative proceeding, concerning any actual or alleged violation of any requirement or applicable law pertaining to a Government Contract or

Government Bid, including any civil False Claims Act or other “whistleblower” or “qui tam” lawsuit. To the Company’s knowledge, no suspension, debarment or exclusion action has been commenced or threatened against the Company or any of its Subsidiaries or any of their respective Principals. During the past six years, there have been no subpoenas, search warrants or civil investigative demands addressed to or requesting information from the Company or any of its Subsidiaries with respect to any Government Contract or Government Bid.

(p) No False Claims Act Violations. During the past six years, neither the Company nor any of its Subsidiaries has made any disclosure under FAR Subpart 3.1003 or FAR 52.2013-13 or similar mandatory disclosure provisions to any Governmental Authority with respect to credible evidence of a violation of federal criminal law involving the fraud, conflict of interest, bribery or gratuity provisions found in Title 18 of the United States Code, a violation of the civil False Claims Act or a significant overpayment in connection with the award, performance or closeout of any Government Contract. The Company has not made a voluntary disclosure to any Governmental Authority arising under or relating to a Current Government Contract or Current Government Bid that could reasonably be expected to give rise to liability.

(q) Non-Employment of Government Officials. In the past six years, the Company and its Subsidiaries have been in material compliance with any applicable legal, administrative or contractual restriction concerning the employment of (or discussions concerning possible employment with) current or former government officials or employees or other ethical standards applicable to such officials and employees; and no payment has been made by the Company or any of its Subsidiaries, or by a Person acting on their behalf, to any Person (other than to any bona fide employee or agent of the Company or any of its Subsidiaries, as defined in subpart 3.4 of the FAR), which is or was contingent upon the award of any Government Contract in violation of any applicable law.

(r) Lack of Organizational Conflicts of Interest. The Company has disclosed all Organizational Conflicts of Interest (“OCIs”) as required in connection with any Government Contract or Government Bid. Neither the Company nor any of its Subsidiaries has been required to implement any OCI mitigation plan pursuant to FAR Subpart 9.5 or any contract clause, provision, or requirement of any Government Contract or Government Bid. To the Company’s knowledge, there is no specific pending solicitation or request for proposal with a Governmental Authority from which the Company is currently limited, prohibited, or otherwise restricted from performing or bidding, due to an OCI.

(s) Governmental Audits. Section 3.22(s) of the Company Disclosure Schedules lists each final audit report received by the Company or any of its Subsidiaries during the past six years issued by any Governmental Authority with respect to any Government Contract or Government Bid. Except as set forth on Section 3.22(s) of the Company Disclosure Schedule, in the past six years, (i) the Company has not undergone and, to the Company’s knowledge, is not currently undergoing any audit, review or investigation conducted by a Governmental Authority relating to any Government Contracts; (ii) the Company and its Subsidiaries have not received written or, to the Company’s knowledge, oral notice of any investigation conducted by a Governmental Authority relating to any Government Contract or Government Bid; (iii) the Company and its Subsidiaries have not received any official written notice that they are or were being specifically audited or investigated by any Governmental Authority; and (iv) the Company and its Subsidiaries have not received any written or, to the Company’s knowledge, oral notice that any audit, review, or investigation by a Governmental Authority has revealed any fact, occurrence or practice that would reasonably be expected to have a Company Material Adverse Effect. In the past six years, no claim for payment or reimbursement of costs incurred by the Company or any of its Subsidiaries relating to any Government Contract or cost accounting practice under the Cost Accounting Standards has been questioned, challenged or disallowed in writing by any Governmental Authority.

(t) Compliance of Accounting Systems. Throughout the past six years, the Company’s and its Subsidiaries’ cost accounting, estimating, timekeeping and billing systems have complied with the applicable requirements of its Government Contracts, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. In the past six years, none of the Company’s or any of its

Subsidiaries’ business systems has been subject to a final determination in writing of noncompliance or inadequacy by any Governmental Authority.

(u) Cybersecurity. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, throughout the past six years, the Company and its Subsidiaries have been in material compliance with, the applicable requirements related to data security, cybersecurity and physical security systems and procedures imposed by any Government Contract and applicable law, including those requirements set forth in the FAR; and the Company and its Subsidiaries have complied with (i) DFARS 252.204-7012, and (ii) DFARS 252.204-7020, if and to the extent applicable to their Government Contracts. In the past six years, to the Company’s knowledge, the Company and its Subsidiaries have not experienced any breach of data security or cybersecurity, whether physical or electronic, required to be reported under DFARS 252.204-7012.

(v) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, throughout the past six years, the Company and its Subsidiaries have been in material compliance with the applicable requirements related to the oversight and management of the Company’s and its Subsidiaries’ respective subcontractors imposed by any Government Contract or applicable law, and, to the Company’s knowledge, none of the Company’s and its Subsidiaries’ respective subcontractors have violated the civil False Claims Act in connection with a subcontract with the Company or any of its Subsidiaries.

(w) Cost Overruns. Neither the Company nor any of its Subsidiaries have incurred material cost overruns or a net loss (total revenue expected to be realized from a Government Contract less total allocable costs expected to be incurred in connection with such Government Contract) on any Current Government Contract that would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. No amount or payment due to the Company or any of its Subsidiaries pertaining to a Current Government Contract is being withheld or set-off in a material amount, nor is there any claim pending to withhold or set-off payment, that would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect and the Company and its Subsidiaries are entitled to all progress, milestone and other payments received to date with respect to any Current Government Contract. None of the Government Contracts that have terminated in the past six years are subject to material adjustment arising from differences between any negotiated or provisional rates applicable to each such Government Contract and any final rates applicable to such Government Contract that would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

(x) Government Contract Backlogs. Section 3.22(x) of the Company Disclosure Schedules sets forth, for each Current Government Contract (excluding ordinary course purchase orders that do not contain or modify in an adverse manner any material term or condition that is not contemplated by or contained in a Government Contract set forth on Section 3.22(a) of the Company Disclosure Schedules) with a Top Customer having backlog as of December 31, 2025, the dollar amounts of Funded Backlog and Unfunded Backlog thereunder as of such date (calculated by the Company consistent with past practice and the terms of the applicable Government Contract) and the name of the customer.

Section 3.23 Customers and Suppliers.

(a) Top Customers. Section 3.23(a) of the Company Disclosure Schedules contains a true, correct and complete list of the top 20 customers, distributors, resellers or licensees of Company Products, sorted by and listing revenues generated by the Company, on a consolidated basis, in connection with such Persons for fiscal year 2025 (each such Person, a “Top Customer”). As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written or, to the knowledge of the Company, oral, notice, nor does the Company have knowledge, that any Top Customer (i) intends to or in fact did cancel, terminate or otherwise materially and adversely modify its relationship with the Company or its applicable Subsidiary (whether related to payment, price or otherwise) or (ii) is threatened with bankruptcy or insolvency or is, or is reasonably likely to become, otherwise unable to purchase or pay for Company Products from the Company or its applicable Subsidiary in quantities and manner consistent with past practice.

(b) Top Suppliers. Section 3.23(b) of the Company Disclosure Schedules contains a true, correct and complete list of the top ten suppliers or vendors of the Company, on a consolidated basis, whether of products, services, Intellectual Property Rights or Technology or otherwise, sorted by and listing dollar volume of sales and purchases, respectively, for calendar year 2025 (each such Person, a “Top Supplier”). As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written or, to the knowledge of the Company, oral, notice, nor does the Company have knowledge, that any Top Supplier (i) intends to or in fact did cancel, terminate or otherwise materially and adversely modify its relationship with the Company or its applicable Subsidiary (whether related to payment, price or otherwise), or (ii) is threatened with bankruptcy or insolvency or is, or is reasonably likely to become, otherwise unable to supply or support products or services to or for the Company or its applicable Subsidiary in quantities and manner consistent with past practice.

Section 3.24 Real Property.

(a) Owned Real Property. Section 3.24(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of all real property owned by the Company or any of its Subsidiaries (the “Owned Real Property”).

(b) Leased Real Property. Section 3.24(b) of the Company Disclosure Schedules sets forth a true, correct and complete list of: (i) all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company (the “Leased Real Property”), and (ii) all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in the Leased Real Property, and all amendments, terminations, guaranties, modifications and supplements related thereto, including all notices exercising any extension or expansion rights thereunder (the “Lease Agreements”).

(c) The Company has not granted any right or otherwise permitted any third party to use or occupy any portion of the Owned Real Property or Leased Real Property.

(d) The Company has neither sent nor received any notice of default or breach of any Lease Agreement that remains outstanding, and there are no material breaches of any of the Lease Agreements by the Company or, to the knowledge of the Company, any other party thereto. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company has not received any written notice of any (i) outstanding actions, disputes, claims or demands between the Company or one of its Subsidiaries and any third party (including any landlord or superior landlord) in relation to any of the Leased Real Property that remains outstanding; or (ii) outstanding enforcement notice, breach of condition notice, statutory notice or informal notice issued by a government or statutory authority relating to any of the Leased Real Property that remains outstanding.

(e) No portion of the Owned Real Property or the Leased Real Property is subject to any pending or, to the knowledge of the Company, threatened condemnation, eminent domain, reassessment or similar action by any Governmental Authority. The Owned Real Property and Leased Real Property are in operating condition and repair sufficient for its current use in all material respects, and, to the Company’s knowledge, no repairs or alterations are currently required for the conduct of the Company’s current business operations except as would not, individually or in aggregate, be reasonably likely to have a Company Material Adverse Effect. The Owned Real Property and the Leased Real Property constitute all of the real property used in connection with the business of the Company.

Section 3.25 Confidentiality and Other Agreements. None of the confidentiality agreements or standstill agreements the Company or any of its Subsidiaries has entered into with any third party (or any agent thereof) that is in effect on the date of this Agreement contains any exclusivity or standstill provisions that are or will be binding on the Company, any of its Subsidiaries or, after the Effective Time, Parent or any of its Subsidiaries.

Section 3.26 Brokers; Financial Advisor. No broker, investment banker, financial advisor or other Person, other than Goldman Sachs & Co. LLC (the “Financial Advisor”) is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with the Mergers as a result of being engaged by the Company or any Subsidiary or affiliate of the Company. The Company has made available to Parent true, correct and complete copies of all agreements under which such fee, commission, or other like payment is payable and all indemnification and other agreements under which any such fee or commission is payable.

Section 3.27 Opinion of Financial Advisor. The Board of Directors of the Company (in such capacity) has received the opinion of the Financial Advisor, on or prior to the date of this Agreement, to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of shares of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders.

Section 3.28 Takeover Statutes. The Company and the Board of Directors of the Company have taken all action necessary to render inapplicable to this Agreement, the Mergers, the Voting Agreement, the Transactions and compliance with the terms of this Agreement and the Voting Agreement, the restrictions on transactions with an “interested stockholder” of the Company within the meaning of Section 203 of the DGCL, to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Mergers, the Voting Agreement, the Transactions and compliance with the terms of this Agreement and the Voting Agreement. No other takeover or similar law, statute or regulation is applicable to this Agreement, the Voting Agreement, the Mergers, the Transactions or compliance with the terms of this Agreement and the Voting Agreement.

Section 3.29 Reorganization. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, and the Company is not aware, after reasonable diligence, of the existence of any fact or circumstance that could reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment.

Section 3.30 No Additional Representations.

(a) Except for the representations and warranties made in this Article III (as qualified by the Company Disclosure Schedules), the Voting Agreement or any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Mergers or the other Transactions, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except as expressly provided in this Article III (as qualified by the Company Disclosure Schedules) or any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty to Parent or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses; or (ii) any oral or written information presented to Parent or any of its affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Mergers or the Transactions.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that neither Parent nor any other Person has made or is making, and the Company expressly disclaims reliance upon, any representations, warranties or statements relating to Parent or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Parent and the Merger Subsidiaries in Article IV (as qualified by the Parent Disclosure Schedules) or any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent or any of its affiliates furnished or made available to the Company or any of its representatives. Without limiting the generality of the foregoing, the Company acknowledges that, except as expressly provided in Article IV (as qualified by the Parent Disclosure Schedules) or any certificate delivered pursuant to this Agreement, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER

SUBSIDIARIES

Parent and the Merger Subsidiaries represent and warrant to the Company that, except as disclosed (i) in the Parent SEC Documents filed or furnished prior to the date of this Agreement (excluding any disclosures in such Parent SEC Documents in any risk factors section, in any section related to forward looking statements and other disclosures that are predictive or forward-looking in nature, in each case other than any description of historic facts or events included therein) or (ii) in the correspondingly numbered section of the Parent Disclosure Schedules (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedules shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent, notwithstanding the omission of a cross-reference to such other section or subsection):

Section 4.1 Corporate Existence and Power. Each of Parent and Merger Subsidiary 1 is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental franchises, licenses, permits, authorizations, consents and approvals required to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. Merger Subsidiary 2 is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities or the ownership or leasing of its properties make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. Since the date of its incorporation or formation, as applicable, neither of Merger Subsidiary 1 nor Merger Subsidiary 2 has engaged in any activities other than in connection with or as contemplated by this Agreement. Parent has heretofore made available to the Company true, correct and complete copies of Parent’s and Merger Subsidiary 1’s certificates of incorporation and by-laws, and Merger Subsidiary 2’s certificate of formation and limited liability company agreement, in each case as currently in effect.

Section 4.2 Corporate Authorization.

(a) The execution, delivery and performance by Parent, Merger Subsidiary 1 and Merger Subsidiary 2 of this Agreement and the consummation by Parent, Merger Subsidiary 1 and Merger Subsidiary 2 of the Transactions are within the corporate powers, or limited liability company powers (as applicable), of Parent and the Merger Subsidiaries and have been duly authorized by all necessary corporate action or limited liability company action, as applicable. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and the Merger Subsidiaries, enforceable against such party in accordance with its terms, subject to Creditors’ Rights. The shares of Parent Common Stock issued pursuant to the Mergers, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(b) The Board of Directors of Parent, on or prior to the date of this Agreement, has (i) determined that this Agreement and the issuance of Parent Common Stock pursuant to this Agreement and the other Transactions are fair to, and in the best interests of, Parent and Parent’s stockholders and (ii) approved and declared advisable this Agreement and the Transactions.

(c) (i) The Board of Directors of Merger Subsidiary 1 has (A) determined that this Agreement and the Transactions are fair to, and in the best interests of, Merger Subsidiary 1’s sole stockholder, (B) approved and declared advisable this Agreement and the Transactions and (C) submitted this Agreement to Parent, as sole stockholder of Merger Subsidiary 1, for adoption thereby and recommended that Parent, acting in its capacity as the sole stockholder of Merger Subsidiary 1, approve and adopt this Agreement and the Transactions and (ii) Parent, as the sole member of Merger Subsidiary 2, has adopted resolutions approving this Agreement and the Transactions.

Section 4.3 Governmental Authorization. The execution, delivery and performance by Parent and the Merger Subsidiaries of this Agreement and the consummation by Parent and the Merger Subsidiaries of the Transactions require no action by or in respect of, or filing with, a Governmental Authority other than (a) the filing of the Certificates of Merger in accordance with the DGCL and the DLLCA, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with any applicable requirements of the Securities Act, (e) the appropriate filings and approvals under the rules of the NYSE or Nasdaq and (f) other actions or filings the absence or omission of which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

Section 4.4 Non-Contravention. The execution, delivery and performance by Parent and the Merger Subsidiaries of this Agreement and the consummation by Parent and the Merger Subsidiaries of the Transactions do not and will not, assuming compliance with the matters referred to in Sections 4.2 and 4.3, (a) contravene or conflict with the certificate of incorporation, by-laws or similar governing documents of Parent or the Merger Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries, (c) constitute a default (or an event which with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of, any agreement, contract or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. The approval of the stockholders of Parent is not required by applicable law or the rules of the NYSE or Nasdaq to effect the transactions contemplated by this Agreement. To Parent’s knowledge as of the date of this Agreement, there is no Effect that would reasonably be expected to prevent, materially impede or materially interfere with the consummation by Parent or the Merger Subsidiaries of the Merger and the Transactions.

Section 4.5 Capitalization. The authorized capital stock of Parent consists of 1,000,000,000 shares of Parent Common Stock, and 20,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”).

Section 4.6 SEC Filings.

(a) As of its filing date, each Parent SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act and the rules and regulations thereunder. For purposes of this Agreement, “Parent SEC Documents” means Parent’s (i) Annual Reports on Form 10-K for its fiscal years ended December 31, 2023 and 2024, (ii) proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Parent held since December 31, 2023 and (iii) other reports, statements, schedules and registration statements filed with the SEC since December 31, 2023. Parent’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024, is referred to herein as the “Parent 10-K.” Parent’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 is referred to herein as the “Parent 10-Q.”

(b) As of its filing date, each Parent SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) Each registration statement, as amended or supplemented, if applicable, filed by Parent since January 1, 2023 pursuant to the Securities Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) Parent has timely filed with or furnished to the SEC all forms, reports, schedules, registration statements, proxy statements and other documents required to be filed with or furnished to the SEC by Parent since January 1, 2023.

Section 4.7 Financial Statements. The audited consolidated financial statements of Parent (including any related notes and schedules) included in the Annual Reports on Form 10-K referred to in Section 4.6(a)(i) present fairly, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended, in each case, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto).

Section 4.8 Disclosure Documents.

(a) Neither the Form S-4 nor any amendment or supplement thereto, will, at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4, including all amendments or supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Securities Act.

(b) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Company Proxy Statement or any amendment or supplement thereto will, at the date the Company Proxy Statement or any such amendment or supplement thereto is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Notwithstanding the foregoing, no representation or warranty is made by Parent, Merger Subsidiary 1 or Merger Subsidiary 2 in this Section 4.8 with respect to statements made or incorporated by reference therein to the extent based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4 or the Company Proxy Statement.

Section 4.9 Controls and Procedures.

(a) Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and former principal financial officer of Parent, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Parent SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b) Parent has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information required to be disclosed by Parent in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the Audit Committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting and (iii) identified for Parent’s auditors any material weaknesses in internal controls. Parent has provided to the Company true, correct and complete copies of any of the foregoing disclosures to the auditors or Audit Committee of the Board of Directors of Parent that have been made in writing from January 1, 2023 through the date of this Agreement, and will promptly provide to the Company true, correct and complete copies of any such disclosure that is made after the date of this Agreement.

(c) Parent has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on Parent’s financial statements. Parent’s management, with the participation of Parent’s principal executive and financial officers, has completed an assessment of the effectiveness of Parent’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2024, and such assessment concluded that such internal controls were effective using the framework specified in the Parent 10-K.

(d) No personal loan or other extension of credit by Parent or any Subsidiary to any of its or their executive officers or directors has been made or modified in violation of Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act since January 1, 2023.

(e) Since January 1, 2023, neither Parent nor any of its Subsidiaries nor, to Parent’s knowledge, any director, officer, employee, auditor, accountant or representative of Parent or any of its Subsidiaries has received any written complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.

Section 4.10 Absence of Certain Changes. From the Parent Balance Sheet Date, there has not been any event, occurrence, change or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Parent Material Adverse Effect.

Section 4.11 No Undisclosed Material Liabilities. As of the date of this Agreement, there are no liabilities of Parent or any Subsidiary of Parent of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that are material to Parent and its Subsidiaries, taken as a whole, other than:

(a) liabilities disclosed or provided for in the Parent Balance Sheet or the notes thereto;

(b) liabilities incurred since the Parent Balance Sheet Date in the ordinary course of business consistent with past practice;

(c) liabilities which, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect;

(d) liabilities disclosed in the Parent SEC Documents filed prior to the date of this Agreement;

(e) liabilities or obligations that have been discharged or paid in full in the ordinary course of business consistent with past practice; and

(f) liabilities under this Agreement.

Section 4.12 Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against or, to the knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any of their respective properties or any of their respective officers or directors before any court, arbitrator or any governmental body, agency, authority or official except as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

Section 4.13 Compliance with Laws. To Parent’s knowledge, neither Parent nor any of its Subsidiaries is in violation of, nor has since January 1, 2023 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Parent Material Adverse Effect.

Section 4.14 Capitalization of Merger Subsidiaries. The authorized capital stock of Merger Subsidiary 1 consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Subsidiary 1 is, and at the Effective Time will be, owned by Merger Subsidiary 2. As of the date hereof, all of the limited liability company interests of Merger Subsidiary 2 have been validly issued, are fully paid and nonassessable and owned directly by Parent. The Merger Subsidiaries have not conducted any business prior to the date of this Agreement and have, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to their formation and pursuant to this Agreement, the Mergers and the other Transactions.

Section 4.15 Reorganization. Parent has not taken any action or agreed to take any action, and is not aware, after reasonable diligence, of the existence of any fact or circumstance, that could reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment.

Section 4.16 No Additional Representations.

(a) Except for the representations and warranties made in this Article IV (as qualified by the Parent Disclosure Schedules), the Voting Agreement or any certificate delivered pursuant to this Agreement, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Mergers or the Transactions, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except as expressly provided in this Article IV (as qualified by the Parent Disclosure Schedules), the Voting Agreement or any certificate delivered pursuant to this Agreement, neither Parent nor any other Person makes or has made any representation or warranty to the Company or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent or any of its Subsidiaries or their respective businesses; or (ii) any oral or written information presented to the Company or any of its affiliates or representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the Mergers or the Transactions.

(b) Notwithstanding anything contained in this Agreement to the contrary, each of Parent and each Merger Subsidiary acknowledges and agrees that neither the Company nor any other Person has made or is making, and each of Parent and each Merger Subsidiary expressly disclaims reliance upon, any representations, warranties or statements relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article III (as qualified by the Company Disclosure Schedules) or any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company or its Subsidiaries furnished or made available to Parent or any Merger Subsidiary or any of their respective representatives. Without limiting the generality of the foregoing, each of Parent and each Merger Subsidiary acknowledges that, except as expressly provided in Article III (as qualified by the Company Disclosure Schedules) or any certificate delivered pursuant to this Agreement, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or either Merger Subsidiary or any of their respective representatives.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.1 Conduct of the Company. From the date of this Agreement until the Effective Time, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable law or as set forth in the corresponding section of Section 5.1 of the Company Disclosure Schedules, the Company shall and shall cause its Subsidiaries to conduct their respective businesses (x) in the ordinary course consistent with past practice and (y) in a manner not involving the entry by the Company or its Subsidiaries into businesses that are materially different from the businesses of the Company and its Subsidiaries on the date of this Agreement, and the Company shall use its and shall cause its Subsidiaries to use their respective reasonable best efforts to keep available the services of their respective present officers and other employees, to substantially preserve their assets and technology, their relationships with customers, suppliers, licensors, licensees, distributors and other third parties having material business dealings with them and to maintain their material franchises, rights and permits. Without limiting the foregoing, the Company and its Subsidiaries shall, in all material respects, (A) maintain and enforce policies, procedures and internal controls reasonably designed to ensure compliance with applicable Anti-Corruption Laws and Economic Sanctions/Trade Laws and (B) not initiate or expand any dealings involving any Sanctions Target or any country or territory subject to country-wide or territory-wide Economic Sanctions/Trade Laws, except as permitted by applicable law. Without limiting the generality of the foregoing, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable law or as set forth in Section 5.1 of the Company Disclosure Schedules, from the date of this Agreement until the Effective Time, the Company shall not, and shall cause its Subsidiaries not to:

(a) adopt or propose any change in its certificate of incorporation, by-laws or any other organizational document;

(b) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or its Subsidiaries other than issuances of Company Common Stock pursuant to the exercise or settlement (as applicable) of Company Options, Company RSU Awards or Company Director RSU Awards that are outstanding on the date of this Agreement and reflected in Section 3.5;

(d) (i) split, combine, subdivide or reclassify its outstanding shares of capital stock or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends or distributions paid by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

(e) redeem, purchase or otherwise acquire directly or indirectly any of the Company’s or any Subsidiary’s capital stock, except for repurchases, redemptions or acquisitions (i) required by the terms of its capital stock or any securities outstanding on the date of this Agreement, (ii) required by or in connection with the respective terms, as of the date of this Agreement, of any Company Benefit Plan as in effect on the date of this Agreement in the ordinary course of the operations of such plan consistent with past practice and only to the extent consistent with Section 7.4, (iii) with respect to the exercise, vesting or settlement of Company Options, Company RSU Awards or Company Director RSU Awards outstanding as of the date of this Agreement and reflected in Section 3.5 or (iv) involving only the acquisition by the Company or one or more of its wholly owned Subsidiaries of capital stock of one or more wholly owned Subsidiaries of the Company;

(f) amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any outstanding Company Option, Company RSU Award or Company Director RSU Award;

(g) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, except in amounts that are not in excess of the individual line items of the aggregate budgeted amount indicated in Section 5.1(g) of the Company Disclosure Schedules;

(h) (i) except as required by law or the terms of an applicable Company Benefit Plan existing on the date of this Agreement, increase the compensation or benefits of, including by providing any bonus, any director, consultant, officer or employee of the Company or any of its Subsidiaries, (ii) except as required by law or the terms of an applicable Company Benefit Plan existing on the date of this Agreement, (A) enter into, (B) adopt or (C) extend or renew (or waive or amend any performance or vesting criterion or accelerate funding under) any employment, retention, transition, change in control, severance, bonus, profit sharing, retirement, restricted stock, stock option, deferred compensation or other director, consultant, executive or employee benefit plan, policy, agreement or arrangement except as required by applicable law or the terms of an agreement or arrangement existing on the date of this Agreement, (iii) enter into any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative, (iv) except as required by law or the terms of applicable Company Benefit Plan existing on the date of this Agreement, take any action to accelerate the vesting, payment or funding of any compensation or benefits to any current or former employee or any directors, consultants or officers, (v) implement any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the WARN Act or (vi) terminate the employment of any employee, other than a termination of employment for “cause”, or hire any employee, except employees with a title at the level of vice president or below;

(i) acquire (for cash or other assets) or agree to acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or Person or division thereof or (ii) any other assets, except in the case of this clause (ii), for assets acquired in the ordinary course of business consistent with past practice;

(j) except as expressly permitted by Section 7.1, sell, lease, license, transfer, divest, sell and leaseback, encumber (including by the grant of any option thereon), abandon, permit to lapse or otherwise dispose of any material assets or property (which shall include any sale of any capital stock of any Subsidiary of the Company), except (i) pursuant to existing Contracts or commitments, (ii) in the ordinary course of business consistent with past practice or (iii) any such disposals of immaterial equipment and property no longer used in the operation of the business for fair market value in an amount not exceeding $1,000,000 in the aggregate;

(k) incur any indebtedness for borrowed money, guarantee or assume any such indebtedness of another Person, issue or sell warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing (other than any such indebtedness among the Company and its wholly-owned Subsidiaries, among the Company’s wholly-owned Subsidiaries and guarantees thereof).

(l) (i) modify, amend, terminate or waive any material rights under any Material Contract or (ii) enter into any agreement that would constitute a Material Contract if entered into as of the date of this Agreement, other than (x) as otherwise expressly contemplated by this Agreement, (y) for the purposes of clause (i), routine modifications or amendments in the ordinary course of business consistent with past practice and in a manner that is not adverse in any material respect to the Company or any of its Subsidiaries and that would not bind or purport to bind Parent or its Subsidiaries (other than the Company and its Subsidiaries) after the closing or (z) for the purposes of clause (ii), in the ordinary course of business consistent with past practice (in each case of clauses (y) and (z), except with respect to any Contract of the type set forth in Section 3.20(a)(iii) or Section 3.20(a)(v));

(m) settle or compromise any claim, demand, lawsuit or regulatory proceeding (excluding any Tax Proceeding, which shall be governed by Section 5.1(r)), whether now pending or hereafter made or brought, or waive, release or assign any rights or claims, in any such case (i) in an amount in excess of $1,000,000, individually or in the aggregate or (ii) that imposes (x) any material obligation to be performed by, (y) material restriction imposed against, the Company or any of its Subsidiaries, or, following the Closing Date, Parent; provided, however, that, notwithstanding the foregoing, the Company may not settle or propose to settle or compromise any Transaction Litigation except as expressly permitted by Section 7.9;

(n) except for any such change which is required by reason of a concurrent change in GAAP or applicable law, change any method of financial accounting or financial accounting practice used by it;

(o) (i) enter into or expand any joint venture, partnership, participation or other similar arrangement or (ii) make any loan, capital contribution or advance to or investment in any other Person (other than the Company or any wholly-owned Subsidiary of the Company in the ordinary course of business consistent with past practice) except for advances for reimbursable employee expenses in the ordinary course of business consistent with past practice;

(p) (A) sell, divest, license, grant or assign to any Person or otherwise dispose of, or enter into any Contract to sell, divest, license, grant or assign to any Person or otherwise dispose of, any rights to any Company IP (other than non-exclusive licenses entered into in the ordinary course of business consistent with past practice); (B) buy or license any Technology or Intellectual Property Right of any third party for a cost in excess of $1,000,000; (C) disclose any proprietary Source Code of the Company or its Subsidiaries, or deposit in escrow any such Source Code with, any third party other than its employees who are bound by written confidentiality obligations to the Company with respect thereto or (D) disclose any trade secret of the Company or its Subsidiaries to, or deposit in escrow any such trade secret with, any third party other than in the ordinary course of business to Persons who are bound by written confidentiality obligations to the Company with respect thereto (it being understood that nothing in this clause shall restrict the sale of Company Products in the ordinary course of business);

(q) allow any material Registered Company IP to lapse or expire, or fail to renew or make any filing or payment or otherwise take any action necessary in connection with the prosecution or maintenance of any Registered Company IP;

(r) (i) make, revoke or amend any material election relating to Taxes or change any of its Tax accounting periods, methods of Tax accounting or Tax procedures currently in effect; (ii) settle, affirmatively abandon, concede or compromise any Tax Proceeding in respect of a material amount of Taxes; (iii) file any amended Tax Return that is reasonably likely to result in an increase to a Tax liability, which increase is material to the Company and its Subsidiaries, taken as a whole; (iv) agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business); (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) with respect to a material amount of Taxes or request any Tax ruling with respect to a material amount of Taxes or a material Tax issue; or (vi) affirmatively surrender any right to claim a material Tax refund;

(s) enter into any new line of business;

(t) take any action that would reasonably be expected to prevent, materially impede, interfere with or delay the consummation of the Mergers and the Transactions;

(u) (i) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) other than in the ordinary course of business, (ii) modify or amend in any material respect, or exercise any right to renew, any Lease Agreement real property other than in the ordinary course of business or (iii) acquire any material interest in real property;

(v) (i) enter into, renew or expand any business with any Sanctions Target or (ii) export, re-export, transfer or release (including deemed exports) any Company Products, Software or technology to any destination, end-user or end-use requiring a license under applicable Economic Sanctions/Trade Laws, in each case except in compliance with applicable Economic Sanctions/Trade Laws and, to the extent material, after consultation with Parent; and

(w) agree or commit to do any of the foregoing.

Section 5.2 No Solicitation.

(a) Upon the execution and delivery of this Agreement, the Company shall, and shall cause its Subsidiaries to (x) immediately cease and cause to be terminated and shall cause its and their officers and directors to, and shall use reasonable best efforts to cause its and their employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, any and all solicitation, encouragement, discussions or negotiations with any Persons (or provision of information to any Persons) with respect to any Acquisition Proposal or the possibility thereof, (y) promptly (and in any event within 24 hours) request each Person and each of such Person’s representatives that has previously executed a confidentiality agreement with the Company in connection with its consideration of any Acquisition Proposal to promptly return to the Company or destroy all non-public information heretofore furnished or made available to such Person by or on behalf of it or any of its Subsidiaries and (z) immediately terminate all physical and electronic data room access for such Person and its representatives to diligence or other information regarding the Company or any of its Subsidiaries. The Company shall enforce, and not waive, terminate or modify without Parent’s prior written consent, any confidentiality, standstill or similar provision in any confidentiality, standstill or other agreement.

(b) During the period between the date hereof and the Effective Time or the date, if any, on which this Agreement is validly terminated pursuant to Section 9.1, the Company shall not, and shall cause its and its Subsidiaries’ officers and directors not to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, (i) take any action to solicit, initiate or knowingly encourage or facilitate the making of any Acquisition Proposal (including by amending the Company Charter or granting any waiver under Section 203 of the DGCL) or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto (except to notify such Person of the existence of the provisions of this Section 5.2), (ii) disclose or otherwise provide access to any nonpublic information or afford access to properties, books or records of the Company or any of its Subsidiaries to any Person relating to an Acquisition Proposal or to any Person that has made, or to the Company’s knowledge is considering making, any Acquisition Proposal, (iii) approve or recommend, propose to approve or recommend or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal or (iv) propose publicly or agree to do any of the foregoing relating to an Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (A) complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal or (B) making any disclosure if, in the case of this clause (B), in the good faith judgment of the Company’s Board of Directors, after consultation with outside counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable law; provided, however, that any such disclosure that relates to an Acquisition Proposal shall be deemed to be a Change in the Company Recommendation unless the Company’s Board of Directors reaffirms the Company Recommendation in such disclosure. Notwithstanding anything to the contrary in this Agreement but subject to the first sentence of Section 5.2(c), prior to (but not after) the receipt of the Company Stockholder Approval, the Company may, directly or indirectly through its advisors, agents or other intermediaries, (I) furnish information and access, but only in response to a request for information or access, to any Person making a bona fide, written Acquisition Proposal to the Board of Directors of the Company after the date of this Agreement which was not obtained in breach of Section 5.3 or this Section 5.2 and (II) participate in discussions and negotiate with such Person or its representatives concerning any such unsolicited Acquisition Proposal, if and only if, in any such case set forth in clause (I) or (II) of this sentence, (1) the Board of Directors of the Company concludes in good faith, after (x) receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal and (y) taking into account any revisions to the terms of the Mergers or this Agreement proposed by Parent after being notified pursuant to Section 5.3(b), that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law and (2) (x) the Company receives from the Person making such an Acquisition Proposal, prior to engaging in any of the activities described in clause (I) or (II) of this sentence, an executed confidentiality agreement the material terms of which, as they relate to confidentiality, non-use and other terms are (without regard to the terms of such Acquisition Proposal) in all material respects (i) no less favorable to the Company and (ii) no less restrictive to the Person making such Acquisition Proposal than those contained in the Confidentiality Agreement (provided, that any such confidentiality agreement need not contain a standstill) and (y) any information provided to such Person has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time it is provided to such Person. The Board of Directors of the Company shall not take any of the actions referred to in the foregoing clauses (I) and (II) unless the Company shall have first delivered to Parent written notice advising Parent that the Company intends to take such action.

(c) If on or after the date of this Agreement the Company receives an Acquisition Proposal any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company by any Person that has made, or has informed the Company it is considering making, an Acquisition Proposal or otherwise relating to an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal (in each case whether in writing or orally), the Company shall (i) promptly (and in no event later than 24 hours after receipt thereof) notify (which notice shall be provided orally and in writing and shall identify the Person making such Acquisition Proposal, proposal, offer, inquiry or request and set forth the terms and conditions thereof) Parent thereof, (ii) keep Parent promptly informed of the status and terms of (including with respect to changes to the status or terms of) any such Acquisition Proposal, proposal, offer, inquiry or request, (iii) on reasonably current basis, advise and confer with Parent (or its outside counsel) regarding the process of negotiations concerning any Acquisition Proposal or request, and the details (including terms thereof) of any such Acquisition Proposal, proposal, offer, inquiry or request (including any changes, amendments or modifications to the terms and conditions thereof) and (iv) as promptly as practicable (but in no event later than 24 hours after receipt) provide to Parent complete unredacted copies of all written correspondence or communications (whether or not electronic) sent or provided to the Company or any of its Subsidiaries or its or their representatives that describes or relates to any terms or conditions thereof, including any proposed transaction agreements (along with all schedules and exhibits thereto) and written summaries of any material oral communications relating to the terms and conditions thereof.

(d) The Company shall take the necessary steps promptly to inform its Subsidiaries and its and their respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives of the obligations undertaken in this Section 5.2.

Section 5.3 Company Stockholder Meeting; Proxy Material.

(a) Company Recommendation. Except as permitted by Section 5.3(b), the Board of Directors of the Company shall recommend adoption of this Agreement by the Company’s stockholders, and unless permitted by Section 5.3(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Parent, the approval of this Agreement, the Mergers or the Company Recommendation (any of the foregoing, a “Change in the Company Recommendation”) or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal. For purposes of this Agreement, a Change in the Company Recommendation shall include (x) any approval or recommendation (or public proposal to approve or recommend) of an Acquisition Proposal by the Board of Directors of the Company or any committee thereof or (y) any failure by the Company to include the Company Recommendation in the Company Proxy Statement.

(b) Change in Company Recommendation.

(i) The Board of Directors of the Company shall be permitted at any time prior to the Company Stockholder Approval being obtained, to (A) make a Change in the Company Recommendation in response to an Intervening Event if the Board of Directors of the Company determines in good faith (after consultation with and taking into account the advice of its outside legal counsel and a financial advisor of nationally recognized reputation) that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable Delaware law and (B) make a Change in the Company Recommendation if the Company has received an Acquisition Proposal (that did not arise in connection with or result from any breach of Section 5.2 or this Section 5.3) which the Board of Directors of the Company has determined in good faith (after consultation with and taking into account the advice of its outside legal counsel and a financial advisor of nationally recognized reputation) constitutes a Superior Proposal and that the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable Delaware law; provided, however, that the Board of Directors of the Company shall not, and shall cause the Company not to, take any action set forth the foregoing clauses (b) or (c) unless, prior to taking such action, (1) the Company has provided written notice (which notice shall not constitute a Change in the Company Recommendation) to Parent advising Parent that the Board of Directors of the Company intends to make a Change in the Company Recommendation or terminate this Agreement pursuant to Section 9.1(f) and specifying the reasons therefor, including (x) if the basis of the proposed action by the Board of Directors of the Company is due to a Superior Proposal (such notice, a “Superior Proposal Notice”), the terms and conditions of any such Superior Proposal and the identity of the Person or group making such Superior Proposal together with summaries of all oral communications, copies of any written offer or correspondence and draft term sheets or agreements received (and the Company will also promptly give Parent such a notice with respect to any subsequent change in such proposal), or (y) if the basis of the proposed action by the Board of Directors of the Company is an Intervening Event (such notice, an “Intervening Event Notice”), a detailed description of such Intervening Event, (2) a period of five Business Days has elapsed (the “Match Period”) following Parent’s receipt of the Intervening Event Notice or Superior Proposal Notice, as applicable (it being understood and agreed that the event of (x) any amendment, revision or modification to the financial or other material terms of such Superior Proposal shall require a new Superior Proposal Notice and (y) any change in fact or material development with respect to such Intervening Event (other than in respect of any revisions or proposals made by Parent) shall require a new Intervening Event Notice, and, in each case, and the Company shall be required to comply again with the requirements of this Section 5.3(b)(i) with a Match Period of three Business Days (for the avoidance of doubt, if a new Superior Proposal Notice or Intervening Event Notice with respect to any such amendment or modification, change or development (as applicable) is delivered during the initial five Business Day Match Period, the Match Period shall end on the later of (a) the expiration of the initial five Business Day Match Period and (b) the expiration of the new three Business Day Match Period after delivery of such new Superior Proposal Notice or Intervening Event Notice)), (3) during such Match Period, if requested by Parent, the Company has negotiated, and has caused its representatives to negotiate, in good faith with Parent and its representatives regarding any changes to the terms and conditions of this Agreement and any other proposals by Parent so that either the failure to make a Change in the Company Recommendation in response to such Intervening Event would no longer be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable Delaware law or such Acquisition Proposal would no longer constitute a Superior Proposal, as applicable, and (4) following such Match Period, and after considering in good faith any changes or proposals made by Parent, the Board of Directors of the Company shall have determined in good faith (after consultation with and taking into account the advice of its outside legal counsel and, in the case of clause (y), a financial advisor of nationally recognized reputation) that (x) the failure to make a Change in the Company Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable Delaware law or (y) such Acquisition Proposal continues to constitute a Superior Proposal (after taking into account any revisions to the terms of the Mergers or this Agreement proposed by Parent after being notified pursuant to this Section 5.3(b)(i)) and the failure to make a Change in the Company Recommendation or terminate this Agreement pursuant to Section 9.1(f) would be reasonably likely to be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable Delaware law, as applicable.

(ii) Except as permitted under Section 5.2, notwithstanding (x) any Change in the Company Recommendation or (y) the making of any Acquisition Proposal, until the termination of this Agreement (A) in no event shall the Company or any of its Subsidiaries (1) enter into, approve or recommend or, except as set forth in Section 5.3(b), propose to approve or recommend, any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other agreement constituting or relating to an Acquisition Proposal, (2) except as required by applicable law or Section 7.5, make, facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any Acquisition Proposal or (3) seek any third-party consents in connection with any transactions contemplated by any Acquisition Proposal and (B) the Company shall otherwise remain subject to the terms of this Agreement; provided, however, for the avoidance of doubt, that without limiting the Company’s right to terminate this Agreement in the circumstances set forth in Section 9.1, a Change in the Company Recommendation shall not limit the Company’s obligation to submit this Agreement to the stockholders of the Company for the purpose of obtaining the Company Stockholder Approval at the Company Stockholder Meeting.

(c) Parent and the Company shall use reasonable best efforts to, as promptly as practicable following the date of this Agreement, but (x) no earlier than the filing with the SEC of Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which filing shall occur no later than March 2, 2026, and (y) no later than 15 days after the filing with the SEC of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025, prepare, and Parent shall file with the SEC, a Registration Statement on Form S-4 (the “Form S-4”), in which the Company Proxy Statement shall be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act, and for the Company Proxy Statement to be cleared by the SEC and its staff under the Exchange Act, in each case, as promptly as practicable after such filing. Parent shall promptly comply with all reasonable requests from the Company for information regarding Parent or the Merger Subsidiaries and required by applicable law for inclusion in the Company Proxy Statement and the Company shall promptly comply with all reasonable requests from Parent for information regarding the Company and its Subsidiaries and required by applicable law for inclusion in the Form S-4. Neither the Company (with respect to the Company Proxy Statement) nor Parent (with respect to the Form S-4) shall file such documents with the SEC without first providing the other party and its counsel a reasonable opportunity to review and comment thereon, and the filing party shall (i) include the reasonable additions, deletions or changes suggested by the other party or its counsel to the extent relating to such party or their respective affiliates and (ii) consider in good faith all other such reasonable additions, deletions or changes suggested by the other party or its counsel in connection therewith. Each of Parent and the Company shall use its reasonable best efforts to have the Company Proxy Statement and the Form S-4 cleared by the SEC and its staff as promptly as practicable after such initial filing and to keep the Form S-4 effective so long as necessary to consummate the Mergers. Without limiting any other provision herein, each of the Form S-4 and the Company Proxy Statement shall contain such information and disclosure reasonably requested by either Parent or the Company, as applicable, so that the Form S-4 conforms in form and substance to the requirements of the Securities Act and the Company Proxy Statement conforms in form and substance to the requirements of the Exchange Act. The Company shall, in consultation with Parent, (i) set a record date for the Company Stockholder Meeting, which record date shall be prior to the date the Form S-4 is declared effective (the “Form S-4 Clearance Date”) or as promptly as practicable thereafter, (ii) commence a broker search (and any additional broker searches, if necessary) pursuant to and in compliance with Rule 14a-13 under the Exchange Act as promptly as practicable but no later than 20 Business Days prior to the record date (unless Parent and the Company otherwise agree in writing) and (iii) thereafter cause the Company Proxy Statement to be mailed to holders of Company Common Stock as promptly as practicable after the Form S-4 Clearance Date in any event, within three Business Days after the Form S-4 Clearance Date.

(d) If at any time prior to the Effective Time, either the Company or Parent should discover any information relating to the Company or Parent, or any of their respective affiliates, directors or officers, that is required to be set forth in an amendment or supplement to either the Form S-4 or the Company Proxy Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and (i) with respect to the Form S-4, Parent shall promptly file an appropriate amendment or supplement describing such information with the SEC and (ii) with respect to the Company Proxy Statement, to the extent required by applicable law, the parties shall promptly cause such information to be disseminated to the stockholders of the Company.

(e) Each of the Company and Parent shall (i) promptly (and in any case no later than 24 hours after such receipt) notify the other of the receipt of any comments from the SEC or its staff or any other applicable government official and of any requests by the SEC or its staff or any other applicable government official for amendments or supplements to any of the filings with the SEC in connection with the Mergers and other Transactions or for additional information and (ii) promptly supply the other with copies of all correspondence between the Company or any of its representatives, or Parent or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other applicable government official, on the other hand, with respect thereto. The Company and Parent shall use their respective reasonable best efforts to respond to any comments of the SEC or its staff with respect to the Form S-4 and the Company Proxy Statement as promptly as practicable. The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4 and the Company Proxy Statement as expeditiously as practicable. No amendment or supplement to the Form S-4 or the Company Proxy Statement shall be made by either party without the approval of the other party (which approval shall not be unreasonably withheld, conditioned or delayed).

(f) The Company shall, within 3 Business Days from the Form S-4 Clearance Date, duly call and give notice of a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of obtaining the Company Stockholder Approval, and the Board of Directors of the Company shall recommend to the Company’s stockholders the adoption of this Agreement (the “Company Recommendation”) and shall include such recommendation in the Company Proxy Statement; provided, however, that the Board of Directors of the Company may fail to make such Company Recommendation or make a Change in the Company Recommendation if permitted by, and in accordance with, Section 5.3(b). Without limiting the generality of the foregoing, but subject to Section 5.3(b) and the Company’s rights to terminate this Agreement under the circumstances set forth in Section 9.1, the Company’s obligations pursuant to the first two sentences of this Section 5.3(f) or its other obligations under this Section 5.3 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or its stockholders or representatives of any Acquisition Proposal. The Company shall use its reasonable best efforts to hold the Company Stockholder Meeting as soon as practicable, and in any event within 40 days, after the Form S-4 Clearance Date and (subject to any Change in the Company Recommendation permitted by, and in accordance with, Section 5.3(b)) to obtain the Company Stockholder Approval. The Company shall not, without the prior written consent of Parent, adjourn, postpone or otherwise delay the Company Stockholder Meeting; provided, that the Company may, notwithstanding the foregoing, without the prior written consent of Parent, adjourn or postpone the Company

Stockholder Meeting (i) if, after consultation with Parent, the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain the Company Stockholder Approval or (B) distribute any supplement or amendment to the Company Proxy Statement the distribution of which the Board of Directors of the Company has determined in good faith to be necessary under applicable law after consultation with, and taking into account the advice of, outside legal counsel or (ii) for an absence of a quorum, and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable. Notwithstanding the foregoing, (x) the Company may not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), adjourn or postpone the Company Stockholder Meeting more than a total of three times pursuant to clause (i)(A) or (ii) of the immediately preceding sentence, and no such postponement or adjournment pursuant to clause (i)(A) or (ii) of the immediately preceding sentence shall be, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding 10 Business Days and in no event may the Company postpone the Company Stockholder Meeting without the written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) if doing so would require the setting of a new record date, and (y) if the Company Stockholder Meeting is adjourned or postponed, the Company shall reconvene the Company Stockholder Meeting at the earliest practicable date on which the Board of Directors of the Company reasonably expects to have sufficient affirmative votes to obtain the Company Stockholder Approval. Without the prior written consent of Parent, the matters contemplated by the Company Stockholder Approval shall be the only matters (other than matters of procedure and matters required by applicable law to be voted on by the Company’s stockholders in connection therewith) that the Company shall propose to be voted on by the stockholders of the Company at the Company Stockholder Meeting. The Company shall otherwise coordinate and cooperate with Parent with respect to the timing of the Company Stockholder Meeting and shall otherwise comply with all legal requirements applicable to the Company Stockholder Meeting. The Company shall provide updates to Parent with respect to the proxy solicitation for the Company Stockholder Meeting (including interim results) as reasonably requested by Parent.

Section 5.4 Resignation of Company Directors. In order to fulfill the requirements of Section 1.3, the Company shall (a) cause each director of the Company to deliver a written resignation to the Company effective at the Effective Time and (b) cause the vacancies resulting from such resignations to be filled by the Person or Persons who serve as director of Merger Subsidiary 1 immediately prior to the Effective Time.

Section 5.5 Other Actions. Subject to and in accordance with the provisions of Article VII, the Company and Parent shall cooperate with each other to lift any injunctions or remove any other impediment to the consummation of the Transactions.

Section 5.6 Takeover Statutes. If any anti-takeover or similar statute or regulation is or may become applicable to the Transactions, the Company and its Board of Directors shall grant such approvals and take all such actions as are legally permissible so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such restriction, statute or regulation on the Transactions.

Section 5.7 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of Nasdaq to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

Section 5.8 Treatment of Company Indebtedness.

(a) The Company shall, and shall cause its Subsidiaries to, deliver to Parent at least three Business Days prior to the Closing Date a copy of a payoff letter (subject to the delivery of funds as arranged by Parent) with respect to the Amended and Restated Loan and Security Agreement, dated as of June 30, 2025, by and between the Company, Siena Lending Group LLC and certain other parties (the “Subject Indebtedness”) in customary form, which payoff letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the Subject Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”), (ii) state that upon receipt of the Payoff Amount under such payoff letter, the Subject Indebtedness and all related loan documents shall be terminated and (iii) provide that all Liens and guarantees in connection with the Subject Indebtedness relating to the assets and properties of the Company or any of its Subsidiaries securing the obligations under the Subject Indebtedness shall be released and terminated upon payment of the Payoff Amount on the Closing Date.

(b) Without limiting the foregoing, the Company and Parent shall cooperate with each other with respect to customary actions for transactions of this type that are reasonably requested by Parent to be taken by the Company or its Subsidiaries under the various tool financing loans the Company or its Subsidiaries have entered into with financing lenders party thereto or any of the Company’s other loan arrangements.

ARTICLE VI

COVENANTS OF PARENT

Section 6.1 Conduct of Parent. From the date of this Agreement until the Effective Time, except with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable law or as set forth in Section 6.1 of the Parent Disclosure Schedules, Parent shall not, nor shall Parent permit any of its Subsidiaries to:

(a) cause or permit any modifications, amendments or changes to the organizational documents of Parent in a manner that would reasonably be expected to (i) adversely affect recipients of Merger Consideration relative to any other stockholders of Parent or (ii) prevent, materially impede or delay Parent from consummating the Transactions in accordance with the terms hereof;

(b) authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation, dissolution, restructuring or other reorganization of Parent;

(c) reclassify, combine, adjust, split or subdivide any capital stock of Parent, other than where equitable adjustments are made to the number of shares of Parent Common Stock constituting the Merger Consideration pursuant to Section 1.4(c);

(d) directly or indirectly, enter into any acquisition of, or agreement in principle to acquire (by merging or consolidating with, by purchasing all or a substantial portion of the assets of or equity in or by any other manner) any Person or portion, assets, interests, equity, properties or businesses thereof if such acquisition would reasonably be expected to (i) prevent, materially impede, materially interfere with or materially delay the consummation of the Mergers and the Transactions or (ii) materially increase the risk of any Governmental Authority seeking or entering a judgment, injunction, order or decree prohibiting, restraining or delaying the consummation of the Mergers and the Transactions; or

(e) agree or commit to do any of the foregoing.

Section 6.2 Obligations of Merger Subsidiaries. Parent shall take all actions necessary to cause each of the Merger Subsidiaries to perform its respective obligations under this Agreement and to consummate the Mergers on the terms and conditions set forth in this Agreement.

Section 6.3 Director and Officer Liability.

(a) Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement, from the Effective Time and until the six year anniversary of the Effective Time, Parent shall cause the Surviving Company and each of its Subsidiaries to indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director, officer or employee of the Company or of such Subsidiary, as applicable, or who acts as a fiduciary under any Company Benefit Plan or is or was serving at the request of the Company or of such Subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of or incurred in connection with any threatened or actual claim (including a claim of a violation of applicable law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action (“Proceeding”) to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director, officer or employee of the Company or of such Subsidiary, a fiduciary under any Company Benefit Plan or is or was serving at the request of the Company or of such Subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of or pertaining to this Agreement or the Transactions, in each case to the fullest extent permitted under applicable law (and Parent shall cause the Surviving Company or such Subsidiary to pay expenses incurred in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable law). Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.3(a), upon learning of any such Proceeding, shall notify the Surviving Company (but the failure so to notify shall not relieve a party from any obligations that it may have under this Section 6.3(a) except to the extent such failure materially prejudices such party’s position with respect to such claims). Parent shall have the right, upon written notice to any applicable Indemnified Person, to assume the defense of any Proceeding in respect of which indemnification is or would be sought hereunder employing counsel reasonably satisfactory to such Indemnified Person. Notwithstanding anything to the contrary in this Section 6.3, an Indemnified Person shall only be entitled to the rights provided in this Section 6.3 after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined under applicable law that such Indemnified Person is not entitled to be indemnified.

(b) Parent and the Surviving Company shall not amend, repeal or otherwise modify any provision in the organizational documents of the Surviving Company or its Subsidiaries in any manner that would adversely affect the rights thereunder of any Indemnified Person to indemnification, exculpation or expense advancement, except to the extent required by applicable law. Parent shall cause the Surviving Company and its Subsidiaries to fulfill and honor any indemnification, expense advancement or exculpation agreements between the Company or any of such Subsidiaries and any of its or their directors, officers or employees existing immediately prior to the Effective Time.

(c) To the fullest extent permitted under applicable law, Parent shall cause the Surviving Company and each of its Subsidiaries to indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in this Section 6.3, relating to the enforcement of such Indemnified Person’s rights under this Section 6.3; provided, that, any such Indemnified Person shall only be entitled to the rights of advancement provided in this Section 6.3(c) after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined under applicable law that such Indemnified Person is not entitled to be indemnified.

(d) Parent shall cause the Surviving Company to put in place, and Parent shall fully prepay no later than immediately prior to the Closing, “tail” insurance policies with a claims reporting or discovery period of at least six years from the Effective Time placed with insurance companies having the same or better AM Best Financial rating as the Company’s current directors’ and officers’ liability insurance companies with terms and conditions providing retentions, limits and other material terms no less favorable than the current directors’ and officers’ liability insurance policies maintained by the Company with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time; provided, however, that Parent may elect in its sole discretion, but shall not be required, to spend more than the amount set forth on Section 6.3 of the Company Disclosure Schedules (the “Cap Amount”) for the six years of coverage under such “tail” policy; provided, further, that if the cost of such insurance exceeds the Cap Amount, and Parent elects not to spend more than the Cap Amount for such purpose, then Parent shall purchase as much coverage as is reasonably available for the Cap Amount.

(e) If Parent or the Surviving Company (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.3. Parent and the Surviving Company shall not sell, transfer, distribute or otherwise dispose of any of their assets or the assets of any Subsidiary in a manner that would reasonably be expected to render Parent or Surviving Company unable to satisfy their obligations under this Section 6.3. The provisions of this Section 6.3 are intended to be for the benefit of, and shall be enforceable by, the parties and any Indemnified Persons, and their heirs and representatives.

Section 6.4 Stock Exchange Listing. Parent shall take all necessary action to cause the shares of Parent Common Stock to be issued in connection with the Mergers to be listed on the NYSE, subject to official notice of issuance.

Section 6.5 Employee Benefits.

(a) From and after the Effective Time, Parent shall cause the Surviving Company to honor in accordance with their terms all benefits and obligations under the Company Benefit Plans, each as in effect on the date of this Agreement (or as amended to the extent permitted by Section 5.1), to the extent that entitlements or rights, actual or contingent (whether such entitlements or rights are vested as of the Effective Time or become vested or payable only upon the occurrence of a further event) exist in respect thereof as of the Effective Time. The consummation of the Mergers shall constitute a “Change in Control” for purpose of any employee arrangement and all other Company Benefit Plans, pursuant to the terms of such plans in effect on the date of this Agreement. No provision of this Section 6.5(a) shall be construed as a limitation on the right of Parent to amend or terminate any Company Benefit Plans which the Company would otherwise have under the terms of such Company Benefit Plan, and no provision of this Section 6.5(a) shall be construed to create a right in any employee or beneficiary of such employee under a Company Benefit Plan that such employee or beneficiary would not otherwise have under the terms of such plan.

(b) For a period of one year following the Effective Time, Parent shall continue to provide to each individual who is employed by the Surviving Company or its Subsidiaries as of the Closing Date and who remains employed with Parent or any Subsidiary of Parent (“Affected Employees”), for so long as such Affected Employee remains employed by Parent or any Subsidiary of Parent, (i) an annual base salary or base wage rate that is no less than the annual base salary or base wage rate provided to the Affected Employee immediately prior to the Closing Date, (ii) cash incentive opportunities that are substantially comparable in the aggregate to those provided to such Affected Employee immediately prior to the Closing Date, and (iii) employee benefits that are substantially comparable in the aggregate to those provided to such Affected Employee immediately prior to the Closing Date. Notwithstanding Section 6.5(a), Parent shall, or shall cause the Surviving Company or another its Subsidiaries to, (i) honor the terms of the annual cash bonus program for 2026 as in effect at the Closing Date

(the “2026 Bonus Program”) and (ii) determine the amount payable under the 2026 Bonus Program in a manner consistent with the Company’s past practices, except that, in each case, any bonus payable under the 2026 Bonus Program shall be prorated based on a fraction, the numerator of which is the number of days between January 1, 2026 and the Closing Date (including the Closing Date) and the denominator of which is 365.

(c) Parent shall, or shall cause the Surviving Company or another of its Subsidiaries to, give each Affected Employee full credit for purposes of eligibility, vesting and benefit accrual (other than benefit accruals under any defined benefit pension or post-employment or retiree health or welfare plan that, in each case, is not a Company Benefit Plan) under any employee benefit plans or arrangements maintained by Parent or any Subsidiary of Parent for such Affected Employees’ service with the Company or any Subsidiary to the same extent recognized by the Company or its applicable Subsidiary immediately prior to the Effective Time, except to the extent that such credit would result in a duplication of benefits or compensation for the same period of service.

(d) Parent shall, or shall cause the Surviving Company to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans in which such employees may be eligible to participate after the Effective Time (the “Successor Welfare Plans”), other than limitations or waiting periods that are already in effect with respect to such employees and that have not, as of the date the Affected Employees become eligible for the Successor Welfare Plans, been satisfied under any welfare plan maintained for the Affected Employees immediately prior to the date of such eligibility, and (ii) for the year in which a Successor Welfare Plan that is a group health plan replaces any Company Benefit Plan that is a group health plan, provide each Affected Employee with credit under such Successor Welfare Plan for any co-payments and deductibles paid by the Affected Employee under the similar Company Benefit Plan prior to the date the Affected Employee becomes covered by such Successor Welfare Plan in satisfying any applicable deductible or out-of-pocket requirements under the Successor Welfare Plan.

(e) If requested by the Parent in writing delivered to the Company not less than ten Business Days prior to the Closing Date, the Company and each of its Subsidiaries shall adopt resolutions and take all such corporate action as is necessary to terminate each benefit plan intended to qualify pursuant to Section 401(k) of the Code that is maintained, sponsored or contributed to by the Company or any of its Subsidiaries (collectively, the “Company 401(k) Plans”), in each case, effective as of the day immediately prior to the Closing Date, and the Company shall provide Parent with evidence that such Company 401(k) Plans have been properly terminated, with the form of such termination documents subject to the reasonable approval of Parent. If any Company 401(k) Plan is terminated pursuant to Parent’s request, the applicable Affected Employees shall be eligible to participate in a benefit plan intended to qualify pursuant to Section 401(k) of the Code that is maintained by Parent or one of its Subsidiaries as soon as reasonably practicable following the Closing Date, and such Affected Employees shall be entitled to effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code), including any outstanding loans, to such plan maintained by Parent or its Subsidiaries.

(f) Nothing contained in this Section 6.5, express or implied, shall (i) be construed to establish, amend or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement, (ii) limit the ability of Parent, the Company or any of their respective Subsidiaries or affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, except as permitted by the terms of such plan, program, agreement, contract, policy or arrangement, (iii) create any third-party beneficiary rights or obligations in any person (including any employee) or any right to employment or service or continued employment or service or to a particular term or condition of employment or service with Parent or the Company or any of their respective Subsidiaries or affiliates or (iv) limit the right of Parent or the Company (or any of their respective Subsidiaries or affiliates) to terminate the employment or service of any employee or other service provider following the Closing at any time and for any or no reason.

(g) Upon Parent’s reasonable request from time to time, the Company shall, within a reasonable period of time following receipt of such request (but in no event more than five Business Days following receipt of such request), provide Parent with the then-most recent calculations and reasonable back-up information relating to Sections 280G and 4999 of the Code relating to the Transactions, including any non-compete valuations.

(h) Following the date of this Agreement, to the extent applicable, the Company shall provide Parent with a list of employees who would be affected by any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the WARN Act and that would occur between the date of this Agreement and the Closing Date.

ARTICLE VII

COVENANTS OF PARENT AND THE COMPANY

Section 7.1 Reasonable Best Efforts.

(a) Subject to Section 5.2 and Section 7.1(b), the Company and Parent shall each cooperate with the other and use (and shall cause their respective Subsidiaries and affiliates to use) their respective reasonable best efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Mergers and the other Transactions as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including, for the avoidance of doubt, any filings, notifications, submissions or authorizations relating to export control and economic sanctions matters and any post-Closing notification to the U.S. Department of State under the ITAR in respect of changes to the Company’s ITAR registration) and (ii) obtain as soon as practicable all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party or Governmental Authority which are necessary, proper or advisable to consummate the Mergers and the other Transactions. The Company and Parent shall submit, or cause to be submitted, the notifications required under the HSR Act relating to the Mergers within 20 Business Days of the date of this Agreement. Prior to Closing, and subject to applicable laws relating to the exchange of information, the Company and Parent shall each keep the other reasonably apprised of the status of matters relating to the completion of the Mergers and work cooperatively in connection with obtaining all required approvals or consents of any Governmental Authority in connection with the Mergers. The Company and Parent shall have the right to review in advance, and each shall consult the other to provide any necessary information with respect to all filings made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Mergers and the other Transactions (other than the notifications required under the HSR Act), and each shall consider in good faith all reasonable comments suggested by the other party or its counsel in connection therewith. The Company and Parent shall each promptly inform the other party, and if in writing, furnish the other party with copies (or, in the case of oral communications, advise the other party), of any material substantive communication received from any Governmental Authority regarding the Mergers and, subject to applicable laws, provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby; provided, that notwithstanding anything to the contrary in this Section 7.1, and subject to Parent’s obligations to consult with the Company, work collaboratively with the Company and consider the Company’s comments in good faith, Parent shall control the strategy for obtaining any necessary clearance, consents, approvals or waiting period expirations or terminations pursuant to any antitrust, competition or trade regulation law that may be asserted by any Governmental Authority with respect to the Mergers (collectively, “Antitrust Laws”) and shall lead and direct all submissions to and meetings, negotiations and communications with any Governmental Authority or other party in connection with matters with respect to any Antitrust Law, and shall do so in a manner reasonably designed to obtain any such clearance, consents, approvals or waiting period expirations or terminations as promptly as reasonably practicable and, in any event, prior to the End Date or the Extended End Date, as applicable. No party shall agree to “pull-and-refile” any filing made under the HSR Act or otherwise consent or agree to any timing agreement, extension or tolling of any waiting period or any other voluntary delay of the Merger or transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld. If either Parent or the Company, or any of their respective affiliates, receives a request for additional information or documentary material from any Governmental Authority with respect to the Mergers, then such party shall use its reasonable best efforts to make, or cause to be made, promptly and after consultation with the other party, an appropriate response in substantial compliance with such request. Subject to applicable laws or any request made by any applicable Governmental Authority (including the staff thereof), the Company and Parent shall each furnish to each other copies of all material substantive correspondence, filings (other than the notifications required under the HSR Act) and written communications between it and any such Governmental Authority with respect to this Agreement and the Mergers, and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings or submissions of information to any such Governmental Authority; provided, that materials provided pursuant to this Section 7.1(a) may be redacted (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with applicable law or contractual obligations and (z) as necessary to address reasonable privilege or confidentiality concerns.

(b) Without limiting Section 7.1(a), Parent and the Company shall, as applicable: (i) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any judgment, injunction, order or decree that would prohibit, enjoin, restrain, prevent or delay the Closing, on or before the End Date or the Extended End Date, as applicable, including without limitation defending through litigation on the merits (including appeal) any claim asserted in any court by any Person; and (ii) each use its reasonable best efforts to avoid or eliminate each and every impediment that may arise or be asserted under any Antitrust Laws or any other applicable law so as to enable the Closing to occur on or before the End Date or the Extended End Date, as applicable, including by (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of the Company and its Subsidiaries (collectively, “Divestiture Remedies”) and (y) proposing, negotiating, committing to and effecting conduct or behavioral commitments or otherwise taking or committing to take actions that after the Closing Date would limit Parent or its Subsidiaries’ freedom of action or inaction with respect to product lines or assets of the Company and its Subsidiaries (“Behavioral Remedies”), in either case as may be required in order to avoid the entry of, or to effect the dissolution or termination of, any injunction, temporary restraining order, or other judgment, order or decree that would otherwise have the effect of preventing or materially delaying the Closing. Parent and, if requested by Parent, the Company shall agree to any such Divestiture Remedies or Behavioral Remedies; provided, however, that notwithstanding anything to the contrary in this Agreement, neither Parent nor the Company shall be required to (and the Company and the Company’s Subsidiaries shall not, without the prior written consent of Parent) take, commit or agree to (A) any Behavioral Remedy or Divestiture Remedy that is not expressly conditioned on the Closing, (B) any Behavioral Remedy or Divestiture Remedy that relates to the operations, activities or businesses of Parent or its Subsidiaries prior to the Closing or (C) any Divestiture Remedy that would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries (measured as a whole). The Company shall not negotiate, commit to or effectuate any Divestiture Remedy, any Behavioral Remedy or any other sale, divestiture or disposal of businesses, product lines or assets of the Company or the Company’s Subsidiaries or any exclusive license of material Company IP, without Parent’s prior written consent; provided, that the foregoing shall not relieve any party of its obligations under this Agreement. For avoidance of doubt, no undertakings or actions pursuant to this Section 7.1(b) shall constitute a Company Material Adverse Effect or Parent Material Adverse Effect or entitle Parent to any reduction or offset to the Merger Consideration.

Section 7.2 Certain Filings. The Company and Parent shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the Transactions and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy

Statement or the Form S-4 and seeking timely to obtain any such actions, consents, approvals or waivers. Subject to Section 7.1(b), in no event shall Parent, the Merger Subsidiaries, the Company or any Subsidiary of the Company or Parent be required to pay, make or commit to pay or make (and without the prior written consent of Parent, none of the Company or any Subsidiary of the Company shall pay, make or commit to pay or make), any fee (other than required filing fees), penalty or other consideration or any other accommodation to any third party to obtain any consent, approval or waiver in connection with the Transactions under any Contract with such third party.

Section 7.3 Access to Information. From the date of this Agreement until the Effective Time, to the extent permitted by applicable law, the Company shall, during normal business hours and upon reasonable request, (a) give Parent and its employees, counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, (b) furnish to Parent and its employees, counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (c) instruct its employees, counsel and financial advisors to reasonably cooperate with Parent in its investigation of the business of the Company, as the case may be; provided, that (i) such investigation shall not unreasonably disrupt the Company’s operations and (ii) Parent and its representatives shall not perform, or cause to be performed, any invasive or subsurface investigation of the properties and facilities of the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes (based on advice of outside legal counsel) it may not provide to Parent by reason of any applicable law or Contract or which constitutes information protected by attorney/client privilege. Each party shall use reasonable efforts to make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All information obtained by Parent pursuant to this Section 7.3 shall be kept confidential in accordance with, and shall otherwise be subject to the terms of the Confidentiality Agreement.

Section 7.4 Tax Matters.

(a) Neither Parent nor the Company shall, nor shall they permit their respective Subsidiaries to, take any action that would prevent or impede, or could reasonably be expected to prevent or impede, the Mergers from qualifying for the Intended Tax Treatment. After the Exchange Ratio is finally determined pursuant to the terms of this Agreement, the Parent and the Company shall reasonably cooperate to promptly determine whether the Threshold Percentage is at least 40% for U.S. federal income tax purposes and whether the Mergers constitute a reorganization pursuant to the Intended Tax Treatment. If the Threshold Percentage is at least 40%, each of Parent and the Company intend and agree to report the Mergers and other transactions contemplated by this Agreement for U.S. federal income tax purposes as qualifying for the Intended Tax Treatment unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge that Parent shall not be required to make any payments in Parent Common Stock under this Agreement other than those payments specified in Section 1.4 and Section 1.5, and in the event that the Threshold Percentage is less than 40%, then none of the parties hereto shall be required to file any Tax Returns or take any position in accordance with the Intended Tax Treatment. Each of Parent and the Company further agree to notify the other party as promptly as practicable of any challenge to the Intended Tax Treatment by any Governmental Authority.

(b) The parties hereto each acknowledge and agree that for purposes of determining the value of the Parent Common Stock to be received by the Company’s stockholders pursuant to the Mergers for purposes of measuring continuity of interest under Treasury Regulations section 1.368-1(e)(2)(i) and Revenue Procedure 2018-12, 2018-6 IRB 349 (“Rev. Proc. 2018-12”): (i) the “Safe Harbor Valuation Method” shall be the “Average of the Daily Volume Weighted Average Prices” as described in Section 4.01(1) of Rev. Proc. 2018-12, (ii) the “Measuring Period” (within the meaning of Section 4.02 of Rev. Proc. 2018-12) shall be each of the ten consecutive trading days ending on and including the second to last trading day prior to the Closing Date, (iii) the “specified exchange” (within the meaning of Section 3.01(4) of Rev. Proc. 2018-12) shall be the NYSE and

(iv) the “authoritative reporting source” (within the meaning of Section 3.01(4) of Rev. Proc. 2018-12) shall be Bloomberg L.P.

(c) This Agreement is intended to constitute, and the parties hereto adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations sections 1.368-2(g) and 1.368-3(a) and for purposes of Sections 354 and 361 of the Code.

(d) To the extent requested or required by the SEC in connection with the preparation, filing and delivery of the Form S-4 or the Company Proxy Statement, the Company shall use reasonable best efforts to obtain from its tax advisor a tax opinion to the effect that the Mergers will qualify for the Intended Tax Treatment. The tax advisor to the Company shall be Foley & Lardner LLP or another tax advisor to the Company reasonably satisfactory to Parent (which the parties hereto agree shall include Paul, Weiss, Rifkind, Wharton & Garrison LLP). Each of Parent and the Company shall reasonably cooperate with the other and with their respective tax advisors (including by providing drafts and a reasonable opportunity to review and comment on opinions and disclosures relating to the Intended Tax Treatment), and shall use its commercially reasonable efforts in connection with the preparation and issuance of the tax opinion by the Company’s tax advisor in connection with the preparation, filing and delivery of the Form S-4 or the Company Proxy Statement. The tax opinion shall be subject to customary assumptions and limitations, and in reliance on the applicable officer’s certificates and other deliverables, to the effect that the Mergers will qualify for the Intended Tax Treatment. Each of Parent and the Company hereto shall use its reasonable best efforts not to, and not permit any of its affiliates to, take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants made to their respective tax advisors in connection with the tax opinion. In connection therewith, each of Parent and the Company shall deliver to the relevant tax advisor: (A) a duly authorized and executed officer’s certificate, dated as of such date as may be reasonably requested by such tax advisor, containing such representations such party is able to make as shall be reasonably necessary or appropriate to enable such tax advisor to render any such opinion or other written advice, and (B) such other information as reasonably requested by such tax advisor for purposes of rendering any such opinion or other written advice.

(e) Notwithstanding anything to the contrary, each party acknowledges and agrees that its obligations to effect the Transactions are not subject to any condition or contingency with respect to the Mergers qualifying for the Intended Tax Treatment.

(f) After the date of this Agreement and prior to the Closing Date, each of Parent and the Company shall reasonably cooperate with the other in good faith, and the Company and its Subsidiaries shall provide all information reasonably requested by Parent, in each case with respect to Tax matters relevant to integrating Parent and the Company’s respective Subsidiaries and operations.

Section 7.5 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, (a) any press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued prior to such consultation, if the party making the release or statement has used its reasonable best efforts to consult with the other party in relation thereto, (b) a party may, without such consultation, issue a press release or make a public statement that is consistent with prior press releases issued or public statements made in compliance with this Section 7.5 or any communication plan or strategy previously agreed to by Parent and the Company and (c) Parent may, without such consultation, make any truthful public statement in response to questions from the press, analysts, investors or those attending industry conferences. For the avoidance of doubt, nothing in this Section 7.5 shall prevent Parent or the Company from issuing any press release or making any public statement in the ordinary course that does not relate specifically to this Agreement or the Transactions.

Section 7.6 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company or the Merger Subsidiaries, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company or the Merger Subsidiaries, as may be reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Mergers.

Section 7.7 Notices of Certain Events.

(a) Each of the Company and Parent shall promptly notify the other party of:

(i) any written notice or other written communication received from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(ii) any notice or other material substantive communication received from any Governmental Authority in connection with the Transactions; and

(iii) any actions, suits, claims, investigations or proceedings (A) commenced or (B) to the best of its knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the Transactions;

provided, however, that no such notification (and no other notification required to be given under any other Section of this Agreement) shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 7.8 Section 16(b). Each of Parent and the Company shall take all such steps as may be reasonably necessary to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.9 Transaction Litigation. The Company shall promptly notify Parent of any stockholder demands, litigations, arbitrations or other similar actions (including derivative claims) commenced against their respective directors or officers relating to this Agreement or any of the Transactions (collectively, the “Transaction Litigation”) and shall keep Parent reasonably informed regarding any developments in any Transaction Litigation. The Company shall cooperate with Parent in the defense or settlement of any Transaction Litigation and shall in good faith consult with Parent on a regular basis regarding the defense or settlement of such Transaction Litigation and the Company shall give Parent’s advice with respect to such Transaction Litigation reasonable consideration. None of the Company, or any of its respective Subsidiaries shall settle or offer to settle any Transaction Litigation without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.1 Conditions to the Obligations of Each Party. The obligations of each of the Company, Parent and the Merger Subsidiaries to consummate the Mergers are subject to the satisfaction (or, to the extent permitted by law, waiver) of the following conditions:

(a) this Agreement shall have been adopted by the stockholders of the Company in accordance with the DGCL;

(b) any applicable waiting period (and any extensions thereof, including any agreements or commitments with any Governmental Authority regarding the timing of consummating the Mergers) under the HSR Act relating to the Mergers shall have expired or been terminated;

(c) no provision of any applicable law or regulation enacted or deemed applicable to the Mergers by a Governmental Authority shall make consummation of the Mergers illegal and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Mergers;

(d) the Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

(e) the shares of Parent Common Stock to be issued in the Mergers shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 8.2 Additional Conditions to the Obligations of Parent and the Merger Subsidiaries. The obligations of Parent and the Merger Subsidiaries to consummate the Mergers are subject to the satisfaction (or, to the extent permitted by law, waiver) of the following further conditions:

(a)

(i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date, and

(ii) (A) the representations and warranties of the Company set forth in Section 3.11(b) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (B) the representations and warranties of the Company set forth in Sections 3.1, 3.2, 3.5(a), and 3.26 shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date except for De Minimis Inaccuracies and (C) the representations and warranties of the Company set forth in this Agreement (other than those described in the preceding clauses (A)-(B)) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for where the failure to be so true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Company Material Adverse Effect”) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, that, with respect to clauses (A), (B) and (C) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (A), (B) or (C) as applicable) only as of such date or period.

(b) Since the date of this Agreement, there shall not have occurred and be continuing a Company Material Adverse Effect.

(c) Parent shall have received a certificate of the Company, executed on its behalf by an authorized officer of the Company, dated the Closing Date, certifying that the conditions set forth in Section 8.2(a)(i) and Section 8.2(a)(ii) have been satisfied.

Section 8.3 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the Mergers is subject to the satisfaction (or, to the extent permitted by law, waiver) of the following further conditions:

(a)

(i) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date and

(ii) (A) the representations and warranties of Parent and the Merger Subsidiaries set forth in Section 4.10 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, and (B) the representations and warranties of Parent and the Merger Subsidiaries set forth in this Agreement (other than those described in the preceding clause (A)) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for where the failure to be so true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Parent Material Adverse Effect”) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; provided, however, that, with respect to clauses (A) and (B) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clause (A) or (B) as applicable) only as of such date or period.

(b) Since the date of this Agreement, there shall not have occurred and be continuing a Parent Material Adverse Effect.

(c) The Company shall have received a certificate of Parent, executed on its behalf by an authorized officer of Parent, dated the Closing Date, certifying that the conditions set forth in Section 8.3(a)(i) and Section 8.3(a)(ii) have been satisfied.

Section 8.4 Frustration of Closing Conditions. None of the parties may rely, either as a basis for not consummating the Mergers or for terminating this Agreement, on the failure of any condition set forth in Section 8.1, 8.2 or 8.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time (notwithstanding the obtaining of the Company Stockholder Approval):

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Mergers have not been consummated by the twelve-month anniversary of the date of this Agreement (the “End Date”); provided, that (A) if on such date, the conditions to the Closing set forth in Section 8.1(b) or Section 8.1(c) (where the failure of such condition set forth in Section 8.1(c) to be satisfied is a result of any law, regulation, judgment, injunction, order or decree arising under any Antitrust Law) shall not have been satisfied, but all other conditions to the Closing set forth in Article VIII shall have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided, that such conditions are capable of being satisfied at the Closing), then the End Date shall be automatically extended for a period of 90 days and (B) if on such date as extended pursuant to the foregoing clause (A), the conditions to the Closing set forth in Section 8.1(b) or Section 8.1(c) (where the failure of such condition set forth in Section 8.1(c) to be satisfied is a result of any law, regulation, judgment, injunction, order or decree arising under any Antitrust Law) shall not have been satisfied, but all other conditions to the Closing set forth in Article VIII shall have been satisfied or validly waived (except for those conditions that by their terms must be satisfied at the Closing; provided, that such conditions are capable of being satisfied at the Closing), then the End Date shall be automatically extended for an additional period of 90 days (the End Date, as it may be extended under this Section 9.1(b)(i), the “Extended End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has principally caused or resulted in the failure of the Effective Time to occur on or before the End Date or the Extended End Date, as applicable; or

(ii) if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;

(c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Mergers illegal or otherwise prohibited which is enacted or enforced by a Governmental Authority or if any judgment, injunction, order or decree enjoining or otherwise prohibiting Parent or the Company from consummating the Mergers is entered by a Governmental Authority and such judgment, injunction, order or decree shall become final and nonappealable; provided, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under Section 7.1 has principally caused or resulted in the imposition of such legal restraint or the failure of such legal restraint to be resisted, resolved or lifted;

(d) by Parent, prior to receipt of the Company Stockholder Approval, if there shall have been a Change in the Company Recommendation, whether or not permitted by the terms hereof (or the Board of Directors of the Company or any committee thereof shall resolve to effect a Change in the Company Recommendation);

(e) by either Parent or the Company, if there shall have been a breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.2(a) (in the case of a breach by the Company) or Section 8.3(a) (in the case of a breach by Parent), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach; or

(f) by the Company, at any time prior to receipt of the Company Stockholder Approval in order to enter into a definitive written agreement providing for a Superior Proposal; provided, that (i) the Company has received a Superior Proposal after the date of this Agreement that did not result from a breach of Section 5.2 or Section 5.3, (ii) the Company has complied with Section 5.3(b)(i) with respect to such Superior Proposal, (iii) concurrently with, and as a condition to, any such termination the Company pays or causes to be paid to Parent (or its designee) the Termination Fee pursuant to Section 10.5 and (iv) the Board of Directors of the Company has authorized the Company to enter into, and the Company concurrently enters into, a definitive written agreement providing for such Superior Proposal (it being agreed that the Company may enter into such definitive written agreement concurrently with any such termination).

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 10.1, specifying the provision hereof pursuant to which such termination is effected.

Section 9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this Section 9.2, in Section 10.4, Section 10.5 and Section 10.6, and in the Confidentiality Agreement shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any material and intentional breach by that party of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or, if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) or, if emailed, on the date transmitted (provided, that no “bounce back” or similar message of non-delivery is received with respect thereto), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 10.1):

if to Parent or the Merger Subsidiaries, to:

IonQ, Inc.

4505 Campus Drive

College Park, MD 20740

Attention: Paul T. Dacier

Email: [***]

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Rob Kindler; Chelsea N. Darnell

Email: [***]; [***]

if to the Company, to:

SkyWater Technology, Inc.

2401 East 86th Street

Bloomington, MN 55425

Attention: Chris Hilberg

Email: [***]

with a copy to:

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: John K. Wilson; Mark T. Plichta

Email: [***]; [***]

Section 10.2 Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or any termination of this Agreement.

Section 10.3 Amendments; No Waivers.

(a) Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and the Merger Subsidiaries, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that after the adoption of this Agreement by the stockholders of the Company, there shall be no amendment or waiver of this Agreement which would by law require further approval by the stockholders of the Company without such approval of such stockholders.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.4 Expenses. Except as otherwise specified in Section 10.5 or as otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except that those expenses incurred in connection with printing, mailing and filing the Form S-4, all filing fees paid in respect of the filings under the HSR Act or other Antitrust Laws in connection with the Transactions and all reasonable and documented fees, costs and expenses incurred in connection with any cooperation provided or action taken pursuant to Section 5.8 or in connection with any financing to be obtained by Parent relating to the repayment or refinancing of any outstanding indebtedness of the Company shall in each case be borne by Parent.

Section 10.5 Company Termination Fee. Notwithstanding any provision in this Agreement to the contrary, if:

(a) Parent shall terminate this Agreement pursuant to Section 9.1(d);

(b) (i) this Agreement is terminated by the Company or Parent pursuant to Section 9.1(b)(ii), (ii) this Agreement is terminated by the Company or Parent pursuant to Section 9.1(b)(i) and the Company Stockholder Approval shall not theretofore have been obtained or (iii) this Agreement is terminated by Parent pursuant to Section 9.1(e) and the Company Stockholder Approval shall not theretofore have been obtained, and in each case of clauses (i), (ii) and (iii), after the date of this Agreement but on or before the date of any such termination an Acquisition Proposal shall have been made and become publicly known, whether or not publicly withdrawn, (x) prior to the Company Stockholder Meeting (in the case of a termination contemplated by clause (b)(i)) or (y) prior to the date of such termination (in the case of a termination contemplated by clause (b)(ii) or (b)(iii)); or

(c) the Company shall terminate this Agreement pursuant to Section 9.1(f);

then in any case as described in clause (a), (b) or (c) the Company shall pay (or cause to be paid) to Parent (by wire transfer of immediately available funds), (x) in the cases described in clause (a) and (c), $51,573,958.07 (the “Termination Fee”) not later than the date of termination of this Agreement and (y) in the case described in clause (b), the Company shall pay (or cause to be paid) an amount equal to the Termination Fee not later than the earlier of the date an Acquisition Proposal is consummated or a definitive agreement is entered into by the Company providing for any Acquisition Proposal, as long as, in either case, such Acquisition Proposal is consummated or such definitive agreement is executed within 12 months after the date of termination of this Agreement; provided, however, that for the purpose of this clause (y), all references in the definition of Acquisition Proposal to 20% shall instead refer to 50%. The agreements contained in this Section 10.5 are an integral part of the Transactions, without which Parent would not enter into this Agreement. Accordingly, if the Company fails to pay timely any amount due pursuant to this Section 10.5 and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amount payable to Parent pursuant to this Section 10.5, the Company shall pay to Parent its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount so payable at the rate on six-month United States Treasury obligations (as of the date such payment was required to be made pursuant to this Agreement) plus three percent.

Section 10.6 Equity Investment.

(a) No later than 10 Business Days following an Antitrust Termination, Parent (or a Subsidiary of Parent) will purchase from the Company, and the Company will issue and sell to Parent (or such Subsidiary), the Investment Shares free and clear of all Liens (other than restrictions under applicable securities laws) for an aggregate purchase price of $100,000,000 payable by wire transfer of immediately available funds to an account specified in writing by the Company no later than two Business Days following such Antitrust Termination (the “Equity Investment”), and the Company shall deliver evidence satisfactory to Parent of such issuance.

(b) From and after any Antitrust Termination, the Company’s right to cause Parent or any of its affiliates to consummate the Equity Investment shall be the sole and exclusive remedy of the Company against

Parent, the Merger Subsidiaries, their respective Subsidiaries, and their respective directors, officers, employees and affiliates for any losses or damages suffered as a result of the failure of the Closing to occur due to the failure of the conditions in Section 8.1(b) and Section 8.1(c) (to the extent arising under Antitrust Laws) to be satisfied on or before the End Date (as it may be extended), and in no event shall Parent, the Merger Subsidiaries or any of their affiliates have any liability to the Company or any of its affiliates following the consummation of the Equity Investment.

(c) With respect to the Investment Shares, the Company shall:

(i) use its reasonable best efforts to promptly cause the Investment Shares to be approved for listing on Nasdaq, subject to official notice of issuance.

(ii) with a view to making available to Parent the benefits of Rule 144 and any other rules or regulations of the SEC that may permit resale without registration, use its reasonable best efforts to: (a) file in a timely manner all reports and other documents required to be filed by it under the Securities Act, the Exchange Act and the rules and regulations thereunder; (b) if it is not required to file such reports, make available at all times the information necessary to permit Parent to rely on Rule 144; and (c) take such further action as Parent may reasonably request, all to the extent required from time to time to enable Parent to sell Investment Shares without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 or any other applicable SEC rules or regulations, each as may be amended from time to time.

(iii) to the extent any Investment Share held by Parent bears a restricted legend, in connection with any sale of Investment Shares pursuant to Rule 144, cause a customary opinion of counsel to be delivered to the transfer agent with respect to the removal of such restricted legend within three (3) Business Days of request and, beginning six (6) months after the Equity Investment Closing, use commercially reasonable efforts to cause its transfer agent to remove the restricted legend from all Investment Shares held by Parent.

(iv) bear all reasonable costs and expenses incurred in connection with the removal of restrictive legends on the Investment Shares (including any transfer agent fees and the costs of any issuer counsel opinions), provided that Parent shall be responsible for any selling expenses (including commissions, discounts, brokerage, underwriting, dealer-manager or similar fees), stock transfer taxes, and the fees and disbursements of Parent’s legal counsel, financial advisors, accountants or other professional advisors.

(d) Following the consummation of the Equity Investment until the earlier of (1) the second anniversary of the consummation of the Equity Investment and (2) such time as Parent no longer owns any Investment Shares (the “Standstill Period”), neither Parent nor its controlled affiliates or representatives acting on Parent’s behalf, nor any other person acting on behalf of or in concert with Parent or any of its controlled affiliates, shall, in any manner, directly or indirectly:

(i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in or knowingly facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in: (A) any acquisition of any securities (or beneficial ownership thereof as defined in Rule 13d-3 under the Exchange Act), or rights or options to acquire any securities (or beneficial ownership thereof) of the Company or its Subsidiaries, or assets constituting a significant portion of the consolidated assets of the Company or its Subsidiaries, or any indebtedness or businesses of the Company or its Subsidiaries; (B) any tender offer or exchange offer, merger or other business combination involving the Company or any of its Subsidiaries or assets of the Company or any of its Subsidiaries constituting a significant portion of the consolidated assets of the Company or any of its Subsidiaries; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote any voting securities of the Company or any of its Subsidiaries;

(ii) form, join or in any way communicate or associate with any securityholders or participate in a “group” (as defined under the Exchange Act) with respect to the Company or any of its Subsidiaries or any voting securities of the Company or any of its Subsidiaries;

(iii) otherwise act, alone or in concert with others, (x) to seek representation on or to control, change, advise or influence the management, board of directors or policies of the Company or any of its Subsidiaries, (y) to obtain representation on the board of directors of the Company or any of its Subsidiaries or (z) to propose any matter to be voted upon by the security holders of the Company or any of its Subsidiaries;

(iv) publicly disclose or direct any person to publicly disclose, any intention, plan or arrangement inconsistent with the foregoing; or

(v) advise, assist, direct or intentionally encourage any person to advise, assist or intentionally encourage any other persons to do or attempt to do any of the foregoing.

Notwithstanding anything in this Section 10.6 to the contrary, (x) nothing herein shall prohibit Parent from making any confidential offers or proposals to the Company (provided, that, in each case, such communications are in a manner that would not reasonably be expected to require either party to make public disclosure under applicable law or regulation); and (y) the restrictions set forth in this Section 10.6(d) shall not apply to an indirect acquisition of securities of the Company through investment in any independent mutual fund or other similar investment vehicle, or through any broad based, publicly-traded basket or index of securities, in each case, so long as such investment or acquisition is not made at Parent’s direction, or the direction of Parent’s representatives; and (z) the Standstill Period shall terminate if (i) the Company enters into a definitive agreement with respect to a transaction or series of related transactions involving all or a majority of (A) the voting securities of the Company or (B) the consolidated assets of the Company (in each case, whether by merger, consolidation, acquisition, issuance, business combination, joint venture, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise) or (ii) any third party commences (or publicly announces an intention to commence) a tender offer or exchange offer for all or a majority of the Company’s outstanding voting securities and the Company or its Board of Directors either recommends or accepts such offer or fails to recommend that its stockholders reject such offer within 10 business days from the date of such commencement or announcement. For the avoidance of doubt, nothing in this Section 10.6 shall in any way restrict Parent from voting any of the Investment Shares in its sole discretion.

Section 10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that any Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve such Merger Subsidiary of its obligations hereunder.

Section 10.8 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

Section 10.9 Enforcement; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, for which monetary damages would not be an adequate remedy, and accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the parties are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware

or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (in any case, the “Delaware Court”), and each of the parties hereby irrevocably consents to the exclusive jurisdiction of the applicable Delaware Court in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of the applicable Delaware Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party when deemed given pursuant to Section 10.1; provided, that nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law.

Section 10.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 10.11 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures (including those received as a .pdf attachment to electronic mail) shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 10.12 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Voting Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Company Disclosure Schedules and Parent Disclosure Schedules are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement but instead operate upon the terms of this Agreement as provided herein. Except for the provisions of (a) Articles II and III (including, for the avoidance of doubt, the rights of the former holders of Company Common Stock to receive the Merger Consideration), and (b) Section 6.3 (which from and after the Effective Time are intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and representatives), no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

Section 10.13 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 10.14 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.15 Interpretation. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations, limited liability companies and partnerships and vice versa. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an

Article, Section, Exhibit or Schedule, as applicable, of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “the date hereof,” “the date of this Agreement” and words of similar import mean the day and year first set forth above in the preamble to this Agreement. Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” When used in this Agreement, “knowledge” means, (a) with respect to the Company, the actual knowledge of the officers and employees of the Company set forth on Section 10.14 of the Company Disclosure Schedules, and (b) with respect to Parent, the actual knowledge of the officers and employees of Parent set forth on Section 10.14 of the Parent Disclosure Schedules. When used in this Agreement, “law” shall mean any and all domestic (federal, state or local) or foreign laws (including principles of common law), rules, statutes, directives, constitutional provision, treaties, ordinances, mandates, codes, regulations, orders, judgments, rulings or decrees or other similar legally binding requirements issued, enacted, adopted, promulgated, implemented or applied by or under the authority of any Governmental Authority. References to “days” shall mean “calendar days” unless expressly stated otherwise. With respect to any Match Period in Section 5.3, the Match Period shall end at 11:59 P.M. New York City time on the last Business Day of such Match Period. Any action required or permitted by this Agreement to be taken on or prior to a specific date shall, if such date is not a Business Day, be instead required or permitted to be taken on the next succeeding Business Day. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. Except with respect to any disclosure in the Company Disclosure Schedules or Parent Disclosure Schedules, any contract, instrument or law referred to herein means such contract, instrument or law as from time to time amended, modified or supplemented. References to any statute shall be deemed to refer to such statute and any rules or regulations promulgated thereunder. References to a person are also to its permitted successors and assigns. The words “provided to”, “delivered” or “made available” and words of similar import refer to documents which were delivered in person or electronically to the other party or its representatives prior to the execution of this Agreement or, on or prior to the calendar day immediately preceding the date of this Agreement, posted to the data site maintained by the disclosing party or its representatives in connection with the transactions contemplated hereby (provided, that, in the case of delivery by such data site, the other party had access to such documents in such data site and such documents were not removed from such data site prior to the execution hereof) and, for the avoidance of doubt, includes any documents filed or furnished by the disclosing party or its Subsidiaries with the SEC and publicly available on the SEC’s Electronic Data Gathering and Retrieval system as an exhibit after December 31, 2022 and prior to the date that was three calendar days prior to the execution of this Agreement. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

IONQ, INC.

By:	/s/ Niccolo M. De Masi
Name:	Niccolo M. De Masi
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IRIS MERGER SUBSIDIARY 1 INC.

By:	/s/ Tyler Rosenbaum
Name:	Tyler Rosenbaum
Title:	President

IRIS MERGER SUBSIDIARY 2 LLC

By:	/s/ Tyler Rosenbaum
Name:	Tyler Rosenbaum
Title:	President

[Signature Page to Agreement and Plan of Merger]

SKYWATER TECHNOLOGY, INC.

By:	/s/ Thomas Sonderman
Name:	Thomas Sonderman
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX A

CERTAIN DEFINED TERMS

“Acquisition Proposal” means any bona fide written offer or proposal for, or any bona fide written indication of interest in, any (i) direct or indirect acquisition or purchase of any business or assets of the Company or any of its Subsidiaries that, individually or in the aggregate, constitutes 20% or more of the assets, net revenues, net income or EBITDA of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the assets, net revenues, net income or EBITDA of the Company and its Subsidiaries, taken as a whole, (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the assets, net revenues, net income or EBITDA of the Company and its Subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the assets, net revenue, net income or EBITDA of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement; and

“AI Inputs” means any and all data, content or materials of any nature (including text, numbers, images, photos, graphics, video, audio or computer code) used to train, validate, test, improve or deploy any AI Technology.

“AI Technology” means any and all machine learning, deep learning and other artificial intelligence technologies, including statistical learning algorithms, models (including large language models), neural networks and other artificial intelligence tools or methodologies, all software implementations of any of the foregoing and related hardware or equipment.

“Anti-Corruption Laws” means any applicable law for the prevention or punishment of public or commercial corruption or bribery, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 and any other applicable anti-corruption or anti-bribery law of any other applicable jurisdiction.

“Anti-Discrimination Laws” means all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, labor, occupational safety and health, and wages and hours, including Section 8 of the National Labor Relations Act and all civil rights and anti-discrimination laws, rules and regulations.

“Antitrust Termination” means a termination of this Agreement (i) by either the Company or Parent pursuant to Section 9.1(b)(i) after the End Date (as such End Date may be extended in accordance with Section 9.1(b)(i)) at a time when the condition set forth in Section 8.1(b) or the condition set forth in Section 8.1(c) (to the extent the failure of such condition arises under Antitrust Laws) has not been satisfied, and (A) all other conditions set forth in Article VIII (other than Section 8.1(e) and other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived or are capable of being satisfied at the Closing and (B) the Company is not then in material breach of this Agreement, or (ii) by either the Company or Parent pursuant to Section 9.1(c) as a result of any final, nonappealable judgment, injunction, order or decree under any Antitrust Law that prohibits the consummation of the Mergers at a time when (A) all other conditions set forth in Article VIII (other than Section 8.1(e) and other than those conditions that by their terms are to be satisfied at the Closing) have been satisfied or waived or are capable of being satisfied at the Closing and (B) the Company is not then in material breach of this Agreement and such final, nonappealable judgment, injunction, order or decree shall not have been principally caused by the Company’s failure to fulfill any obligation under Section 7.1.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City or the Secretary of State of the State of Delaware are authorized or required by law to be closed or (iii) any day on which the SEC’s Electronic Data Gathering and Retrieval system is not open to accept filings.

“Ceiling Price” means $60.13.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986.

“Company Balance Sheet Date” means September 28, 2025.

“Company Balance Sheet” means the consolidated balance sheet of the Company, as of the Company Balance Sheet Date, set forth in the Company 10-Q.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Data” means all data and information, including Personal Data, Processed by or for the Company or any of its Subsidiaries.

“Company Disclosure Schedules” means the disclosure schedules delivered by the Company to Parent simultaneously with the execution of this Agreement.

“Company Intellectual Property Rights” means any and all Intellectual Property Rights that are owned by or purported to be owned by the Company or any of its Subsidiaries or exclusively licensed or purported to be exclusively licensed to the Company or any of its Subsidiaries.

“Company IP” means Company Intellectual Property Rights and Company Technology.

“Company Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence (each, an “Effect”) that, individually or in the aggregate, (x) has resulted or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, assets or continuing results of operations of the Company and its Subsidiaries, taken as a whole, or (y) has prevented, materially impeded or materially delayed or would reasonably be expected to prevent, materially impede or materially delay the consummation by the Company of the Merger or the other Transactions; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect, for the purposes of clause (x) only: (A) any changes in general U.S. or global economic conditions or securities, credit, financial or other capital markets conditions, (B) any changes or conditions affecting the industry in which the Company or its Subsidiaries operate, (C) any weather-related or other force majeure event (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters), (D) pandemics, epidemics, acts of war (whether or not declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism and any escalation or general worsening of any of the foregoing, (E) Effects resulting from the identity of Parent or the negotiation, execution, announcement, pendency, compliance with or performance of this Agreement, the Transaction or the terms hereof or the consummation of the Transactions, including the impact thereof on the relationships of the Company and its Subsidiaries with customers, suppliers, partners or employees; provided, that this clause (E) shall not apply to any representation or warranty set forth in Section 3.4 (or any condition to any party’s obligation to consummate the Mergers relating to such representation and warranty) to the extent the purpose of such representation and warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Mergers, (F) changes in applicable law, regulation or government policy or in GAAP or in accounting standards, or any changes in the official interpretation of any of the foregoing, or any changes in general legal, regulatory or political conditions, (G) any decline in the market price, or change in trading volume, of the Company’s capital stock, (H) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position or (I) any downgrade in the Company’s credit rating (it being understood that the exceptions in clauses (G), (H) and (I) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided hereof) is a Company Material Adverse Effect); provided, that, in the case of clauses (A), (B), (C) and (D), to the extent the impact on the Company and its Subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on similarly situated entities in the industry in which the Company and its Subsidiaries operate, the incrementally disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect. Notwithstanding anything to the contrary in this Agreement, any action taken, or refrained from being taken, by the Company or any of its Subsidiaries at the written request of Parent (including any action taken to comply with Section 7.1) shall not be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur.

“Company Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.

“Company Product” means the Company’s semiconductor wafer manufacturing and technology development services, offered or under development by the Company or any Subsidiary in the past 2 years.

“Company Technology” means any Technology authored, invented, created, conceived or otherwise developed by or for the Company or its Subsidiaries, and any Technology that embodies Company Intellectual Property Rights.

“Confidentiality Agreement” means the letter agreement dated as of December 21, 2025, between Parent and the Company, as amended.

“Contaminant” means (a) any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “corruptant,” “worm,” “malware,” “spyware,” “ransomware” or “trackware” (as such terms are commonly understood in the software industry) or any other code designed, intended to or that does have any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any material manner the operation of, or providing unauthorized access to, any computer, tablet computer, handheld device or other device, or any Company Product or IT Systems, or (ii) damaging or destroying any data or file without a user’s consent and (b) any bug, vulnerability, defect or error.

“Contract” means any agreement, lease, easement, license, contract, note, mortgage, indenture or other legally binding obligation.

“Copyleft License” means any license of Technology that provides that, as a condition to the use, modification, distribution or hosting of such licensed Technology, that such licensed Intellectual Property Rights, or any other Intellectual Property Rights that are incorporated into, derived from, based on, linked to or used or distributed with such licensed Intellectual Property Rights, be licensed, distributed or otherwise made available: (i) in a form other than binary or object code (e.g., in Source Code form); (ii) under terms that permit redistribution, reverse engineering or creation of derivative works or other modification; or (iii) without a license fee. Copyleft License includes the following licenses: the GNU General Public License, the GNU Library General Public License, the GNU Lesser General Public License, the Affero General Public License, the Mozilla Public License, the Common Development and Distribution License and the Eclipse Public License.

“Creditors’ Rights” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law).

“Current Government Bid” means a Government Bid that remains within its applicable bid validity period, has not been formally withdrawn and for which a final award has not been issued.

“Current Government Contract” means a Government Contract for which the period of performance has not expired or which has not been formally terminated, or which remains subject to audit or final payment.

“DCSA” means the U.S. Defense Counterintelligence and Security Agency.

“De Minimis Inaccuracies” means any inaccuracies that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of the Company.

“DFARS” means the Department of Defense supplement to the FAR, Chapter 2 of title 48 of the U.S. Code of Federal Regulations.

“Economic Sanctions/Trade Laws” means all applicable laws relating to anti-terrorism, the importation of goods, export controls, antiboycott and Sanctions Targets, including prohibited or restricted international trade and financial transactions and lists maintained by any Governmental Authority targeting certain countries, territories, entities or persons. For the avoidance of doubt, the applicable laws referenced in the foregoing sentence include (a) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act or the Syria Accountability and Lebanese Sovereignty Act, any regulations of the U.S. Treasury Department Office of Foreign Assets Controls (“OFAC”) or any export control law applicable to U.S.-origin goods, technology or Software or goods, Software or Technology that are otherwise subject to U.S. export controls, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. Government at the prevailing point in time, (b) any U.S. sanctions related to or administered by the U.S. Department of State and (c) any sanctions measures or embargoes imposed by the United Nations Security Council, His Majesty’s Treasury or the European Union.

“Environmental Laws” means all laws relating to: (a) pollution or the protection, investigation or restoration of the environment or natural resources, (b) the handling, generation, processing, use, storage, disposal, transport, sale, management, manufacture, marketing, release or threatened release of, or exposure to, any Hazardous Substance or (c) human or worker health and safety (to the extent human or worker health and safety relates to exposure to Hazardous Substances).

“Environmental Permits” means all permits, licenses, certifications, variations, exemptions, orders, filings, registrations, identification numbers, franchises, authorizations and approvals of all Governmental Authorities required or issued under Environmental Laws.

“Equity Award Exchange Ratio” means the sum of (A) the Exchange Ratio and (B) the quotient, rounded to four decimal places, obtained by dividing (x) the Per Share Cash Consideration by (y) the Parent Trading Price.

“Equity Incentive Plan” means the Company 2021 Equity Incentive Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” means the following (in each case rounded to four decimals): (A) if the Parent Trading Price is an amount equal to or less than the Floor Price, then the Exchange Ratio shall be 0.5265; (B) if the Parent

Trading Price is an amount greater than the Floor Price but less than the Ceiling Price, then the Exchange Ratio shall be equal to the quotient obtained by dividing $20 by the Parent Trading Price; and (C) if the Parent Trading Price is an amount greater than or equal to the Ceiling Price, then the Exchange Ratio shall be 0.3326.

“FAR” means the Federal Acquisition Regulation, title 48 of the U.S. Code of Federal Regulations, including the DFARS, and all other agency supplements thereto.

“Floor Price” means $37.99.

“Funded Backlog” means the total amount of funding allotted or assigned to a Government Contract minus total amount of revenue recognized by the Company from inception through the reported month allocable to such Government Contract.

“GAAP” means United States generally accepted accounting principles.

“Government Bid” means any bid, proposal, quotation, or offer by the Company or one of its Subsidiaries that, if accepted or awarded, could result in the formation of a Government Contract.

“Government Contract” means any prime contract, subcontract, letter contract, purchase order, grant, cooperative agreement, subaward, basic ordering agreement, blanket purchase agreement, other transaction agreement, task order or delivery order or other Contract or contractual arrangement of any kind, including all amendments, modifications and options thereunder or relating thereto, between the Company or one of its Subsidiaries, on the one hand, and (a) any Governmental Authority or (b) any prime contractor or higher-tiered contractor to a Governmental Authority in its capacity as a prime contractor or higher-tiered contractor.

“Government Official” means any employee, officer or representative of, or any person otherwise acting in an official capacity for or on behalf of, a Governmental Authority, whether elected or appointed, including an officer or employee of a state-owned or state-controlled enterprise, a political party, political party official or employee, candidate for public office or an officer or employee of a public international organization (such as the World Bank, United Nations, International Monetary Fund or Organization for Economic Cooperation and Development).

“Governmental Authority” means any foreign, federal, state or local governmental instrumentality, body, agency, department, commission, official, tribunal, authority or other entity.

“Hazardous Substance” means any substance, material, chemical or waste that is defined, listed, classified, designated or regulated as “hazardous,” “toxic,” “corrosive,” “radioactive” or as a “pollutant” or “contaminant,” or words of similar meaning or import under, or for which liability or standards of conduct may be imposed pursuant to, any Environmental Laws, including petroleum products or byproducts, per- and polyfluoroalkyl substances, flammable or explosive material, radioactive material, asbestos or asbestos containing materials, lead, silica, polychlorinated biphenyls, dioxins, heavy metals, urea formaldehyde, radiation and toxic mold.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Inbound License” means any Contract pursuant to which the Company or any of its Subsidiaries has been granted any rights to access or use any Technology of another Person, or pursuant to which the Company or any of its Subsidiaries is granted a license, covenant not to sue, or other rights with respect to any Person’s Intellectual Property Rights.

“Intellectual Property Rights” means all intellectual property and proprietary rights, including all statutory, common law and other rights in, to or arising out of, Technology (whether recorded or not and regardless of form or method of recording), which exist under the laws of any jurisdiction in the world, including all rights the following types: (i) rights associated with works of authorship (including rights in Software), including copyrights, rights of attribution and integrity and other moral rights; (ii) rights in or arising out of logos, trademark, trade dress, business name, domain name, social media identifiers and trade name rights and similar rights; (iii) rights associated with confidential information, including trade secret rights; (iv) patent and industrial design property rights, and equivalent or similar rights in, or arising out of, inventions (whether or not patentable), invention disclosures, improvements, modifications, methods or processes; (v) rights in, arising out of or associated with a person’s name, voice, signature, photograph or likeness, including rights of personality, privacy and publicity; (vi) rights in, or arising out of or associated with databases; and (vii) rights in or relating to applications, registrations, renewals, extensions, combinations, divisions, re-examinations and reissues of, and right to apply for applications or the applications for, any of the rights referred to in clauses (i) through (vii).

“Intervening Event” means any event, development or change in circumstances that was not known by or reasonably foreseeable to the Company’s Board of Directors as of the date of this Agreement, which event, change or development becomes known to the Company’s Board of Directors prior to obtaining the Company Stockholder Approval; provided, that in no event shall the following events, changes or developments constitute an Intervening Event: (a) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof or (b) any change in the price or trading volume of the Company Common Stock, the Parent Common Stock or any other securities of the Company, Parent or any of their respective Subsidiaries (provided, further, that the underlying causes of such changes may constitute, or be taken into account in determining whether there has been, an Intervening Event).

“Investment Shares” means 2,857,143 shares of Company Common Stock, which number is fixed and not subject to adjustment.

“IT Systems” means computers, Software, databases, hardware, systems, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines and all other information technology equipment (including communications equipment, terminals and hook-ups that interface with third party software or systems) owned, licensed, leased or otherwise used or held for use by or on behalf of the Company or any of its Subsidiaries.

“ITAR” means the U.S. International Traffic in Arms Regulations.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than (i) any such mortgage, lien, pledge, charge, security interest or encumbrance for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Parent Balance Sheet or the Company Balance Sheet, as the case may be), (ii) any such mortgage, lien, pledge, charge, security interest or encumbrance which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like lien arising in the ordinary course of business not yet due or being contested in good faith, (iii) pledges or deposits arising in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, (iv) such mortgages, liens, pledges, charges, security interests or encumbrances that have arisen in the ordinary course of business and that do not, individually or in the aggregate, materially adversely affect the value of or the present use of such property, (v) any pledge, deposit or other lien securing the performance of bids, trade contracts (other than contracts in respect of indebtedness), leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, (vi) with respect to real property, such mortgages, liens, pledges, charges, security interests or encumbrances imposed on the underlying fee interest on such real property subject to such lease or (vii) with respect to real property, matters that would be disclosed by an accurate survey or inspection of the real property.

“Money Laundering Laws” means any law or regulation governing financial recordkeeping and reporting requirements, including the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986, the USA PATRIOT Act of 2001, and any applicable money laundering-related laws of other jurisdictions where the Company and its Subsidiaries conduct business, conduct financial transactions or own assets.

“Nasdaq” means the Nasdaq Stock Market.

“NISPOM” means the National Industrial Security Operating Manual, codified at 32 C.F.R. Part 117.

“NYSE” means the New York Stock Exchange.

“Open Source Software” means any software that is licensed, provided or distributed under any open source license (including any Copyleft License), including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license.

“Outbound License” means any Contract pursuant to which any Person has been granted any rights to access or use any Company Products, or that contains any assignment or license of, or any covenant not to assert or enforce, any Company Intellectual Property Rights.

“Parent Balance Sheet Date” means September 30, 2025.

“Parent Balance Sheet” means the consolidated balance sheet of Parent, as of the Parent Balance Sheet Date, set forth in the Parent 10-Q.

“Parent Common Stock” means the common stock, par value $0.0001 per share, of Parent.

“Parent Disclosure Schedules” means the disclosure schedules delivered by Parent to the Company simultaneously with the execution of this Agreement.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, (x) has resulted or would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), business, assets or continuing results of operations of Parent and its Subsidiaries, taken as a whole or (y) has prevented, materially impeded or materially delayed or would reasonably be expected to prevent, materially impede or materially delay the consummation by Parent or the Merger Subsidiaries of the Merger or the other Transactions; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, or would be, a Parent Material Adverse Effect for the purposes of clause (x) only: (A) any changes in general U.S. or global economic conditions or securities, credit, financial or other capital markets conditions, (B) any changes or conditions affecting the industry in which Parent or its Subsidiaries operate, (C) any weather-related or other force majeure event (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters), (D) pandemics, epidemics, acts of war (whether or not declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism and any escalation or general worsening of any of the foregoing, (E) Effects resulting from the negotiation, execution, announcement, pendency, compliance with or performance of this Agreement, the Transactions or the terms hereof or the consummation of the Transactions, including the impact thereof on the relationships of Parent and its Subsidiaries with customers, suppliers, partners or employees; provided, that this clause (E) shall not apply to any representation or warranty set forth in Section 4.4 (or any condition to any party’s obligation to consummate the Mergers relating to such representation and warranty) to the extent the purpose of such representation and warranty is to address the consequences resulting from the execution and delivery of this Agreement or the consummation of the Merger, (F) changes in applicable law, regulation or government policy or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, (G) any decline in the market price, or change in trading volume, of Parent’s capital stock, (H) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position or (I) any downgrade in Parent’s credit rating (it being understood that the exceptions in clauses (G), (H), and (I) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided hereof) is a Parent Material

Adverse Effect); provided, that, in the case of clauses (A), (B), (C) and (D), to the extent the impact on Parent and its Subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on similarly situated entities in the industries in which Parent and its Subsidiaries operate, the incrementally disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect.

“Parent Trading Price” means the volume-weighted average price (VWAP), rounded to four decimal places, of Parent Common Stock on all exchanges as reported by Bloomberg L.P. on the VWAP function for the ticker “IonQ, Inc. US Equity” for the 20 preceding trading days prior to, but not including, the third Business Day prior to the Closing Date, calculated from market open (9:30am ET) on the first day of the measurement period to market close on the last day of the measurement period (4:00 pm ET).

“Per Share Tax Value” means the per share value of the Parent Common Stock, as determined under Section 7.4(b), equal to the product of the (i) Average of the Daily Volume Weighted Average Prices of the Parent Common Stock during the Measurement Period and (ii) the Exchange Ratio.

“Person” or “person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Personal Data” means any information that, alone or in combination with other information, is capable of identifying an individual natural person, or that is otherwise defined as “personal data,” “personal information,” “personally identifiable information” or similar term under the Privacy and Data Processing Requirements.

“Principal” means an officer, director, owner, partner, or a Person having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a division or business segment; and similar positions).

“Privacy and Data Processing Policy” means any published or posted statement, policy, representation or notice of the Company or any of its Subsidiaries relating to the Processing of Personal Data, privacy, data protection or security that is applicable to the Company or any of its Subsidiaries.

“Privacy and Data Processing Requirement” means any (i) law related to data protection, privacy, or security (including, as applicable, the California Consumer Privacy Act, the Colorado Privacy Act, the Data Protection Act 2018, the Privacy and Electronic Communications (EC Directive) Regulations 2003 and the Security of Network & Information Systems Regulations 2018, all as amended and/or replaced, and in force from time to time, as applicable) (“Privacy Laws”), (ii) Privacy and Data Processing Policies or (iii) other legally binding requirement of a self-regulatory organization, industry standard (including the Payment Card Industry Data Security Standard, as applicable) or Contract relating to the Processing of Personal Data, privacy, data protection or security, including, in each case, in connection with direct marketing or the initiation, transmission, monitoring, interception, recording or receipt of communications.

“Process” means, with respect to any data or set of data, any operation or set of operations performed thereon, whether or not by automated means, including adaptation, alignment, alteration, collection, combination, compilation, consultation, creation, deletion, destruction, disclosure, disposal, dissemination, erasure, interception, maintenance, making available, organization, recording, restriction, retention, and retrieval, storage, structuring, transmission and use, and security measures with respect thereto.

“Registered IP” means all Intellectual Property Rights that are registered or filed with or by, or issued under the authority of, any Governmental Authority or Internet domain name registrar, including all patents, registered copyrights, and registered trademarks, business names, social media handles and domain names and all applications for any of the foregoing.

“Sanctions Target” means: (a) any country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, including, as of the date of this Agreement, Iran, Cuba, Syria, North Korea, the

Crimea region or the so-called Donetsk or Luhansk People’s Republics; (b) a person that is on the list of Specially Designated Nationals and Blocked Persons or any of the other sanctions persons lists published by OFAC, or any equivalent list of sanctioned persons issued by the U.S. Department of State; (c) a person that is located or resident in or organized under the laws of a country or territory that is identified as the subject of country-wide or territory-wide Economic Sanctions/Trade Laws; (d) the government of, or any Governmental Authority of, a Sanctions Target, or the government of Venezuela or (e) an entity owned 50% or more or controlled by a country or territory identified in clause (a) or persons in clauses (b)-(d).

“SBA” means the U.S. Small Business Administration.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer software, firmware, programs and databases, whether in object code, Source Code, or executable form, and documentation related thereto.

“Source Code” means computer programming code in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

“Standard Form IP Contract” means each of the following standard forms of Contract used by the Company: (i) Invention Assignment Agreements; (ii) confidentiality or nondisclosure agreement; and (iii) non-exclusive licenses to Company Products to customers of the Company or any of its Subsidiaries.

“Subsidiary” means, when used with respect to any Person, any other Person, whether incorporated or unincorporated, of which (i) more than 50% of the voting securities or other ownership interests is owned by such Person or one or more of its Subsidiaries, (ii) such Person or one or more of its Subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (iii) securities or other interests having by their terms ordinary voting power to elect more than 50% of the board of directors or other body or entity performing similar functions with respect to such corporation or other organization, are directly owned or controlled by such Person or by any one or more of its Subsidiaries.

“Superior Proposal” means any bona fide written Acquisition Proposal for or in respect of at least 80% of the outstanding shares of Company Common Stock or the Company’s and its Subsidiaries’ consolidated assets on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, taking into account all the terms and conditions of such Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any revisions to the terms of the Mergers or this Agreement proposed by Parent after being notified pursuant to Section 5.3(b)) (i) is more favorable to the Company’s stockholders from a financial point of view than the Mergers and the Transactions and (ii) constitutes a transaction that is likely to be consummated on the terms so proposed on a timely basis, taking into account, in the case of each of clauses (i) and (ii), all legal, financial, regulatory, financing conditionality and other aspects of such proposal.

“Tax Returns” means any return, report, form, election, declaration or similar statement filed or required to be filed with respect to any Tax (including any attachments, schedules or amendments thereto), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxes” means any and all taxes, charges, fees, levies, duties, tariffs, imposts or other assessments, whether disputed or not, including all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, digital services, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental, customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges in the nature of taxes imposed by any Governmental Authority and any interest, penalties or additions to tax attributable thereto;

“Teaming Agreement” means each teaming agreement related to a Government Contract or Government Bid to which the Company or one of its Subsidiaries is a party or otherwise bound or subject (i) with respect to which the applicable term has not yet expired, (ii) which has not been terminated pursuant to its terms or (iii) which has not been superseded by the award of the Government Contract for which the teaming agreement was entered into.

“Technology” means algorithms, APIs, diagrams, formulae, inventions (whether or not patentable), invention disclosures, programmer’s notes, improvements, modifications, know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, confidential information, proprietary information, protocols, schematics, specifications, product designs, roadmaps, marketing strategies, Software (in any form, including Source Code and executable or object code), subroutines, techniques, user interfaces, domain name registrations, URLs, web sites, social media accounts, social media identifiers, systems, tools, databases, data collections, concepts, data, coding, images, designs, documentation, books (including lab books), records, works of authorship (including written, audio and visual materials) and all other forms of technology.

“Threshold Percentage” means the quotient, expressed as a percentage, obtained by dividing (i) the Per Share Tax Value by (ii) the sum of the Per Share Tax Value plus the Per Share Cash Consideration, which for this purpose shall include any other amounts treated as consideration other than stock of Parent, as determined pursuant to Treasury Regulations Section 1.368-1(e).

“Unfunded Backlog” means the greater of awarded value or proposed value for all unfunded periods of a Government Contract, minus the sum of the Funded Backlog and the total amount of revenue recognized by the Company from inception through the reported month allocable to such Government Contract.

“WARN Act” means the Worker Adjustment and Retraining Notification Act and any similar state or local law.

TABLE OF OTHER DEFINED TERMS

Term	Section
2026 Bonus Program	6.5(b)
Affected Employees	6.5(b)
Agreement	Preamble
Antitrust Laws	7.1(a)
Appraisal Shares	1.6(a)
Behavioral Remedies	7.1(b)
Book-Entry Shares	1.4(b)
Cancelled Shares	1.4(d)
Cap Amount	6.3(d)
Certificate	1.4(b)
Certificates of Merger	1.1(b)
Change in Control	6.5(a)
Change in the Company Recommendation	5.3(a)
Closing	1.1(d)
Common Shares Trust	2.2(b)
Company	Preamble

Term	Section
Company 10-K	3.7(a)
Company 10-Q	3.7(a)
Company 401(k) Plans	6.5(e)
Company Benefit Plans	3.15(a)
Company By-Laws	3.1
Company Charter	3.1
Company Director RSU Award	1.5(c)
Company Option	1.5(a)
Company Pension Plan	3.15(e)
Company Proxy Statement	3.9(a)
Company Recommendation	5.3(f)
Company RSU Award	1.5(b)
Company SEC Documents	3.7(a)
Company Securities	3.5(a)
Company Stockholder Approval	3.2(a)
Company Stockholder Meeting	5.3(f)
Company Subsidiary Securities	3.6(b)
Consultant Invention Assignment Agreement	3.21(c)(i)
CSA	3.22(k)
CUI	3.22(k)
Delaware Court	10.9
Developed	3.21(c)(i)
DGCL	Recitals
Divestiture Remedies	7.1(b)
DLLCA	Recitals
Effective Time	1.1(b)
Employee Invention Assignment Agreement	3.21(c)(i)
End Date	9.1(b)(i)
Equity Investment	10.6(a)
ERISA Affiliate	3.15(d)
ESPP	1.5(e)
Excess Shares	2.2(a)
Exchange Agent	2.1(a)
Exchange Fund	2.1(a)
Extended End Date	9.1(b)(i)
FCLs	3.22(j)
Financial Advisor	3.26
First Certificate of Merger	1.1(b)
First Merger	Recitals
First Surviving Corporation	1.1(a)
Form S-4	5.3(c)
Form S-4 Clearance Date	5.3(c)
Indemnified Liabilities	6.3(a)
Indemnified Persons	6.3(a)
Intended Tax Treatment	Recitals
Intervening Event Notice	5.3(b)(i)
Invention Assignment Agreements	3.21(c)(i)
Lease Agreements	3.24(b)
Leased Real Property	3.24(b)
Match Period	5.3(b)(i)
Material Contract	3.20(b)

Term	Section
Measurement Date	3.5(a)
Merger Consideration	1.4(a)
Merger Subsidiaries	Preamble
Merger Subsidiary 1	Preamble
Merger Subsidiary 2	Preamble
Mergers	Recitals
Notice or Order	3.22(f)
OCIs	3.22(r)
Owned Real Property	3.24(a)
Parent	Preamble
Parent 10-K	4.6(a)
Parent 10-Q	4.6(a)
Parent Common Stock Issuance	Recitals
Parent Preferred Stock	4.5
Parent SEC Documents	4.6(a)
Payoff Amount	5.8(a)
Per Share Cash Consideration	1.4(a)
Per Share Stock Consideration	1.4(a)
Proceeding	6.3(a)
Registered Company IP	3.21(a)(i)
Rev. Proc. 2018-12	7.4(b)
SAM	3.22(o)
Sarbanes-Oxley Act	3.10(a)
Second Certificate of Merger	1.1(b)
Second Effective Time	1.1(b)
Second Merger	Recitals
Section 409A	3.15(i)
Significant Subsidiaries	3.6(a)
Specified Stockholder	Recitals
Standards Organizations	3.21(c)(viii)
Standstill Period	10.6(d)
Subject Indebtedness	5.8(a)
Successor Welfare Plans	6.5(d)
Superior Proposal Notice	5.3(b)(i)
Surviving Company	1.1(a)
Tax Proceeding	3.14(c)
Termination Fee	10.5(c)
Top Customer	3.23(a)
Top Supplier	3.23(b)
Transaction Litigation	7.9
Transactions	Recitals
Voting Agreement	Recitals

Annex B

VOTING AGREEMENT

This Voting Agreement (“Agreement”), dated as of January 25, 2026, is by and among IonQ, Inc., a Delaware corporation (“Parent”), Iris Merger Subsidiary 1 Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary 1”), Iris Merger Subsidiary 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Subsidiary 2” and together with Merger Subsidiary 1, the “Merger Subsidiaries”), and SkyWater Technology, Inc., a Delaware corporation (the “Company”), and the persons listed on the attached Schedule A who are signatories to this Agreement (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, the Company, Parent, Merger Subsidiary 1 and Merger Subsidiary 2 are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, the Company has informed Parent and each Stockholder that the Company and the Board of Directors of the Company have, prior to the execution and delivery of this Agreement, taken all actions so that the restrictions on transactions with an “interested stockholder” of the Company within the meaning of (i) Section 203 of the DGCL and (ii) any other “takeover” law are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby (the “Takeover Approval”);

WHEREAS, as of the date of this Agreement, each Stockholder is the record or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock (collectively, the “Shares”) set forth next to such Stockholder’s name on Schedule A hereto, being all of the Shares owned of record or beneficially by such Stockholder as of the date of this Agreement (collectively with respect to each Stockholder, the “Owned Shares” and, together with any additional Shares or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such Shares, or other similar transaction, or upon exercise or conversion of any securities (including any Company Options, RSUs, shares of Company Common Stock issued pursuant to the ESPP or any other equity awards), such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Parent and the Merger Subsidiaries to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Mergers, Parent, the Merger Subsidiaries, the Company and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that each of Parent and the Merger Subsidiaries is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a) “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction with respect to such security that has or reasonably would be expected to have the effect of transferring, or reallocating to a third party, or otherwise limiting, the economic benefits and risks of ownership of such security.

(b) “Voting Agreement Termination Date” means the earlier to occur of (i) the Effective Time, (ii) the termination of this Agreement by mutual written consent of Parent and the Stockholders, (iii) the public announcement by the Company that the Board of Directors of the Company has withdrawn, modified or qualified, in any matter adverse to Parent, the Company Recommendation, (iv) the termination of the Merger Agreement in accordance with its terms or (v) an Adverse Amendment.

(c) A person shall be deemed to have effected a “Transfer” of a security if such person, whether voluntarily or involuntarily, directly or indirectly (i) sells, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by operation of law or otherwise, including by way of Constructive Disposition) such security or any interest in such security, (ii) creates any pledge, lien, charge, mortgage, encumbrance, hypothecation or security interest of any kind or nature whatsoever on such security (other than, in each case, (x) those created by this Agreement and (y) those arising under applicable securities or community property laws), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, or (iv) agrees or commits (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) through (iii). For the avoidance of doubt, any direct or indirect transfer of equity or other interests in a Stockholder by its equityholders shall not constitute a “Transfer.” A “Transfer” shall not be deemed to have occurred in connection with the foreclosure of any pledge of Shares existing on the date of this Agreement.

2. Transfer Restrictions. From the date of this Agreement until the Voting Agreement Termination Date, each Stockholder agrees not to Transfer (or cause or knowingly permit the Transfer of) any of the Covered Shares; provided, however, that any Stockholder may Transfer any Covered Shares (i) to any other Stockholder; (ii) to any affiliate of such Stockholder; (iii) to any charitable foundation or organization, including donor advised funds; (iv) if such Stockholder is an individual, to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family; (v) if such Stockholder is not an individual, to one or more persons who is an equityholder, trustee, beneficiary, partner, or member of Stockholder; (vi) in connection with the settlement, exercise, termination or vesting of Company Options or RSUs held by a Stockholder in order to (1) pay, as applicable, the exercise price of such Company Options (including on a “net settlement” basis) or (2) satisfy Taxes or Tax withholding obligations applicable thereto or to any RSUs; (vii) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act in effect as of the date hereof; or (viii) to the extent required by any non-consensual judgment, by divorce decree or by will, intestacy or other similar applicable law; provided, further, however, that in each case of clauses (i), (ii), (iii), (iv) or (v) only if the transferee of such Covered Shares evidences in writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and be subject to the terms and provisions of this Agreement to the same effect as such transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever.

3. Agreement to Vote.

(a) From the date of this Agreement until the Voting Agreement Termination Date, subject to the terms of this Agreement and the Takeover Approval, at every meeting of the stockholders of the Company (and at every adjournment or postponement thereof), each Stockholder shall vote, and shall cause or direct to be voted, all of such Stockholder’s Covered Shares, as applicable:

(i) in favor of the adoption of the Merger Agreement, the Mergers and each of the transactions contemplated by the Merger Agreement in respect of which a holder of the Covered Shares is entitled to vote;

(ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Company Stockholder Approval on the date on which such meeting is held; and

(iii) against (A) any Acquisition Proposal or (B) approval of any proposal, transaction, agreement or action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger; and.

(iv) in favor of any other matter or action necessary for the consummation of the Merger.

(b) From the date of this Agreement until the Voting Agreement Termination Date, each Stockholder shall appear, in person or by proxy, at each meeting of the stockholders of the Company or adjournment or postponement thereof (or otherwise cause its Covered Shares to be counted as present thereat) for purposes of calculating a quorum.

(c) Notwithstanding anything in this Agreement to the contrary, (i) each Stockholder shall remain free to vote (or execute proxies with respect to) the Covered Shares with respect to any matter not covered by Section 3(a) in any manner that such Stockholder deems appropriate, (ii) Section 3 shall not require any Stockholder to appear (in person or by proxy) or vote (or cause to be voted) any of its Covered Shares to amend, modify or waive any provision of the Merger Agreement without the consent of such Stockholder, in any such case, in a manner that (A) reduces the amount or changes the form of the Merger Consideration payable or (B) imposes any express material restrictions on or express additional material conditions on the payment of the Merger Consideration (each of the foregoing clauses (A) and (B), an “Adverse Amendment”) and (iii) if at any time following the date of this Agreement and prior to the Voting Agreement Termination Date, a governmental body of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting a Stockholder from taking any action pursuant to Section 3 of this Agreement, then the obligations of such Stockholder to take such action shall be of no force and effect for so long as such order is in effect and solely to the extent such order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action.

4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent as follows:

(a) Power; Organization; Binding Agreement; Company Board Approval. Such Stockholder has full corporate, limited liability company, limited liability partnership or similar equivalent power and authority (in the case of each Stockholder that is not a natural person) or capacity (in the case of each Stockholder that is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not a natural person, (i) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such

Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of such Stockholder and (ii) such Stockholder is duly organized, validly existing and in good standing under the applicable law of its jurisdiction of formation (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept). This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by Parent, the Merger Subsidiaries and the Company, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by Creditors’ Rights.

(b) No Conflicts. Except as would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or the Merger Subsidiaries in connection with the Merger Agreement and the Transactions are obtained or made, none of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of his, her or its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any pledge, lien, charge, mortgage, encumbrance or security interest of any kind or nature whatsoever (other than those created by this Agreement) on any of the assets or properties of such Stockholder, (iii) violate any applicable law or order or (iv) with respect to each Stockholder that is not a natural person, violate the organizational documents of such Stockholder.

(c) Ownership of Covered Shares. Such Stockholder is, as of the date hereof, the record or beneficial owner of such Stockholder’s Covered Shares. All of such Stockholder’s Covered Shares are free and clear of any pledges (other than pledges existing as of the date of this Agreement that would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder), liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than (x) those created by this Agreement, (y) those arising under applicable securities or community property laws or (z) as would not reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder). As of the date of this Agreement, other than the Owned Shares, such Stockholder does not own beneficially or of record any shares of capital stock or voting securities of the Company.

(d) Voting Power. Such Stockholder has, either on a sole basis or on a shared basis with other Stockholders, the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of such Stockholder’s Covered Shares, subject to applicable federal securities laws and those restrictions arising under the terms of this Agreement.

(e) Reliance by Parent and the Merger Subsidiaries. Such Stockholder understands and acknowledges that each of Parent, Merger Subsidiary 1 and Merger Subsidiary 2 is entering into the Merger Agreement in reliance on such Stockholder’s execution and delivery of this Agreement.

(f) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by such Stockholder of any of its obligations hereunder.

(g) No Inconsistent Agreements. Except as contemplated by this Agreement, such Stockholder (i) has not entered into any voting agreement or voting trust with respect to any of its Covered Shares and (ii) has not granted a proxy or power of attorney or entered into any other arrangement with respect to any of its Covered Shares, in each case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

(h) Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against or, to the knowledge such Stockholder, threatened against or otherwise affecting such Stockholder, in such Stockholder’s capacity as such, or any of its, his or her properties or assets (including the Covered Shares) that would reasonably be expected to prevent, materially impair or materially delay the performance of such Stockholder’s obligations pursuant to this Agreement.

5. Representations and Warranties of Parent and the Merger Subsidiaries. Each of Parent and each Merger Subsidiary hereby represents and warrants to the Stockholders as follows:

(a) The execution, delivery and performance by Parent and each Merger Subsidiary of this Agreement and the consummation by Parent and the Merger Subsidiaries of the transactions contemplated hereby are within the corporate powers, or company powers (as applicable), of Parent and the Merger Subsidiaries and have been duly authorized by all necessary corporate action or company action, as applicable. This Agreement constitutes a valid and binding agreement of Parent and the Merger Subsidiaries, enforceable against Parent and the Merger Subsidiaries in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.

(b) Parent and the Merger Subsidiaries acknowledge and agree that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates (other than, if applicable and solely to the extent considered an affiliate of such Stockholder, the Company and its Subsidiaries pursuant to the Merger Agreement) is making any representations or warranties to Parent and the Merger Subsidiaries with respect to such Stockholder or any of his, her or its affiliates, the Merger Agreement or any other matter. Parent and the Merger Subsidiaries hereby specifically disclaim reliance upon any representations or warranties of any Stockholder or any of his, her or its affiliates (other than, if applicable and solely to the extent considered an affiliate of such Stockholder, the Company and its Subsidiaries pursuant to the Merger Agreement), other than the representations expressly set forth in this Agreement.

6. Representations and Warranties of Company. The Company hereby represents and warrants to the Stockholders as follows:

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights.

(b) The Company acknowledges and agrees that other than the representations and warranties expressly set forth in this Agreement, no Stockholder or any of his, her or its affiliates is making any representations or warranties to the Company with respect to such Stockholder or any of his, her or its affiliates, the Merger Agreement or any other matter. The Company hereby specifically disclaims reliance upon any representations or warranties of any Stockholder or any of his, her or its affiliates, other than the representations expressly set forth in this Agreement.

7. Certain Restrictions.

(a) No Stockholder shall, from the date of this Agreement until the Voting Agreement Termination Date, take any action that would make any of its representations or warranties contained herein untrue or incorrect in any material respect or that would reasonably be expected to prevent or materially delay the performance of any of such Stockholder’s obligations hereunder.

(b) Each Stockholder hereby agrees not to commence or voluntarily participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, Merger Subsidiary 1, Merger Subsidiary 2 or any of their respective successors (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Mergers) or (ii) alleging a breach of any fiduciary duty of any member of the Board of Directors of the Company or officer of the Company in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that the foregoing shall not limit any actions taken by a Stockholder in response to any claims commenced against such Stockholder or any of his, her or its affiliates or representatives; provided, further that this Section 7(b) shall not limit or impair the rights or obligations of any party under the Merger Agreement (including the right of the Company Board to effect a Company Change in the Company recommendation to the extent expressly permitted under Section 5.2 of the Merger Agreement or the right of the Company to terminate the Merger Agreement to the extent expressly permitted under Section 9.1(f) of the Merger Agreement) or be deemed to be a waiver of any rights of a Stockholder or any of his, her or its affiliates or representatives for any breach of (A) this Agreement, (B) the Merger Agreement or (C) any other Contract by and between such Stockholder or any of his, her or its affiliates or representatives, on the one hand, and any of Parent, the Company or their respective Subsidiaries or affiliates, on the other hand.

(c) Each Stockholder shall permit Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document Parent or the Company determines to be necessary or desirable (it being understood that the names of individuals party to this Agreement will not be disclosed unless required by applicable law) in connection with the Merger and any transactions related thereto, such Stockholder’s identity and ownership of Covered Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

(d) From the date hereof until the Voting Agreement Termination Date, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of Shares held by such Stockholders shall be deemed amended accordingly, and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify the Company and Parent of any such event.

8. Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under applicable law.

9. Spousal Consent. If a Stockholder is a married individual, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Schedule B.

10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Voting Agreement Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to impose stop orders to prevent the Transfer of any of the Covered Shares in violation of this Agreement.

11. Termination. This Agreement, and all rights, obligations and liabilities of the parties hereunder, shall automatically terminate without further action and shall have no further force or effect as of the Voting Agreement Termination Date; provided, that this Section 11 and Section 12 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 11 or elsewhere in this Agreement relieves any party hereto from liability, or otherwise limits the liability of any party hereto, for any willful and material breach of this Agreement that occurred prior to such termination.

12. Miscellaneous.

(a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(b) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that any Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve any Merger Subsidiary of its obligations hereunder.

(c) Amendment and Modification; Waiver. This Agreement may be amended or waived only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by each party against whom the waiver is to be effective. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or in equity.

(d) Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that, (i) the parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof and (ii) the right specific enforcement is an integral part of this Agreement and the transactions contemplated hereby and without that right, none of the Stockholders, the Company, Parent or either Merger Subsidiary would have entered into this Agreement. It is explicitly agreed that Parent shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing each Stockholder’s obligations hereunder.

(e) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or, if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) or, if emailed, on the date transmitted (provided, that no “bounce back” or similar message of non-delivery is received with respect thereto), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 12(e)):

if to the Stockholders, to the address for notice set forth on Schedule A hereto, with a copy to:

Dorsey & Whitney LLP

50 S. Sixth Street; Suite 1500

Minneapolis, MN 55402

Attention:	Jonathan A. Van Horn

Email:	[***]

if to the Company, to:

SkyWater Technology, Inc.

2401 East 86th Street

Bloomington, MN 55425

Attention:	Chris Hilberg

Email:	[***]

with a copy to:

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attention:	John K. Wilson; Mark T. Plichta

Email:	[***]; [***]

if to Parent or the Merger Subsidiaries, to:

IonQ, Inc.

4505 Campus Drive

College Park, MD 20740

Attention:	Paul T. Dacier

Email:	[***]

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:	Rob Kindler; Chelsea N. Darnell

Email:	[***]; [***]

Any notice, request, demand, claim or other communication delivered, given or otherwise provided under this Agreement shall, if sent by electronic mail, expressly state in the subject line thereof, “NOTICE UNDER SHIELD VOTING AGREEMENT.”

(f) No Agreement Until Executed; No Ownership Interest. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (i) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, the Transactions and this Agreement, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent or any Merger Subsidiary any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to each applicable Stockholder, and none of Parent, any Merger Subsidiary or the Company shall have any authority to exercise any power or authority to direct such Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

(g) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(i) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (in any case, the “Delaware Court”), and each of the parties hereby irrevocably consents to the exclusive jurisdiction of the Delaware Court in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12(e) shall be deemed effective service of process on such party when deemed given pursuant to Section 12(e); provided that nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law.

(j) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Entire Agreement. This Agreement, together with any exhibit, annex and schedule hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement or any agreement referenced therein.

(l) Interpretation. Section 10.14 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

(m) Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

13. Action in Capacity as a Stockholder. Notwithstanding anything to the contrary in this Agreement, nothing herein shall limit or restrict any Stockholder who serves as a director of the Company from acting or refraining from acting solely in such capacity. Any such Stockholder executes this Agreement solely in such Stockholder’s capacity as a holder of Covered Shares, and nothing herein shall limit or affect any actions taken in such Stockholder’s capacity as a director of the Company, including complying with or exercising such Stockholder’s fiduciary duties as a member of the Company Board. For the avoidance of doubt, the foregoing shall not limit, restrict or excuse any obligation of any Stockholder hereunder in its capacity as a holder of Covered Shares.

14. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures (including those received as a.pdf attachment to electronic mail) shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IONQ, INC.

/s/ Niccolo M. de Masi
Name: Niccolo M. de Masi
Title: President and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IRIS MERGER SUBSIDIARY 1 INC.

/s/ Tyler Rosenbaum
Name: Tyler Rosenbaum
Title: President

IRIS MERGER SUBSIDIARY 2 LLC

/s/ Tyler Rosenbaum
Name: Tyler Rosenbaum
Title: President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SKYWATER TECHNOLOGY, INC.

/s/ Thomas Sonderman
Name: Thomas Sonderman
Title: Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CMI OXBOW PARTNERS, LLC

By: Oxbow Industries, LLC, its Managing Member

/s/ Loren A. Unterseher
Name: Loren A. Unterseher
Title: President

OXBOW INDUSTRIES, LLC

/s/ Loren A. Unterseher
Name: Loren A. Unterseher
Title: President

LOREN A. UNTERSEHER

/s/ Loren A. Unterseher
Loren A. Unterseher

[Signature Page to Voting Agreement]

Schedule A

Stockholder Name	Shares of Company Common Stock Owned of Record(a)	Shares of Company Common Stock Beneficially Owned(a)
CMI Oxbow Partners, LLC	—	4,487,394
Oxbow Industries, LLC	—	4,487,397	(b)
Loren A. Unterseher	—	9,663,895	(b)(c)

Address for Stockholders (prior to or on January 31, 2026):

c/o Oxbow Industries, LLC

4450 Excelsior Boulevard, Suite 440

Minneapolis, MN 55416

Attention: Loren A. Unterseher

Email: [***]

Address for Stockholders (on or after February 1, 2026):

c/o Oxbow Industries, LLC

Golden Hills Office Center

701 Xenia Avenue South, Suite 600

Golden Valley, MN 55416

Attention: Loren A. Unterseher

Email: [***]

(a)

If any additional shares of Company Common Stock are owned by any of the Stockholders as of the date of this Agreement, such shares shall be automatically deemed to be “Owned Shares” notwithstanding the contents of this Schedule A. Amounts listed in this Schedule A do not include equity awards held by the applicable person or entity that are exercisable for or convertible into Shares at any time.

(b)	Includes 4,487,394 shares held by CMI Oxbow Partners, LLC.

(c)

Includes 3 shares held by Oxbow Industries, LLC, and excludes 11,428 shares of Company Common Stock underlying Restricted Stock Units scheduled to vest on the date immediately preceding the Company’s next annual meeting of stockholders.

Schedule B

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of: __________________ and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of January 25, 2026, by and among IonQ, Inc., a Delaware corporation (“Parent”), Iris Merger Subsidiary 1 Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, Iris Merger Subsidiary 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent, and SkyWater Technology, Inc., a Delaware corporation, the undersigned’s spouse and the other persons listed on Schedule A to the Agreement who are signatories thereto. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of the undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated:
Name:

Annex C

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

January 25, 2026

Board of Directors

SkyWater Technology, Inc.

2401 East 86th Street

Bloomington, MN 55425

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than IonQ, Inc. (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of SkyWater Technology, Inc. (the “Company”) of the Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of January 25, 2026 (the “Agreement”), by and among Parent, Iris Merger Subsidiary 1 Inc., a wholly-owned subsidiary of Parent (“Acquisition Sub 1”), Iris Merger Subsidiary 2 LLC, a wholly-owned subsidiary of Parent (“Acquisition Sub 2”), and the Company. The Agreement provides that (A) Acquisition Sub 1 will merge with and into the Company, with the Company surviving such merger, and each Share, subject to certain exceptions described in Section 1.4(a) of the Agreement, will be converted into the right to receive $15.00 in cash (the “Cash Consideration”) and that number of shares of common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) equal to the Exchange Ratio (as defined below and the “Stock Consideration”, together with the Cash Consideration, the “Consideration”), and (B) immediately following the Effective Time (as defined in the Agreement), the Company will merge with and into Acquisition Sub 2, with Acquisition Sub 2 surviving such merger as a wholly-owned subsidiary of Parent. The “Exchange Ratio” means the following (in each case rounded to four decimals): (i) if the volume-weighted average price (“VWAP”), rounded to four decimal places, of Parent Common Stock on all exchanges as reported by Bloomberg L.P. on the VWAP function for the ticker “IonQ, Inc. US Equity” for the 20 preceding trading days prior to, but not including, the third Business Day (as defined in the Agreement) prior to the Closing Date (as defined in the Agreement), calculated from market open (9:30 am ET) on the first day of the measurement period to market close on the last day of the measurement period (4:00 pm ET) (the “Parent Trading Price”), is an amount equal to or less than $37.99 (the “Floor Price”), then the Exchange Ratio shall be 0.5265; (ii) if the Parent Trading Price is an amount greater than the Floor Price but less than $60.13 (the “Ceiling Price”), then the Exchange Ratio shall be equal to the quotient obtained by dividing $20 by the Parent Trading Price; and (iii) if the Parent Trading Price is an amount greater than or equal to the Ceiling Price, then the Exchange Ratio shall be 0.3326, as set forth in the Agreement.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including affiliates of Mr. Loren A. Unterseher, a significant shareholder of the Company (the “Significant Shareholder”), and any of their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and

Board of Directors

SkyWater Technology, Inc.

January 25, 2026

indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates may in the future provide financial advisory and/or underwriting services to the Company, Parent, the Significant Shareholder and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs Investment Banking are not co-invested with affiliates of the Significant Shareholder and are not invested in equity interests of funds managed by affiliates of the Significant Shareholder. Funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, affiliates of the Significant Shareholder and/or funds managed thereby in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of Parent for the five years ended December 31, 2024 and of the Company for the four years ended December 31, 2024; the Registration Statement of the Company on Form S-1 (File No. 333-254580), including the prospectus contained therein, as amended, declared effective by the Securities and Exchange Commission on April 20, 2021, relating to the initial public offering of the Shares; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Parent; certain other communications from the Company and Parent to their respective stockholders; certain publicly available research analyst reports for the Company and Parent; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company and Parent regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company and Parent; reviewed the reported price and trading activity for the Shares and shares of Parent Common Stock; compared certain financial and stock market information for the Company and Parent with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the technology, media, and telecommunications industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Parent or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Parent or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or

Board of Directors

SkyWater Technology, Inc.

January 25, 2026

aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, any allocation of the Consideration, the Equity Investment (as defined in the Agreement), the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Parent Common Stock or the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)

ANNEX D

Section 262 of the General Corporation Law of the State of Delaware

Delaware General Corporation Law

Annex D — Section 262 of the Delaware General Corporation Law (Appraisal Rights)

§ 262. Appraisal rights [For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45,

§ 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1)

Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a.	Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.	Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2) a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)	[Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1)

If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)

If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3)

Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6) d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the

Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the DGCL permits the indemnification of any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments, fines and amounts paid in settlement in an action or suit by or in the right of the corporation to procure a judgment in its favor) actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the corporation, or serving or having served, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Both Article VI of IonQ’s Second Amended and Restated Certificate of Incorporation and Article X of IonQ’s Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents and any person serving or having served, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law.

As permitted by Section 102 of the DGCL, IonQ’s Second Amended and Restated Certificate of Incorporation eliminates the liability of an IonQ director for monetary damages to IonQ and its stockholders for any breach of the director’s fiduciary duty, except for liability under Section 174 of the DGCL or liability for any breach of the director’s duty of loyalty to IonQ or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

The directors and officers of IonQ are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; IonQ is similarly insured with respect to certain payments it might be required to make to its directors or officers or directors or officers of its subsidiaries under the applicable statutes and IonQ’s certificate of incorporation and bylaw provisions.

Item 21. Exhibits and Financial Statement Schedules

The exhibits listed below in the “Exhibit Index” are part of the registration statement and are numbered in accordance with Item 601 of Regulation S-K.

The exhibits contain representations, warranties and covenants that were made by the parties to the applicable agreement only for purposes of such agreement and as of specific dates; were made solely for the benefit of the contracting parties; may be subject to limitations agreed upon by the contracting parties, including being qualified by any applicable confidential disclosures exchanged between such parties in connection with the execution of such agreement (which disclosures may include information that has been included in such parties’ public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the contracting parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Additionally, the representations, warranties, covenants, conditions and other terms of such agreements may be subject to subsequent waiver or modification. For the foregoing reasons, one should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the contracting parties or any of their respective subsidiaries or affiliates, which are disclosed in the other information provided elsewhere in the registration statement or incorporated by reference herein.

IonQ and SkyWater acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in the registration statement not misleading. Additional information about IonQ and SkyWater may be found elsewhere in the registration statement and IonQ’s and SkyWater’s other public filings, which are available without charge through the SEC’s website at www.sec.gov. See “Where You Can Find More Information” beginning on page 126.

Exhibit Index

Exhibit	Description

2.1†*	Agreement and Plan of Merger, dated as of January 25, 2026, by and among IonQ, Inc., Iris Merger Subsidiary 1 Inc., Iris Merger Subsidiary 2 LLC and SkyWater Technology, Inc. (contained in Annex A)

3.1**	Amended and Restated Certificate of Incorporation of IonQ, Inc., dated October 4, 2021, filed as Exhibit 3.1 to IonQ’s Current Report on Form 8-K for the period ended September 30, 2021, and incorporated herein by reference

3.2**	Amended and Restated Bylaws of IonQ, Inc., dated April 22, 2025, filed as Exhibit 3.1 to IonQ’s Current Report on Form 8-K for the period ended April 20, 2025, and incorporated herein by reference

5.1**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of IonQ common stock being registered

8.1*	Opinion of Foley & Lardner LLP regarding certain U.S. federal income tax matters

10.1*	Voting Agreement, dated as of January 25, 2026, by and among IonQ, Inc., Iris Merger Subsidiary 1 Inc., Iris Merger Subsidiary 2 LLC, and the persons listed on the attached Schedule A. (contained in Annex B)

21.1**	List of Subsidiaries of IonQ, Inc., dated as of February 25, 2026, filed as Exhibit 21.1 to IonQ’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and incorporated herein by reference

23.1*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1)

23.2*	Consent of Foley & Lardner LLP (contained in Exhibit 8.1)

23.3*	Consent of Ernst & Young LLP, independent registered public accounting firm of IonQ

23.4*	Consent of KPMG LLP, independent registered public accounting firm of SkyWater

24.1**	Powers of Attorney

99.1*	Form of Proxy Card of SkyWater Technology, Inc.

99.2*	Consent of Goldman Sachs & Co. LLC, financial advisor to SkyWater Technology, Inc.

107**	Filing Fee Table

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.
*	Filed herewith
**	Previously Filed

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffers by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment of all information concerning the Transactions, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, IonQ, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sherborn, Commonwealth of Massachusetts, on this 27th day of March, 2026.

IONQ, INC.
By:	/s/ Paul T. Dacier
Paul T. Dacier
Chief Legal Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Niccolo M. de Masi	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 27, 2026

* Inder M. Singh	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	March 27, 2026

* Kathryn K. Chou	Lead Independent Director	March 27, 2026

* Robert T. Cardillo	Director	March 27, 2026

* Jim Frankola	Director	March 27, 2026

* John W. Raymond	Director	March 27, 2026

* William J. Teuber, Jr.	Director	March 27, 2026

* Gabrielle B. Toledano	Director	March 27, 2026

*By:	/s/ Paul T. Dacier
Paul T. Dacier
Attorney-in-fact